As filed with the Securities and Exchange Commission on April 24, 2007
Registration No. 333-139682

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NISSAN WHOLESALE RECEIVABLES CORPORATION II
as Depositor to the issuing entity described herein
(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-1184628
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
BellSouth Tower
333 Commerce Street
10th Floor, B-10-C
Nashville, TN 37201-1800
(615) 725-8146
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Sean D. Caley Esq.
BellSouth Tower
333 Commerce Street
7th Floor, B-7-A
Nashville, TN 37201-1800
(615) 725-1664
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Warren R. Loui, Esq.
Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue – 25th Floor
Los Angeles, California 90071-1503
(213) 229-9500
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed Title of Each Class	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
of Securities to be Registered	Registered	Offering Price Per Unit (1)	Aggregate Offering Price (1)	Registration Fee(2) (3)
Asset-Backed Notes	$3,000,000,000	100%	$3,000,000,000	$92,100.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	$107.00 previously was paid with the filing of this Registration Statement on December 26, 2006.

(3)	The total registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, by the registration fees paid in connection with unsold Asset Backed Notes registered by Nissan Wholesale Receivables Corporation II under Registration Statement Nos. 333-105666 and 333-105666-01, which were initially filed (together) on Form S-3 on May 29, 2003, and in connection with unsold Asset Backed Notes and Certificates registered by Nissan Auto Receivables Corporation II under Registration Statement No. 333-132133, which was initially filed on Form S-3 on March 1, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.
Prospectus Supplement
(To Prospectus dated [ ], 200[ ])
Subject To Completion, Dated [ , ]
[NISSAN LOGO]
$[ ]
Nissan Master Owner Trust Receivables
Issuing Entity
Nissan Wholesale Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Sponsor and Servicer
NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES 200[ ]-[ ]
$[ ] SERIES 200[ ]-[ ] NOTES
You should review carefully the factors set forth under “Risk Factors” beginning on page S-17 of this prospectus supplement and page 10 in the accompanying prospectus.
The notes are asset backed notes issued by the issuing entity, and will be obligations of the issuing entity only. The notes are not obligations of or interests in, and are not guaranteed by, Nissan Motor Acceptance Corporation, Nissan Wholesale Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any government agency.
This prospectus supplement may be used to offer and sell the notes only if it is accompanied by the prospectus dated [ ], 200[ ].
•	The issuing entity will issue the Series 200[ ]-[ ] notes described in the following table. Only the notes described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	The Series 200[ ]-[ ] notes will accrue interest from [ ], 200[ ]. The issuing entity will pay interest on the notes on the [ ] day of each month, or the first business day thereafter if the [ ] is not a business day. The first payment date will be [ ], 200[ ].

Series 200[ ]-[ ] Notes
Principal Amount	$	[		]
Interest Rate		[[	]%] [[	]-month LIBOR + [		]%]
Expected Final Payment Date				[ ], 20[		]
Final Maturity Date				[ ], 20[		]
Price to Public(1)				100.00%
Underwriting Discount(1)				[		]	%
Proceeds to Issuing Entity(1)	$				[	]

(1)	Total price to the public is $[ ], total underwriting discount is $[ ] and total proceeds to the issuing entity are $[ ]. The issuing entity must pay expenses estimated to be $[ ].
Issuing Entity Assets
•	Consisting primarily of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.
Credit Enhancement
•	The initial amount of receivables allocable to Series 200[ ]-[ ] will exceed the initial outstanding principal amount of the Series 200[ ]-[ ] notes by $[ ].

•	A reserve account will be established for the benefit of the Series 200[ ]-[ ] notes. The reserve account will have an initial balance of $[ ].

•	[Interest rate [cap] [swap] agreement with [ ], as interest rate [cap provider] [swap counterparty], to mitigate the risk associated with an increase in the floating interest rate of the Series 200[ ]-[ ] notes.]
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[ ]	[ ]
The date of this prospectus supplement is [ ], 200[ ].

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     Information about the Series 200[ ]-[ ] notes is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (2) this prospectus supplement, which describes the specific terms of your notes.
     Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the accompanying prospectus.
     This prospectus supplement and the accompanying prospectus use defined terms. Definitions can be found in the “Glossary of Principal Terms for Prospectus Supplement” beginning on page S-55 in this prospectus supplement and under the caption “Glossary of Principal Terms” beginning on page 84 in the accompanying prospectus.
     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. No one has been authorized to give you different information. The information in this prospectus supplement or the accompanying prospectus is only accurate as of the dates on their respective covers. The Series 200[ ]-[ ] notes will not be offered in any jurisdiction where it is not permitted.

SUMMARY OF TRANSACTION PARTIES1

[1]	The chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TERMS
The following summary contains a brief description of the Series 200[ ]-[ ] notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should read carefully this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering of the Series 200[ ]-[ ] notes. You should consider both documents when making your investment decision.

Issuing Entity	Nissan Master Owner Trust Receivables. The issuing entity was established by a trust agreement dated as of May 13, 2003.

Depositor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation. The depositor will, initially, be the sole holder of the residual interest in the issuing entity, which will represent the sole ownership and beneficial interest in the issuing entity.

Sponsor, Servicer and Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Indenture Trustee	[The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association)]

Owner Trustee	[Wilmington Trust Company]

Interest Rate [Cap Provider]
[Swap Counterparty]	[ ].

Stated Principal Amount; Series	Initial stated principal amount	$ [ ]

Nominal Liquidation Amount	Initial Series 200[ ]-[ ] invested amount	$ [ ]

	Initial Series 200[ ]-[ ] overcollateralization amount	$ [ ]

	Initial Series 200[ ]-[ ] nominal liquidation amount	$ [ ]

The Series 200[ ]-[ ] nominal liquidation amount will equal the portion of the issuing entity assets allocable to Series 200[ ]-[ ]. The Series 200[ ]-[ ] notes are secured only by that portion of the issuing entity assets that corresponds to the Series 200[ ]-[ ] nominal liquidation amount. The Series 200[ ]-[ ] nominal liquidation amount will be equal to the sum of (i) the Series 200[ ]-[ ] invested amount (initially, $[ ]) and (ii) the Series 200[ ]-[ ] overcollateralization amount (initially, $[ ]). Each of the Series 200[ ]-[ ] nominal liquidation amount, the Series 200[ ]-[ ] invested amount and the Series 200[ ]-[ ] overcollateralization amount will be subject to reduction and reinstatement as described in this prospectus supplement under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

Offered Notes	The offered notes consist of the Series 200[ ]-[ ] notes, as described on the cover page.

Series Issuance Date	On or about [ ], 200[ ].

Series Cut-Off Date	[ ], 200[ ].

Expected Final Maturity Date	[ ], 200[ ].

Final Maturity Date	[ ], 200[ ].

Assets of the Issuing Entity	The primary assets of the issuing entity will consist of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light- duty truck inventory.

On or before the Series 200[ ]-[ ] issuance date, the depositor will have transferred to the issuing entity receivables in an aggregate principal amount of $[ ] as of the series cut-off date for the Series 200[ ]-[ ] notes. The number of designated accounts giving rise to those receivables, as of the series cut-off date for the Series 200[ ]-[ ] notes, was [ ]. See “The Trust Portfolio” in this prospectus supplement for more information about these receivables and the related designated accounts.

The Series 200[ ]-[ ] belongs to excess principal sharing group one and to the extent that available amounts are not needed to make required interest or principal payments on the notes or deposits for the Series 200[ ]-[ ], the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other series that are included in excess principal sharing group one.

The designated accounts constitute only a portion of Nissan Motor Acceptance Corporation’s entire U.S. portfolio of dealer floorplan accounts. See “Dealer Floorplan Financing Business” in this prospectus supplement for information about all the accounts and related receivables in Nissan Motor Acceptance Corporation’s U.S. portfolio of dealer floorplan accounts.

You should refer to “Dealer Floorplan Financing Business” in this prospectus supplement for more information regarding the historical and other statistical information relating to all of the dealer accounts in Nissan Motor Acceptance Corporation’s U.S. wholesale portfolio.

Removal of Assets from the Issuing Entity	The depositor has the right to, and in certain cases as described under “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor — Additional Designated Accounts” in the accompanying prospectus, is required to designate additional accounts to the trust portfolio, and upon designation of any additional accounts, the depositor will transfer to the issuing entity the receivables arising in connection with such additional accounts. The depositor also has the right to remove accounts from the trust portfolio and in doing so, to either repurchase the outstanding related receivables or to simply cease conveying to the issuing entity receivables arising in such accounts after the related date of removal. The depositor’s right to redesignate accounts to and from the trust portfolio is subject to the conditions described under “Description of the Transfer and Servicing Agreement — Redesignation of Accounts — Eligible Accounts” and “ — Representations and Warranties of the Depositor — Additional Designated Accounts” in the accompanying prospectus.

The depositor will be obligated to accept reassignment to it of any receivables that do not meet certain representations and warranties. Following the discovery by or notice to the depositor of a breach of any representation or warranty that has a material adverse effect on any receivable or that materially and adversely affects the interests of the noteholders in the receivable, the depositor, unless the breach is cured, will accept reassignment of that receivable from the issuing entity, and Nissan Motor Acceptance Corporation will purchase that receivable from the depositor. The depositor’s obligations to accept reassignment receivables will constitute the sole remedy available to noteholders or the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

Similarly, the servicer is required to purchase any receivables that are materially and adversely affected by any breach by the servicer of certain representations and warranties. Following the discovery of a breach of any such representations and warranties, the servicer, unless the breach is cured, will purchase the materially and adversely affected receivable from the issuing entity. This purchase obligation will constitute the sole remedy available to noteholders or the issuing entity for any uncured breach by the servicer of those representations and warranties (other than remedies that may be available under federal securities laws or other laws).

These reassignment and purchase obligations are more fully described in “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor” and “ — Servicer Covenants” in the accompanying prospectus.

Terms of the Series 200[ ]-[ ] Notes	The notes will be issued in minimum denominations of $[ ] and integral multiples of $[ ] in excess thereof in book-entry form.

Interest Payment Dates. Interest will be payable on the [ ] of each month, unless the [ ] is not a business day, in which case the payment will be made on the following business day. The first payment will be on [ ], 200[ ].

Per Annum Interest Rate. The Series 200[ ]-[ ] notes will bear interest at [ ]-month LIBOR as determined before the start of each interest period plus [ ]% per annum.

Interest Periods and Payments. Each interest period begins on and includes a payment date and ends on but excludes the following payment date, except that the first interest period will begin on and include the series issuance date.

Interest on the Series 200[ ]-[ ] notes will be calculated on the basis of the [actual number of days][30] in each interest period and a year of [360][365] days.

Interest payments on the notes as described above will be made from available interest amounts after [the interest rate swap counterparty has been paid the net amounts, if any, due under the interest rate swap agreement,] certain advance have been reimbursed and if NMAC or any of its affiliates is not the servicer, the monthly servicing fee has been paid.

Principal Payments. The issuing entity expects to pay the principal of the Series 200[ ]-[ ] notes in full on [ ], 20[ ], which is the expected final payment date for the Series 200[ ]-[ ] notes. The final maturity date for the Series 200[ ]-[ ] notes is [ ], 20[ ].

The issuing entity is scheduled to begin accumulating available principal amounts on [ ], 20[ ] for payment to the Series 200[ ]-[ ] noteholders on the expected final payment date. Depending on the performance of the issuing entity assets and the amount of any other outstanding series in excess principal sharing group one, to which Series 200[ ]-[ ] belongs, such accumulation may begin at a later date.

Principal on the Series 200[ ]-[ ] notes may be paid earlier or later than the expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal. If an event of default or an early amortization event occurs, principal of your Series 200[ ]-[ ] notes may be paid earlier than expected. If the Series 200[ ]-[ ] notes are not paid in full on the expected final payment date, available principal amounts and certain other amounts will continue to be used to pay principal of the Series 200[ ]-[ ] notes until they are paid in full or until the final maturity date, whichever is earlier.

Principal collections allocable to the Series 200[ ]-[ ] notes, to the extent not needed to make payments in respect of the Series 200[ ]-[ ] notes, will be applied to make principal payments in respect of the other series of notes in excess principal sharing group one then entitled to receive principal payments and, to the extent not needed to make such principal payments, will be used to acquire additional receivables, if any, and then, subject to certain exceptions, will be distributed to the depositor.

For more information about principal payments, see “Series Provisions — Principal” in this prospectus supplement.

[Pre-Funding Period]	[On the closing date, approximately $___of the proceeds from the sale of the Series 2000[ ]-[ ] notes by the issuing entity will be deposited in an account, referred to in this prospectus supplement as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents approximately ___% of the initial pool balance (including the expected total outstanding principal balance of the subsequent receivables). During the funding period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables, referred to in this prospectus supplement as “subsequent receivables,” for an amount equal to the receivables purchase price on each date (no more than once per week) referred to in this prospectus supplement as a funding date. Subsequent receivables will be selected by the seller and must meet the eligibility criteria described in “The Trust Portfolio” below and “Description of the Transfer and Servicing Agreement — Eligible Accounts” in the accompanying prospectus.

In addition, in order to acquire subsequent receivables on a funding date, conditions precedent specified in the [Series 200[ ]-[ ] indenture supplement] [transfer and servicing agreement] [receivables purchase agreement] must be satisfied. The funding period will begin on the closing date and will end on the earliest occur of:

— [three] full calendar months following the closing date;

— the date on which the amount in the pre-funding account is [$10,000] or less; or

— [Describe any other triggering events.]

On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders.

See “Series Provisions — Pre-Funding Account.”]

[Revolving Period]	[During the revolving period, principal will not be paid on the Series 200[ ]-[ ] notes and principal will not be accumulated for that purpose. Instead, available principal amounts may be used to purchase additional receivables, to cover interest shortfalls on the Series 200[ ]-[ ] notes, to make principal payments on other series of notes, or to make payments to the depositor. The revolving period will begin on the Series 200[ ]-[ ] issuance date and will end when the accumulation period begins. The revolving period will also end if an early amortization period begins, but may recommence under certain limited circumstances if the early amortization event terminates.

Additional receivables will be selected by the seller and must meet the eligibility criteria described in “The Issuing Entity Property” below and “Description of the Receivables — The Receivables Pools” in the accompanying prospectus.]

Credit Enhancement	Series 200[ ]-[ ] Overcollateralization Amount. Each series of notes issued by the issuing entity will have allocated to such series a ratable portion, called a series allocation percentage, of all of the receivables [plus amounts, if any, on deposit in the pre-funding account] that are assets of the issuing entity. For a description of the allocation calculations, see “Deposit and Application of Funds — Allocation Percentages” in this prospectus supplement. As of the Series 200[ ]-[ ] cut-off date, the portion of the receivables [plus amounts, if any, on deposit in the pre-funding account] allocable to Series 200[ ]-[ ] will equal $[ ], which will exceed the outstanding principal amount of the Series 200[ ]-[ ] notes by $[ ]. The amount of that excess is the initial Series 200[ ]-[ ] overcollateralization amount. This overcollateralization amount is intended to protect the Series 200[ ]-[ ] noteholders from the effect of charge-offs on defaulted receivables that are allocated to Series 200[ ]-[ ] and any use of available principal amounts to cover interest shortfalls on the Series 200[ ]-[ ] notes due to defaulted receivables.

The required Series 200[ ]-[ ] overcollateralization amount will equal the sum of (i) (x) approximately [ ]% of the initial outstanding principal amount of the Series 200[ ]-[ ] notes or (y) if the long-term unsecured debt rating for Nissan Motor Co., Ltd. is downgraded by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., to below “[BBB — ]”, then approximately [ ]% of the initial outstanding principal amount of the Series 200[ ]-[ ] notes, and (ii) the incremental overcollateralization amount, which is based on the amount of ineligible receivables and dealer overconcentration amounts in the trust portfolio. The amounts in clauses (i) and (ii) may fluctuate from time to time.

A portion of the collections on the receivables will be allocated to Series 200[ ]-[ ] on the basis of the ratio of the (i) sum of (x) the Series 200[ ]-[ ] invested amount and (y) the Series 200[ ]-[ ] overcollateralization amount to (ii) the aggregate of such amounts for all series. The Series 200[ ]-[ ] overcollateralization amount will be reduced by:

• reallocations of available principal amounts otherwise allocable to the Series 200[ ]-[ ] overcollateralization amount to cover interest shortfalls on the Series 200[ ]-[ ] notes; and

• charge-offs resulting from unreimbursed defaults on receivables allocated to Series 200[ ]-[ ].

Reductions in the Series 200[ ]-[ ] overcollateralization amount will result in a reduced amount of collections on the receivables that are allocated and available to make payments on the Series 200[ ]-[ ] notes. If the Series 200[ ]-[ ] overcollateralization amount is reduced to zero, then charge-offs will instead reduce the Series 200[ ]-[ ] invested amount and you may incur a loss on your Series 200[ ]-[ ] notes. In addition, if the Series 200[ ]-[ ] overcollateralization amount is reduced to zero, principal collections will no longer be available to cover interest shortfalls.

Reserve Account. A reserve account will provide credit enhancement for the Series 200[ ]-[ ] notes to the extent described in this prospectus supplement. The issuing entity will deposit $[ ], representing [ ]% of the initial Series 200[ ]-[ ] invested amount, into the reserve account on the Series 200[ ]-[ ] issuance date. The amount required to be on deposit in the reserve account at any time will equal this original amount.

Shared Collections:

Shared Excess Interest Amounts. Your series will be included in a group of series referred to as excess interest sharing group one. To the extent that available interest amounts are not needed to make required distributions or deposits for your series, these excess funds will be applied to cover shortfalls of required interest distributions and deposits for other series that are included in excess interest sharing group one. In addition, you may receive the benefits of excess interest amounts allocated from other series in excess interest sharing group one. See “Deposit and Application of Funds — Shared Excess Interest Amounts” in this prospectus supplement.

Shared Excess Principal Amounts. Your series will also be included in a group of series referred to as excess principal sharing group one. To the extent that available principal amounts are not needed to make any required distributions or deposits for your series, these funds will be applied to cover shortfalls of required principal distributions and deposits for other series in principal sharing group one. Any reallocation for this purpose will not reduce the Series 200[ ]-[ ] nominal liquidation amount. In addition, you may receive the benefits of excess principal amounts allocated from other series in excess principal sharing group one. See “Deposit and Application of Funds — Shared Excess Principal Amounts” in this prospectus supplement.

[Interest Rate [Cap] [Swap] Agreement]	[Interest Rate Cap Agreement:]

[Because the interest rate on the Series 200[ ]-[ ] notes will be floating while the receivables are fixed monthly obligations, the issuing entity will enter into an interest rate cap agreement with [ ], as interest rate cap provider, to mitigate the risk associated with an increase in the floating interest rate of the Series 200[ ]-[ ] notes above the weighted average annual percentage rate of the receivables. If LIBOR related to any payment date exceeds the cap rate of [ ]%, the interest rate cap provider will pay to the issuing entity an amount equal to the product of:

1. LIBOR for the related payment date minus the cap rate of [ ]%;

2. the notional amount on the cap, [which will be equal to the total outstanding principal amount on the Series 200[ ]-[ ] notes on the first day of the interest period related to such payment date]; and

3. a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the series issuance date, to but excluding the first payment date, and the denominator of which is [360][365].

The obligations of the issuing entity under the interest rate cap agreement are secured under the indenture and the obligations of the interest rate cap provider are unsecured.

If the interest rate cap provider’s long-term senior unsecured debt ceases to be rated at a level acceptable to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, the interest rate cap provider will be obligated to post collateral or establish other arrangements satisfactory to those rating agencies to secure its obligations under the interest rate cap agreement or arrange for an eligible substitute interest rate cap provider satisfactory to the issuing entity.

Any amounts received under the interest rate cap agreement will be a source for interest payments on the notes.]

[Interest Rate Swap Agreement:]

[Because the interest rate on the Series 200[ ]-[ ] notes will be floating while the receivables are fixed monthly obligations, the issuing entity will enter into an interest rate swap agreement with [ ], as the interest rate swap counterparty, to mitigate the risk associated with an increase in the floating interest rate of the Series 200[ ]-[ ] notes above the weighted average annual percentage rate of the receivables. Under the interest rate swap agreement, on each payment date the issuing entity will be obligated to pay to the interest rate swap counterparty an amount equal to interest accrued on a notional amount equal to the principal balance of the Series 200[ ]-[ ] notes at the notional fixed rate of [ ]%, and the interest rate swap counterparty will be obligated to pay to the issuing entity interest accrued on the Series [ ]-[ ] notes [at the floating rate of the Series [ ]-[ ] notes].

The net amount owed by the issuing entity to the interest rate swap counterparty on a payment date, if any, is the “Interest Rate Swap Payment,” and the net amount owed by the interest rate swap counterparty to the issuing entity, if any, is the “Interest Rate Swap Receipt.”

The obligations of the issuing entity under the interest rate swap agreement are secured under the indenture and the obligations of the interest rate swap counterparty are unsecured.

If the interest rate swap counterparty’s long-term senior unsecured debt ceases to be rated at a level acceptable to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, the interest rate swap counterparty will be obligated to post collateral or establish other arrangements satisfactory to those rating agencies to secure its obligations under the interest rate swap agreement or arrange for an eligible substitute interest rate swap counterparty satisfactory to the issuing entity.

Any amounts received under the interest rate swap agreement will be a source for interest payments on the notes.]

For more detailed information concerning payments of interest, you should refer to “[ ]” in this prospectus supplement. [For more detailed information concerning the interest rate cap agreement, you should refer to “The Interest Rate Cap Agreement.”] [For more detailed information concerning the interest rate swap agreement, you should refer to “The Interest Rate Swap Agreement.”]

Events of Default	The Series 200[ ]-[ ] notes are subject to specified events of default described under “Deposit and Application of Funds — Events of Default” in this prospectus supplement and “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the Series 200[ ]-[ ] notes for five days after it is due or the failure to pay principal on the final maturity date for the Series 200[ ]-[ ] notes.

If an event of default that applies to the Series 200[ ]-[ ] notes occurs and continues, the indenture trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Series 200[ ]-[ ] notes may declare the Series 200[ ]-[ ] notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of the Series 200[ ]-[ ] notes.

After an event of default and the acceleration of the Series 200[ ]-[ ] notes, funds from issuing entity assets allocated to Series 200[ ]-[ ] will be applied to pay interest and principal on the Series 200[ ]-[ ] notes to the extent permitted by law. Interest collections and principal collections will be applied to make monthly interest and principal payments on the Series 200[ ]-[ ] notes until the date on which the Series 200[ ]-[ ] notes are paid in full or until the final maturity date, whichever occurs first.

If an event of default that applies to the Series 200[ ]-[ ] notes occurs and continues and the Series 200[ ]-[ ] notes are accelerated, the indenture trustee may or, in limited cases, will at the direction of the holders of a specified percentage of the outstanding principal amount of the Series 200[ ]-[ ] notes:

• institute proceedings in its own name for the collection of all amounts then payable on the Series 200[ ]-[ ] notes;

• take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 200[ ]-[ ] noteholders; or

• foreclose on a portion of the issuing entity assets by causing the issuing entity to sell a portion of those assets to permitted purchasers under the indenture.

See “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Early Amortization Events	Payment of the principal of the Series 200[ ]-[ ] notes will begin earlier than expected upon the occurrence of adverse events, called early amortization events. If an early amortization event that applies to the Series 200[ ]-[ ] notes occurs, the issuing entity will use available principal amounts each month to pay principal of the Series 200[ ]-[ ] notes.

Early amortization events may occur if the depositor, the issuing entity, the servicer or Nissan Motor Acceptance Corporation (if it is no longer the servicer), as applicable, fails to make required distributions or deposits, violates other covenants and agreements or has made representations and warranties that are materially incorrect.

Other early amortization events consist of:

• the occurrence of a servicer default;

• the Series 200[ ]-[ ] notes are not paid in full on the expected final payment date;

• the Series 200[ ]-[ ] overcollateralization amount is (with certain limited exceptions) reduced below the required Series 200[ ]-[ ] overcollateralization amount;

• on any determination date, the average of the monthly payment rates for the three preceding collection periods is less than [ ]%;

• for two consecutive determination dates, the aggregate principal balance of receivables relating to used and pre-owned vehicles (net of amounts on deposit in the cash management account relating to such receivables) exceeds [ ]% of the pool balance as of the last day of the preceding collection period;

• for three consecutive determination dates, the amounts on deposit in the excess funding account exceed [ ]% of the sum of the invested amounts of all outstanding series issued by the issuing entity;

• the depositor fails to transfer to the issuing entity receivables arising in connection with additional accounts within ten business days after the date it is required to do so under the transfer and servicing agreement;

• the bankruptcy, insolvency or similar events relating to the issuing entity, depositor, Nissan Motor Acceptance Corporation, Nissan North America, Inc. or Nissan Motor Co., Ltd.;

• the issuing entity or the depositor becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; and

• the occurrence and continuation of an event of default with respect to the Series 200[ ]-[ ] notes under the indenture.

For a more detailed discussion of early amortization events, see “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement and “Sources of Funds to Pay the Notes — Early Amortization Events” in the accompanying prospectus.

Optional Redemption	The Series 200[ ]-[ ] notes may be redeemed in full on any payment date on which the issuing entity exercises its option to redeem the Series 200[ ]-[ ] notes. The issuing entity may exercise such option on any day after which the outstanding principal amount of the Series 200[ ]-[ ] Notes is reduced to [ ]% of the initial outstanding principal amount of the Series 200[ ]-[ ] notes [plus the initial pre-funding deposit amount, if any,] or less.

Other Series of Notes	The issuing entity has previously issued the [Warehouse Series Notes, the Series 2003-A Notes and the Series 2005-A Notes], and may from time to time issue additional series of notes or notes of existing series, including this series, without giving you prior notice of or asking you to consent to, the issuance of such additional series of notes or notes of existing series. Such additional series may have terms that are different from the terms relating to your notes, so long as the issuance of that additional series meets the conditions described under “Description of the Notes — New Issuances” in the accompanying prospectus, including, among others:

• the depositor has given the owner trustee, the indenture trustee, the servicer and each rating agency written notice of such issuance and such series issuance date;

• the depositor has delivered to the owner trustee and the indenture trustee an indenture supplement specifying the principal terms of such issuance;

• the depositor has delivered to the indenture trustee an officer’s certificate to the effect that no event of default or early amortization event has occurred and is continuing for any series and such issuance will not have a material adverse effect and will not cause any event of default or early amortization event to occur with respect to any outstanding series; and

• after giving effect to the new issuance, the adjusted pool balance for such series equals or exceeds the required participation amount for such series.

A summary of the notes currently outstanding is contained in “Annex B — Series of Notes Issued by the Issuing Entity” at the end of this prospectus supplement.

Depositor Interest	The interest in the issuing entity assets not allocable to your series or any other series is the depositor interest. The depositor or one of its affiliates will initially own the depositor interest, but may, subject to various limitations, subsequently sell all or a portion of the depositor interest to another party through the issuance of a supplemental interest, which may be held in either certificated or uncertificated form.

Allocation of Collections	The servicer will collect payments on the receivables and, at the times specified in this prospectus supplement and the accompanying prospectus, deposit these collections into a collection account. The servicer will keep track of those collections that are interest collections and those collections that are principal collections. The servicer will also keep track of those receivables that are written off as uncollectible, called the defaulted amount.

During each month, the servicer will allocate interest collections, principal collections and the defaulted amount among your series and other outstanding series of notes that the issuing entity has issued. The amounts so allocated will be further allocated by the servicer between the Series 200[ ]-[ ] noteholders and the holders of the depositor interest.

The amounts allocated to your series will be determined based generally on the size of the Series 200[ ]-[ ] nominal liquidation amount compared with the aggregate series nominal liquidation amounts of all outstanding series of notes. This amount will then be further allocated between the Series 200[ ]-[ ] noteholders and the holders of the depositor interest, which will be based generally on the size of the Series 200[ ]-[ ] nominal liquidation amount compared with your series’ pro rata share of the pool balance, which is the total amount of the principal receivables owned by the issuing entity net of certain specified reductions. This calculation will differ when allocating principal collections depending on whether Series 200[ ]-[ ] is in a revolving period, an accumulation period or an early amortization period. For a description of the allocation calculations, see “Deposit and Application of Funds — Allocation Percentages” in this prospectus supplement.

The Series 200[ ]-[ ] invested amount on the Series 200[ ]-[ ] issuance date will be $[ ], which is the same as the initial outstanding principal amount of the Series 200[ ]-[ ] notes. The initial Series 200[ ]-[ ] nominal liquidation amount, which is equal to the sum of the Series 200[ ]-[ ] invested amount and the Series 200[ ]-[ ] overcollateralization amount on the Series 200[ ]-[ ] issuance date, will be $[ ]. If the Series 200[ ]-[ ] nominal liquidation amount declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the events that may lead to these reductions, see “Deposit and Application of Funds — Allocation Percentages” and “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this prospectus supplement.

Application of Collections	Interest Collections. On each payment date, available interest amounts (subject to certain adjustments) will be applied in the following order of priority:

• to the servicer, the sum of all outstanding advances made by the servicer prior to that payment date;

• to the servicer, the sum of all outstanding nonrecoverable advances made by the servicer prior to that payment date;

• to pay the monthly servicing fee for the Series 200[ ]-[ ] if Nissan Motor Acceptance Corporation or one of its affiliates is no longer the servicer;

• to pay accrued and unpaid interest due on the Series 200[ ]-[ ] notes;

• to pay the monthly servicing fee for the Series 200[ ]-[ ] if Nissan Motor Acceptance Corporation or one of its affiliates is the servicer;

• to cover the Series 200[ ]-[ ]’s share of defaulted amounts, if any, for the related collection period;

• to cover the Series 200[ ]-[ ]’s nominal liquidation amount deficit, if any;

• to fund the reserve account up to the specified reserve account balance;

• on and after the occurrence of an event of default and acceleration of the Series 200[ ]-[ ] notes, to repay the outstanding principal amount of the Series 200[ ]-[ ] notes;

• to reimburse waived servicing fees, if any;

• to cover any shortfalls for other series in excess interest sharing group one; and

• with certain limited exceptions, to the holders of the depositor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds — Application of Available Amounts” in this prospectus supplement.

Principal Collections. Each month available principal amounts will be applied as follows:

• if available interest amounts, together with shared excess interest amounts and amounts on deposit in the reserve account, are not enough to cover interest payments, to pay such shortfall, not to exceed the Series 200[ ]-[ ] overcollateralization amount after accounting for reductions due to charge-offs;

• if your series is in the accumulation period, to deposit to the accumulation account an amount equal to the controlled deposit amount, then any remaining amounts will be treated as shared excess principal amounts and will be available to make required principal distributions and deposits for other series of notes in excess principal sharing group one, then to reinvest in additional receivables and thereafter to distribute to the holders of the depositor interest;

• if your series is in an early amortization period, to pay all remaining available principal amounts to the noteholders; and

• if your series is not in an accumulation period or an early amortization period, as shared excess principal amounts available to make required principal distributions and deposits for other series of notes in excess principal sharing group one, then to reinvest in additional receivables and thereafter to distribute to the holders of the depositor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds — Application of Available Amounts” in this prospectus supplement.

Servicing Fee	The servicer will be entitled to a monthly fee in an amount and payable as specified in “Series Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement. The monthly servicing fee will be payable on each payment date from available interest amount on deposit in the collection account and will be paid to the servicer subsequent to the payment interest on the notes so long as Nissan Motor Acceptance Corporation or one of its affiliates is the servicer.

Tax Matters	Subject to the important considerations described in this prospectus supplement and the accompanying prospectus, Mayer, Brown, Rowe & Maw LLP, special tax counsel to the issuing entity, will deliver its opinion that:

• the Series 200[ ]-[ ] notes will be characterized as debt for federal income tax purposes; and

• the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	The Series 200[ ]-[ ] notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the Series 200[ ]-[ ] notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Ratings	It is a condition to the issuance of the Series 200[ ]-[ ] notes that the offered notes must be rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and “Aaa” by Moody’s Investors Service.

A security rating is not a recommendation to buy, sell or hold notes. The ratings of the Series 200[ ]-[ ] notes address the likelihood of the timely payment of interest and ultimate payment of principal on the Series 200[ ]-[ ] notes in accordance with their terms. The ratings do not, however, address the likelihood that principal of the Series 200[ ]-[ ] notes will be paid on the expected final payment date. The ratings also do not address the possibility of an early amortization event occurring. Any rating agency may subsequently lower or withdraw its rating of the Series 200[ ]-[ ] notes. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the Series 200[ ]-[ ] notes (except as provided in this prospectus supplement). The issuing entity will obtain the ratings listed above from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service. However, another rating agency may rate the Series 200[ ]-[ ] notes and, if so, the rating may be lower than the ratings described above.

RISK FACTORS
You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the Series 200[ ]-[ ] notes.

The source of funds for payments on the Series 200[ ]-[ ] notes is limited.	The primary source of payment of interest on or principal of the Series 200[ ]-[ ] notes will be from collections allocated to Series 200[ ]-[ ]. As a result, you must rely primarily on collections allocated to Series 200[ ]-[ ] for payment of the interest on and principal of the Series 200[ ]-[ ] notes. You will generally not have recourse to any other assets of the issuing entity or any other person for payment of your notes. See “Deposit and Application of Funds” in this prospectus supplement. Also, following a sale of receivables due to an acceleration of the notes following an event of default, as described in “Sources of Funds to Pay the Notes — Sale of Receivables” in the accompanying prospectus, only the proceeds of that sale (and certain other amounts) allocable to the Series 200[ ]-[ ] notes will be available to make payments on the Series 200[ ]-[ ] notes. If the amount of those proceeds is not enough, you will incur a loss on your notes.

You may not receive your principal on the expected final payment date because of the performance of other series.	If your series were to enter the accumulation period or the early amortization period while another series in excess principal sharing group one was either in an accumulation period or early amortization period or were to enter an accumulation period or early amortization period before the principal amount of the Series 200[ ]-[ ] notes is reduced to zero, available principal amounts from that series will not be available to make payments on the Series 200[ ]-[ ] notes. As a result, deposits to the accumulation account for, or the payments on, the Series 200[ ]-[ ] notes may be reduced and final payment of the principal of the Series 200[ ]-[ ] notes may be delayed. Also, the shorter the accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available principal amounts from other series in excess principal sharing group one to make principal payments on your notes.

If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal.	A significant decline in the amount of receivables generated could cause an early amortization of the Series 200[ ]-[ ] notes. For example, if the balance of the receivables owned by the issuing entity is not maintained at a specified level, the depositor must designate additional accounts, the receivables of which will be transferred to the issuing entity. If additional accounts are not designated by the depositor when required, as described below under “Deposit and Application of Funds — Early Amortization Events,” an early amortization event will occur. Or, if an insolvency event relating to Nissan Motor Acceptance Corporation, the issuing entity, Nissan North America, Inc., Nissan Motor Co., Ltd. or the depositor were to occur, an early amortization event will occur. In that case, additional receivables will not be transferred to the issuing entity and principal payments on the Series 200[ ]-[ ] notes will commence. If an early amortization event occurs, you may receive your principal sooner or later than you expect and you may not receive all of your principal.

See “Dealer Floorplan Financing Business” in this prospectus supplement and in the accompanying prospectus and “Series Provisions — Principal” and “Deposit and Application of Funds — Early Amortization Events” in this prospectus supplement for more information about the timing of payments on the Series 200[ ]-[ ] notes.

Credit enhancement is limited and if exhausted may result in a loss on the Series 200[ ]-[ ] notes.	Credit enhancement for the Series 200[ ]-[ ] notes will be provided by the Series 200[ ]-[ ] overcollateralization amount as described in this prospectus supplement and by amounts on deposit in the reserve account. The amount of such credit enhancement is limited and may be reduced from time to time.

If such credit enhancement is exhausted, you will be increasingly likely to incur a loss. See “Deposit and Application of Funds — Series 200[ ]-[ ] Overcollateralization Amount” in this prospectus supplement and “Description of the Notes — Credit Enhancement” in the accompanying prospectus for more information about credit enhancement for the Series 200[ ]-[ ] notes.

The rates at which the receivables are repaid and generated could cause your notes to be paid principal later or earlier than expected.	The payment of principal of your notes will depend primarily on dealer repayments of receivables. Pursuant to the terms of the accounts, dealers are required to repay a receivable upon the retail sale or lease of the underlying vehicle. The timing of these sales and leases is uncertain, and there can be no assurance that any particular pattern of dealer repayments will occur. Any significant decline in the dealer payment rate during the accumulation period for your notes may cause you to receive final payment of principal after the expected final payment date. Additionally, you may not be able to reinvest any delayed principal payments at the time you receive them at a rate of return equal to the rate of return that will have been available on the expected final payment date.

The opposite situation may occur if the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are generated. In this case, the pool balance of the issuing entity may fall to a specified level, in which case amounts otherwise payable to the holders of the depositor interest will be deposited in the excess funding account or the depositor will be required to transfer to the issuing entity receivables arising in connection with additional designated accounts. If the amounts on deposit in the excess funding account on three consecutive determination dates exceed [ ]% of the sum of the invested amounts of all outstanding series issued by the issuing entity on each such date, an early amortization event will occur and may result in your receipt of principal before the expected final payment date. Moreover, any failure by the depositor to make these additional transfers of receivables within ten business days after the date it is required to do so under the transfer and servicing agreement will result in an early amortization event and may result in your receipt of principal before the expected final payment date.

Changes in the level of losses may result in accelerated, reduced or delayed payments on the Series 200[ ]-[ ] notes.	There can be no assurance that the historical level of losses or delinquencies experienced by Nissan Motor Acceptance Corporation on its U.S. dealer floorplan portfolio are predictive of future performance of the issuing entity’s receivables. Losses or delinquencies could increase significantly for various reasons, including changes in local, regional or national economies or due to other events. Any significant increase in losses or delinquencies on the receivables may result in accelerated, reduced or delayed payments on your notes.

You may have difficulty selling the Series 200[ ]-[ ] notes and/or obtaining your desired price due to the absence of a secondary market.	The issuing entity will not list the Series 200[ ]-[ ] notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the Series 200[ ]-[ ] notes. There can be no assurance that a secondary market will develop. The underwriters intend to make a secondary market for the Series 200[ ]-[ ] notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the Series 200[ ]-[ ] notes and they may stop making offers at any time.

Economic and social factors may lead to slower sales and leases of the vehicles, thereby resulting in your receipt of principal later or earlier than expected.	Payment of the receivables depends primarily on the sale or lease of the underlying vehicles by the dealers. The level of sales and leases of vehicles may change because of a variety of economic and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of incentive programs (e.g., rebate programs which are not in the control of the issuing entity or the depositor) may also affect sales and leases. Social factors include consumer perception of Nissan and Infiniti branded products and other used car branded products in the marketplace and consumer demand for vehicles generally. There can be no determination or prediction as to whether or to what extent economic or social factors will affect the level of sales and leases. Any significant decline in the level of sales or leases may cause you to receive payment of principal later or earlier than the expected final payment date.

In addition, the effect of any military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of these factors on delinquency, default and payment experience of the receivables.

Geographic concentration of the dealers from which receivables are originated may increase the risk of loss on the Series 200[ ]-[ ] notes.	As of [ ], 200[ ] (after giving effect to any accounts being added or redesignated, as the case may be, on [ ], 200[ ]), Nissan Motor Acceptance Corporation’s records indicate that the addresses of the dealers from which the receivables are generated were most highly concentrated in the following states:

	[ ]	[ ]%

	[ ]	[ ]%

	[ ]	[ ]%

	[ ]	[ ]%

	[ ]	[ ]%

	[ ]	[ ]%

No other state, based on the addresses of the dealerships, accounted for more than [5.00]% of the pool balance as of [ ], 200[ ] (after giving effect to any accounts being added or redesignated, as the case may be, on [ ], 200[ ]). Economic conditions or other factors affecting these states in particular may adversely affect the delinquency, credit loss or repossession experience of the issuing entity.

Dealer concentrations may result in larger losses from a group of affiliated dealers.	As of [ ], 200[ ] (after giving effect to any accounts being added or redesignated, as the case may be, on [ ], 200[ ]), Nissan Motor Acceptance Corporation provided wholesale or floorplan financing to [19] groups of affiliated dealers. Although the 10 largest dealer groups accounted for no more than [ ]% of the pool balance as of [ ], 200[ ] (after giving effect to any accounts being added or redesignated, as the case may be, on [ ], 200[ ]), the single largest group of dealers, [AutoNation, Inc.] and its affiliates, accounted for [ ]% of the pool balance as of such date. A default by one or more group of affiliated dealers may result in delays or reductions on your notes.

You may suffer losses on the Series 200[ ]-[ ] notes if the servicer holds collections and commingles them with its own funds.	So long as Nissan Motor Acceptance Corporation is the servicer, if each condition to making monthly deposits as may be required by the transfer and servicing agreement or the indenture (including the satisfaction of specified ratings criteria by Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables and all proceeds of receivables collected during a collection period until the business day preceding the related payment date (currently, Nissan Motor Acceptance Corporation does not satisfy such condition). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on the notes, the servicer must deposit into the collection account all payments on receivables received from dealers and all proceeds of receivables collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you may incur a loss on your notes. Also, such amounts may be held in accounts of Nissan Motor Acceptance Corporation that are subject to liens of or claims by other creditors of Nissan Motor Acceptance Corporation superior to those of the noteholders.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on the Series 200[ ]-[ ] notes.	Payment defaults on the Series 200[ ]-[ ] notes or the insolvency or dissolution of the issuing entity or the depositor may result in acceleration of the notes, which may result in losses. In the case of a payment default on the Series 200[ ]-[ ] notes, the indenture trustee or holders of at least 66 2/3% of the outstanding principal amount of the Series 200[ ]-[ ] notes may declare the entire amount of the Series 200[ ]-[ ] notes to be due immediately. In the case of a bankruptcy, insolvency, dissolution or similar event, of the issuing entity or the depositor, the indenture trustee will declare the entire amount of the Series 200[ ]-[ ] notes to be due and payable. If any event of default occurs and continues, the holders of at least 66 2/3% of the outstanding principal amount of the Series 200[ ]-[ ] notes may direct the indenture trustee to sell the receivables that are allocated to Series 200[ ]-[ ] and prepay the Series 200[ ]-[ ] notes. No predictions can be made as to the length of time that will be required for such a sale to be completed. In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of the notes, and you may suffer a loss.

See “Description of the Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Because the Series 200[ ]-[ ] notes are in book-entry form, your rights can only be exercised indirectly.	Because the Series 200[ ]-[ ] notes will be issued in book-entry form, you will be required to hold your interest in the Series 200[ ]-[ ] notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System in Europe or Asia. Transfers of interests in the Series 200[ ]-[ ] notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the Series 200[ ]-[ ] notes are in book- entry form, you will not be entitled to receive a definitive note representing your interest. The Series 200[ ]-[ ] notes will remain in book-entry form except in the limited circumstances described under the caption “Description of the Notes — Book-Entry Registration” in the accompanying prospectus. Unless and until the Series 200[ ]-[ ] notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder” or as a “securityholder,” respectively. As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the Series 200[ ]-[ ] notes in book-entry form may also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the Series 200[ ]-[ ] notes.

Interest on and principal of the Series 200[ ]-[ ] notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the Series 200[ ]-[ ] notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of interest and principal payments from the issuing entity.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make payments on the receivables could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

In addition, natural disasters may adversely affect the receivables. The effect of natural disasters on the performance of the receivables in unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

Risks associated with legal proceedings relating to receivables.	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Each of the depositor and the servicer will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts. If there is a breach of any of these representations or warranties, and the depositor or servicer, as the case may be, is directed to repurchase or purchase, respectively, the affected receivables, then the issuing entity’s sole remedy will be to require the depositor or servicer, as applicable, to repurchase or purchase, respectively, the affected receivables. Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus supplement is not determinable; however, in the opinion of the management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operation. However, there can be no assurance in this regard.

[Potential termination of the interest rate cap agreement presents cap provider risk, risk of prepayment of the notes and risk of loss upon liquidation of the issuing entity’s assets.]	[General. The issuing entity is obligated to make payments of interest accrued on the Series 200[ ]-[ ] notes at a floating interest rate, but the receivables are fixed monthly obligations. The issuing entity will enter into an interest rate cap agreement with [ ], as the interest rate cap provider, to enable the issuing entity to issue notes bearing interest at floating rates. If LIBOR related to any payment date exceeds the cap rate of [ ]%, the interest rate cap provider will pay to the issuing entity an amount equal to the product of:
1.	LIBOR for the related payment date minus the cap rate of [ ]%;

2.	the notional amount on the cap, which will be equal to the total outstanding principal amount on the Series 200[ ]-[ ] notes on the first day of the interest period related to such payment date; and

3.	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the series issuance date, to but excluding the first payment date, and the denominator of which is [360][365].

You should refer to “The Interest Rate Cap Agreement” in this prospectus supplement for a description of the key provisions of the interest rate cap agreement.

Interest Rate Cap Provider Risk; Performance and Ratings Risks. The amounts available to the issuing entity to make payments on the notes depend in part on the operation of the interest rate cap agreement and the performance by the interest rate cap provider of its obligations under the interest rate cap agreement. The ratings of all the notes take into account the provisions of the interest rate cap agreement and the ratings currently assigned to the interest rate cap provider.

During those periods in which LIBOR is substantially greater than the cap rate of [ ]%, the issuing entity will be more dependent on receiving payments from the interest rate cap provider in order to make payments on the notes. If the interest rate cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate cap provider’s senior unsecured debt obligations currently are rated “[ ]” from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and “[ ]” from Moody’s Investors Service. A downgrade, suspension or withdrawal of any rating of the interest rate cap provider by a rating agency may result in the downgrade, suspension or withdrawal of the ratings assigned by such rating agency to the notes. Investors should make their own determinations as to the likelihood of performance by the interest rate cap provider of its obligations under the interest rate cap agreement. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes would likely have adverse consequences on the liquidity or market value of the notes.

Early Termination May Affect Weighted Average Life and Yield. Certain events (including some that are not within the control of the issuing entity or the interest rate cap provider) may cause the termination of the interest rate cap agreement. Certain of these events will not cause a termination of the interest rate cap agreement unless a majority of holders of notes vote to instruct the indenture trustee (as assignee of the rights of the owner trustee) to terminate the interest rate cap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity. The amount of any termination payment will be based on the market value of the interest rate cap agreement. Any termination payment could, if market interest rates and other conditions have changed materially, be substantial. If the interest rate cap provider fails to make a termination payment owed to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate cap agreement and to the extent the interest rates on the Series 200[ ]-[ ] notes exceed the fixed rate the issuing entity had been required to pay the interest rate cap provider under the interest rate cap agreement, the amount available to make payments on the notes will be reduced. In addition, if the notes are accelerated after the interest rate cap agreement terminates, the indenture trustee may under certain circumstances liquidate a portion of the assets of the issuing entity. If a liquidation occurs close to the date when the notes otherwise would have been paid in full, repayment of the notes might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed.

Additionally, liquidation proceeds may not be sufficient to repay the notes in full.

[Risks associated with the interest rate swap agreement]	[General. The issuing entity will enter into an interest rate swap agreement because payments under the receivables are fixed monthly obligations while the Series 200[ ]-[ ] notes will bear interest at a floating rate based on [ -month] LIBOR. The issuing entity will use payments made by the interest rate swap counterparty to help make interest payments on the Series 200[ ]-[ ] notes.

You should refer to “The Interest Rate Swap Agreement” in this prospectus supplement for a description of the key provisions of the interest rate swap agreement.

Interest Rate Swap Counterparty Risk; Performance and Ratings Risks. The amounts available to the issuing entity to make payments on the notes depend in part on the operation of the interest rate swap agreement and the performance by the interest rate swap counterparty of its obligations under the interest rate swap agreement. The ratings of the notes take into account the provisions of the interest rate swap agreement and the ratings currently assigned to the interest rate swap counterparty.

During those periods in which the floating LIBOR-based rate payable by the interest rate swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the interest rate swap counterparty in order to make interest payments on the Series 200[ ]-[ ] notes. If the interest rate swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest payments on your notes.

On the other hand, during those periods in which the floating rate payable by the interest rate swap counterparty is less than the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the interest rate swap counterparty. The interest rate swap counterparty will have a claim on a portion of the assets of the issuing entity for the net amount due, if any, to the interest rate swap counterparty under the interest rate swap. The interest rate swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes and termination payments will be pari passu with interest on the notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest payments on your notes.

The interest rate swap counterparty’s senior unsecured debt obligations currently are rated “[ ]” from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and “[ ]” from Moody’s Investors Service. A downgrade, suspension or withdrawal of any rating of the interest rate swap counterparty by a rating agency may result in the downgrade, suspension or withdrawal of the ratings assigned by such rating agency to the notes. Investors should make their own determinations as to the likelihood of performance by the interest rate swap counterparty of its obligations under the interest rate swap agreement. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes would likely have adverse consequences on the liquidity or market value of the notes.

Early Termination May Affect Weighted Average Life and Yield. Certain events (including some that are not within the control of the issuing entity or the interest rate swap counterparty) may cause the termination of the interest rate swap agreement. Certain of these events will not cause a termination of the interest rate swap agreement unless a majority of holders of notes vote to instruct the indenture trustee (as assignee of the rights of the owner trustee) to terminate the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the interest rate swap counterparty. The amount of any termination payment will be based on the market value of the interest rate swap agreement. Any termination payment could, if market interest rates and other conditions have changed materially, be substantial. If the interest rate swap counterparty fails to make a termination payment owed to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate swap agreement and to the extent the interest rates on the Series 200[ ]-[ ] notes exceed the fixed rate the issuing entity had been required to pay the interest rate swap counterparty under the interest rate swap agreement, the amount available to make payments on the notes will be reduced. If, on the other hand, the interest rate swap agreement is terminated and the issuing entity is required to pay termination payments to the interest rate swap counterparty, such payments, if any, will be pari passu with payments of interest on the notes and may reduce the amount available to pay interest on the notes. In addition, if the notes are accelerated after the interest rate swap agreement terminates, the indenture trustee may under certain circumstances liquidate a portion of the assets of the issuing entity. If a liquidation occurs close to the date when the notes otherwise would have been paid in full, repayment of the notes might be delayed while liquidation of the assets is occurring. Additionally, liquidation proceeds may not be sufficient to repay the notes in full.]

[You may experience reduced returns on the Series 2000[ ] – [ ] notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date until the end of the funding period, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from the seller with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the funding period. This prepayment of principal could have the effect of shortening the weighted average life of the Series 2000[ ] – [ ] notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on the Series 2000[ ] – [ ] notes.]

     The section called “Glossary of Principal Terms for Prospectus Supplement” at the end of this Prospectus Supplement contains many of the definitions of capitalized terms used in the following descriptions.

USE OF PROCEEDS
     The Issuing Entity will use the net proceeds from the sale of the Series 200[ ]-[ ] Notes (i) to make the required initial deposit into the Reserve Account, (ii) [, to purchase the Interest Rate [Cap] [Swap] Agreement for $[ ], (iii)] to repay amounts previously borrowed through the issuance of the Warehouse Series Notes, (iv) [to deposit the pre-funded amount, if any, into the pre-funding account] and (v) to pay the remaining net proceeds to Nissan Wholesale Receivables Corporation II as payment for the Receivables transferred to the Issuing Entity. NWRC II as the Depositor will use the proceeds to purchase Receivables from NMAC or to repay indebtedness to NMAC incurred by NWRC II in connection with the prior purchase of Receivables by NWRC II from NMAC. NMAC will use the portion of the proceeds paid to it for general corporate purposes.
     [No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.]
THE ISSUING ENTITY
     The Issuing Entity is a Delaware statutory trust. The Issuing Entity was formed on May 13, 2003, pursuant to the Trust Agreement. The Issuing Entity’s principal place of business is located in care of the Owner Trustee at [Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890].
     The Issuing Entity will issue its Notes in series. The Series 200[ ]-[ ] Notes that the Issuing Entity will issue on the Series 200[ ]-[ ] Issuance Date is the [ ] series of Notes issued by the Issuing Entity. On the Series 200[ ]-[ ] Issuance Date, the Issuing Entity will have the [the Series 2005-A Notes] outstanding. See Annex B attached hereto for a description of the terms of the [Series 2005-A Notes].
     The Administrator, on behalf of the Issuing Entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the Issuing Entity required to be filed with the SEC under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information About Your Notes” in the accompanying Prospectus.
OWNER TRUSTEE
     [Wilmington Trust Company] is the Owner Trustee of the Issuing Entity. [Wilmington Trust Company] is a [Delaware banking corporation], and its principal offices are located at [Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890]. [Wilmington Trust Company has served as owner trustee in numerous asset-backed transactions involving pools of dealer floorplan receivables.] NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates.
     The Owner Trustee will perform limited administrative functions on behalf of the Issuing Entity pursuant to the Trust Agreement. The Servicer will pay from its servicing compensation the fees of the Owner Trustee and will reimburse it for particular liabilities and expenses. For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” in the accompanying Prospectus.
INDENTURE TRUSTEE
     [The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association)] is the Indenture Trustee under the Indenture under which the Series 200[ ]-[ ] Notes will be issued. [The Bank of New York Trust Company, N.A.] has its principal offices at                     . [The Bank of New York Trust Company, N.A.] has and is currently servicing as indenture trustee for numerous securitization transactions and programs involving pools of deal floorplan receivables.] NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.
     The Indenture Trustee will act for the benefit of the holders of the Series 200[ ]-[ ] Notes and the Notes of all other series that the Issuing Entity may issue, including the Warehouse Series Notes, [the Series 2005-A Notes]. The Servicer will pay from its servicing compensation the fees and disbursements of the Indenture Trustee and will reimburse it for particular liabilities and expenses. For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.

ADMINISTRATOR
     NMAC will act as Administrator of the Issuing Entity under the Administration Agreement. The Administrator will provide the notices and perform on behalf of the Issuing Entity certain day-to-day administrative obligations required by the Transfer and Servicing Agreement, the Indenture and each Indenture Supplement. The Depositor is responsible for payment of the Administrator’s monthly fee of $1,000 and will reimburse the Administrator for all of its liabilities and out-of-pocket expenses related to its performance under the Administration Agreement and any other document relating to the issuance of Notes by the Issuing Entity.
THE SPONSOR AND SERVICER
Financing
     NMAC offers indirect automotive consumer loan and lease financing and direct dealer floorplan or wholesale financing through (and to) Nissan and Infiniti-branded dealers in the United States (collectively, “Dealers”). As of [      , ], approximately [     ]% of NMAC’s total revenues came from retail lease financing, [     ]% from retail loans and [     ]% from wholesale financing.]
     For more information regarding the financing business of NMAC, you should refer to “The Sponsor and Servicer — Financing Operations” in the accompanying Prospectus.
Securitization
General
     Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of loans and leases through asset-backed securitization, or “asset-backed” transactions. These loans and leases are purchased by NMAC from Dealers or are loans made by NMAC to Dealers. NMAC generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an asset-backed transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities, and sometimes as repurchase agreements.
     For the fiscal years ended March 31, [2002, 2003, 2004, 2005 and 2006], and for the [___] six months ended [                    ], NMAC securitized approximately [$4.9 billion, $5.3 billion, $6.6 billion, $5.6 billion, $6.1 billion and $2.3 billion] respectively, through asset-backed debt offerings.
     A significant portion of NMAC’s assets are sold in asset-backed transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the asset-backed securities and are not available to NMAC’s creditors generally. At [                    ], NMAC had approximately $[                    ], or [___]% of its consolidated assets, pledged in connection with asset-backed transactions. NMAC expects that asset-backed debt offerings will continue to be a material funding source for NMAC. For information regarding NMAC’s experience in securitizing other types of assets, including retail loans and leases and loans to Dealers, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus.
Dealer Floorplan Securitization
     NMAC’s dealer floorplan asset-backed program was first established and utilized for the $950,000,000 Nissan Master Owner Trust Receivables, Series 2003-A Notes transaction. In connection with the establishment of the dealer floorplan asset-backed program, NMAC formed Nissan Wholesale Receivables Corporation II, a Delaware corporation.
     NMAC is the servicer for all of the receivables that it finances. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases sold in an asset-backed transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreement” in the accompanying Prospectus. If the servicing of any receivables were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.
Servicing
General
     NMAC is the servicer for all of the loans and leases that it finances. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.
     NMAC began operations in February 1982 and shortly thereafter started servicing auto retail loans and leases and launched its lease financing business. In 1995, the operations of Infiniti Financial Services were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include loans to Dealers.
     In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Transfer and Servicing Agreement and should any of those third parties not be able to provide those functions, NMAC believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Transfer and Servicing Agreement. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.
Financial Condition of Nissan Motor Co., Ltd.
     NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“NML”). Although NML is not guaranteeing the Issuing Entity’s obligations under the Notes, NML’s financial condition may affect NMAC’s ability to service the Receivables. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus. For the fiscal year ended [March 31, 2006], NML reported consolidated net income of [518.1 billion yen (US $4.57 billion)] up [1.1%] from the previous fiscal year. Consolidated operating profits totaled [871.8 billion yen (US $7.69 billion)], [down 1.1%] compared with a year earlier. The operating margin was [9.2%, unchanged compared with a year earlier].
     The foregoing expression of Japanese yen in U.S. dollars has been converted, for the convenience of the reader only, at the foreign exchange rate of [113.3] yen/dollar, the average rate for the fiscal year ended March 31, 2006.
DEALER FLOORPLAN FINANCING BUSINESS
     The revolving pool of Receivables owned by the Issuing Entity on the Series 200[ ]-[ ] Issuance Date and from time to time thereafter will arise in connection with the purchase and financing by various retail motor vehicle Dealers of their new, pre-owned and used automobile and light-duty truck inventory. Such revolving pool of Receivables will be serviced by NMAC, as Servicer.
     Vehicles for which NMAC provides dealer floor plan or wholesale financing include vehicles manufactured under the NISSAN and INFINITI trademarks. NMAC believes it is the largest single dealer floorplan financing source for Nissan- and Infiniti-branded Dealers. In recent years, NMAC has increased the number of Dealers for which it provides dealer floorplan financing. In addition, the number of such Dealers as a percentage of all existing Nissan- and Infiniti-branded Dealers has increased. The number of Dealers for which NMAC provided dealer floorplan financing was 359 as of March 31, 2002, 468 as of March 31, 2003, 546 as of March 31, 2004, 595 as of March 31, 2005 and 646 as of March 31, 2006. The number of Nissan- and Infiniti-branded Dealers for which NMAC provided dealer floorplan financing as a percentage of all existing Nissan- and Infiniti-branded Dealers was 26% as of March 31, 2002, 35% as of March 31, 2003, 40% as of March 31, 2004, 43% as of March 31, 2005 and 46% as of March 31, 2006. For additional information regarding NMAC’s dealer floorplan business in the United States, see “Dealer Floorplan Financing Business” in the accompanying Prospectus.

THE TRUST PORTFOLIO
     The pool of Receivables constituting the portfolio of the Issuing Entity on the Series 200[ ]-[ ] Issuance Date will consist of Receivables arising in connection with Accounts designated for the Issuing Entity from NMAC’s entire U.S. wholesale portfolio. Each designated Account is required to meet specified eligibility criteria. The eligibility criteria applicable to the designated Accounts for the Issuing Entity are more fully described under “Description of the Transfer and Servicing Agreement — Eligible Accounts” in the accompanying Prospectus.
     After the Series 200[ ]-[ ] Issuance Date, the Depositor has the right to designate Additional Accounts for the Issuing Entity. In this case, the existing and future Receivables of these Additional Accounts will be sold to the Depositor and then transferred to the Issuing Entity so long as the conditions described under “Description of the Transfer and Servicing Agreement — Additional Designated Accounts” in the accompanying Prospectus are satisfied. In addition, the Depositor will be required, as of the last day of each Collection Period, to designate Additional Accounts, to maintain, for so long as any Notes issued by the Issuing Entity remain outstanding, the Adjusted Pool Balance, in an amount equal to or greater than the Required Participation Amount. The Depositor also has the right, and in some cases will be required, to redesignate Accounts, all or a portion of the Receivables of which will be removed from the Issuing Entity and transferred back to the Depositor. The redesignation of Accounts by the Depositor, whether elective or mandatory, is subject to satisfaction of the conditions described under “Description of the Transfer and Servicing Agreement — Redesignation of Accounts” in the accompanying Prospectus. Throughout the term of the Issuing Entity, the Accounts giving rise to the Issuing Entity’s Receivables will be those designated for the Issuing Entity at the time of its formation, plus any Additional Accounts, minus any redesignated Accounts. As a result, the composition of the Issuing Entity’s assets is expected to change over time. For a general description of the Receivables of the Issuing Entity, see “The Trust Portfolio” in the accompanying Prospectus.
     Certain of the tables below set forth historical age distribution, loss and monthly payment rate experience regarding the Trust Portfolio. Age distribution, loss and monthly payment rate experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of NMAC. Because the Accounts designated from time to time for the Issuing Entity may change, the actual age distribution, loss and monthly payment rate experience for the Trust Portfolio may differ from that shown below. Accordingly, there can be no assurance that age distribution, loss and payment rate experience for the Trust Portfolio in the future will be similar to the historical experience set forth below. The information presented in this Prospectus Supplement and the accompanying Prospectus under “The Trust Portfolio,” to the extent such information relates to Trust Portfolio information for periods before January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the related registration statement.
Key Statistics as of Series Cut-Off Date
     As of the Series 200[ ]-[ ] Cut-Off Date, the Trust Portfolio and the related Accounts designated for the Issuing Entity (after giving effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ]) had the following characteristics (the outstanding principal balances of Receivables used to determine the following characteristics are net of the Cash Management Account Balance unless otherwise stated):
•	There were [ ] designated Accounts and the total outstanding principal balance of Receivables arising in connection with these Accounts was approximately $[ ].

•	The average credit line per designated Account was $[ ] (based on the average New Vehicle credit line of $[ ], the average Pre-Owned Vehicle credit line of $[ ] and the average Used Vehicle credit line of $[ ]; the average credit lines are gross of the Cash Management Account Balance).

•	The average outstanding principal balance of Receivables per designated Account was $[ ].

•	The total outstanding principal balance of Receivables (gross of the Cash Management Account Balance) arising in connection with the designated Accounts, expressed as a percentage of the total credit line amount of these Accounts, was approximately [ ]%.

•	The total outstanding principal balance of Receivables (net of the Cash Management Account Balance) arising in connection with the designated Accounts, expressed as a percentage of the total credit line amount of these Accounts, was approximately [ ]%

•	The total outstanding principal balance of Receivables relating to New Vehicles was approximately $[ ] or [ ]% of the total outstanding principal balance of all Receivables, the total outstanding principal balance of Receivables relating to Pre-Owned Vehicles was approximately $[ ] or [ ]% of the total outstanding principal balance of all Receivables, the total outstanding principal balance of Receivables relating to Used Vehicles was approximately $[ ] or [ ]% of the total outstanding principal balance of all Receivables.

•	As of [ ], 200[ ], the weighted average U.S. wholesale portfolio yield was Prime — [ ]%. As of the Series 200[ ]-[ ] Cut-Off Date, the weighted average trust portfolio yield was Prime — [ ]%.
     With respect to the fourth and fifth bullet points in the preceding paragraph, the total outstanding principal balance of Receivables (whether gross or net of the Cash Management Account Balance) arising in connection with the designated Accounts may exceed the total credit line amount of these Accounts. From time to time, NMAC may approve loans to Dealers that exceed the limit on such Dealer’s credit line. NMAC’s underwriting decision is based upon, among other things, the creditworthiness of the related Dealer and the types of collateral securing such Dealer’s obligations. For more information regarding NMAC’s dealer floorplan financing business, you should refer to “Dealer Floorplan Financing Business” in the accompanying Prospectus.

     The tables set forth below in this section provide additional information relating to the Trust Portfolio and the related Accounts designated for the Issuing Entity (after giving effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ]) sorted according to various criteria as of the Series 200[ ]-[ ] Cut-Off Date. Because the composition of the Receivables in the Trust Portfolio and the related designated Accounts will change over time, the information in these tables is not necessarily indicative of the composition of the Trust Portfolio as of any subsequent date. The percentages in any table may not add to 100% because of rounding.
Receivables Composition
     The following table describes the Trust Portfolio and the related Accounts designated for the Issuing Entity as of the Series Cut-Off Date. [Each of the percentages and averages in the table is computed on the basis of the Amount Financed of each account as of the Series Cut-Off Date. The “Weighted Average Annual Percentage Spread Charged (Under)/Over Prime Rate” and “Weighted Average Annual Dealer Credit” in the following table are based on weighting by Amount Financed, each as of the Series Cut-Off Date. The “Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by Dealers under NMAC incentive programs that entitle them to a credit based on interest charges. These credits are solely the obligation of NMAC and do not affect the rate earned by the Issuing Entity.]
Receivables Composition as of the Series 200[ ]-[ ] Cut-Off Date

Composition of the Trust Portfolio; Total
As of the Series Cut-Off Date

Series Cut-Off Date

Number of Accounts

Aggregate Principal Balance of Receivables Outstanding

Percent of Receivables Representing New Vehicles

Percent of Receivables Representing Used Vehicles

Average Principal Balance of Receivables in Each Account

Range of Principal Balances of Receivables in Accounts

Average Available Credit Line By Value

[Range of Available Credit Lines by Value (Smallest/Largest)]

[Weighted Average Spread Charged (Under)/Over Prime Rate]

Composition of the Trust Portfolio; New Receivables
As of the Series Cut-Off Date

Aggregate Principal Balance of Receivables Outstanding

Average Principal Balance of Receivables in Each Account

Composition of the Trust Portfolio; Used
As of the Series Cut-Off Date

Aggregate Principal Balance of Receivables Outstanding

Average Principal Balance of Receivables in Each Account

Age Distribution
     The following table provides the age distribution of the Accounts designated for the Issuing Entity as of the Series 200[ ]-[ ] Cut-Off Date (after giving effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ]), expressed as a percentage of total Principal Receivables outstanding as of the dates indicated.
     The age distribution set forth below measures the age of all Receivables with respect to the Trust Portfolio from the date the vehicle is shipped to the Dealer. The information set forth below takes into account the “in-transit” period, which is the period from the date of vehicle shipment to the date of delivery to the Dealer (or, if later, the date when the invoice price is finalized). See “Dealer Floorplan Financing Business — Creation of Receivables” in the accompanying Prospectus.
Age Distribution of the Accounts (1)
As of the Series 200[ ]-[ ] Cut-Off Date

	As of March 31,
Days	[ ]	[ ]	[ ]	[ ]	[ ]
0-120
121-180
181-270
271 and Over

	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	May not add to 100.0% due to rounding.
Loss Experience
     The table below sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to the Trust Portfolio. The loss experience set forth below reflects financial assistance provided by NNA to Dealers in limited instances. See “Dealer Floorplan Financing Business — Relationship with Nissan” in the accompanying Prospectus. If NNA does not provide this assistance in the future, the loss experience of the Trust Portfolio may be adversely affected. The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by Dealers to NMAC which may also secure capital loans, real estate loans and other advances not related to wholesale financing.
Loss Experience of Trust Portfolio
As of the Series 200[ ]-[ ] Cut-Off Date

For the [ ]
	Months Ending	For the Twelve Months Ending [ ],
Average principal receivables balance(1)	$	$	$		$		$		$

Net losses (recoveries)(2)	$	$	$		$		$		$
Net losses/Average principal receivables balance(3)%		(4)%		%		%		%		%

(1)	Average principal receivables balance is calculated based on the month-end data of the principal receivables balance for the periods indicated.

(2)	Net losses in any period are gross losses less any recoveries for such period. Recoveries include recoveries from non-vehicle related security in addition to the underlying vehicles.

(3)	Percentage may be less than zero because net recoveries are greater than net losses during such period.

(4)	The ratio of actual net losses to average principal receivables balance for the three months ending June 30, 2005 was (0.003%). The amount presented has been annualized in order to facilitate year to year comparisons. Actual percentages for the entire year may differ from the annualized percentage.

Dealer Credit Rating Distribution for the Accounts
     The following table provides the Dealer credit rating distribution for the Accounts designated for the Issuing Entity as of the Series 200[ ]-[ ] Cut-Off Date on the basis of the number of Dealers and the amount of Receivables outstanding for each credit rating. The percentages may not add up to 100.00% because of rounding.
Dealer Credit Rating Distribution for the Accounts
As of the Series 200[ ]-[ ] Cut-Off Date

Percentage of
	Receivables		Receivables
Credit Rating	Outstanding		Outstanding
A	$	[ ]	[ ]	%
B	$	[ ]	[ ]	%
C	$	[ ]	[ ]	%
Total:	$	[ ]	100.00%
Geographic Distribution of Accounts
     The following table provides the geographic distribution of the Accounts designated for the Issuing Entity as of the Series 200[ ]- [ ] Cut-Off Date (after giving effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ]). The information is presented on the basis of Principal Receivables outstanding and the number of Accounts designated for the Issuing Entity.
Geographic Distribution of Designated Accounts as of the Series 200[ ]-[ ] Cut-Off Date(1)

		Percentage of Total		Percentage of
	Principal Receivables	Principal Receivables	Number of	Total Number
State	Outstanding(2)	Outstanding(2)	Accounts	of Accounts
California	$	%		%
Texas
New York
Florida
North Carolina
New Jersey
Georgia
Illinois
Tennessee
Virginia
Louisiana
Maryland
Pennsylvania
Massachusetts
Connecticut
South Carolina
Washington
Oklahoma
Missouri
Colorado
Arkansas
Alabama
Iowa
Ohio
Nevada
Minnesota
Mississippi
Michigan
Oregon
Arizona
Wisconsin
Kentucky
Nebraska
Indiana
Wyoming
South Dakota
Delaware
New Hampshire
Idaho
Vermont
Montana

		Percentage of Total			Percentage of
	Principal Receivables	Principal Receivables		Number of	Total Number
State	Outstanding(2)	Outstanding(2)		Accounts	of Accounts
Kansas
Alaska
Maine
Rhode Island
New Mexico

Total		$100.00	%(3)		100.00	%(3)

(1)	Gives effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ].

(2)	Net of the Cash Management Account Balance; total may not add up due to rounding.

(3)	May not add to 100.00% due to rounding.
Monthly Payment Rates on the Accounts
     The table below sets for the highest and lowest monthly payment rates of the Accounts designated for the Issuing Entity as of the Series 200[ ]-[ ] Cut-Off Date during any month in the periods shown and the average of the monthly payment rates for all months during the period shown. The payment rates used below were calculated as set forth in the following equation:
[INSERT EQUATION USED TO DETERMINE PAYMENT RATE]

For the [ ]
	Months Ending	For the Twelve Months Ending [ ],
	[ ], 200[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Highest Month
Lowest Month
Average for the Months in the Period
Principal Balance Distribution of Accounts
     The table below shows the distribution of the designated Accounts (after giving effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ]) sorted according to the outstanding principal balances in these Accounts as of the Series 200[ ]-[ ] Cut-Off Date. The information is presented on the basis of the Principal Receivables outstanding and the number of designated Accounts giving rise to these Receivables.

Principal Balance Distribution of Designated Accounts
As of the Series 200[ ]-[ ] Cut-Off Date(1)

		Percentage of Total
	Principal	Principal
	Receivables	Receivables		Percentage of Total
	Outstanding	Outstanding	Number of	Number of
Range of Principal Balances	(2)	(2)	Accounts	Accounts
From $0.01 to $999,999	$	%		%
From $1,000,000 to $1,999,999
From $2,000,000 to $2,999,999
From $3,000,000 to $3,999,999
From $4,000,000 to $4,999,999
From $5,000,000 to $5,999,999
From $6,000,000 to $6,999,999
From $7,000,000 to $7,999,999
From $8,000,000 to $8,999,999
From $9,000,000 to $9,999,999
From $10,000,000 to $14,999,999
From $15,000,000 to $19,999,999
$20,000,000 or greater
Total		$100.00% (3)		100.00% (3)

(1)	Gives effect to any Accounts being added or redesignated, as the case may be, on [ ], 200[ ].

(2)	Net of the Cash Management Account Balance.

(3)	May not add to 100.00% due to rounding.
     The following descriptions in this Prospectus Supplement contain a more precise description of the calculations of the allocations of collections on the Receivables, and the manner, timing and priorities of the application of the distributions of such collections. Many of the calculations are complex but are needed in order to tell you more precisely the amount that will be available to make a specified payment.
SERIES PROVISIONS
     The following is a summary of the material provisions of the terms of the Series 200[ ]-[ ] Notes and the Series 200[ ]-[ ] Indenture Supplement. You also should refer to the accompanying Prospectus for a further discussion of material provisions common to the Notes of all series issued by the Issuing Entity under the Indenture. The Issuing Entity has filed with the Securities and Exchange Commission forms of the Underwriting Agreement, the Indenture, the Series 200[ ]-[ ] Indenture Supplement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Trust Agreement and the Administration Agreement as exhibits to the registration statement relating to the Notes.
General
     The Issuing Entity will issue the Series 200[ ]-[ ] Notes pursuant to the Indenture and the Series 200[ ]-[ ] Indenture Supplement. The discussion under this heading “Series Provisions” and the heading “Deposit and Application of Funds” in this Prospectus Supplement and the discussion under the headings “Description of the Notes,” “Sources of Funds to Pay the Notes” and “Description of the Indenture” in the accompanying Prospectus summarize the material terms of the Series 200[ ]-[ ] Notes, the Indenture and the Series 200[ ]-[ ] Indenture Supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series 200[ ]-[ ] Notes, the Indenture and the Series 200[ ]-[ ] Indenture Supplement. Neither the Indenture nor the Series 200[ ]-[ ] Indenture Supplement limits the aggregate principal amount of Notes that may be issued.
     The Issuing Entity will generally pay interest on and principal of the Series 200[ ]-[ ] Notes primarily from Series 200[ ]-[ ] Investor Available Interest Amounts and Series 200[ ]-[ ] Investor Available Principal Amounts, respectively, after giving effect to all allocations and reallocations, as described in this Prospectus Supplement under “Deposit and Application of Funds — Application of Available Amounts.” If those sources, together with shared excess interest and principal amounts and the amounts on deposit in the Reserve Account, are not sufficient to pay the Series 200[ ]-[ ] Notes, Series 200[ ]-[ ] Noteholders will have no recourse to any other assets of the Issuing Entity or any other person or entity (other than as described below under “ — Excess Funding Account” and under “Deposit and Application of Funds — Shared Excess Interest Amounts” and “Deposit and Application of Funds — Shared Excess Principal Amounts”) for the payment of interest on or principal of the Series 200[ ]-[ ] Notes.
     The Servicer will apply the Series 200[ ]-[ ] Investor Available Interest Amounts, together with other amounts specified in this Prospectus Supplement, to pay interest on the Series 200[ ]-[ ] Notes and to cover charge-offs on Defaulted Receivables that are allocable to Series 200[ ]-[ ]. The Series 200[ ]-[ ] Investor Available Interest Amounts will include those funds allocable to the Series 200[ ]-[ ] Invested Amount and the Series 200[ ]-[ ] Overcollateralization Amount. To the extent necessary, after applying Series 200[ ]-[ ] Investor Available Interest Amounts, any Shared Excess Interest Amounts available for the Series 200[ ]-[ ] Notes from other series of notes in Excess Interest Sharing Group One and amounts on deposit in the Reserve Account will be used to cover any interest shortfalls and allocable charge-offs. If the interest shortfall still has not been covered, a portion of the Series 200[ ]-[ ] Investor Available Principal Amounts (not to exceed the Series 200[ ]-[ ] Overcollateralization Amount) will be used.
     When it is time to distribute principal to Series 200[ ]-[ ] Noteholders or accumulate principal collections for that purpose, the Series 200[ ]-[ ] Investor Available Principal Amounts will be used. Under some circumstances, Shared Excess Principal Amounts available from one or more other series of notes in Excess Principal Sharing Group One that are not then needed by those series and the Series 200[ ]-[ ] share of the funds on deposit in the Excess Funding Account may be used.
Interest
     Interest on the outstanding principal amount of the Series 200[ ]-[ ] Notes will accrue at the Series 200[ ]-[ ] Rate and will be payable to the Series 200[ ]-[ ] Noteholders monthly on the [ ] day of each month (or if that [ ] day is not a Business Day, the next following Business Day), commencing [ ], 200[ ]. Interest payable on any Payment Date will accrue from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 200[ ]-[ ] Issuance Date to but excluding the first Payment Date. Each of those periods is an Interest Period. Interest will be calculated on the basis of the actual number of days in each Interest Period divided by [360]. Interest due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date, together with interest on that amount at the Series 200[ ]-[ ] Rate, to the extent permitted by applicable law. Interest payments on the Series 200[ ]-[ ] Notes will be made out of collections on the Receivables that are allocated to Series 200[ ]-[ ], Shared Excess Interest Amounts available to be applied to cover any interest shortfall and amounts on deposit in the Reserve Account.
     The Calculation Agent will determine the Series 200[ ]-[ ] Rate for each Interest Period on the Interest Determination Date preceding that Interest Period. The Series 200[ ]-[ ] Rate will be the per annum rate equal to the applicable LIBOR plus [ ]%. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Series 200[ ]-[ ] Notes. All percentages resulting from any calculation on the Series 200[ ]-[ ] Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 1.176545% (or         .01176545) would be rounded to 1.17655% (or .0117655)), and all dollar amounts used in or resulting from that calculation on the Series 200[ ]-[ ] Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).
     LIBOR will be calculated for each Interest Period on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.
     With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal

London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.
Principal
     Principal payments to the Series 200[ ]-[ ] Noteholders are not scheduled to be made until the Series 200[ ]-[ ] Expected Final Payment Date. Prior to that, during the Revolving Period and then the Accumulation Period, amounts otherwise allocated to make principal payments will be distributed or deposited as described below. However, if an Early Amortization Period that is not terminated has commenced before the Series 200[ ]-[ ] Expected Final Payment Date, the Issuing Entity will begin making principal payments on the first Payment Date in the month following the month in which the Early Amortization Period begins.
     Generally, on each Payment Date that occurs prior to the end of the Revolving Period (including each Payment Date that occurs during the period after an Early Amortization Period has commenced but has been terminated as described under “Deposit and Application of Funds — Early Amortization Events”), Series 200[ ]-[ ] Investor Available Principal Amounts will not be used to make principal payments on the Series 200[ ]-[ ] Notes. Instead, the Issuing Entity will either:
•	use them to cover any shortfall in the Series 200[ ]-[ ] Investor Available Interest Amounts needed to pay interest on the Series 200[ ]-[ ] Notes;

•	treat them as Shared Excess Principal Amounts and use them to make principal payments for other series in Excess Principal Sharing Group One that are in an amortization or accumulation period; or

•	use them to reinvest in additional Receivables, if any, and then, with certain limited exceptions described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus, pay them to the holders of the Depositor Interest.
     See “Deposit and Application of Funds — Application of Available Amounts” and “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement for additional details.
     The Revolving Period for the Series 200[ ]-[ ] Notes will be the period beginning on the Series 200[ ]-[ ] Issuance Date and terminating on the earlier of:
•	the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

•	the close of business on the day immediately preceding the day on which an Early Amortization Period commences.
     The Revolving Period, however, may under certain limited circumstances, recommence upon the termination of an Early Amortization Period. During the Revolving Period, principal will not be paid on the Series [ ]-[ ] Notes and principal will not be accumulated for that purpose. Instead, Available Principal Amounts may be used to purchase additional Receivables, to cover Interest Shortfalls on the Series [ ]-[ ] Notes, to make principal payments on other series of notes, or to make payments to the Depositor. See “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement.
     Unless an Early Amortization Period that is not terminated as described in this Prospectus Supplement has commenced, the Series 200[ ]-[ ] Notes will have an Accumulation Period during which the Series 200[ ]-[ ] Investor Available Principal Amounts will no longer be applied to fund losses, shortfalls or scheduled principal of any other series of notes in Excess Principal Sharing Group One, be used to reinvest in additional Receivables, or be paid to the holders of the Depositor Interest. Instead, those amounts will first be accumulated in specified amounts in the Accumulation Account for the purpose of paying the Series 200[ ]-[ ] Invested Amount in full on the Series 200[ ]-[ ] Expected Final Payment Date.
     Initially, the Accumulation Period is scheduled to be [six months] long. However, depending on the performance of the Receivables owned by the Issuing Entity, the length of the Accumulation Period may be shortened to [five, four, three, two months or a single month] as described in the following paragraph.
     The Accumulation Period Commencement Date for the Series 200[ ]-[ ] Notes will be [ ], 20[ ], or, if the Issuing Entity, acting directly or through the Administrator, elects at its option to delay the start of the Accumulation Period, a later date selected by the Issuing Entity. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The Issuing Entity may elect to delay the start of the Accumulation Period if it believes that (i) the Issuing Entity will be able to reallocate investor principal amounts allocable to other series of notes to make larger monthly deposits into the Accumulation Account over a shorter period of time or (ii) the payment rate on the Receivables will permit larger monthly deposits to that account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:
•	the Issuing Entity must deliver to the Indenture Trustee a certificate to the effect that the Issuing Entity believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series 200[ ]-[ ] Noteholders;

•	Standard & Poor’s and Moody’s must advise the Issuing Entity and the Indenture Trustee that they will not lower or withdraw their ratings on the Notes of any series because of the delay in the start of the Accumulation Period;

•	the amount of principal that the Indenture Trustee will deposit into the Accumulation Account each month during the Accumulation Period must be increased so that the sum of all scheduled deposits made during the shortened Accumulation Period will equal the initial Series 200[ ]-[ ] Invested Amount on the Series 200[ ]-[ ] Expected Final Payment Date;

•	the Accumulation Period must start no later than [ ], 20[ ]; and

•	the Issuing Entity must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.
     If the Issuing Entity delays the start of the Accumulation Period and an Early Amortization Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.
     If the outstanding principal amount of the Series 200[ ]-[ ] Notes is not paid in full on the Series 200[ ]-[ ] Expected Final Payment Date, an Early Amortization Event will occur, resulting in the start of an Early Amortization Period. Other Early Amortization Events that will also trigger the start of an Early Amortization Period are described in “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement.
     On each Payment Date with respect to the Early Amortization Period, the Series 200[ ]-[ ] Noteholders will receive payments of Monthly Principal. Monthly Principal is the amount of principal that will be paid to or accumulated for the Series 200[ ]-[ ] Noteholders on a monthly basis. For each Payment Date with respect to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that Payment Date. Also, Monthly Principal will not exceed the Series 200[ ]-[ ] Invested Amount. Consequently, if the Series 200[ ]-[ ] Invested Amount is reduced and is not reinstated, you will incur a loss on your Series 200[ ]-[ ] Notes. See “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.
     During the Accumulation Period, the Issuing Entity intends to accumulate each month a fixed amount equal to the Controlled Deposit Amount, which is equal to, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.
Advances
     On the Business Day before each Payment Date, NMAC, as the Servicer, will have the right but not the obligation to deposit into the Collection Account, with respect to each applicable Receivable, an amount equal to the lesser of (a) any shortfall in the amounts available to make the payments described in clauses (3), (4) and (5) of the Payment Waterfall (excluding any Reallocated Principal Collections applied by the Indenture Trustee as Series 200[ ]-[ ] Investor Available Interest Amount for the related Payment Date pursuant to clause (4) of the Payment Waterfall); or (b) the product of (i) the Series 200[ ]-[ ] Floating Allocation Percentage and (ii) the excess, if any, of (x) interest owed by such Dealer during the related Collection Period, over (y) the interest actually received by the Servicer with respect to such Receivable from the Dealer or from payments made by the Servicer pursuant to the Transfer and Servicing Agreement, as the case may be, during such Collection Period (each, an “Advance”).
     However, the Servicer will not make an Advance with respect to a Defaulted Receivable or, if the Servicer determines, in its sole discretion, that any recovery from payments made on or with respect to a Receivable will not equal or exceed the amount of such Advance (in each case, a “Nonrecoverable Advance”). The Servicer also will not make Advances on any Receivables arising from an Account if a previous Advance on any Receivable arising from such Account shall have become a Nonrecoverable Advance. No Advances will be made with respect to the principal balance of the Receivables. All Advances will be reimbursable to the Servicer, without interest, from Series 200[ ]-[ ] Investor Available Interest Amounts on deposit in the Collection Account and prior to any distributions on the Series 200[ ]-[ ] Notes. See “Deposit and Application of Funds — Application of Available Amounts” in this Prospectus Supplement.
Excess Funding Account
     As set forth in the accompanying Prospectus, the Issuing Entity will establish a Qualified Account to serve as the Excess Funding Account. The Excess Funding Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity, not just for the benefit of the holders of any particular series, including the Series 200[ ]-[ ] Noteholders. Unless and until an Early Amortization Event shall have occurred or the Accumulation Period shall have commenced, the Indenture Trustee will generally invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. Those investments must mature on the Business Day preceding the next Payment Date. As more particularly described in the accompanying Prospectus, funds on deposit in the Excess Funding Account will be allocated to one or more series of Notes if such series are in early amortization, accumulation or other principal payment periods and funds from the other sources are not available to make principal payments or deposits with respect to such series. As more particularly described in the accompanying Prospectus, funds on deposit in the Excess Funding Account will be distributed to the holders of the Depositor Interest to the extent the Adjusted Pool Balance (after giving effect to such distributions) equals or exceeds the Required Participation Amount.
     See “Sources of Funds to Pay the Notes — Excess Funding Account” in the accompanying Prospectus for additional details.
Servicing Compensation and Payment of Expenses
     The share of the servicing fee allocable to Series 200[ ]-[ ] for any Payment Date is the Monthly Servicing Fee. The Monthly Servicing Fee for the first Payment Date will be calculated based on the number of days in the period commencing on (and including) the Series 200[ ]-[ ] Issuance Date and ending on (and including) [ ], 200[ ]. The Servicer may elect to waive the Monthly Servicing Fee for any Collection Period and, if the Servicer so elects, will be reimbursed for such waived amount on the Payment Date related to the subsequent Collection Period.
     The Servicer will pay from its servicing compensation expenses incurred in connection with servicing the Receivables, including payment of the fees and disbursements of the Owner Trustee, the Indenture Trustee and

independent certified public accountants, payment of taxes imposed on the Servicer and expenses incurred in connection with making distributions and providing reports to the Noteholders and others.
Fees and Expenses
     Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

		Party	Priority in
Type of Fee	Amount of Fee	Receiving Fee	Distribution
Servicing Fee	One-twelfth of [1.0]% per annum (or such lesser percentage as may be specified by the Servicer) of the arithmetic average of the Series 200[ ]-[ ] Nominal Liquidation Amount as of each day during the preceding Collection Period	Servicer	Payable prior to payment of interest and principal on the Notes if NMAC or any of its affiliates is not the Servicer or payable prior to principal on the Notes if NMAC or any of its affiliates is the Servicer.

[Net amounts due to the Interest Rate Swap Counterparty](1)	[Net amount due on each Payment Date from the Issuing Entity to the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement for the related Collection Period]	[Interest Rate Swap Counterparty]	[Payable Prior to payment of interest and principal on the Notes]

[Interest Rate Swap Termination Payments] (1)	[Market value of the Interest Rate Swap Agreement based on market quotations of the cost of entering into interest rate swap transactions with the same terms and conditions that would have the effect of preserving the full payment obligations of the parties in accordance with the procedures set forth in the Interest Rate Swap Agreement.]	[Interest Rate Swap Counterparty]	[Pari passu with payment of interest on the Notes]

[(1)	The Interest Rate Swap Agreement may be amended if Standard & Poor’s delivers a letter to the Indenture Trustee to the effect that the amendment will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, and if the Indenture Trustee has provided Moody’s with 10 days prior written notice of the amendment and Moody’s shall not have notified the Indenture Trustee or the Owner Trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Notes. See “Description of the Interest Rate Swap Agreement — Modification and Amendment of Interest Rate Swap Agreement.”]
Optional Redemption
     Under the Series 200[ ]-[ ] Indenture Supplement, the Issuing Entity has the right, but not the obligation, to redeem the Series 200[ ]-[ ] Notes in whole but not in part on any day on or after the day on which the outstanding principal amount of the Series 200[ ]-[ ] Notes [plus the initial pre-funding deposit amount, if any,] is reduced to [ ]% of the initial outstanding principal amount of the Series 200[ ]-[ ] Notes or less. If the Issuing Entity elects to redeem the Series 200[ ]-[ ] Notes, it will notify the Servicer and the Indenture Trustee at least thirty days prior to the date of redemption. The redemption price of the Series 200[ ]-[ ] Notes will equal 100% of the outstanding principal amount plus accrued but unpaid interest on the Series 200[ ]-[ ] Notes to but excluding the date of redemption. Any funds in the Accumulation Account and the Collection Account designated for the Series 200[ ]-[ ] Notes will be applied to make the interest and principal payments on the Series 200[ ]-[ ] Notes on the date of redemption.

Issuance of Additional Notes
     Under the Series 200[ ]-[ ] Indenture Supplement, the Issuing Entity may issue additional Series 200[ ]-[ ] Notes at any time after the Series 200[ ]-[ ] Issuance Date without the consent of the Series 200[ ]-[ ] Noteholders. If the Issuing Entity does issue additional Series 200[ ]-[ ] Notes in this manner, such Series 200[ ]-[ ] Notes will be subject to the same terms and conditions as the Series 200[ ]-[ ] Notes issued under this Prospectus Supplement. The Issuing Entity may offer additional Series 200[ ]-[ ] Notes for sale under a prospectus or other disclosure document for transactions either registered under the Securities Act of 1933, as amended, or exempt from registration; provided, however, that the Issuing Entity will not issue additional Series 200[ ]-[ ] Notes after the Series 200[ ]-[ ] Issuance Date unless (i) the Rating Agency Condition has been satisfied and (ii) it has delivered a Required Federal Income Tax Opinion.
DEPOSIT AND APPLICATION OF FUNDS
     A description of how interest collections and principal collections received by the Issuing Entity are allocated among the various series can be found under “Series Provisions — General” in this Prospectus Supplement and under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus. Once allocated to Series 200[ ]-[ ], the portions of those collections allocated to Series 200[ ]-[ ] Noteholders are available to make payments on the Series 200[ ]-[ ] Notes. The following discussion under this heading “Deposit and Application of Funds” describes how the portions of those collections allocated to the holders of the Series 200[ ]-[ ] Notes are applied to cover required distributions with respect to the Series 200[ ]-[ ] Notes.
Application of Available Amounts
     Series 200[ ]-[ ] Investor Available Interest Amounts. Under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement, is a description of how interest collections will be allocated among each outstanding series and, within each series, between the noteholders and the holders of the Depositor Interest. The portion of the Series 200[ ]-[ ] Allocable Interest Collections (as described under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement) allocated to the Series 200[ ]-[ ] Noteholders, together with all Advances made by the Servicer for the related Collection Period and the following additional amounts allocated to the Series 200[ ]-[ ] Noteholders by the Indenture Trustee with respect to a related Collection Period, will make up the “Series 200[ ]-[ ] Investor Available Interest Amounts”:
(1)	any net investment earnings on funds in the Accumulation Account and the Reserve Account and any net investment earnings on Series 200[ ]-[ ]’s share of funds in the Excess Funding Account and the Collection Account will be withdrawn from the Accumulation Account, the Reserve Account, the Excess Funding Account and the Collection Account, as applicable, and added to the Series 200[ ]-[ ] Investor Available Interest Amounts allocated to the Series 200[ ]-[ ] Notes;

(2)	if the amount of interest at the Series 200[ ]-[ ] Rate on funds in the Accumulation Account and on the Series 200[ ]-[ ]’s share of funds in the Excess Funding Account exceeds the net investment earnings described in the preceding bullet point, the amount of this excess, referred to as the “negative carry amount,” will be deducted from the portion of the Series 200[ ]-[ ] Allocable Interest Collections and Series 200[ ]-[ ] Allocable Principal Collections allocable to the holders of the Depositor Interest and added to the Series 200[ ]-[ ] Investor Available Interest Amounts; and

(3)	the amount of any Series 200[ ]-[ ] Investor Available Principal Amounts reallocated by the Indenture Trustee to pay interest on the Series 200[ ]-[ ] Notes as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Principal Amounts” in this Prospectus Supplement;
provided, however, that in calculating the Series 200[ ]-[ ] Investor Available Interest Amounts, amounts to be paid to the Servicer as reimbursement for outstanding Advances or outstanding Nonrecoverable Advances on the related Payment Date will be excluded.
     The Series 200[ ]-[ ] Investor Available Interest Amounts may be increased for any Collection Period to include amounts (including any Interest Collections and Principal Collections), if any, from the Collection Period following such Collection Period that are used to fund shortfalls in interest payments with respect to such Collection Period as described in “Sources of Funds to Pay the Notes — Distributions” in the accompanying Prospectus. The Series 200[ ]-[ ] Investor Available Interest Amounts will be reduced to account for the amounts, if any, from the related Collection Period used to fund shortfalls in interest payments with respect to the Collection Period preceding such related Collection Period as described in “Sources of Funds to Pay the Notes — Distributions” in the accompanying Prospectus.
     On each Payment Date, the Indenture Trustee, at the direction of the Servicer, will apply the Series 200[ ]-[ ] Investor Available Interest Amounts (and other amounts specified in this Prospectus Supplement) as follows (the “Payment Waterfall”):
(1)	[first, to the Interest Rate Swap Counterparty, any net amounts due under the Interest Rate Swap Agreement,] [first], to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of outstanding Advances required to be reimbursed;

(2)	second, to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of outstanding Nonrecoverable Advances required to be reimbursed;

(3)	third, if NMAC or any of its affiliates is not the Servicer, the Indenture Trustee will apply funds to pay the Monthly Servicing Fee;

(4)	fourth, the Indenture Trustee will pay (i) Monthly Interest on the Series 200[ ]-[ ] Notes due on that Payment Date, (ii) any unpaid delinquent interest on the Series 200[ ]-[ ] Notes and (iii) to the extent lawful, interest at the Series 200[ ]-[ ] Rate on any unpaid delinquent interest on the Series 200[ ]-[ ] Notes;

(5)	fifth, if NMAC or any of its affiliates is the Servicer, to pay the Monthly Servicing Fee;

(6)	sixth, if the Series 200[ ]-[ ] Investor Available Interest Amounts for that Payment Date exceeds the amounts payable in clauses (1), (2), (3), (4) and (5), then that excess amount will be treated as Series 200[ ]-[ ] Investor Available Principal Amounts to the extent of (x) the amount of Series 200[ ]-[ ] Investor Defaulted Amounts for the related Collection Period and (y) the Series 200[ ]-[ ] Nominal Liquidation Amount Deficit, if any;

(7)	seventh, to the extent that amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance, the Indenture Trustee will deposit in the Reserve Account, from Series 200[ ]-[ ] Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5) and (6), an amount necessary to restore or bring amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance;

(8)	eighth, on and after the occurrence of an Event of Default and a declaration that all Series 200[ ]-[ ] Notes are immediately due and payable, as set forth in the accompanying Prospectus, any Series 200[ ]-[ ] Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6) and (7) will be treated as Series 200[ ]-[ ] Investor Available Principal Amounts payable to the Series 200[ ]-[ ] Noteholders until the outstanding principal amount of the Series 200[ ]-[ ] Notes have been paid in full, unless and until such declaration that all Series 200[ ]-[ ] Notes are immediately due and payable has been rescinded and annulled as set forth in the accompanying Prospectus;

(9)	ninth, if the Servicer elected to waive the Monthly Servicing Fee for the preceding Collection Period, the Indenture Trustee will apply any Series 200[ ]-[ ] Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6), (7) and (8) to reimburse the Servicer for such waived Servicing Fee;

(10)	tenth, any Series 200[ ]-[ ] Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6), (7), (8) and (9) will be treated as Shared Excess Interest Amounts and will be applied to shortfalls or deficits of other series of notes that are included in Excess Interest Sharing Group One; and

(11)	eleventh, to the extent not needed to cover shortfalls or deficits of other series, any Series 200[ ]-[ ] Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) will be paid to the holders of the Depositor Interest, except under the circumstances described under the heading “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below in this section, to such Currency Swap Counterparty.
     If Series 200[ ]-[ ] Investor Available Interest Amounts for any Payment Date are not sufficient to pay in full or otherwise provide for in full the amounts described in clauses (1) through (7) of the preceding paragraph, then Shared Excess Interest Amounts from all other series of notes in Excess Interest Sharing Group One will be applied to pay such shortfall. If such shortfall, together with other similar shortfalls with respect to other series of notes in Excess Interest Sharing Group One, exceed Shared Excess Interest Amounts for such Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series of Notes in Excess Interest Sharing Group One (including Series 200[ ]-[ ]) based on their respective shortfalls.
     If Series 200[ ]-[ ] Investor Available Interest Amounts for any Payment Date, together with Shared Excess Interest Amounts for such Payment Date are not sufficient to pay in full or otherwise provide for in full the amounts described in clauses (3) through (6) of the second preceding paragraph, then the Indenture Trustee, at the direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such shortfall, and apply such amounts to pay such shortfall.
     If Series 200[ ]-[ ] Investor Available Interest Amounts for any Payment Date, together with Shared Excess Interest Amounts and amounts on deposit in the Reserve Account available to pay interest on the Series 200[ ]-[ ] Notes pursuant to clause (4) of the third preceding paragraph are insufficient to pay such interest on such Payment Date, then the Servicer will reallocate from the Series 200[ ]-[ ] Investor Available Principal Amounts with respect to the preceding Collection Period (and to the extent necessary, from amounts that would constitute Series 200[ ]-[ ] Investor Available Principal Amounts with respect to the current Collection Period) the amount of such insufficiency, not to exceed the Series 200[ ]-[ ] Overcollateralization Amount (such reallocated amounts, “Reallocated Principal Collections”). The reallocation of Reallocated Principal Collections at any time will result in a reduction in the Series 200[ ]-[ ] Nominal Liquidation Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of the Series 200[ ]-[ ] Nominal Liquidation Amounts” in this Prospectus Supplement.
     Series 200[ ]-[ ] Investor Available Principal Amounts. Under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement is a description of how principal collections will be allocated among each series and, within each series, between the noteholders and the holders of the Depositor Interest. The portion of the Series 200[ ]-[ ] Allocable Principal Collections (as described under “Deposit and Application of Funds — Allocation Percentages” in this Prospectus Supplement) allocated to the Series 200[ ]-[ ] Noteholders during each Collection Period (other than Reallocated Principal Collections with respect to such Payment Date), together with (i) the amount of any Series 200[ ]-[ ] Investor Available Interest Amounts used by the Indenture Trustee on each Payment Date to fund the Series 200[ ]-[ ] Investor Defaulted Amounts and any Series 200[ ]-[ ] Nominal Liquidation Amount Deficit, as described in clause (6) of the fourth preceding paragraph and (ii) the amount of Series 200[ ]-[ ] Investor Available Interest Amounts treated as Series 200[ ]-[ ] Investor Available Principal Amounts, as described in clause (8) of the fourth preceding paragraph, will be referred to as “Series 200[ ]-[ ] Investor Available Principal Amounts.” The Series 200[ ]-[ ] Investor Available Principal Amounts (together with other amounts specified in this Prospectus Supplement) will be applied by the Indenture Trustee on each Payment Date, at the direction of the Servicer, as follows:
(1)	first:
(a)	if Series 200[ ]-[ ] is in its Accumulation Period, the Indenture Trustee will deposit an amount equal to the lesser of (x) the Controlled Deposit Amount for such Payment Date and (y) the Series 200[ ]-[ ] Invested Amount for such Payment Date in the Accumulation Account for payment to the Series 200[ ]-[ ] Noteholders on the Series 200[ ]-[ ]

Expected Final Payment Date, then to the extent of any remaining Series 200[ ]-[ ] Investor Available Principal Amounts, will treat any remaining Series 200[ ]-[ ] Investor Available Principal Amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of notes included in Excess Principal Sharing Group One;

(b)	if Series 200[ ]-[ ] is in an Early Amortization Period, the Indenture Trustee will pay Series 200[ ]-[ ] Investor Available Principal Amounts (up to the Series 200[ ]-[ ] Invested Amount) to the Series 200[ ]-[ ] Noteholders in payment of principal of the Series 200[ ]-[ ] Notes, then to the extent of any remaining Series 200[ ]-[ ] Investor Available Principal Amounts, will treat any remaining Series 200[ ]-[ ] Investor Available Principal Amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of notes included in Excess Principal Sharing Group One;

(c)	if Series 200[ ]-[ ] is not in its Accumulation Period or an Early Amortization Period, Series 200[ ]-[ ] Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts to be used as described in this clause (1); and
(2)	second, any remaining funds will be reinvested in additional Receivables, if any, and the balance thereof, if any, will be distributed to the holders of the Depositor Interest, except under the circumstances described under the heading “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below in this section, to such Currency Swap Counterparty.
     If Series 200[ ]-[ ] Investor Available Principal Amounts for any Payment Date are not sufficient to pay or deposit in full the amounts described in clauses (1)(a) or (b) of the preceding paragraph, as applicable, then Shared Excess Principal Amounts from all other series of notes in Excess Principal Sharing Group One will be applied to pay such shortfall. If such shortfall, together with other similar principal distribution shortfalls with respect to other series of notes in Excess Principal Sharing Group One, exceed Shared Excess Principal Amounts for such Payment Date, then (i) first, Shared Excess Principal Amounts will be allocated pro rata among the applicable series of Notes in Excess Principal Sharing Group One (including Series 200[ ]-[ ]) based on their respective shortfalls and (ii) second, the Series 200[ ]-[ ] Allocation Percentage of funds, if any, in the Excess Funding Account will be used (to the extent available) to pay or deposit any remaining shortfall with respect to the Series 200[ ]-[ ] Notes, as described in “Sources of Funds to Pay the Notes — Excess Funding Account” in the accompanying Prospectus.
     Amounts payable, if any, by a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below will not be deposited into the Collection Account and will be paid by the Indenture Trustee directly to the holders of the Depositor Interest on each Payment Date.
     The Issuing Entity, at its option, may enter into a Currency Swap Agreement with a Currency Swap Counterparty to swap amounts payable to the holders of the Depositor Interest from United States dollars to Japanese yen; provided, that (i) at the time the Issuing Entity enters into the Currency Swap Agreement, the Rating Agency Condition shall be satisfied, and (ii) any payments to the Currency Swap Counterparty (including termination payments) are payable only from amounts that otherwise are payable to holders of the Depositor Interest.
Reduction and Reinstatement of Series Nominal Liquidation Amounts
     The calculation of a Series Nominal Liquidation Amount is described under “Description of the Notes — Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount of Notes” in the accompanying Prospectus. That section contains a description of reductions and reinstatements of the series nominal liquidation amount other than on account of principal payments. The Series 200[ ]-[ ] Nominal Liquidation Amount as of the Series 200[ ]-[ ] Issuance Date is the sum of (i) the $[ ] initial Series 200[ ]-[ ] Invested Amount (which equals the initial outstanding principal amount of the Series 200[ ]-[ ] Notes) and (ii) the $[ ] Series 200[ ]-[ ] Overcollateralization Amount as of the Series 200[ ]-[ ] Issuance Date. The portion of the Series 200[ ]-[ ] Nominal Liquidation Amount constituting the Series 200[ ]-[ ] Invested Amount will be calculated on each day. Generally, the portion of the Series 200[ ]-[ ] Nominal Liquidation Amount constituting the Series 200[ ]-[ ] Overcollateralization Amount for each Payment Date will be an amount equal to the Series 200[ ]-[ ] Overcollateralization Amount as calculated on the prior Payment Date, decreased by certain reductions since that date and increased by certain reinstatements and other amounts since that date. These reductions and reinstatements are described below.
     Reductions. The Series 200[ ]-[ ] Nominal Liquidation Amount will be reduced (starting with the Series 200[ ]-[ ] Overcollateralization Amount as described below) on any Payment Date by the following amounts:
•	Reallocated Principal Collections, including any Reallocated Principal Collections from the Collection Period occurring in the same month as the Payment Date, not to exceed the Series 200[ ]-[ ] Overcollateralization Amount, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Principal Amounts” in this Prospectus Supplement; and

•	the Series 200[ ]-[ ] Investor Defaulted Amounts in the related Collection Period to the extent that they are not covered by Series 200[ ]-[ ] Investor Available Interest Amounts, Shared Excess Interest Amounts and amounts on deposit in the Reserve Account that are treated as Series 200[ ]-[ ] Investor Available Principal Amounts to cover such Series 200[ ]-[ ] Investor Defaulted Amounts, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Interest Amounts” in this Prospectus Supplement.
     On each Payment Date, the amount of any reduction in the Series 200[ ]-[ ] Nominal Liquidation Amount due to clause (A) or (B) above will be allocated as follows:
•	first, to reduce the Series 200[ ]-[ ] Overcollateralization Amount by the amount of such reduction until the Series 200[ ]-[ ] Overcollateralization Amount is reduced to zero; and

•	second, to reduce the Series 200[ ]-[ ] Invested Amount by any remaining amount of such reduction until the Series 200[ ]-[ ] Invested Amount is reduced to zero.
     In addition, the portion of the Series 200[ ]-[ ] Nominal Liquidation Amount constituting the Series 200[ ]-[ ] Invested Amount will be reduced by amounts deposited into the Accumulation Account and payments of principal of the Series 200[ ]-[ ] Notes and will be increased on any date on which the Issuing Entity issues additional Series 200[ ]-[ ] Notes, as discussed under “Series Provisions — Issuance of Additional Notes” in this Prospectus Supplement, in an amount equal to the invested amount of such additional Series 200[ ]-[ ] Notes.
     When the Series 200[ ]-[ ] Overcollateralization Amount is reduced as described in clause “first” in the second preceding paragraph, such reduction will be applied, first, to the portion of the Series 200[ ]-[ ] Overcollateralization Amount equal to the Primary Series 200[ ]-[ ] Overcollateralization Amount and second, to the portion of the Series 200[ ]-[ ] Overcollateralization Amount equal to the Incremental Overcollateralization Amount. In general, if the Primary Series 200[ ]-[ ] Overcollateralization Amount is reduced on any Payment Date below the applicable Series 200[ ]-[ ] Overcollateralization Percentage of the initial outstanding principal amount of the Series 200[ ]-[ ] Notes, then an Early Amortization Event will occur.
     While the Series 200[ ]-[ ] Overcollateralization Amount will be reduced as described above, the outstanding principal amount of the Series 200[ ]-[ ] Notes will not be similarly reduced. However, the aggregate principal paid on the Series 200[ ]-[ ] Notes will not exceed the Series 200[ ]-[ ] Invested Amount (except to the extent that the Series 200[ ]-[ ] Invested Amount has been reduced by amounts on deposit in the Accumulation Account). Consequently, you will incur a loss on your Notes if the Series 200[ ]-[ ] Overcollateralization Amount is reduced to zero and the Series 200[ ]-[ ] Invested Amount is thereafter reduced and not reinstated as described below.
     Reinstatements. The Series 200[ ]-[ ] Nominal Liquidation Amount will be reinstated on any Payment Date by the amount of the Series 200[ ]-[ ] Investor Available Interest Amounts that are applied with respect to the Series 200[ ]-[ ] Nominal Liquidation Amount Deficit pursuant to clause (4) of the Payment Waterfall and by the amount of Shared Excess Interest Amounts from all other series of notes in Excess Interest Sharing Group One and the amounts on deposit in the Reserve Account that are applied to the Series 200[ ]-[ ] Nominal Liquidation Amount Deficit as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-

[ ] Investor Available Interest Amounts” in this Prospectus Supplement. The amount of that reinstatement will be allocated on that Payment Date as follows:
•	first, if the Series 200[ ]-[ ] Invested Amount has been reduced and not fully reinstated, the reinstatement amount will be allocated to the Series 200[ ]-[ ] Invested Amount until it equals the outstanding principal amount of the Series 200[ ]-[ ] Notes; and

•	second, any remaining reinstatement amount will be allocated to the Series 200[ ]-[ ] Overcollateralization Amount (first to reinstate the Incremental Overcollateralization Amount and then to reinstate the Primary Series 200[ ]-[ ] Overcollateralization Amount) until the Series 200[ ]-[ ] Overcollateralization Amount has been fully reinstated.
     The series nominal liquidation amounts of other series of notes will be subject to similar reductions and reinstatements.
Series 200[ ]-[ ] Overcollateralization Amount
     The Series 200[ ]-[ ] Overcollateralization Amount will be equal to the sum of:
•	the Primary Series 200[ ]-[ ] Overcollateralization Amount; and

•	the Incremental Overcollateralization Amount.
     As of the Series 200[ ]-[ ] Cut-Off Date, the Primary Series 200[ ]-[ ] Overcollateralization Amount was $[          ]. As of the Series 200[ ]-[ ] Cut-Off Date, the Incremental Overcollateralization Amount was $[0].
     The Depositor may, in its sole discretion, increase the Series 200[ ]-[ ] Overcollateralization Percentage (which is used in calculating the Primary Series 200[ ]-[ ] Overcollateralization Amount) so long as the cumulative amount of those increases does not exceed [ ]% of the initial principal amount of the Series 200[ ]-[ ] Notes. The Depositor is under no obligation to increase the Series 200[ ]-[ ] Overcollateralization Percentage at any time.
     The Series 200[ ]-[ ] Overcollateralization Amount will vary from time to time and will be reduced, reinstated or increased as described under “ — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.
Allocation Percentages
     In general, collections on the Receivables and Defaulted Receivables will first be allocated among all outstanding series based on the Series Nominal Liquidation Amount for each series as a percentage of the aggregate of the series nominal liquidation amounts for all outstanding series as described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus. With respect to each day in a Collection Period, collections on Receivables and Defaulted Receivables will be allocated to Series 200[ ]-[ ] on the basis of the Series 200[ ]-[ ] Allocation Percentage. The Series 200[ ]-[ ] Allocation Percentage will be calculated on each day in a Collection Period and will, with certain limited exceptions, be increased or decreased, as applicable, on each day in each Collection Period. In particular, (i) the Series 200[ ]-[ ] Allocable Principal Collections, (ii) the Series 200[ ]-[ ] Allocable Interest Collections and (iii) the Series 200[ ]-[ ] Allocable Defaulted Amounts will be allocated to Series 200[ ]-[ ], in each case, on each day in a Collection Period. The Series 200[ ]-[ ] Allocable Principal Collections and the Series 200[ ]-[ ] Allocable Interest Collections are called the “Series 200[ ]-[ ] Allocable Collections.”
     Series 200[ ]-[ ] Allocable Collections and Series 200[ ]-[ ] Allocable Defaulted Amounts will be further allocated on each day in a Collection Period between the Series 200[ ]-[ ] Noteholders and the holders of the Depositor Interest on the basis of various percentages, depending on whether Series 200[ ]-[ ] Allocable Interest Collections, Series 200[ ]-[ ] Allocable Defaulted Amounts or Series 200[ ]-[ ] Allocable Principal Collections are being allocated and, in the case of Series 200[ ]-[ ] Allocable Principal Collections, whether such amounts are received during the Revolving Period. Specifically, Series 200[ ]-[ ] Allocable Collections and Series 200[ ]-[ ] Allocable Defaulted Amounts will be allocated to the Series 200[ ]-[ ] Noteholders as follows:
•	Series 200[ ]-[ ] Allocable Interest Collections and Series 200[ ]-[ ] Allocable Defaulted Amounts will be allocated based on the Series 200[ ]-[ ] Floating Allocation Percentage;

•	if the Series 200[ ]-[ ] Notes are not in the Revolving Period, then Series 200[ ]-[ ] Allocable Principal Collections will be allocated based on the Series 200[ ]-[ ] Fixed Allocation Percentage; and

•	if the Series 200[ ]-[ ] Notes are in the Revolving Period, then Series 200[ ]-[ ] Allocable Principal Collections will be allocated based on the Series 200[ ]-[ ] Floating Allocation Percentage.
     The portion of the Series 200[ ]-[ ] Allocable Collections not allocated to the Series 200[ ]-[ ] Noteholders will be paid to the holders of the Depositor Interest except to the extent applied as Series 200[ ]-[ ] Investor Available Interest Amounts as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Interest Amounts” in this Prospectus Supplement or required to be deposited in the Excess Funding Account as described under the heading “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus.
Required Participation Percentage
     As described under “Description of the Notes — General” in the accompanying Prospectus, the Depositor will be required either to add to the assets of the Issuing Entity the Receivables of Additional Accounts or make a deposit to the Excess Funding Account if the Adjusted Pool Balance, as of the last day of any Collection Period, is less than the Required Participation Amount on such day. In addition, as described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus, Principal Collections and Interest Collections otherwise distributable to the holders of the Depositor Interest must be deposited into the Excess Funding Account on any day on which the Adjusted Pool Balance on such day is less than the Required Participation Amount on such day. The Required Participation Amount is the sum of (i) the sum of the Required Participation Percentages (including the Required Participation Percentage for Series 200[ ]-[ ]) for each outstanding series multiplied by the respective initial invested amount for each such outstanding series and (ii) the sum of the Required Overcollateralization Amounts of all outstanding series (including the Required Series 200[ ]-[ ] Overcollateralization Amount). The Required Participation Percentage for Series 200[ ]-[ ] is [ ]%. The Depositor may, upon ten days’ prior notice to each of the Indenture Trustee, Standard & Poor’s and Moody’s, reduce the Required Participation Percentage for Series 200[ ]-[ ] to not less than 100%, so long as neither Standard & Poor’s nor Moody’s shall have notified the Depositor or the Servicer that such reduction in the Required Participation Percentage will result in a reduction or withdrawal of the rating of the Series 200[ ]-[ ] Notes or any other outstanding series or class of Notes for which such Rating Agency is providing a rating.
Shared Excess Interest Amounts
     Any Series 200[ ]-[ ] Investor Available Interest Amounts that are not needed to make payments or deposits for Series 200[ ]-[ ] on any Payment Date will be available for allocation to other series of notes that are included in Excess Interest Sharing Group One. Such excess will be treated as Shared Excess Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available interest amounts for other series that are included in Excess Interest Sharing Group One, which have not been covered out of the investor available interest amounts allocable to those series. If these shortfalls exceed the Shared Excess Interest Amounts for any Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in investor available interest amounts. To the extent that Shared Excess Interest Amounts exceed those shortfalls, the balance will be paid to the holders of the Depositor Interest except under the circumstances described under the heading “Source of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus.
Shared Excess Principal Amounts
     Any Series 200[ ]-[ ] Investor Available Principal Amounts that are not needed to make payments or deposits for Series 200[ ]-[ ] on any Payment Date will be available for allocation to other series of notes that are included in Excess Principal Sharing Group One. Such excess will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, which have not been covered out of the investor available principal amounts allocable to those series. Any reallocation of Series 200[ ]-[ ] Investor Available Principal Amounts for this purpose will not reduce the Series 200[ ]-[ ] Nominal Liquidation Amount. If principal shortfalls exceed the Shared Excess Principal Amounts for any Payment Date, Shared Excess Principal

Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in investor available principal amounts. To the extent that Shared Excess Principal Amounts exceed principal shortfalls, the balance will be used to reinvest in additional Receivables, if any, and will then be paid to the holders of the Depositor Interest except under the circumstances described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus.
Early Amortization Events
     The Early Amortization Events with respect to the Series 200[ ]-[ ] Notes will include each of the Early Amortization Events in the accompanying Prospectus, plus each of the following:
(1)	failure on the part of the Issuing Entity, the Depositor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable,
•	to make any payment or deposit required by the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or the Series 200[ ]-[ ] Indenture Supplement, including but not limited to any Depositor Deposit Amount, on or before the date occurring two Business Days after the date that payment or deposit is required to be made; or

•	to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days; or

•	to comply with its covenant not to create any lien on a Receivable; or

•	to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or the Series 200[ ]-[ ] Indenture Supplement, which failure continues unremedied for a period of 45 days after written notice of that failure;
(2)	any representation or warranty made by NMAC, as seller, in the Receivables Purchase Agreement or by the Depositor in the Transfer and Servicing Agreement or any information required to be given by NMAC or the Depositor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 45 days after written notice. An Early Amortization Event, however, shall not be deemed to occur if the Depositor has repurchased the related Receivables or all of the Receivables, if applicable, during that period in accordance with the provisions of the Transfer and Servicing Agreement;

(3)	the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Issuing Entity, Depositor, NNA, NMAC or NML;

(4)	a failure by the Depositor to convey Receivables in Additional Accounts to the Issuing Entity within ten Business Days after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement;

(5)	on any Payment Date, the Primary Series 200[ ]-[ ] Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 200[ ]-[ ] Overcollateralization Percentage and (ii) the initial outstanding principal amount of the Series 200[ ]-[ ] Notes; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (5), any reduction of the Primary Series 200[ ]-[ ] Overcollateralization Amount resulting from reallocations of the Series 200[ ]-[ ] Investor Available Principal Amounts to pay interest on the Series 200[ ]-[ ] Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date;

(6)	any Servicer Default occurs or NMAC no longer acts as Servicer under the Transfer and Servicing Agreement;

(7)	for two consecutive Determination Dates, the aggregate principal balance of Receivables relating to Used Vehicles and Pre-Owned Vehicles (net of amounts on deposit in the Cash Management Account relating to such Receivables) exceeds [ ]% of the Pool Balance as of the last day of the preceding Collection Period;

(8)	on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than [ ]%;

(9)	for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination Date exceed [ ]% of the sum of the Invested Amounts of all outstanding series issued by the Issuing Entity;

(10)	the outstanding principal amount of the Series 200[ ]-[ ] Notes is not repaid in full on or before the Series 200[ ]-[ ] Expected Final Payment Date;

(11)	the Issuing Entity or the Depositor becomes an investment company within the meaning of the Investment Company Act of 1940; and

(12)	the occurrence of an Event of Default with respect to the Series 200[ ]-[ ] Notes under the Indenture.
     In the case of any event described in clauses (1), (2) or (6) of the preceding paragraph, an Early Amortization Event with respect to Series 200[ ]-[ ] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 200[ ]-[ ] Noteholders holding Series 200[ ]-[ ] Notes evidencing more than [50]% of the outstanding principal amount of the Series 200[ ]-[ ] Notes by written notice to the Depositor, NMAC, the Servicer and the Indenture Trustee, if given by Series 200[ ]-[ ] Noteholders, declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the accompanying Prospectus or any event described in (3), (4), (5), (7), (8), (9), (10), (11) or (12) in the preceding paragraph, an Early Amortization Event with respect to Series 200[ ]-[ ] will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 200[ ]-[ ] Noteholders immediately upon the occurrence of that event.
     The Early Amortization Period begins upon the occurrence of an Early Amortization Event. Under the limited circumstances described in this paragraph, an Early Amortization Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period may recommence. If any Early Amortization Event, other than an Early Amortization Event described in clause (3) or (11) in the preceding paragraph occurs, the Revolving Period will recommence only upon the receipt of:
•	written confirmation by Standard & Poor’s and Moody’s, that its rating of the Series 200[ ]-[ ] Notes will not be withdrawn or reduced as a result of the recommencement; and

•	the consent to the recommencement by Series 200[ ]-[ ] Noteholders holding Series 200[ ]-[ ] Notes evidencing more than [50]% of the outstanding principal amount of the Series 200[ ]-[ ] Notes;
provided, that no other Early Amortization Event that has not been cured or waived as described in this Prospectus Supplement has occurred and the scheduled termination of the Revolving Period has not occurred. If an Early Amortization Event described in clause (3) or (11) in the third preceding paragraph occurs, the Early Amortization Period which commences as a result thereof will not terminate, and the Revolving Period will not recommence.
Events of Default
     The Events of Default for the Series 200[ ]-[ ] Notes, as well as the rights and remedies available to the Indenture Trustee and the Series 200[ ]-[ ] Noteholders when an Event of Default occurs, are described under “Description of the Indenture — Events of Default; Rights upon Event of Default” in the accompanying Prospectus.

     If an Event of Default for the Series 200[ ]-[ ] Notes occurs, the Indenture Trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Series 200[ ]-[ ] Notes may declare the Series 200[ ]-[ ] Notes to be immediately due and payable. If the Series 200[ ]-[ ] Notes are accelerated, you may receive principal before the Series 200[ ]-[ ] Expected Final Payment Date.
Collection Account
     The Issuing Entity will establish a Qualified Account to serve as the Collection Account. The Collection Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity, not just for the benefit of the holders of any particular series, including the Series 200[ ]-[ ] Noteholders. At the direction of the Servicer or its agent, the Indenture Trustee will invest funds on deposit in the Collection Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Collection Account will be credited to the Collection Account and included in interest collections for the related Collection Period. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture.
     The Servicer will deposit into the Collection Account the portions of amounts collected on the Receivables in the Trust Portfolio as are allocated to Series 200[ ]-[ ]. The Servicer generally must make such required deposits into the Collection Account no later than two Business Days after processing. However, in the circumstances described under “Sources of Funds to Pay the Notes — Application of Collections” in the accompanying Prospectus, so long as NMAC is the Servicer and other specified conditions are satisfied, it will be able to make these deposits on a monthly basis.
Accumulation Account
     The Issuing Entity will establish a Qualified Account to serve as the Accumulation Account. The Accumulation Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 200[ ]-[ ] Noteholders. Amounts available to pay principal of the Series 200[ ]-[ ] Notes will be deposited (or credited) to the Accumulation Account during the Accumulation Period for payment to the Series 200[ ]-[ ] Noteholders. During the Accumulation Period, the Indenture Trustee, at the direction of the Servicer, will transfer Series 200[ ]-[ ] Investor Available Principal Amounts and certain other amounts up to an amount equal to Monthly Principal, for each related Payment Date from the Collection Account to the Accumulation Account as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Principal Amounts” in this Prospectus Supplement. On the first Payment Date occurring after the commencement of the Early Amortization Period, the Indenture Trustee will apply the amounts on deposit in the Accumulation Account, together with Series 200[ ]-[ ] Investor Available Principal Amounts for that Payment Date and certain other amounts, to pay the principal of the Series 200[ ]-[ ] Notes as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Principal Amounts” in this Prospectus Supplement.
     At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Accumulation Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Accumulation Account will be deposited into the Collection Account and included in Series 200[ ]-[ ] Investor Available Interest Amounts for that Payment Date.
Reserve Account
     The Issuing Entity will establish a Qualified Account to serve as the Reserve Account. The Reserve Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 200[ ]-[ ] Noteholders. On the Series 200[ ]-[ ] Issuance Date, the Issuing Entity will deposit an amount equal to $[ ], representing [ ]% of the Series 200[ ]-[ ] Invested Amount as of the Series 200[ ]-[ ] Issuance Date, in the Reserve Account. Thereafter, the Reserve Account will be funded by the deposits therein, as described under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Interest Amounts” in this Prospectus Supplement, of amounts necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.
     If the Series 200[ ]-[ ] Notes are not paid in full on the earlier of (x) the Final Maturity Date and (y) the first Payment Date on or after the occurrence of an Event of Default and a declaration that all of the Series 200[ ]-[ ]

Notes are immediately due and payable as set forth in the Prospectus, any funds remaining in the Reserve Account, after giving affect to the distributions on such date as set forth under “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Interest Amounts” in this Prospectus Supplement, will be treated as Series 200[ ]-[ ] Investor Available Principal Amounts for distribution to the Series 200[ ]-[ ] Noteholders on such date. Upon the payment in full of the Series 200[ ]-[ ] Notes, any funds remaining in the Reserve Account will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, which have not been covered out of the investor available principal amounts allocable to those series. On the Payment Date on which the outstanding principal amount of the Series 200[ ]-[ ] Notes are paid in full, and after giving effect to distributions, if any, made to other series to cover shortfalls in payments or deposits to be covered by investor available principal amounts for other series that are included in Excess Principal Sharing Group One, the Indenture Trustee, acting at the direction of the Servicer, will distribute to the holders of the Depositor Interest all remaining amounts on deposit in the Reserve Account.
     At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Reserve Account in Eligible Investments that mature no later than the Business Day preceding the following Payment Date. Net investment earnings on funds in the Reserve Account will be deposited into the Collection Account and included in Series 200[ ]-[ ] Investor Available Interest Amounts for the related Payment Date.
[Pre-Funding Account]
     [On the closing date, approximately $___will be deposited from the proceeds of the sale of the Series 2000[ ]-[ ] notes into the pre-funding account that will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the Series 2000[ ]-[ ] notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents approximately      % of the initial Pool Balance (including the expected total outstanding principal balance of the subsequent receivables). The Depositor will convey subsequent receivables to the Issuing Entity subject to the availability of subsequent receivables and the satisfaction of certain conditions precedent and the eligibility criteria described in “The Trust Portfolio” in this Prospectus Supplement and in Description of the Transfer and Servicing Agreement — Eligible Accounts” in the accompanying Prospectus. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the Receivables Purchase Price with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date. [Subsequent receivables purchased with amounts in the pre-funding account are not permitted to be substituted for other receivables.] In connection with the transfer of subsequent receivables, the Servicer and the Depositor will represent that the requirements discussed above are satisfied, but there will be no independent verification to confirm such representations. Subsequent receivables will benefit from the receivables repurchase remedy for the breach of certain receivables representations and warranties that is described under “Description of the Transfer and Servicing Agreement — Representations and Warranties of the Depositor” in the accompanying Prospectus.
     On the first payment date following the termination of the Funding Period, the Indenture Trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders, if the aggregate of those amounts is [$100,000] or less. If the remaining funds in the pre-funding account exceed [$100,000], the funds will be paid ratably to each class of the Series 2000[ ]-[ ] notes.
     Amount on deposit in the pre-funding account will be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments and investment earnings therefrom will be deposited[, net of losses and investment expenses,] into the Collection Account on each Payment Date. Eligible Investments are generally limited to obligations or securities that mature on or before the next Payment Date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in securities that will not mature prior to the next Payment Date with respect to such Series 2000[ ]-[ ] notes and that meet other investment criteria.
     In connection with each purchase of subsequent receivables, officers on behalf of the Servicer, the Depositor and the Issuing Entity will certify that the requirements summarized above are met with regard to that pre-funding. Neither the Rating Agencies nor any other person (other than the Servicer, the Depositor and the Issuing Entity) will provide independent verification of that certification.]

Reports to Noteholders
     On each Payment Date, the paying agent, on behalf of the Indenture Trustee will forward to each Noteholder of record, a statement prepared by the Servicer setting forth the items described under “Sources of Funds to Pay the Notes — Reports to Noteholders” in the accompanying Prospectus.
[THE INTEREST RATE [CAP][SWAP] AGREEMENT]
     [The following summary describes certain terms of the Interest Rate [Cap][Swap] Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Interest Rate [Cap][Swap] Agreement.]
[Payments Under the Interest Rate Cap Agreement ]
     [On the Series Issuance Date the Issuing Entity will enter into a [1992] [2002] International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (such agreement, the “Master Agreement”) with [     ], as Interest Rate Cap Provider, as modified to reflect the transactions described below (the Master Agreement, as so modified, the “Interest Rate Cap Agreement”). The Interest Rate Cap Agreement will incorporate certain relevant standard definitions in the [2000] ISDA Definitions and the Annex to the [2000] ISDA Definitions published by ISDA. Under the Interest Rate Cap Agreement, if [LIBOR] related to any Payment Date exceeds the Interest Rate Cap Rate, the Interest Rate Cap Provider will pay to the Issuing Entity an amount equal to the product of:
1.	[LIBOR] for the related Payment Date minus the Cap Rate,

2.	the notional amount on the cap, [which will equal the Series 200[ ]-[ ] Invested Amount on the first day of the Interest Period related to such Payment Date] and

3.	a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Series Issuance Date, to but excluding the first Payment Date, and the denominator of which is [360][365].
     Unless the Interest Rate Cap Agreement is terminated early as described below under “ — Early Termination of Interest Rate Cap Agreement,” the Interest Rate Cap Agreement will terminate, with respect to the Series 200[ ]-[ ] Notes, on the earlier of (x) the Expected Final Payment Date and (y) the date on which the principal balance of the Series 200[ ]-[ ] Notes has been reduced to zero.]
[Description of the Interest Rate Swap Agreement]
     [On the Series Issuance Date the Issuing Entity will enter into a [1992] [2002] International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (such agreement, the “Master Agreement”) with [ ], as interest rate swap counterparty, as modified to reflect the transactions described below (the Master Agreement, as so modified, the “Interest Rate Swap Agreement”). The Interest Rate Swap Agreement will incorporate certain relevant standard definitions in the [2000] ISDA Definitions and the Annex to the [2000] ISDA Definitions published by ISDA. Under the Interest Rate Swap Agreement, the Issuing Entity will receive payments at a rate determined by reference to [LIBOR], which is the basis for determining the amount of interest due on the Series 200[ ]-[ ] Notes. Under the Interest Rate Swap Agreement, on each Payment Date,
1.	the Issuing Entity will be obligated to pay to the Interest Rate Swap Counterparty an amount equal to interest on a notional amount equal to [the Series 200[ ]-[ ] Invested Amount on the first day of the Interest Period related to such Payment Date at the notional fixed rate of [ ]%],

2.	the Interest Rate Swap Counterparty will be obligated to pay to the Issuing Entity a floating interest rate of [LIBOR] plus [ ]% on a notional amount equal to [the Series 200[ ]-[ ] Invested Amount on the first of the Interest Period related to such Payment Date].

     On each Payment Date, the amount the Issuing Entity is obligated to pay will be netted against the amount the Interest Rate Swap Counterparty is obligated to pay under the Interest Rate Swap Agreement. Only the net amount will be due from the Issuing Entity or the Interest Rate Swap Counterparty, as applicable. Any amounts due to the Interest Rate Swap Counterparty, other than Swap Termination Payments, will be paid prior to payment of interest on the Notes.]
     NMAC estimates the maximum probable exposure, made in substantially the same manner as that used in NMAC’s internal risk management process in respect of similar instruments, as a percentage of the aggregate principal balance of the Class A[ ] Notes, is [less than 10%] [at least 10% but less than 20%] [20% or more].]
     [Add disclosure as required under Reg AB 1115(b)(1) if Interest Rate Swap Counterparty or Interest Rate Cap Provider provides payment representing 10% to less than 20% of cash flow supporting any offered class.]
     [Add disclosure as required under Reg AB 1115(b)(2) if Interest Rate Swap Counterparty or Interest Rate Cap Provider supports 20% or more of cash flow supporting any offered class.]
[Description of the Interest Rate [Cap Provider][Swap Counterparty]
     [[          ], is a [          ] corporation with its principal place of business located at []. [It is a wholly-owned subsidiary of [ ]. [ ] primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. [       ] maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, [          ] enters into repurchase and resale agreements with certain affiliated companies. The obligations of [     ] under the Interest Rate [Cap][Swap] Agreement will be guaranteed by [ ].]
     [          ], is a [          ] corporation with its principal place of business located at [ ].[           ]’s senior unsecured debt obligations currently are rated [          ] by Standard & Poor’s and [          ] by Moody’s.]
[Conditions Precedent]
     [The obligations of the Interest Rate [Cap Provider][Swap Counterparty] to pay certain amounts due under the Interest Rate [Cap][Swap] Agreement will be subject to the conditions precedent that no Early Termination Date (as defined below under “ — Early Termination of Interest Rate [Cap][Swap] Agreement”) shall have occurred or shall have been effectively designated.]
[Defaults Under Interest Rate [Cap][Swap] Agreement ]
     [Events of default under the Interest Rate [Cap][Swap] Agreement (each, a “Interest Rate [Cap][Swap] Event of Default”) are limited to: (i) the failure of the Interest Rate [Cap Provider][Swap Counterparty] to pay any amount when due under the Interest Rate [Cap][Swap] Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy of the Interest Rate [Cap Provider][Swap Counterparty]; [and (iii) certain other standard events of default under the Master Agreement.]
[Interest Rate [Cap][Swap] Termination Events ]
     [“Interest Rate [Cap][Swap] Termination Events” under the Interest Rate [Cap][Swap] Agreement consist of the following: (i) any event of default under the Indenture that results in the acceleration of the Notes or the liquidation of the Issuing Entity’s property; (ii) the Indenture is amended or supplemented without the consent of the Interest Rate [Cap Provider][Swap Counterparty] in any manner which would adversely affect any of the Interest Rate [Cap Provider][Swap Counterparty]’s rights or obligations under the Interest Rate [Cap][Swap] Agreement; (iii) the long-term debt rating of [     ] is reduced to a level below “[     ]” by Moody’s or “[      ]” by Standard & Poor’s or the short-term debt rating of [     ] is reduced to a level below “[      ]” by Moody’s, or “[     ]” by Standard & Poor’s (or, in each case, such lower ratings as may be permitted by Moody’s and Standard & Poor’s without causing a downgrade in the ratings applicable to the Notes) and the Interest Rate [Cap Provider][Swap Counterparty] has failed to otherwise cure such default under the terms of the Interest Rate [Cap][Swap] Agreement; and (iv) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Interest Rate [Cap][Swap] Agreement), “Force Majeure Event” (which generally relates to the occurrence of catastrophic events beyond the control of the parties, such as natural disasters and acts of state that prevents either of the parties from performing its obligations under the Interest Rate [Cap][Swap] Agreement, “Tax Event” (which generally relates to either party to the Interest Rate [Cap][Swap] Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Interest Rate [Cap][Swap] Agreement receiving a payment under the Interest Rate [Cap][Swap] Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections [5(b)(i)], [5(b)(ii)], [5(b)(iii)], and [5(b)(iv)] of the Master Agreement.]
[Early Termination of Interest Rate [Cap][Swap] Agreement
     Upon the occurrence and during the continuance of any Interest Rate [Cap][Swap] Event of Default, the non-defaulting party will have the right to designate an “Early Termination Date” (as defined in the Interest Rate [Cap][Swap] Agreement). On the Early Termination Date, the Interest Rate [Cap][Swap] Agreement will terminate. With respect to Interest Rate [Cap][Swap] Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Interest Rate [Cap][Swap] Agreement with respect to each Interest Rate [Cap][Swap] Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Interest Rate [Cap][Swap] Termination Event has used reasonable efforts to transfer its rights and obligations under such Interest Rate [Cap][Swap] Agreement to a related entity within a limited period after notice has been given of the Interest Rate [Cap][Swap] Termination Event, all as set forth in the Interest Rate [Cap][Swap] Agreement. The occurrence of an Early Termination Date under the Interest Rate [Cap][Swap] Agreement will constitute a “Interest Rate [Cap][Swap] Termination.”
     The Issuing Entity will assign its rights under the Interest Rate [Cap][Swap] Agreement to the Indenture Trustee in connection with the Issuing Entity’s pledge of the assets of the Issuing Entity as collateral for the Notes. The Indenture provides that upon the occurrence of (i) any Interest Rate [Cap][Swap] Event of Default arising from any action taken, or failure to act, by the Interest Rate [Cap Provider][Swap Counterparty], or (ii) any Interest Rate [Cap][Swap] Termination Event (except as described in the following sentence) with respect to which the Interest Rate [Cap Provider][Swap Counterparty] is an affected party, the Indenture Trustee may and will, at the direction of the Noteholders evidencing at least a majority of the aggregate of the outstanding principal balances of all such classes voting as a single class, by notice to the Interest Rate [Cap Provider][Swap Counterparty], designate an Early Termination Date with respect to the Interest Rate [Cap][Swap] Agreement. If a Interest Rate [Cap][Swap] Termination Event occurs as a result of the insolvency or bankruptcy of the Interest Rate [Cap Provider][Swap Counterparty], which event has not been otherwise cured under the terms of the Interest Rate [Cap][Swap] Agreement, the Indenture Trustee will be required by the terms of the Indenture (as assignee of the rights of the Issuing Entity under the Interest Rate [Cap][Swap] Agreement) to terminate the Interest Rate [Cap][Swap] Agreement.
     Following an Early Termination Date, [the Issuing Entity or] the Interest Rate [Cap Provider][Swap Counterparty] may be liable to make a termination payment to the [other party][the Issuing Entity], in some cases regardless, of which party may have caused such termination (any such payment, a “Interest Rate [Cap][Swap] Termination Payment”). The amount of any Interest Rate [Cap][Swap] Termination Payment due to the Issuing Entity will be available to make payment on the Notes[, and the amount of any Swap Termination Payment due to the Swap Counterparty will be payable out of funds pari passu with payments of interest on the Notes]. The Interest Rate [Cap][Swap] Termination Payment will generally be based on the replacement costs incurred or gains realized in replacing or providing the economic equivalent of the material terms of the interest rate [cap][swap] transactions, together with amounts in respect of obligations that were due but unfulfilled at the time of termination, in accordance with the procedures set forth in the Interest Rate [Cap][Swap] Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as Interest Rate [Cap][Swap] Payments are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any Interest Rate [Cap][Swap] Termination Payment could, if interest rates have changed significantly, be substantial.
     With respect to certain Interest Rate [Cap][Swap] Termination Events, the Issuing Entity may, but is not obligated to, obtain a replacement interest rate [cap][swap] agreement on substantially the same terms as the Interest Rate [Cap][Swap] Agreement, provided, that, (a) the new Interest Rate [Cap Provider][Swap Counterparty] enters into a substantially similar interest rate [cap][swap] agreement to the reasonable satisfaction of the Indenture Trustee (as assignee of the rights of the Issuing Entity under the Interest Rate [Cap][Swap] Agreement) and (b) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by Moody’s and Standard & Poor’s to the Notes at the time of such Interest Rate [Cap][Swap] Termination.
     Upon the occurrence of any Event of Default that results in acceleration of the Notes or involving an uncured payment default under the Indenture, the principal of each class of Notes will become immediately payable and the Indenture Trustee will be obligated to liquidate the assets of the Issuing Entity. In any such event, the ability of the Issuing Entity to pay interest on each class of Notes will depend on (a) the price at which the assets of the Issuing Entity are liquidated and (b) the amount of the Interest Rate [Cap][Swap] Termination Payment, if any, that may be due to the Issuing Entity from the Interest Rate [Cap Provider][Swap Counterparty] under the Interest Rate [Cap][Swap] Agreement. If the net proceeds of the liquidation of the assets of the Issuing Entity are not sufficient to make all payments due in respect of the Notes and for the Issuing Entity to meet its obligations, if any, in respect of the termination of the Interest Rate [Cap][Swap] Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described herein. See “Description of the Notes — Principal”]
[Taxation]
     [Neither the Issuing Entity nor the Interest Rate [Cap Provider][Swap Counterparty] is obligated under the Interest Rate [Cap][Swap] Agreement to gross up payments if withholding taxes are imposed on payments made under the Interest Rate [Cap][Swap] Agreement. If payments by the Interest Rate [Cap Provider][Swap Counterparty] to the Issuing Entity become subject to withholding taxes, holders of Notes evidencing at least a majority of the aggregate outstanding principal balances of all such classes voting as a single class may direct the Indenture Trustee to terminate the Interest Rate [Cap][Swap] Agreement, as described above under “ — Interest Rate [Cap][Swap] Termination Events.”]
[Modification and Amendment of Interest Rate [Cap][Swap] Agreement]
     [The Indenture contains provisions permitting the Indenture Trustee (as assignee of the rights of the Issuing Entity under the Interest Rate [Cap][Swap] Agreement) to enter into any amendment of the Interest Rate [Cap][Swap] Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein that may be inconsistent with any other provision therein or with the Indenture, or (iii) to add any other provisions with respect to matters or questions arising under the Interest Rate [Cap][Swap] Agreement; provided, in the case of clause (iii), that such amendment will not adversely affect in any material respect the interest of any Noteholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholder if [the Rating Agency Condition is satisfied with respect to such amendment] [Standard & Poor’s delivers a letter to the Indenture Trustee to the effect that the amendment will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, and if the Indenture Trustee has provided Moody’s with 10 days’ prior written notice of the amendment and Moody’s shall not have notified the Indenture Trustee or the Owner Trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Notes.]
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel to the Depositor, for U.S. federal income tax purposes (i) the Series 200[ ]-[ ] Notes will constitute indebtedness, and (ii) the Issuing Entity will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Series 200[ ]-[ ] note, will agree to treat the Series 200[ ]-[ ] Notes as indebtedness for federal, state and local income and franchise tax purposes.
     The Depositor Interest will be owned by the Depositor on the Series 200[ ]-[ ] Issuance Date. Accordingly, the Issuing Entity will be characterized as a division of the Depositor for U.S. federal income tax purposes. If the Depositor sells or otherwise transfers any interest in the Depositor Interest, this characterization may change. See “Material Federal Income Tax Consequences — Tax Characterization of the Issuing Entity” in the accompanying Prospectus.
     See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in the accompanying Prospectus.

ERISA CONSIDERATIONS
     Subject to important considerations described below and under “ERISA Considerations” in the accompanying Prospectus, the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”).
     Although there is little guidance on the subject, assuming the Series 200[ ]-[ ] Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Series 200[ ]-[ ] Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation (as defined in “ERISA Considerations” in the accompanying Prospectus). This determination is based in part upon the traditional debt features of the Series 200[ ]-[ ] Notes, including the reasonable expectation of purchasers of Series 200[ ]-[ ] Notes that the Series 200[ ]-[ ] Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Series 200[ ]-[ ] Notes for ERISA purposes could change if the Issuing Entity incurs losses. For additional information regarding the treatment of the Series 200[ ]-[ ] Notes under ERISA, see “ERISA Considerations” in the accompanying Prospectus.
     Without regard to whether the Series 200[ ]-[ ] Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation, the acquisition, holding and disposition of Series 200[ ]-[ ] Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of Series 200[ ]-[ ] Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; and 96-23, regarding transactions effected by “in-house asset managers.”
     In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Series 200[ ]-[ ] Notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Series 200[ ]-[ ] Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Series 200[ ]-[ ] Note (or any interest therein) with the assets of a Benefit Plan or other employee benefit plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the Series 200[ ]-[ ] Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar applicable law.
     A plan fiduciary considering the purchase of Series 200[   ]-[   ] Notes on behalf of a Benefit Plan should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING
     Subject to the terms and conditions set forth in the Underwriting Agreement, the Issuing Entity has agreed to sell to each of the Underwriters named below, and each Underwriter has severally agreed to purchase, Series 200[ ]-[ ] Notes in the initial principal amounts indicated opposite its name:

Principal Amount
	of Series 200[ ]-[	]
Name of Underwriter	Notes
[ ]	$

[ ]	$

Total	$

     The Issuing Entity has been advised by the Underwriters that they propose initially to offer the Series 200[ ]-[ ] Notes offered by this Prospectus Supplement to the public at the prices set forth herein. After the initial public offering of such Series 200[ ]-[ ] Notes, the public offering price may change.
     The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Series 200[ ]-[ ] Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting	Net Proceeds
	Discount and	to the Issuing	Selling Concessions	Reallowance
	Commissions	Entity(1)	Not to Exceed	Not to Exceed
Series 200[ ]-[ ] Notes	%	%	%	%
Total for the offered Notes	$	$

(1)	Before deducting expenses payable by the Issuing Entity estimated to be $[ ].
     Until the distribution of the Series 200[ ]-[ ] Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series 200[ ]-[ ] Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Series 200[ ]-[ ] Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series 200[ ]-[ ] Notes.
     If the Underwriters create a short position in the Series 200[ ]-[ ] Notes in connection with this offering, (i.e., they sell more Series 200[ ]-[ ] Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Series 200[ ]-[ ] Notes in the open market.
     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Series 200[ ]-[ ] Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Series 200[ ]-[ ] Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Series 200[ ]-[ ] Notes as part of the offering.
     In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
     Neither the Issuing Entity nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Series 200[ ]-[ ] Notes. In addition, neither the Issuing Entity nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
     The Series 200[ ]-[ ] Notes are new issues of securities and there currently is no secondary market for the Series 200[ ]-[ ] Notes. The Underwriters for the Series 200[ ]-[ ] Notes expect to make a market in such Series 200[ ]-[ ] Notes but will not be obligated to do so. There is no assurance that a secondary market for the Series 200[ ]-[ ] Notes will develop. If a secondary market for the Series 200[ ]-[ ] Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Series 200[ ]-[ ] Notes.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account, the Reserve Account and the Excess Funding Account, at the direction of the Servicer, in investments acquired from or issued by the Underwriters.
     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates. The Issuing Entity expects to apply a portion of the net proceeds from the issuance of the Series 200[ ]-[ ] Notes to the repayment of debt, including the Warehouse Series Notes. An affiliate of each of the Underwriters has acted as a lender with respect to the Warehouse Series Notes, and each such affiliate will receive a portion of such proceeds as repayment, in part, of the Warehouse Series Notes.
     The Issuing Entity, the Depositor and NMAC have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. Any obligation of the Issuing Entity with respect to such indemnification of the Underwriters shall be subordinated to its obligations to make payments on the Series 200[ ]-[ ] Notes and the Notes of any other series issued by it and will only be paid to the extent of available funds.
     The Underwriters have informed the Issuing Entity that they do not expect discretionary sales by the Underwriters to exceed [5]% of the principal amount of the Series 200[ ]-[ ] Notes offered by this Prospectus Supplement.
     It is expected that the delivery of the Series 200[ ]-[ ] Notes will be made against payment therefor on or about the Series 200[ ]-[ ] Issuance Date, which is expected to be the fifth Business Day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three Business Days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Series 200[ ]-[ ] Notes on the date hereof and for a period of five Business Days hereafter will be required, by virtue of the fact that the Series 200[ ]-[ ] Notes initially will settle five Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.
     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Series 200[ ]-[ ] Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Series 200[ ]-[ ] Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Issuing Entity.
MATERIAL LITIGATION
     [No material litigation or governmental proceeding is pending, or has been threatened, against the Servicer, the Depositor or the Issuing Entity.]
CERTAIN RELATIONSHIPS
     The Depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in the accompanying Prospectus and this Prospectus Supplement, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc. [Describe any agreements that are not arms’ length and outside the ordinary course of business.]
LEGAL MATTERS
     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Series 200[ ]-[ ] Notes and certain federal income tax and other matters will be passed upon for the Issuing Entity, by Mayer, Brown, Rowe & Maw LLP. Certain legal matters relating to the Series 200[ ]-[ ] Notes will be passed upon for the Underwriters by [Orrick, Herrington & Sutcliffe LLP.]

NOTE RATINGS
     The Issuing Entity will issue the Series 200[ ]-[ ] Notes only if they are rated at the time of issuance “AAA” by Standard & Poor’s and “Aaa” by Moody’s. Each such Rating Agency and their ratings only address the likelihood that you will timely receive interest payments due and you will ultimately receive all of your required principal payments by the Final Maturity Date. The Rating Agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series 200[ ]-[ ] Notes prior to or after the Series 200[ ]-[ ] Expected Final Payment Date. The ratings assigned to the Series 200[ ]-[ ] Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to reduction or withdrawal at any time by any Rating Agency.

GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT
     To the extent certain capitalized terms are used in this Prospectus Supplement and are not defined in this section, the definitions for such terms can be found in the section called “Glossary of Principal Terms” at the end of the accompanying Prospectus.
     “Account” means, as of any date of determination, each Eligible Account, which shall include each initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.
     “Accumulation Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 200[ ]-[ ] Noteholders, into which principal will be deposited for payment to the Series 200[ ]-[ ] Noteholders as set forth in this Prospectus Supplement.
     “Accumulation Period” means the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of (i) the last day of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 200[ ]-[ ] Notes is expected to be reduced to zero and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. If an Early Amortization Period that is not terminated, as described in “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement, has commenced before the Accumulation Period Commencement Date, the Series 200[ ]-[ ] Notes will not have an Accumulation Period.
     “Accumulation Period Commencement Date” means, for the Series 200[ ]-[ ] Notes, [ ], 20[ ] or, if the Issuing Entity, acting directly or through the Administrator, elects to delay the start of the Accumulation Period, a later date selected by the Issuing Entity. In selecting an Accumulation Period Commencement Date, the Issuing Entity must satisfy the conditions described under “Series Provisions — Principal” in this Prospectus Supplement.
     “Accumulation Period Length” means the number of full Collection Periods in the Accumulation Period.
     “Accumulation Shortfall” means (i) on the first Payment Date with respect to the Accumulation Period, zero and (ii) thereafter, on each Payment Date with respect to the Accumulation Period, the excess, if any of the Controlled Deposit Amount for the preceding Payment Date over all amounts deposited in the Accumulation Account on such Payment Date.
     “Addition Date” means, for an Additional Account designated for the Issuing Entity, the date on which Receivables arising in connection with that Account are first transferred to the Issuing Entity.
     “Additional Account” means each Eligible Account from time to time designated for the Issuing Entity after the Series 200[ ]-[ ] Issuance Date, the then-existing and subsequently created Receivables of which will be transferred to the Issuing Entity.
     “Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account [and the pre-funding account] (determined after giving effect to amounts transferred to the Issuing Entity on that date), on such day.
     “Administration Agreement” means the Administration Agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, among the Administrator, the Issuing Entity, the Indenture Trustee and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Administrator” means NMAC (together with its successors and permitted assigns) acting as an administrative agent for the Issuing Entity pursuant to the Administration Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
     “Advance” has the meaning assigned such term in “Series Provisions — Advance” in this Prospectus Supplement.
     “Business Day” means any day except a Saturday, Sunday or a day on which banks in New York, New York, Nashville, Tennessee, Wilmington, Delaware, or Irving, Texas, are authorized or obligated by law, regulation, executive order or governmental decree to be closed.
     “Calculation Agent” means, initially, the Indenture Trustee, and thereafter, any other Person designated by the Indenture Trustee to act in such capacity.

     “Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.
     “Cash Management Account Balance” means, at any time, the aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.
     “Clearstream Banking Luxembourg” means Clearstream Banking société anonyme and its successors.
     “Collection Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity and any Series Enhancer as described in this Prospectus Supplement and the accompanying Prospectus.
     “Collection Period” means, (i) with respect to the [     ] 200[ ] Payment Date, the period commencing on (and including) [     ], 200[ ] and ending on (and including) [     ], 200[ ] and (ii) with respect to any other Payment Date, the calendar month preceding the month in which that Payment Date occurs.
     “Controlled Accumulation Amount” means, for any Payment Date with respect to the Accumulation Period, $[     ]; provided, however, that if the Accumulation Period Length is determined to be less than six months, the Controlled Accumulation Amounts for each Payment Date with respect to the Accumulation Period will be equal to the quotient obtained by dividing (i) the initial Series 200[ ]-[ ] Invested Amount by (ii) the Accumulation Period Length.
     “Controlled Deposit Amount” means, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.
     “Currency Swap Agreement” shall mean any currency swap agreement, entered into pursuant to the Trust Agreement and the Transfer and Servicing Agreement, including all schedules and confirmations thereto, entered into by the Issuing Entity and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.
     “Currency Swap Counterparty” shall mean an unaffiliated third party, as currency swap counterparty under the Currency Swap Agreement, or any successor or replacement swap counterparty from time to time under the Currency Swap Agreement.
     “Dealer Overconcentrations” means, on any Payment Date, with respect to the following Dealers or groups of affiliated Dealers, the sum of the following:
•	the amount by which the aggregate balance of Principal Receivables due from AutoNation, Inc. and its affiliates, less any amounts on deposit in the Cash Management Account relating to such Receivables, exceeds [10]% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

•	the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from each of the next three largest Dealers or groups of affiliated Dealers exceeds [3.5]% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;

•	the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from the next largest dealer or group of affiliated Dealers exceeds [2.75]% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date; and

•	the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from any other dealer or group of affiliated Dealers exceeds [2]% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date.

     “Defaulted Amount” means, for any day in a Collection Period, an amount (never less than zero) equal to:
•	the principal amount of Receivables (net of any amounts on deposit in the Cash Management Account with respect to such Receivables) owned by the Issuing Entity that became Defaulted Receivables during the related Collection Period; minus

•	the principal amount of the Defaulted Receivables that are to be reassigned to the Depositor during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Depositor); minus

•	the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).
     “Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.
     “Depositor” means NWRC II and its successors.
     “Depositor Deposit Amount” means the amounts that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Depositor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuing Entity on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.
     “Depositor Interest” means an interest that represents the right to receive all cash flows from the Issuing Entity Assets not required to make payments on the Notes or to credit enhancement providers or which is not otherwise allocable to the Noteholders.
     “Designated LIBOR Page” means the display on Moneyline Telerate, Inc. or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.
     “Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date and is the date on which payments to Series 200[ ]-[ ] Noteholders are determined.
     “DTC” means The Depository Trust Company and its successors.
     “Early Amortization Events” means such events as are set forth and described under “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement.
     “Early Amortization Period” means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the last day of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 200[ ]-[ ] Notes will be paid in full, (ii) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the limited circumstances described in “Deposit and Application of Funds — Early Amortization Events” in this Prospectus Supplement and (iii) the Issuing Entity Termination Date.
     “Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:
•	is in existence and maintained and serviced by NMAC;

•	is in favor of a Nissan or Infiniti Dealer authorized by NNA or any other manufacturer to sell New Vehicles;

•	has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

•	is covered by insurance in the manner required by the Floorplan Financing Guidelines;

•	is in favor of a Dealer whose principal showroom is located in the geographical regions specified in the applicable sales and service agreement;

•	is in favor of a Dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding [5]% as determined by the Servicer on a quarterly basis;

•	is in favor of a Dealer that has not been classified by the Servicer as in “Status” (or other comparable classification) for any reason within the previous two years under the Floorplan Financing Agreement or under any other lender floorplan program; and

•	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.
     “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:
(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided, that at the time of the Issuing Entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such depository institution or trust company’s short-term debt is rated by Fitch, the highest category of Fitch;

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuing Entity’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch;

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, a credit rating satisfactory to Fitch; or

(8)	any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.
     “Eligible Receivable” means a Receivable that:
(1)	was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

(2)	is secured by a perfected first priority interest in the related floorplan financed vehicle;

(3)	is the subject of a valid transfer and assignment from the Depositor to the Issuing Entity of all the Depositor’s rights and interest in the Receivable, including:
(a)	the first priority security interest granted by the Dealers in the related vehicles and the subordinated security interest granted by the Dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the Dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, the Floorplan Financing Agreement between NMAC and the Dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related Dealer; and

(c)	all related proceeds;
(4)	is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

(5)	as to which NNA, NMAC and the Depositor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:
(a)	the creation of the Receivable, the transfer of the Receivables to the Depositor and then to the Issuing Entity, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any related repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;
(6)	as to which the Issuing Entity will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7)	if it relates to a New Vehicle, is covered by a repurchase agreement or other similar agreement from the related vehicle manufacturers;

(8)	will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9)	is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

(10)	as to which NNA, NMAC and the Depositor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

(11)	as to which none of NNA, NMAC or the Depositor, as applicable, has taken or failed to take any action which would impair the rights of the Issuing Entity or the Noteholders in the Receivable;

(12)	when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding [30]% of the Receivables balance as of the date of transfer (after giving effect thereto);

(13)	if generated from a Dealer rated “C” according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among Dealers rated “C” according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such Dealers exceeding [40]% of the Receivables balance as of the date of transfer (after giving effect thereto); and

(14)	constitutes either an “account” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.
     “Euroclear” means the Euroclear System.
     “Event of Default” for any series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement and Prospectus Supplement:
•	the Issuing Entity fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

•	the Issuing Entity fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

•	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuing Entity or Depositor; or

•	the Issuing Entity fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 45 days after notice to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal amount of the affected series.
     “Excess Funding Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series and any Series Enhancers as described in this Prospectus Supplement and in the accompanying Prospectus.
     “Excess Interest Sharing Group One” means each series of Notes, including Series 200[ ]-[ ] Notes, included in Excess Interest Sharing Group One as specified in the Series 200[ ]-[ ] Indenture Supplement.
     “Excess Principal Sharing Group One” means each series of Notes, including Series 200[ ]-[ ] Notes, included in Excess Principal Sharing Group One as specified in the Series 200[ ]-[ ] Indenture Supplement.
     “Final Maturity Date” means [          ], 20[ ].
     “Fitch” means Fitch Ratings and its successors.
     “Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a manufacturer, pursuant to which (a) NMAC agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

     “Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of Dealers.
     [“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the Issuing Entity.]
     [“Funding Period” means the period from the closing date until the earliest of (1) [three] full calendar months following the closing date; (2) the date the amount on deposit in the pre-funding account is [$10,000] or less or (3) [Describe any other triggering events.]
     “Global Securities” means the globally offered Notes.
     “Incremental Overcollateralization Amount” means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 200[ ]-[ ] Invested Amount on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by (ii) the sum of the Dealer Overconcentrations and the aggregate principal amount of Ineligible Receivables (other than those that became Defaulted Receivables) as of the last day of the preceding Collection Period, in each case, that are not subject to reassignment from the Issuing Entity.
     “Indenture” means the indenture, dated as of July 24, 2003, as amended and restated as of October 15, 2003, between the Issuing Entity and the Indenture Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Indenture Supplement” means a supplement to the Indenture entered into between the Issuing Entity and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.
     “Indenture Trustee” means [The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association)], in its capacity as indenture trustee under the Indenture.
     “Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a motor vehicle Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account.”
     “Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable.”
     “Interest Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:
•	all collections of Interest Receivables owned by the Issuing Entity;

•	the interest portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer; and

•	all amounts received, including any insurance proceeds, by the Depositor or the Servicer with respect to Defaulted Receivables (including all recoveries).
     [“Interest Rate [Cap][Swap] Agreement” means, [ ].]
     [“Interest Rate [Cap Provider][Swap Counterparty]” means, [ ].]
     [“Interest Rate Swap Payment” means, [          ]].
     [“Interest Rate Swap Receipt” means, [          ]].
     “Interest Determination Date” means, with respect to any Interest Period, the day that is two London Business Days prior to the first day of such Interest Period.

     “Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 200[ ]-[ ] Issuance Date to but excluding the first Payment Date.
     “Interest Receivable” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of interest.
     “Issuing Entity” means Nissan Master Owner Trust Receivables, a Delaware statutory trust.
     “Issuing Entity Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.
     “Issuing Entity Termination Date” means the date on which the Issuing Entity will terminate as specified in the Trust Agreement.
     “LIBOR” is described under “Series Provisions — Interest” in this Prospectus Supplement.
     “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     “Monthly Interest” means, for any Payment Date, the amount of interest accrued in respect of the Series 200[ ]-[ ] Notes in the Interest Period for that Payment Date.
     “Monthly Payment Rate” means, for a Collection Period, the percentage obtained by dividing the Principal Collections for such Collection Period by the average of the aggregate balance of principal Receivables as of the first and last day of such Collection Period.
     “Monthly Principal” means, with respect to any Payment Date relating to the Accumulation Period or any Early Amortization Period, the Series 200[ ]-[ ] Investor Available Principal Amounts for that Payment Date, Shared Excess Principal Amounts and available funds from the Excess Funding Account that are allocated to Series 200[ ]-[ ]. For each Payment Date, however, with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Deposit Amount. Also, Monthly Principal will not exceed the Series 200[ ]-[ ] Invested Amount, except to the extent that the Series 200[ ]-[ ] Invested Amount has been reduced by amounts on deposit in the Accumulation Account.
     “Monthly Servicing Fee” means, for the Series 200[ ]-[ ] Notes for any Payment Date, an amount equal to one-twelfth of [1.0]% per annum (or such lesser percentage as may be specified by the Servicer) of the arithmetic average of the Series 200[ ]-[ ] Nominal Liquidation Amount as of each day during the preceding Collection Period (or, in the case of the first Payment Date, the Series 200[ ]-[ ] Nominal Liquidation Amount as of each day during the period beginning on the Series 200[ ]-[ ] Issuance Date and ending on [ ], 200[ ]), or such lesser amount to the extent a portion of the Monthly Servicing Fee is waived by the Servicer as set forth in “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus; provided, that with respect to the first Payment Date, the Monthly Servicing Fee will be calculated based on the number of days in the period commencing on (and including) the Series 200[ ]-[ ] Issuance Date and ending on (and including) [ ], 200[ ].
     “Moody’s” means Moody’s Investors Service and its successors.
     “New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable repurchase agreement or new non-Nissan vehicles purchased from other manufacturers, funded under NMAC financing arrangements and satisfying substantially the same criteria.
     “NMAC” means Nissan Motor Acceptance Corporation and its successors.
     “NML” means Nissan Motor Co., Ltd. and its successors.
     “NNA” means Nissan North America, Inc. and its successors.
     “Nonrecoverable Advance” has the meaning assigned such term in “Series Provisions — Advance” in this Prospectus Supplement.
     “Noteholder” means, as of any date, the holder of any Note.

     “Notes” means the notes of any series or class as described in the accompanying Prospectus and this Prospectus Supplement, issued by the Issuing Entity (including the Series 200[ ]-[ ] Notes) pursuant to the terms of the Indenture and any related Indenture Supplement.
     “NWRC II” means Nissan Wholesale Receivables Corporation II and its successors.
     “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement.
     “Payment Date” means the [ ] day of each month (or if that [ ] day is not a Business Day, the next following Business Day), commencing in [     ], 200[ ].
     “Payment Waterfall” has the meaning assigned such term in “Deposit and Application of Funs — Application of Available Amounts” in this Prospectus Supplement.
     “Pool Balance” means, on any date, the aggregate amount of the principal balances of the Receivables on that date, net of the Cash Management Account Balance on such date.
     “Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, Infiniti Financial Services or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which have not been titled (including demonstration vehicles), or model years within five years of such current model year.
     “Primary Series 200[ ]-[ ] Overcollateralization Amount” means, as of any Payment Date, the Series 200[ ]-[ ] Overcollateralization Percentage on the Series 200[ ]-[ ] Issuance Date of the initial outstanding principal amount of the Series 200[ ]- [ ] Notes (which upon issuance will be $[          ]), minus the reductions, and plus the reinstatements, in the Primary Series 200[ ]-[ ] Overcollateralization Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amount” in this Prospectus Supplement.
     “Principal Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:
•	all collections of Principal Receivables owned by the Issuing Entity (excluding, in all cases, all amounts recovered on Defaulted Receivables);

•	any cash proceeds transferred by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the exercise by NMAC of its right to set-off against a Dealer’s principal balance of Receivables under the cash management agreement, between NMAC and such Dealer;

•	all other amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the application of amounts credited to the Cash Management Account to reduce a Dealer’s principal balance of Receivables;

•	the principal portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer;

•	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity resulting from reductions in the principal amount of Receivables due to Dealer rebates, billing errors, returned merchandise and certain other similar noncash items and repurchase obligations; and

•	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity in connection with Dealer terminations.
     “Principal Receivables” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to Dealers, billing errors, returned merchandise and certain other similar non-cash items.
     “Prospectus” means the prospectus dated [     ], 200[ ] accompanying this Prospectus Supplement.
     “Prospectus Supplement” means this prospectus supplement dated [ ], 200[ ].

     “Rating Agency” means each rating agency designated by the Depositor in respect of any outstanding series or class of Notes.
     “Rating Agency Condition” means, with respect to any action, (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.
     “Reallocated Principal Collections” means any Series 200[ ]-[ ] Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Series 200[ ]-[ ] Notes.
     “Receivable” means a payment obligation owed by a Dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and may be secured by a security interest in NMAC’s rights to amounts on deposit in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts, real estate of such Dealer. In some cases, the Dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligation.
     “Receivables Purchase Agreement” means the Receivables Purchase Agreement between NMAC and the Depositor dated as of July 24, 2003, as amended and restated as of October 15, 2003, as the same may be further amended, supplemented or modified from time to time, pursuant to which NMAC sells Receivables from time to time to the Depositor, and each additional receivable purchase agreement entered into after the date of the Receivables Purchase Agreement between NMAC and any other Person that will transfer Receivables to the Issuing Entity.
     “Receivables Purchase Price” means, with respect to any Receivable, approximately      % (but in no event to exceed      %) of the outstanding principal balance of that Receivable, less agreed upon securitization-related fees, costs and expenses.
     “Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed to the Issuing Entity and/or the Receivables previously generated have been reconveyed by the Issuing Entity pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).
     “Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuing Entity and all the related Receivables thereafter generated (and, if repurchased by the Depositor, all previously generated and conveyed Receivables) will be removed from the Issuing Entity as specified in the notice of redesignation relating thereto delivered by the Depositor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.
     “Required Participation Amount” has the meaning assigned such term in “Deposit and Application of Funds — Required Participation Percentage” in this Prospectus Supplement.
     “Required Participation Percentage” means [106.5]%. The Depositor may, upon ten days’ prior notice to the Indenture Trustee and Standard & Poor’s and Moody’s, reduce the Required Participation Percentage to not less than 100%, so long as neither Standard & Poor’s nor Moody’s shall have notified the Depositor or the Servicer that such reduction in the Required Participation Percentage will result in a reduction or withdrawal of the rating of the Series 200[ ]-[ ] Notes or any other outstanding series or class of Notes for which it is providing a rating.
     “Required Series 200[ ]-[ ] Overcollateralization Amount” means, for any Payment Date, the sum of (i) the Series 200[ ]-[ ] Overcollateralization Percentage on such day of the initial outstanding principal amount of the Series 200[ ]-[ ] Notes and (ii) the Incremental Overcollateralization Amount on such day.
     “Reserve Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 200[ ]-[ ] Noteholders, into which the Issuing Entity will initially deposit an amount equal to [0.75]% of the initial Series 200[ ]-[ ] Invested Amount, which amounts will be used to cover interest shortfalls and other amounts as set forth in this Prospectus Supplement.
     “Revolving Period” means the period beginning on the Series 200[ ]-[ ] Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. The Revolving Period, however, may under certain limited circumstances recommence upon the termination of an Early Amortization Period.
     “Series 2003-A Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Series 2003-A Notes issued on or about October 15, 2003.
     “Series 2005-A Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Series 2005-A Notes issued on or about July 20, 2005.
     “Series 200[ ]-[ ] Allocable Defaulted Amounts” means, for any day during a Collection Period, the product of (i) the Series 200[ ]-[ ] Allocation Percentage for such day and (ii) the amount of Defaulted Amounts processed on such day.
     “Series 200[ ]-[ ] Allocable Interest Collections” means, for any day during a Collection Period, the product of (i) the Series 200[ ]-[ ] Allocation Percentage for such day and (ii) Interest Collections on the Receivables processed on such day.
     “Series 200[ ]-[ ] Allocable Principal Collections” means, for any day during a Collection Period, the product of (i) the Series 200[ ]-[ ] Allocation Percentage for such day and (ii) Principal Collections on the Receivables processed on such day.
     “Series 200[ ]-[ ] Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 200[ ]-[ ] Nominal Liquidation Amount as of such day (or with respect to any day in the [ ] 200[ ] Collection Period, the Series 200[ ]-[ ] Nominal Liquidation Amount as of the Series 200[ ]-[ ] Issuance Date) and the denominator of which is the sum of the Series Nominal Liquidation Amounts for all outstanding series of Notes (including Series 200[ ]-[ ]) as of that day (or with respect to any day in the [ ] 200[ ] Collection Period, the sum of the Series Nominal Liquidation Amounts for all outstanding series of Notes (including Series 200[ ]-[ ]) as of the Series 200[ ]-[ ] Issuance Date (after giving effect to the application of proceeds from the issuance of the Series 200[ ]-[ ] Notes)). Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 200[ ]-[ ] Nominal Liquidation Amount and Trust Nominal Liquidation Amount with respect to such series shall be as of the last day of the preceding Collection Period.
     “Series 200[ ]-[ ] Cut-Off Date” means [     ], 200[ ].
     “Series 200[ ]-[ ] Expected Final Payment Date” means the [     ], 20[ ] Payment Date.
     “Series 200[ ]-[ ] Fixed Allocation Percentage” means, for any day during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 200[ ]-[ ] Nominal Liquidation Amount as of the close of business on the last day of the Revolving Period and the denominator of which is the product of the Pool Balance as of the last day of the preceding Collection Period and the Series 200[ ]-[ ] Allocation Percentage as of such day in the Collection Period.
     “Series 200[ ]-[ ] Floating Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 200[ ]-[ ] Nominal Liquidation Amount as of such day (or with respect to any day in the [ ] 200[ ] Collection Period, the Series 200[ ]-[ ] Nominal Liquidation Amount as of the Series 200[ ]-[ ] Issuance Date) and the denominator of which is the product of the Series 200[ ]-[ ] Allocation Percentage on such day and the Pool Balance as of the last day of the preceding Collection Period. Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 200[ ]-[ ] Nominal Liquidation Amount shall be as of the last day of the preceding Collection Period.
     “Series 200[ ]-[ ] Indenture Supplement” means the supplement to the Indenture entered into between the Issuing Entity and the Indenture Trustee, in connection with the issuance of the Series 200[ ]-[ ] Notes.

     “Series 200[ ]-[ ] Invested Amount” means, on any day during a Collection Period, the initial Invested Amount of the Series 200[ ]-[ ] Notes (which upon issuance will be $[ ]), minus the reductions, and plus the reinstatements and increases, if any, in the Series 200[ ]-[ ] Invested Amount as described under “Deposit and Application of Funds — Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this Prospectus Supplement.
     “Series 200[ ]-[ ] Invested Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the outstanding principal amount of the Series 200[ ]-[ ] Notes less the amount (other than investment earnings) in the Accumulation Account and the Series 200[ ]-[ ] Allocation Percentage for such date of amounts (other than investment earnings), if any, on deposit in the Excess Funding Account, if any, exceeds (y) the Series 200[ ]-[ ] Invested Amount, on such date.
     “Series 200[ ]-[ ] Investor Available Interest Amounts” has the meaning assigned such term in “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Interest Amounts” in this Prospectus Supplement.
     “Series 200[ ]-[ ] Investor Available Principal Amounts” has the meaning assigned such term in “Deposit and Application of Funds — Application of Available Amounts — Series 200[ ]-[ ] Investor Available Principal Amounts” in this Prospectus Supplement.
     “Series 200[ ]-[ ] Investor Defaulted Amounts” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of (i) the Series 200[ ]-[ ] Floating Allocation Percentage on such day and (ii) the Series 200[ ]-[ ] Allocable Defaulted Amounts on such day.
     “Series 200[ ]-[ ] Issuance Date” means on or about [ ], 200[ ].
     “Series 200[ ]-[ ] Nominal Liquidation Amount” means, for any day in a Collection Period, the amount equal to the sum of (i) the Series 200[ ]-[ ] Invested Amount on such day and (ii) the Series 200[ ]-[ ] Overcollateralization Amount as of the Payment Date on or preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.
     “Series 200[ ]-[ ] Nominal Liquidation Amount Deficit” means, as of any Payment Date, the sum of (i) the Series 200[ ]-[ ] Invested Amount Deficit and (ii) the Series 200[ ]-[ ] Overcollateralization Amount Deficit.
     “Series 200[ ]-[ ] Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Series 200[ ]-[ ] Notes.
     “Series 200[ ]-[ ] Overcollateralization Amount” means the sum of (i) the Primary Series 200[ ]-[ ] Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.
     “Series 200[ ]-[ ] Overcollateralization Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the aggregate of reallocations and reductions of the Series 200[ ]-[ ] Overcollateralization Amount due to charge-offs and interest shortfalls through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions, through such date.
     “Series 200[ ]-[ ] Overcollateralization Percentage” means (x) approximately [     ]%, or (y) if the long-term unsecured debt of NML is reduced below “BBB — ” by Standard & Poor’s, then approximately [ ]% until that rating is increased to at least “BBB — ” by Standard & Poor’s.
     “Series 200[ ]-[ ] Rate” means the per annum rate equal to the applicable LIBOR plus [     ]%.
     “Series Enhancer” means any provider of enhancement and/or any Issuing Entity or provider of any third-party credit enhancement.
     “Servicer” means NMAC (together with its permitted successors and assigns), in its capacity as Servicer under the Transfer and Servicing Agreement.
     “Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Interest Sharing Group One, the investor available interest amounts for that series that are not required to be applied in respect of that series.
     “Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Principal Sharing Group One, the investor available principal amounts for that series that are not required to be applied in respect of that series.

     “Specified Reserve Account Balance” means the product of [0.75]% and the initial Series 200[ ]-[ ] Invested Amount.
     “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.
     “Status” means a classification or comparable classification that NMAC may assign to a Dealer by reason of (a) the Dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the Dealer, (d) any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the Dealer’s financial condition or failure on the part of the Dealer to meet any financial requirements.
     “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement dated as of July 24, 2003, as amended and restated as of October 15, 2003, among the Depositor, the Servicer and the Owner Trustee on behalf of the Issuing Entity, as the same may be further amended, supplemented or modified from time to time, and each additional transfer and servicing agreement entered into among the Issuing Entity, the Servicer and each transferor of Receivables to the Issuing Entity after the date of the Transfer and Servicing Agreement.
     “Trust Agreement” means the trust agreement, dated as of May 13, 2003 between the Depositor and the Owner Trustee, pursuant to which the Issuing Entity was formed, as amended and restated as of July 24, 2003, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuing Entity at such time, consisting of Receivables arising in connection with Accounts designated for the Issuing Entity from NMAC’s U.S. wholesale portfolio.
     “Underwriters” means [               ].
     “Underwriting Agreement” means the underwriting agreement dated [ ], 200[ ] by and among [                 ], as Underwriter[s], NWRC II, the Issuing Entity and NMAC.
     “Used Vehicles” means previously owned vehicles of any make or model, which are current model year vehicles with more than 200 miles, or model years within five years of such current model year.
     “Warehouse Series Notes” means the Issuing Entity’s Nissan Master Owner Trust Receivables, Warehouse Series Notes.

INDEX OF TERMS

Account	S-68
Accumulation Account	S-68
Accumulation Period	S-68
Accumulation Period Commencement Date	S-68
Accumulation Period Length	S-68
Accumulation Shortfall	S-68
Addition Date	S-68
Additional Account	S-68
Adjusted Pool Balance	S-68
Administration Agreement	S-68
Administrator	S-68
Advance	S-47, S-68
Benefit Plan	S-65
Business Day	S-68
Calculation Agent	S-68
Cash Management Account	S-69
Cash Management Account Balance	S-69
Clearstream Banking Luxembourg	S-69
Code	S-65
Collection Account	S-69
Collection Period	S-69
Controlled Accumulation Amount	S-69
Controlled Deposit Amount	S-69
Currency Swap Agreement	S-69
Currency Swap Counterparty	S-69
Dealer Overconcentrations	S-69
Defaulted Amount	S-70
Defaulted Receivable	S-70
Depositor	S-70
Depositor Deposit Amount	S-70
Depositor Interest	S-70
Designated LIBOR Page	S-70
Determination Date	S-70
DTC	S-70
Early Amortization Events	S-70
Early Amortization Period	S-70
Early Termination Date	S-63
Eligible Account	S-70
Eligible Investments	S-71
Eligible Receivable	S-72
ERISA	S-65
Euroclear	S-73
Event of Default	S-73
Excess Funding Account	S-73
Excess Interest Sharing Group One	S-73
Excess Principal Sharing Group One	S-73
Final Maturity Date	S-73
Fitch	S-73
Floorplan Financing Agreement	S-73
Floorplan Financing Guidelines	S-74
Funding Date	S-74
Funding Period	S-74
Global Securities	S-74
Incremental Overcollateralization Amount	S-74
Indenture	S-74

Indenture Supplement	S-74
Indenture Trustee	S-74
Ineligible Account	S-74
Ineligible Receivable	S-74
in-house asset managers	S-65
Interest Collections	S-74
Interest Determination Date	S-74
Interest Period	S-75
Interest Rate [Cap Provider][Swap Counterparty]	S-74
Interest Rate [Cap][Swap] Agreement	S-74
Interest Rate [Cap][Swap] Event of Default	S-62
Interest Rate [Cap][Swap] Termination	S-63
Interest Rate [Cap][Swap] Termination Events	S-62
Interest Rate [Cap][Swap] Termination Payment	S-63
Interest Rate Cap Agreement	S-61
Interest Rate Swap Agreement	S-61
Interest Rate Swap Payment	S-15, S-74
Interest Rate Swap Receipt	S-15, S-74
Interest Receivable	S-75
ISDA	S-61
Issuing Entity	S-75
Issuing Entity Assets	S-75
Issuing Entity Termination Date	S-75
LIBOR	S-75
London Business Day	S-75
Master Agreement	S-61
Monthly Interest	S-75
Monthly Payment Rate	S-75
Monthly Principal	S-75
Monthly Servicing Fee	S-75
Moody’s	S-75
New Vehicles	S-75
NMAC	S-75
NML	S-34, S-75
NNA	S-75
Nonrecoverable Advance	S-47, S-75
Noteholder	S-75
Notes	S-76
NWRC II	S-76
Owner Trustee	S-76
Payment Date	S-76
Payment Waterfall	S-50, S-76
Pool Balance	S-76
Pre-Owned Vehicles	S-76
Primary Series 200[ ]-[ ] Overcollateralization Amount	S-76
Principal Collections	S-76
Principal Receivables	S-76
Prospectus	S-76
Prospectus Supplement	S-76
PTCE	S-65
qualified professional asset managers	S-65
Rating Agency	S-77
Rating Agency Condition	S-77
Reallocated Principal Collections	S-77
Receivable	S-77
Receivables Purchase Agreement	S-77

Receivables Purchase Price	S-77
Redesignated Account	S-77
Redesignation Date	S-77
Required Participation Amount	S-77
Required Participation Percentage	S-77
Required Series 200[ ]-[ ] Overcollateralization Amount	S-77
Reserve Account	S-77
Revolving Period	S-78
SEC	S-32
Series 200[ ]-[ ] Allocable Defaulted Amounts	S-78
Series 200[ ]-[ ] Allocable Interest Collections	S-78
Series 200[ ]-[ ] Allocable Principal Collections	S-78
Series 200[ ]-[ ] Allocation Percentage	S-78
Series 200[ ]-[ ] Cut-Off Date	S-78
Series 200[ ]-[ ] Expected Final Payment Date	S-78
Series 200[ ]-[ ] Fixed Allocation Percentage	S-78
Series 200[ ]-[ ] Floating Allocation Percentage	S-78
Series 200[ ]-[ ] Indenture Supplement	S-78
Series 200[ ]-[ ] Invested Amount	S-79
Series 200[ ]-[ ] Invested Amount Deficit	S-79
Series 200[ ]-[ ] Investor Available Interest Amounts	S-79
Series 200[ ]-[ ] Investor Available Principal Amounts	S-79
Series 200[ ]-[ ] Investor Defaulted Amounts	S-79
Series 200[ ]-[ ] Issuance Date	S-79
Series 200[ ]-[ ] Nominal Liquidation Amount	S-79
Series 200[ ]-[ ] Nominal Liquidation Amount Deficit	S-79
Series 200[ ]-[ ] Notes	S-79
Series 200[ ]-[ ] Overcollateralization Amount	S-79
Series 200[ ]-[ ] Overcollateralization Amount Deficit	S-79
Series 200[ ]-[ ] Overcollateralization Percentage	S-79
Series 200[ ]-[ ] Rate	S-79
Series 2003-A Notes	S-78
Series 2005-A Notes	S-78
Series Enhancer	S-79
Servicer	S-79
Shared Excess Interest Amounts	S-79
Shared Excess Principal Amounts	S-79
Specified Reserve Account Balance	S-80
Standard & Poor’s	S-80
Status	S-80
Tax Event	S-62
Tax Event Upon Merger	S-62
Transfer and Servicing Agreement	S-80
Trust Agreement	S-80
Trust Portfolio	S-80
Underwriters	S-80
Underwriting Agreement	S-80
Used Vehicles	S-80
Warehouse Series Notes	S-80

ANNEX A
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
     Except in specified circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.
     Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and as DTC Participants.
     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.
     Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
     Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
     As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
     Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants

should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
     A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
     Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.
     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.
     The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).
     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

     You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus. No one has been authorized anyone to give you different information. The information in this Prospectus Supplement or the accompanying Prospectus is only accurate as of the dates on their respective covers. The Notes will not be offered in any jurisdiction where it is not permitted.

ANNEX B
SERIES OF NOTES ISSUED BY THE ISSUING ENTITY
Other Series of Notes
This Annex B sets forth the principal characteristics of the series of Notes issued by the Issuing Entity which will be outstanding after the Series 200[ ]-[ ] Issuance Date.
Series 2005-A Notes

Principal Amount	$800,000
Final Maturity Date	July 15, 2010
Series Issuance Date	July 20, 2005
Excess interest sharing group designation	One
Excess principal sharing group designation	One
[Series [     ] Notes

Principal Amount	$
Final Maturity Date		[ ]
Series Issuance Date		[ ]
Excess interest sharing group designation		[ ]
Excess principal sharing group designation		[ ]]

B-1

PROSPECTUS
Nissan Master Owner Trust Receivables
Issuing Entity
Nissan Wholesale Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Sponsor and Servicer
NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES NOTES
The Issuing Entity:
•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own a revolving pool of receivables arising from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new, pre-owned and used automobile and light-duty truck inventory.
The Notes:
•	will be asset-backed notes sold periodically in one or more series;

•	will be obligations of the issuing entity only;

•	will be paid only from the assets of the issuing entity;

•	will be issued as part of a designated series that may include one or more classes;

•	will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes;

•	issued under this prospectus will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized statistical rating organization; and

•	may have the benefit of one or more forms of credit enhancement.
Before you decide to invest in any of the notes, please read this prospectus and the related prospectus supplement. There are material risks in investing in the notes. Please read the risk factors beginning on page 10 of this prospectus and page S-17 in the accompanying prospectus supplement. The notes will be obligations of the issuing entity only and neither the notes nor the assets of the issuing entity will represent interests in or obligations of Nissan Wholesale Receivables Corporation II, Nissan Motor Co., Ltd., Nissan Motor Acceptance Corporation, Nissan North America, Inc. or any of their affiliates or any other person.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is [     ], 200[ ].

Important Notice About Information Presented in this
Prospectus and the Accompanying Prospectus Supplement
     Information on your notes is provided in two separate documents that offer varying levels of detail:
•	this prospectus provides general information, some of which may not apply to a particular series of notes, including your notes, and

•	the accompanying prospectus supplement provides a summary of the specific terms of your notes.
     We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:
•	Summary of Terms — gives a brief introduction to the notes to be offered; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.
     This prospectus uses defined terms. Definitions can be found in the “Glossary of Principal Terms” beginning on page 88 of this prospectus.
     Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.
     The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.
     Cross-references to sections in these documents where you can find further related discussions are provided. Refer to the table of contents in the front of each document to locate the referenced sections.
     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. No one has been authorized to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.
Where You Can Find More Information
     The issuing entity and the depositor have filed with the Securities and Exchange Commission a registration statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information provided in the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the Securities and Exchange Commission by the depositor or the servicer on behalf of each issuing entity. Electronic or paper copies of these reports and the registration statement will not be posted on the registrants’ web sites for administrative reasons, but will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, P.O. Box 685011, Franklin, Tennessee 37068-5011. The reports and the registration statement are also available for inspection and copying at the Securities and Exchange Commission’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY OF TERMS	4
RISK FACTORS	11
THE ISSUING ENTITY	21
THE DEPOSITOR	23
THE SPONSOR AND SERVICER	23
USE OF PROCEEDS	26
DEALER FLOORPLAN FINANCING BUSINESS	26
THE TRUST PORTFOLIO	32
DESCRIPTION OF THE NOTES	32
DESCRIPTION OF THE INDENTURE	55
DESCRIPTION OF THE TRUST AGREEMENT	61
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT	64
DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT	76
DESCRIPTION OF THE ADMINISTRATION AGREEMENT	79
DESCRIPTION OF THE HEDGE AGREEMENT	81
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	85
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	87
STATE AND LOCAL TAX CONSEQUENCES	91
ERISA CONSIDERATIONS	91
PLAN OF DISTRIBUTION	92
REPORTS TO NOTEHOLDERS	93
GLOSSARY OF PRINCIPAL TERMS	94
INDEX OF TERMS	109

SUMMARY OF TERMS
     This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and does not contain all the information that may be important to you. A full description of this information appears elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.
PARTIES

Issuing Entity	Nissan Master Owner Trust Receivables, a Delaware statutory trust.

Depositor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation.

Sponsor, Servicer and Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Title of Securities	Nissan Master Owner Trust Receivables, Series Notes.

Assets of the Issuing Entity	The issuing entity is governed by a trust agreement between the depositor and the owner trustee. The primary assets of the issuing entity will be: (1) receivables existing under the designated accounts at the close of business on the date set forth in the accompanying prospectus supplement, receivables generated under the designated accounts from time to time after that date, as well as receivables generated under any accounts added to the issuing entity trust estate from time to time; (2) all funds collected or to be collected in respect of the receivables; (3) all funds on deposit in the accounts of the issuing entity; (4) any other enhancement issued with respect to any particular series or class; and (5) a first priority perfected security interest in motor vehicles, and in some cases, a subordinated security interest in parts, inventory, equipment, fixtures, service accounts and realty and/or a personal guarantee, and/or a security interest in Nissan Motor Acceptance Corporation’s rights to amounts on deposit in any cash management account.

The Accounts	The designated accounts under which the receivables have been or will be generated are revolving credit agreements entered into by Nissan Motor Acceptance Corporation with dealers to finance the purchase of their automobile and light duty truck inventory. However, the designated accounts themselves, along with any obligations to fund new purchases of vehicles under the floorplan financing agreements, remain with Nissan Motor Acceptance Corporation. Accounts may be added to or, under limited circumstances, redesignated from the issuing entity trust estate.

At the time that Nissan Motor Acceptance Corporation designates an account, the account must meet certain eligibility criteria that may include limitations on the dealers’ geographic location, among other requirements.

The Receivables	The receivables consist primarily of principal and interest payments received on the designated accounts. Only the receivables arising in connection with the designated accounts are transferred to the issuing entity.

Once Nissan Motor Acceptance Corporation has designated an account, all new receivables arising in connection with that designated account will generally be transferred automatically to the issuing entity unless the account becomes an ineligible account or is redesignated for removal. Accordingly, the total amount of receivables comprising assets of the issuing entity will fluctuate daily as new receivables arise in designated accounts and are transferred to the issuing entity and existing receivables are collected, charged off as uncollectible or otherwise adjusted. Either the depositor or the servicer may be required to accept reassignment or repurchase of the receivables from the issuing entity in specified circumstances, as described under “The Transfer and Servicing Agreements — Representations and Warranties of the Depositor; Servicer Covenants” in this prospectus.

Interest	Each note entitles the holder to receive payments of interest as described in the accompanying prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for interest payments, priority of interest payments, interest payment dates, interest rates, methods for computing interest and rights to any credit enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See “Description of the Notes — Interest Payments” in this prospectus and “Series Provisions — Interest” in the accompanying prospectus supplement.

Principal	Each note entitles the holder to receive payments of principal as and to the extent described in the accompanying prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for principal payments, priority of principal payments, principal payment dates, expected final principal payment dates, final maturity dates and rights to any credit enhancement. See “Description of the Notes — Principal Payments” in this prospectus and “Series Provisions - Principal” in the accompanying prospectus supplement.

Revolving Period	Generally, each series of notes will begin with a period during which the issuing entity will not pay or accumulate principal for payment to the noteholders of that series. This period is called the revolving period for that series. During the revolving period, the issuing entity will pay available principal amounts to the noteholders of other series or to the holders of the depositor interest or will use those amounts to purchase additional receivables. The revolving period for a series begins on its issuance date specified in the accompanying prospectus supplement and ends on the earlier of the close of business on the day immediately preceding the date on which an early amortization period or an accumulation period for that series begins. Under certain limited circumstances, the revolving period can be suspended for redemptions or can recommence if an early amortization event terminates.

Following its revolving period, each series or class of notes will have one or more of the following periods in which:

• principal is accumulated in specified amounts per month and paid on an expected final payment date, called an accumulation period;

• principal is paid in fixed amounts at scheduled intervals, called a controlled amortization period; or

• principal is paid in varying amounts each month based on the amount of principal collections received following an early amortization event, called an early amortization period.

In addition, each series or class of notes may have other types of accumulation periods or amortization periods as specified in the accompanying prospectus supplement.

Accumulation Period	A series or class of notes is intended to receive payment in full of all principal thereof on the expected final payment date specified in the prospectus supplement for that series or class. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected final payment date. For each class or series, there will be a specified period of time before the expected final payment date during which the issuing entity will deposit amounts available therefor into the accumulation account so that the full amount due as principal thereof will be available on the expected final payment date. The accumulation period for a series or class begins on a date specified in the accompanying prospectus supplement and ends on the earlier of:

• the end of the collection period preceding the payment date on which the notes of that series or class are expected to be paid in full; and

• the close of business on the day immediately preceding the date on which an early amortization period for that series begins.

Controlled Amortization Period	If a series or class of notes is in its controlled amortization period, the issuing entity will pay available principal up to a fixed amount, plus any amounts not previously paid, to those noteholders on each payment date during that period. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the accompanying prospectus supplement and ends on the earlier of:

• the end of the collection period preceding the payment date on which the notes of that series or class are expected to be paid in full; and

• the close of business on the day immediately preceding the date on which an early amortization period for that series begins.

Early Amortization	If a series or class of notes is in its early amortization period, the issuing entity will pay available principal amounts to those noteholders on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class begins on the date on which an early amortization event occurs, and ends on the earliest of:

• the last day of the collection period preceding the payment date on which the notes of that series or class will be paid in full; and

• the issuing entity termination date;

provided that an early amortization period may terminate and the revolving period with respect to the series and any class may recommence if the event giving rise to the beginning of the early amortization period no longer exists, in each case if and to the extent described in the prospectus supplement for that series.

Early Amortization Events	An early amortization event for any series of notes will include adverse events described in the accompanying prospectus supplement. In addition to any series specific early amortization events, the following events are early amortization events for all series:

• the failure of the depositor to transfer to the issuing entity receivables arising in any designated accounts within ten business days of when required under the transfer and servicing agreement;

• bankruptcy, insolvency or similar events relating to the issuing entity, the depositor, Nissan North America, Inc., Nissan Motor Co., Ltd., or Nissan Motor Acceptance Corporation; and

• the issuing entity or the depositor becomes subject to regulation as an “investment company” under the Investment Company Act of 1940.

See “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus.

Events of Default	The indenture and related indenture supplement governing the terms and conditions of the notes issued by the issuing entity include a list of adverse events called events of default. Events of default include the following:

• the issuing entity fails to pay interest on any note within five days after its due date;

• the issuing entity fails to pay the principal of any note in full on its final maturity date;

• the issuing entity fails to observe or perform any covenant or any agreement under the indenture and the default or breach continues unremedied for 45 days after written notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by holders of at least 50% of the aggregate outstanding principal amount of the affected notes;

• bankruptcy, insolvency, reorganization or similar events relating to the issuing entity or depositor; and

• any other events of default described in the accompanying prospectus supplement.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of at least 66 2/3% of the aggregate outstanding principal amount of each class of the affected series may accelerate the notes by declaring all affected notes to be immediately due and payable. However, if the event of default results from bankruptcy, insolvency, reorganization or similar events, all the notes will be automatically accelerated. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series otherwise elect, all the outstanding notes will be automatically accelerated on the issuing entity termination date. Any acceleration of a series of the notes may, under limited circumstances described under “Description of the Indenture — Events of Default; Rights upon Event of Default” in this prospectus, be rescinded by the holders of at least 66 2/3% of the aggregate outstanding principal amount of each class of the affected series.

It is not an event of default if the principal of a note is not paid on its expected final payment date.

Events of Default Remedies	After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and interest collections allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the final maturity date of those notes.

After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the accelerated notes, will have a limited right to foreclose on the assets of the issuing entity having a value equal to the percentage thereof that is allocable to the accelerated notes. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of the affected notes otherwise elect, the Indenture Trustee shall foreclose on the assets of the issuing entity on the issuing entity termination date. The proceeds from the sale of assets of the issuing entity will be used to pay the accelerated notes. See “Description of the Indenture - Events of Default; Rights upon Event of Default” in this prospectus.

Credit Enhancement	The offering may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

• overcollateralization;

• subordination of one or more classes or series of notes;

• cash collateral guarantees or accounts;

• one or more reserve accounts; or

• cash deposits.

In addition, the offering may include hedge transactions designed to ensure the timely payment of amounts owed to noteholders.

The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series. See “Description of the Notes — Credit Enhancement” in this prospectus.

Collections and Allocations	The servicer will receive collections on the receivables. The servicer will deposit these collections up to specified amounts into the collection account for the issuing entity and keep track of them as either interest collections or principal collections.

The servicer will allocate collections among each outstanding series of notes issued by the issuing entity and then between the noteholders of each series and the depositor interest. The servicer will also allocate receivables in accounts written off as uncollectible among each outstanding series of notes issued by the issuing entity and then between the noteholders of each series and the depositor interest. The servicer generally will make these allocations among series on a pro rata basis based on allocation percentages specified in the accompanying prospectus supplements.

The interest in the assets of the issuing entity not allocated to any series of notes is the depositor interest. The depositor interest will fluctuate based on the principal amount of receivables, the amount of notes outstanding and the overcollateralization amount allocated to each series of notes. The transfer and servicing agreement requires the depositor to transfer to the issuing entity receivables arising in connection with additional accounts if, as of the last day of any collection period, the adjusted pool balance falls below the required participation amount. The depositor may (subject to various limitations) sell all or part of its interest in the depositor interest through the issuance of a supplemental interest.

Hedge Agreement	To the extent specified in the accompanying prospectus supplement, any series or class of notes may have the benefit of a currency swap, an interest rate swap or a combined currency and interest rate swap, or an interest rate cap entered into between the issuing entity or indenture trustee for the benefit of holders of the notes and a counterparty specified in the accompanying prospectus supplement, the principal terms and provisions of which will be specified in the accompanying prospectus supplement. See “Description of the Hedge Agreement” in this prospectus and the accompanying prospectus supplement.

Form and Denomination of Notes; Record Date	You may purchase notes in book-entry form only and in denominations as specified in the accompanying prospectus supplement. The record date for payments on the notes will be the day preceding the related payment date.

Tax Matters	Subject to the important considerations described herein, special federal income tax counsel to the depositor and the issuing entity will deliver its opinion that the notes of each series will be characterized as debt for federal income tax purposes, and that the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes. See “Material Federal Income Tax Consequences” in this prospectus and the accompanying prospectus supplement.

ERISA Considerations	If you are a Benefit Plan (as defined in “ERISA Considerations” in this prospectus), you should review the considerations discussed under “ERISA Considerations” in this prospectus and the accompanying prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and to the conditions described in that section and unless otherwise specified in the accompanying prospectus supplement, you may purchase notes of any series.

Note Ratings	Except for the initial series of notes (which is not rated), notes will only be issued if they are rated in an investment grade rating category by at least one nationally recognized rating agency. The rating agencies and their ratings do not address whether you will receive any principal on your notes on the expected final payment date.

RISK FACTORS
     In this section and in the accompanying prospectus supplement under the heading “Risk Factors,” the principal risk factors for an investment in the notes are discussed.

You must rely for repayment primarily upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes.	The notes represent interests primarily in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), Nissan Motor Co., Ltd., Nissan North America, Inc., the depositor, or any of their respective affiliates, the indenture trustee, the owner trustee or, unless specified in the accompanying prospectus supplement, any other person or entity other than the issuing entity. The only sources of payment on your notes are payments received on or liquidation proceeds of the receivables and, if and to the extent available, any credit enhancement, incoming payments under any hedge agreement and amounts on deposit in a reserve account or similar account, if any, established for the benefit of your notes. Moreover, if your notes are accelerated following an event of default and the assets of the issuing entity are sold, the proceeds of this sale may not be sufficient to repay your notes.

Competition in the automobile industry may result in a decline in Nissan Motor Acceptance Corporation’s ability to generate new receivables resulting in the payment of principal to you earlier or later than expected or in reduced amounts.
The issuing entity depends on Nissan Motor Acceptance Corporation for the generation of new receivables. The ability of Nissan Motor Acceptance Corporation to generate receivables, in turn, depends to a large extent on the sale and lease of automobiles and light-duty trucks manufactured by Nissan Motor Co., Ltd. and Nissan North America, Inc. and distributed by Nissan North America, Inc. There is no assurance that Nissan Motor Acceptance Corporation will continue to generate receivables at the same rates as in past years. If the rate at which the vehicles so financed are sold declines significantly, new receivables may be generated more slowly and outstanding receivables may be repaid more slowly. If the former occurs, an early amortization event may occur resulting in repayment of all or a portion of your notes before the related expected final payment date. If the latter occurs, you might receive principal more slowly than planned.

Early amortization events could result in losses or acceleration of payments on your notes.	If an early amortization event occurs, it may shorten the average term and date of final payment of your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal balance of your notes if the assets of the issuing entity allocable to your notes are insufficient. For more details about the risks associated with early amortization events, see “Sources of Funds to Pay the Notes — Early Amortization Events” in this prospectus. If so specified in the accompanying prospectus supplement, the occurrence of an early amortization event may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuing entity or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of the notes after an early amortization event.

Additional assets of the issuing entity may decrease the credit quality of the assets securing the repayment of your notes, resulting in reduced, accelerated or delayed payments on your notes.	The depositor expects that it will periodically transfer to the issuing entity receivables arising in connection with additional designated accounts and may, at times, be obligated to transfer receivables arising in connection with additional designated accounts to the issuing entity. While each additional designated account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the issuing entity. For example, additional designated accounts may have been originated or acquired by Nissan Motor Acceptance Corporation using credit criteria different from those applied by Nissan Motor Acceptance Corporation to the initial accounts designated for the issuing entity. Consequently, there is no assurance that future additional designated accounts will have the same credit quality as those currently designated for the issuing entity. If additional designated accounts for the issuing entity reduce the credit quality of the assets of the issuing entity, it will increase the likelihood that your receipt of payments will be reduced or will be received earlier or later than the expected final payment date.

You may suffer a loss on your notes if Nissan America, Inc. or Nissan Motor Acceptance Corporation terminates dealer financial assistance.	Nissan Motor Acceptance Corporation currently provides to Nissan- and Infiniti-branded dealers financial assistance in the form of working capital and other loans from Nissan Motor Acceptance Corporation as well as offering a cash incentive for each Nissan or Infiniti retail automobile sales contract or lease that the dealer sells to Nissan Motor Acceptance Corporation. Nissan North America, Inc. provides repurchase protections and other limited incentives to Nissan- and Infiniti-branded dealers. If Nissan Motor Acceptance Corporation or Nissan North America, Inc. were to become unable or were to elect to terminate this financial assistance or these incentives to the dealers, losses on the receivables may increase and you may suffer losses on your notes.

Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in payment delays or losses on your notes.	Nissan Motor Acceptance Corporation will treat the transfer of receivables to the depositor as a sale, and the depositor will treat the transfer of the receivables purchased from Nissan Motor Acceptance Corporation to the issuing entity as a valid transfer. However, if Nissan Motor Acceptance Corporation or the depositor were to become a debtor in a bankruptcy case, a creditor or a trustee-in- bankruptcy of this debtor, or even this debtor itself, may argue that the sale of receivables to the depositor or the transfer of receivables to the issuing entity should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor. In that case, the issuing entity could experience delays in receiving collections on the receivables and required payments to be made on your notes may be delayed. Moreover, if the bankruptcy court were to agree with the argument that the transfers of the receivables were pledges, the issuing entity could also receive less than the full amount of collections. Some liens on the property of Nissan Motor Acceptance Corporation or the depositor may have priority over the issuing entity’s interest in the receivables. Those liens could include a tax or government lien or other liens permitted under law without the consent of Nissan Motor Acceptance Corporation or the depositor. In addition, pursuant to cash management agreements between Nissan Motor Acceptance Corporation and certain dealers, Nissan Motor Acceptance Corporation may reduce the principal balances of receivables of such dealers by exercising its right to set-off such principal balances by the amounts on deposit in such dealers’ cash management accounts in certain instances. Under the receivables purchase agreement, if Nissan Motor Acceptance Corporation exercises its rights to set-off (or otherwise applies amounts on deposit in a dealer’s cash management account to reduce such dealer’s principal receivables), Nissan Motor Acceptance Corporation is obligated to transfer such amounts to the depositor who is in turn obligated to transfer such amounts to the issuing entity. If Nissan Motor Acceptance Corporation is unable to transfer these amounts, those funds may not be available for payment on your notes. Although the cash management account balance reduces the pool balance for purposes of determining whether the issuing entity owns a sufficient amount of principal receivables, if Nissan Motor Acceptance Corporation is unable to transfer set — off amounts with respect to the cash management accounts, you could suffer a loss on your notes. See “Material Legal Aspects of the Receivables — Matters Relating to Bankruptcy” in this prospectus.

Loss of security interest in the underlying vehicle could result in losses on your notes.	The assets of the issuing entity include an assignment of Nissan Motor Acceptance Corporation’s security interests in the underlying vehicles securing the receivables. Under applicable state laws, a security interest in an automobile or light-duty truck securing floorplan financing obligations may be perfected by filing a financing statement under the Uniform Commercial Code. Nissan Motor Acceptance Corporation will undertake to perform all actions necessary under applicable state laws to perfect the security interests in the vehicles. However, at the time that a dealer sells or leases a vehicle, the issuing entity’s security interest in the vehicle generally will terminate. Consequently, if a dealer sells or leases a vehicle and subsequently defaults in repaying the amount owed on the related receivable, the issuing entity will not have any recourse to the vehicle and you could suffer a loss on your notes.

Other security interests in the collateral securing the notes may be a second lien or subordinated interest and could result in reduced, accelerated or delayed payments on your notes.	In addition to first-priority perfected security interests in the vehicles whose financing relates to the receivables, the assets of the issuing entity include an assignment of security interests in certain non-vehicle collateral that also secures the receivables. Certain other creditors of the dealers who are obligors on the receivables may have security interests in or claims on the vehicle and non-vehicle collateral securing their payment obligations. All of these security interests in the vehicles whose financing relates to the receivables will be junior to the security interests in these vehicles of the issuing entity. Certain of these security interests in the non-vehicle collateral securing any receivables may be junior to the security interests granted in favor of other lenders to or creditors of the dealers. Moreover, these security interests generally will be subordinate to security interests granted in favor of Nissan Motor Acceptance Corporation. Accordingly, any non-vehicle related collateral (or proceeds thereof) may not be freely available for liquidation to repay your notes. Furthermore, the lender or creditor having any of these other security interests or claims on the collateral may be able to commence foreclosure upon the collateral securing a receivable at times or under circumstances that the servicer might believe to be disadvantageous or inopportune. A foreclosure may result in liquidation of the collateral and recognition of a loss in respect of the receivable, and receipt of collections in respect of amounts due or overdue on the receivable earlier or later than you expected. This action and collections may result in payment on your notes occurring earlier or later than you expected, and the realization of reduced collections and resulting losses on your notes.

You may suffer losses because the servicer may hold collections and commingle them with its own funds.	So long as the conditions as set forth in the accompanying prospectus supplement and the transfer and servicing agreement are met, the servicer will be permitted to hold and commingle some or all of the collections it receives on the receivables with its own funds. During this time, the servicer may invest collections at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these funds to the issuing entity on the payment date, you may incur a loss on your notes.

Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party providers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes.
Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third-party provider to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third-party providers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third-party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Nissan Motor Acceptance Corporation is required to repurchase certain receivables that do not comply with representations and warranties made by Nissan Motor Acceptance Corporation, and in its capacity as servicer, Nissan Motor Acceptance Corporation will be required to repurchase receivables if it breaches its servicing obligations with respect to those receivables. If Nissan Motor Acceptance Corporation becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd. faced financial or operational difficulties, such events may reduce the market value of Nissan or Infiniti vehicles. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

If an event of default occurs, your remedy options will be limited and you may not receive full payment of principal and accrued interest.	Your remedies will be limited if an event of default with respect to your series or class of notes occurs. After an event of default and the acceleration of your notes, interest collections and principal collections allocated to your series or class of notes and, if applicable, any funds in the accumulation account, reserve account or any other accounts established for the benefit of your series or class of notes, will be applied to make payments of monthly interest and principal on your notes until the earlier of the date those notes are paid in full and the final maturity date for your series or class. However, no principal collections will be allocated to a series or class of notes if its invested amount is zero, even if the outstanding principal amount of the series or class of notes has not been paid in full. If so specified in the accompanying prospectus supplement, the occurrence of an event of default may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuing entity or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of the notes after an event of default.

If Nissan Motor Acceptance Corporation, the depositor or the servicer breaches representations and warranties relating to the receivables, payments on your notes may be accelerated, delayed or reduced.
Nissan Motor Acceptance Corporation, the depositor and the servicer are generally not obligated to make any payments on your notes or the receivables. However, if Nissan Motor Acceptance Corporation breaches any of its representations and warranties with respect to a receivable or an account and Nissan Motor Acceptance Corporation fails to cure such breach, Nissan Motor Acceptance Corporation may be required to repurchase the receivable from the depositor, and the depositor will be required to repurchase the receivable from the issuing entity. Nissan Motor Acceptance Corporation, as servicer, will also be required to repurchase receivables from the issuing entity if it breaches its servicing obligations regarding the issuing entity’s receivables. Without limiting the foregoing, if the principal balance of any receivable is reduced due to dealer rebate, billing error, returned merchandise and certain other similar noncash items, Nissan Motor Acceptance Corporation is obligated to pay to the depositor an amount equal to such adjustment, and the depositor is obligated to make a corresponding payment to the issuing entity. Nissan Motor Acceptance Corporation is also obligated to pay to the depositor any amounts received from Nissan North America, Inc. (and non-Nissan manufacturers) in connection with a dealer termination, and the depositor is obligated to make a corresponding payment to the issuing entity. If Nissan Motor Acceptance Corporation, the servicer or the depositor fails to make any such payment or to repurchase the affected receivable, you may experience delays, reductions or accelerated payments on your notes.

You may have limited or no ability to control actions under the indenture.	Under the indenture for the issuing entity, noteholders holding a specified percentage of the outstanding principal amount of notes of a series or class or all the notes issued by the issuing entity may take actions, or may direct the indenture trustee to take various actions described under “Description of the Indenture — Events of Default; Rights Upon Events of Default” in this prospectus, including accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all the notes, the voting rights of the most senior class of notes will generally be substantially greater than those of the subordinate class or classes of notes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the holders of the most senior class of notes to concur to cause actions to be taken. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in our best interest.

Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables may result in delays, reductions or accelerated payments on your notes.	Nissan Motor Acceptance Corporation has the ability to change the terms of the receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures. Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables under designated accounts may result in delays, reductions or accelerated payments on your notes.

Issuance of additional series by the issuing entity could affect the timing and amounts of the payments on your notes.	The issuing entity is a master owner trust. Consequently, the issuing entity may issue additional series of notes from time to time. The issuing entity may issue series with terms that are different from your series without your prior review or consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the issuing entity could be different from your interests. For more details about the issuance of new series, see “Description of the Notes — New Issuances” in this prospectus.

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.	The receivables pay interest at a variable rate based on the prime or LIBOR rate. A series, class or sub-class of notes may bear interest either at a fixed rate or at a floating rate based on a different index. As specified in the accompanying prospectus supplement, your notes may or may not have the benefit of a hedge agreement that provides limited protection against this risk. If the rate charged on the receivables declines, collections of receivables allocated to a series, class or sub-class of notes may be reduced without a corresponding reduction in the amounts payable as interest on the notes, class or series. This could result in delayed or reduced principal and interest payments to you. If so specified in the accompanying prospectus supplement, the interest rate applicable to your notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of interest collections and other amounts specifically currently owed to fund payments of interest on your notes.

If the issuing entity enters into a currency or an interest rate swap, payments on the notes will be dependent in part on payments made under the swap agreement.	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related currency swap or the interest rate swap, as applicable. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while payments under the leases are fixed monthly obligations. The issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered

Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the accompanying prospectus supplement. Payments collected on the leases and the related leased vehicles, however, will be made in U.S. dollars. If this occurs, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the leases to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any currency swap or interest rate swap will be described in more detail in the accompanying prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent in part on payments made under the interest rate cap agreement.	If the issuing entity issues notes with adjustable interest rates, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the accompanying prospectus supplement, the cap provider pays to the issuing entity an amount equal to the product of:

• the specified interest rate for the related payment date minus the cap rate;

• the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to the relevant payment date; and

• a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable interest rate cap agreement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amounts available to pay the notes in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

If the issuing entity enters into an interest rate cap agreement with respect to your series of notes, the amounts available to the issuing entity to pay interest and principal of your notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

The terms of any interest rate cap will be described in more detail in the accompanying prospectus supplement.

Termination of a swap agreement or an interest rate cap agreement may cause an acceleration of payments on your notes.	A swap agreement or interest rate cap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the issuing entity, the swap counterparty or cap provider, as applicable. If the swap agreement or interest rate cap agreement is terminated, unless a replacement swap or interest rate cap, as applicable, can be arranged, payment on the notes may be accelerated. In this situation, it is impossible to predict whether enough proceeds would be generated in a sale of receivables to pay the notes in full. Some of the possible adverse consequences of a sale are:

• the proceeds from the sale of receivables under these circumstances may not be sufficient to pay all amounts owed to you;

• amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty pursuant to the swap agreement; and

• the termination of the swap agreement or interest rate cap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you.

See “The Hedge Agreement — Early Termination of Hedge Agreement” in this prospectus for more information concerning the termination of a swap agreement or an interest rate cap agreement. Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement or interest rate cap agreement and the swap counterparty or cap provider, will be included in the accompanying prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the notes.	If the issuing entity enters into a swap or interest rate cap agreement, the rating agencies that rate your notes will consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating your notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of your notes. Any downgrade in the rating of your notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

• assign the swap agreement or interest rate cap agreement, as applicable, to another party that has the requisite debt ratings;

• obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable, with a swap counterparty or cap provider that has the requisite debt ratings; or

• establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. The issuing entity will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.
     This Prospectus contains a description of the calculations used to determine the allocations of collections on the Receivables, and information with respect to the application of the distributions of such collections with respect to any series issued by the Issuing Entity. Many of the calculations are complex but are needed in order to tell you more precisely the amounts that will be available to make certain allocations and distributions. The section called “Glossary of Principal Terms” at the end of this Prospectus contains the definitions of many of the terms used throughout this Prospectus.

THE ISSUING ENTITY
     The Issuing Entity is a Delaware statutory trust formed pursuant to the Trust Agreement. The Issuing Entity will not engage in any activity other than:
•	acquiring, owning and managing the Issuing Entity Assets and the proceeds of the Issuing Entity Assets;

•	issuing and making payments on the Notes that it issues; and

•	engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities.
     The fiscal year of the Issuing Entity ends on March 31st of each year, unless changed by the Issuing Entity.
     The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of the Owner Trustee, at the address set forth under “The Issuing Entity” in the accompanying Prospectus Supplement.
     The terms of each series of Notes issued by the Issuing Entity, and additional information concerning the assets of the Issuing Entity and any applicable credit enhancement, will be set forth in the accompanying Prospectus Supplement.
     The Issuing Entity does not have any officers or directors. Its administrator is NMAC. As Administrator of the Issuing Entity under an administration agreement, NMAC will generally direct the administrative actions to be taken by the Issuing Entity as described in “Description of the Administration Agreement”. NMAC has also been appointed to act as the Servicer with respect to the Receivables. The Servicer will service the Receivables pursuant to the Transfer and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements — Servicing Compensation and Payment of Expenses” in this Prospectus and “Series Provisions — Servicing Compensation and Payment of Expenses” in the accompanying Prospectus Supplement.
     The assets of the Issuing Entity consist of:
•	Receivables existing in the designated Accounts at the close of business on the date set forth in the accompanying Prospectus Supplement and receivables generated under the designated Accounts from time to time after that date, as well as receivables generated under any accounts added from time to time;

•	all funds collected or to be collected in respect of those Receivables;

•	all funds on deposit in the Issuing Entity’s accounts;

•	any enhancement issued with respect to any particular series or class of notes; and

•	a first priority perfected security interest in motor vehicles, and in some cases, a subordinated security interest in parts inventory, equipment, fixtures, service accounts and realty and/or a personal guarantee, and/or a security interest in Nissan Motor Acceptance Corporation’s rights to amounts on deposit in any Cash Management Account.
     The Trust Agreement may be amended with the written consent of the Indenture Trustee, but without the consent of any Noteholders, to cure any ambiguity, to correct or supplement any provisions in the Trust Agreement or for the purpose of modifying in any manner the rights of the Noteholders so long as the Depositor delivers to the Indenture Trustee and the Owner Trustee an officer’s certificate stating that the amendment will not materially and adversely affect the interests of any Noteholder or any Certificateholder and an opinion of counsel stating that the amendment will not cause the Issuing Entity to be classified as an association taxable as a corporation for federal income tax purposes or affect the treatment of the Notes as indebtedness for federal or state income tax purposes.
     The Trust Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Noteholders or the Indenture Trustee to add, modify or eliminate such provisions as are necessary or advisable in order to enable all or a portion of the Issuing Entity (1) to qualify as a “financial asset securitization investment trust” as described in the Internal Revenue Code; and (2) to avoid the imposition of state or local franchise taxes imposed on the Issuing Entity’s property or income; provided, however that:
•	the Depositor delivers to the Indenture Trustee and the Owner Trustee an officer’s certificate to the effect that the proposed amendments meet the requirements of the Indenture;

•	the Rating Agency Condition has been satisfied; and

•	such amendment does not affect the rights, duties or obligations of the Indenture Trustee thereunder.
     In addition, the Trust Agreement may also be amended with the consent of the Indenture Trustee and holders of at least a majority of the outstanding dollar principal amount of the Notes in any material respect. However, an amendment to the Trust Agreement that increases or reduces the amount of, or accelerates or delays the timing of, distributions to the Noteholders requires the consent of all Noteholders.
Restrictions on Activities
     As long as the Notes are outstanding, the Issuing Entity will not, among other things:
•	sell, transfer, exchange, pledge or otherwise dispose of any part of the Issuing Entity Assets, except as permitted by the Indenture, the Receivables Purchase Agreement, the Trust Agreement or the Transfer and Servicing Agreement;

•	claim any credit on, or make any deduction from the principal or interest payable in respect of, the issued Notes (other than amounts properly withheld from such payments under the Internal Revenue Code or other applicable state law); or assert any claim against any present of former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Issuing Entity Assets

•	permit (A) the validity or effectiveness of the Indenture to be impaired or the lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture, except as may be expressly permitted by the Indenture, (B) any lien (other than the lien of the Indenture) to be created on the Issuing Entity Assets or any part thereof or any interest therein or the proceeds thereof, except as permitted by the Indenture, or (C) the lien of the Indenture not to constitute a valid first priority perfected security interest in the Issuing Entity Assets; or

•	voluntarily dissolve or liquidate.
The Indenture also provides that the Issuing Entity may not consolidate with, merge into or sell its business to, another person, unless:
•	the Person is organized under the laws of the United States or any one of its states and expressly assumes, by supplemental indenture, the Issuing Entity’s obligation to make due and punctual payments upon the Notes and the performance of every covenant of the Issuing Entity under the Indenture;

•	no Event of Default or early amortization event will exist immediately after the merger, consolidation, conveyance or transfer;

•	the Issuing Entity has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that the merger, consolidation, conveyance or transfer and the supplemental indenture satisfies all requirements under the Indenture; and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

•	each Rating Agency Condition has been satisfied with respect to the merger, consolidation, conveyance or transfer;

•	the Issuing Entity will have received a Required Federal Income Tax Opinion and has delivered a copy to the Indenture Trustee; and

•	any action necessary to maintain the lien of the Indenture will have been taken.
Capitalization of the Issuing Entity
     The Issuing Entity’s capital structure has two main elements:
•	the notes issued to investors, which are summarized in Annex B in the accompanying Prospectus Supplement; and

•	the Depositor’s Interest, a portion of which may be subordinated to the notes of any series, if specified in the accompanying Prospectus Supplement.
THE DEPOSITOR
     The Depositor is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on April 29, 2003. The Depositor was organized for limited purposes, which include purchasing Receivables from NMAC and transferring those Receivables to the Issuing Entity and any related activities. The Depositor has no substantial assets other than those related to the activities described in this paragraph.
     Since its formation in April 2003, NWRC II has been the Depositor in each of NMAC’s dealer floorplan securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s floorplan securitization program, you should refer to “The Sponsor and Servicer — NMAC Responsibilities in Securitization Program — Loan to Dealers” and “Dealer Floorplan Business” in this Prospectus.
     The Depositor will transfer to the Issuing Entity, on an on-going basis, the Receivables that it acquires from NMAC. The interest that represents the right to receive all cash flows from Issuing Entity Assets not allocable to any series of notes or to credit enhancement providers, if any, or not otherwise allocated to noteholders of any series is the Depositor Interest. The Depositor or one of its affiliates will initially own the Depositor Interest, but may, subject to various limitations, subsequently sell all or a portion of the Depositor Interest to another party through the issuance of a supplemental interest, which may be held in either certificated or uncertificated form. As holder of the Depositor Interest, the Depositor will have certain rights and obligations under the Trust Agreement, including (i) indemnification of the Owner Trustee of the Issuing Entity and (ii) amendment of the Trust Agreement.
     The principal executive office of the Depositor is located at BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201-1800. The telephone number of the Depositor is (615) 725-1122.
THE SPONSOR AND SERVICER
Overview
     NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“Nissan”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.
     NMAC provides indirect retail automobile and light-duty truck installment sale and lease financing by purchasing retail installment contracts and leases from authorized Nissan- and Infiniti-branded dealers (“Dealers”) and, to a lesser extent other domestic and import franchised dealers in all 50 states of the United States. NMAC also provides direct wholesale financing to many of those Dealers, by financing inventories and other dealer activities, such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.
     The principal executive offices of NMAC are located at BellSouth Tower, 333 Commerce Street, 10th Floor, B-10-C, Nashville, Tennessee 37201-1800, and its telephone number is (214) 596-4000. NMAC also has a centralized operations center in Irving, Texas, which performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. The effect has been to lower costs, streamline processes and improve communication.
Financing Operations
Retail Financing
     NMAC primarily purchases new and used vehicles and financing contracts from Dealers and, to a lesser extent, from other domestic and import franchise dealers. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements under existing agreements between NMAC and the Dealers (and any other dealers). After purchasing the financing contracts, NMAC has responsibility for contract administration and collection.
     The retail installment contracts NMAC acquires from dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default, NMAC sells the vehicles through auctions. Repossessed vehicles are sold through a variety of distribution channels. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession.
Wholesale and Other Dealer Financing
     NMAC supports vehicle Dealers by offering wholesale and other dealer financing for a variety of such Dealers’ business needs.
     Wholesale Financing. NMAC provides wholesale financing to vehicle Dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. NMAC acquires a security interest in vehicles financed under wholesale loans, which NMAC perfects through UCC filings. These financings in some cases may be backed by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers or real estate owned by a Dealer and/or may be guaranteed by a Dealer’s parent holding company or affiliate, or personally by the Dealer’s principals.
     Other Dealer Financing. NMAC extends term loans and revolving lines of credit to Dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC requires a personal guarantee from the Dealer and other owners of 10% interests or more in the dealership entity, or dealerships, unless waived. NMAC also provides financing to various multi-franchise dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate, and business acquisitions. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically collateralized with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. Although the loans are typically collateralized or guaranteed the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.
Lease Financing
     NMAC has established a titling trust that purchases new vehicle, closed-end fixed rate lease contracts originated through the Dealers. All of the Dealers have entered into agreements with NMAC or Infiniti Financial Services, which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the titling trust. The titling trust was created in 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The titling trust issued to NILT Trust, a subsidiary of NMAC, a beneficial interest in the undivided trust interest representing the entire beneficial interest in unallocated assets of the titling trust. Auto lease applications are subject to the same credit policies and in general the same procedures at NMAC as retail installment sale contracts.

NMAC Responsibilities in Securitization Program
     The primary funding source for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization, or “ABS,” transactions. Three types of assets are sold through NMAC’s ABS program: retail installment contracts, operating leases and floorplan loans to Dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the retail installment contracts and leases from Dealers (and other dealers) and making loans to Dealers, (ii) selling the retail installment contracts and leases to a special purpose entity in connection with an ABS transaction, and (iii) servicing the retail installment contracts and leases throughout the life of the ABS transaction.
Loans to Dealers
     NMAC extends credit to Dealers to finance their inventory of automobiles and light-duty trucks based upon established credit lines. Each Dealer requesting to establish a credit line is evaluated by NMAC’s commercial credit department (the “Commercial Credit Department”) based on several criteria, including the Dealer’s credit reports, bank references and current state of operations and management.
     Upon approval, each Dealer enters into an automotive wholesale financing and security agreement with NMAC (each, an “account”) that provides NMAC, among other things, with a first priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.” In connection with each ABS transaction involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to NWRC II. NWRC II will then re-sell the floorplan receivables to the related issuing entity issuing notes secured by those floorplan receivables.
     NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing Dealer floorplan receivables for its own account or for others and in accordance with the agreements it has entered into with the Dealer. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring Dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the Dealer’s credit line under the designated account, as well as the underwriting procedures.
     See “Dealer Floorplan Financing Business” in this Prospectus for more detailed information regarding NMAC’s responsibilities in its floorplan securitization program.
Retail Installment Contracts
     The retail installment contracts purchased by NMAC (each, a “retail receivable”) are underwritten using NMAC’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.
     In connection with each ABS transaction involving retail receivables, NMAC will sell its selected portfolio of retail receivables to Nissan Auto Receivables Corporation II (“NARC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NARC II then re-sells the retail receivables to the issuing entity issuing notes and/or certificates secured by those retail receivables.
     NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. NMAC considers a retail receivable to be past due when the obligor under the contract fails to make a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for a specified number of days. If a payment is delinquent, NMAC will soon thereafter initiate telephone contacts and may mail notices requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the retail receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. NMAC attempts to contact the obligor of the contract and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

     The servicer will be obligated to advance to the issuing entity interest on any retail receivables that is due but unpaid by the obligor on the retail receivable. The servicer will not be required, however, to make such an advance (other than the advance of an interest shortfall arising from a prepaid retail receivable) if it determines that it will not be able to recover an advance from an obligor. In addition, if a retail receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on or with respect to such retail receivable is unlikely, the servicer will be reimbursed for all outstanding advances on that receivable from general collections on the receivables.
     NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these ABS transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.
Lease
     In connection with its lease securitization program from time to time, NILT Trust instructs the trustee for the titling trust to establish a special unit of beneficial interest and allocate to the special unit of beneficial interest a separate portfolio of leases, the related vehicles leased under the leases and other associated assets owned by the titling trust. Upon creation of the special unit of beneficial interest, the separate portfolio of leases and the related vehicles and other assets will be transferred from NILT Trust to Nissan Auto Leasing LLC II (“NALL”), a Delaware limited liability company and a wholly-owned subsidiary of NMAC, and will no longer constitute assets of the titling trust represented by NILT Trust. NALL then sells the special unit of beneficial interest to the issuing entity issuing notes and/or certificates secured by the special unit of beneficial interest.
     NMAC (i) underwrites the leases that will be assigned to the titling trust, (ii) selects the leases and the leased vehicles that will be allocated to each special unit of beneficial interest, and (iii) services the leases and the related vehicles owned by the titling trust. As the servicer for the leases and the related vehicles owned by the titling trust, NMAC will service the leases and the leased vehicles, using the same degree of skill and attention that it exercises with respect to comparable assets that it services for itself or others. NMAC also serves as administrator for each series of notes issued under its auto lease securitization program and, in that capacity, provides notices and performs other administrative obligations required to be performed by the related issuing entity or the trustee under the related indenture.
     NALL, the titling trust and NILT Trust have filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the leases of NMAC. For more information regarding those transactions, you should review the registration statement and other reports filed by NALL, the titling trust and NILT Trust with the SEC at http://www.sec.gov.
USE OF PROCEEDS
     The net proceeds from the sale of each series of Notes received by the Issuing Entity will be paid to the Depositor for the Receivables or will otherwise be used as specified in the accompanying Prospectus Supplement, and the Depositor will, in turn, pay such amounts to NMAC to purchase the Receivables or to repay indebtedness to NMAC incurred by the Depositor in connection with the prior purchase of Receivables by the Depositor from NMAC. The Issuing Entity may use the net proceeds to retire, in whole or in part, the outstanding principal amount of one or more outstanding series of Notes. However, if the Notes of a series benefit from some forms of enhancement as specified in the accompanying Prospectus Supplement, the Issuing Entity may need to pay all or a portion of these proceeds to an enhancement provider or deposit them into one or more relevant accounts. NMAC may use any proceeds that it receives for its general corporate purposes.
DEALER FLOORPLAN FINANCING BUSINESS
General
     The Receivables transferred to the Issuing Entity under the Transfer and Servicing Agreement were or will be selected from extensions of credit and advances, known as “wholesale” or “floorplan” financing, made by NMAC to Dealers. These funds are primarily used by Dealers to purchase new, pre-owned or used vehicles obtained in the normal course of business for sale to retail buyers.

     As described in this Prospectus, Receivables transferred to the Issuing Entity are secured by a first priority perfected security interest in related vehicles, and in some cases, by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers. In some cases, the Receivables are also secured by a subordinated security interest in realty owned by a Dealer and/or guaranteed by a Dealer’s parent holding company or affiliate, or personally guaranteed or secured by a security interest in NMAC’s rights to amounts on deposit in the Cash Management Account.
     NMAC has extended credit lines to Dealers that operate exclusive Nissan or Infiniti dealerships, that operate Nissan, Infiniti, non-Nissan and non-Infiniti sales operations in one dealership, and that may also operate dealerships franchised by non-Nissan manufacturers. Dealers who have non-Nissan and non-Infiniti franchises may obtain financing of non-Nissan and non-Infiniti vehicles from another financing source or may use part of their NMAC financing, pursuant to their related floorplan financing agreement, to finance vehicles purchased from such other manufacturers. Certain Dealers who also are franchised by other manufacturers may have a financing source other than NMAC for their new non-Nissan and non-Infiniti vehicles. When a Dealer has a floorplan financing source other than NMAC for its non-Nissan and non-Infiniti vehicles, NMAC requires that such Dealer and such other financing source enter into intercreditor agreements with NMAC whereby the relative rights in the payment on the receivables and the security interests in the vehicles and other collateral are specified as between NMAC and such other financing source. NMAC conducts its underwriting and servicing of its domestic Dealer accounts primarily at its centralized processing center in Irving, Texas and corporate offices in Nashville, Tennessee.
     Vehicles financed by any Dealer under the floorplan program are categorized by NMAC, under its policies and procedures, as New Vehicles, Pre-Owned Vehicles or Used Vehicles based upon whether the vehicles qualify for the new, pre-owned or used wholesale and retail interest rate chargeable to the Dealer in connection with the vehicles financed.
     The terms “New Vehicles,” “Pre-Owned Vehicles” and “Vehicles”, as they are currently used, by NMAC in connection with the practices and procedures described herein and with the data supplied herein are defined in the “Glossary of Principal Terms.” In the future, NMAC may categorize vehicles as New Vehicles, Pre-Owned Vehicles and Used Vehicles differently from the way it currently does based on its current practices and policies.
Creation of Receivables
     NMAC finances 100% of the wholesale invoice price of new vehicles, including destination charges. NMAC originates receivables in respect of New Vehicles concurrently with the shipment of the vehicles to the financed Dealer. NMAC finances Pre-Owned Vehicles at 100% of the purchase price or the lesser of 100% of the purchase price and 100% of base wholesale value with no additions allowed using the appropriate designation from either the NADA Official Used Car Guide (“NADA”), the National Auto Research Official Used Car Market Guide Monthly (the “Black Book”) or the Kelly Blue Book (the “Blue Book”). NMAC finances Used Vehicles at 100% of the base wholesale value with no additions allowed using the appropriate designation from either the NADA, the Black Book or the Blue Book.
     Dealers are required to remit funds advanced under the floorplan program on the earlier of (i) 10 calendar days after the sale of the vehicles financed or (ii) within two business days after the funds are received for a vehicle sold by the dealership. If a financed vehicle is not sold within a specified period of time, the Dealer may, with NMAC approval, commence making payments to amortize the amount advanced by NMAC for the purchase of such vehicle, in equal monthly installments commencing the month following such specified period of time. See “Billing, Collection Procedures and Payment Terms” in this Prospectus for more information on this payment policy.
     Once a Dealer has commenced the floorplanning of a manufacturer’s vehicles through NMAC, NMAC will commit to finance all purchases of vehicles by the Dealer from NNA or any other manufacturer covered by the NMAC financing arrangement. NMAC will cancel this arrangement, however, if a Dealer’s inventory is considered by NMAC to be heavily overstocked, if a Dealer is experiencing financial difficulties or if a Dealer requests controlled vehicle releases. In those circumstances, the special credit analyst assigned to the account is required to contact the Commercial Credit Department to place the account on finance hold, request that the inventory control manager schedule and complete an immediate audit of inventory, and take other appropriate remedial action as may be necessary. NMAC provides arrangements to finance inter-Dealer sales of primarily New Vehicles.
     For Dealers who participate in certain floorplan programs, NMAC may finance land acquisition (through short-term loans used to acquire real property prior to construction), construction (through short-term loans used to construct new dealership facilities), mortgage loans (through long-term loans used to pay off existing land or construction loans, or to refinance real property for an existing dealership), or equipment, and may make capital loans and revolving lines of credit. The loans advanced other than for vehicle purchases will not constitute Receivables that secure the Notes and will not be purchased by the Issuing Entity.
Credit Underwriting Process
     NMAC extends credit to Dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of New Vehicles, Pre-Owned Vehicles and Used Vehicles. All Dealers that have a New Vehicle line of credit are also eligible for Pre-Owned Vehicle and Used Vehicle credit lines. A New Vehicle credit line relates to New Vehicles, a Pre-Owned Vehicle credit line relates to Pre-Owned Vehicles, and a Used Vehicle credit line relates to Used Vehicles, as defined above.
     A newly established Dealer requesting the establishment of a new vehicle credit line must submit an application to NMAC. After receipt of the application, it is standard procedure for NMAC, through the Commercial Credit Department, to investigate the prospective Dealer. The Commercial Credit Department typically evaluates the Dealer’s marketing capabilities, financial resources and credit requirements, and either recommends approval or denial of the Dealer application. When an existing Dealer requests the establishment of a wholesale new vehicle credit line, the Commercial Credit Department typically investigates the Dealer’s current state of operations and management, including evaluating a factory reference, and marketing capabilities. For all requested credit lines that are within the credit committee’s approval limits (which is currently $80 million), the credit committee either approves or disapproves the Dealer’s request. For credit lines in excess of the credit committee’s approval limits, the credit committee transmits the requisite documentation to the board of directors of NMAC for approval or disapproval. NMAC applies the same underwriting standards for Dealers franchised by other manufacturers.
     Upon approval, Dealers execute an automotive wholesale financing and security agreement with NMAC. This agreement provides NMAC with a first priority security interest in the financed vehicles and other collateral financed (with certain limited exceptions for assets financed by other creditors of such Dealer as to which NMAC takes a subordinated lien position) and a demand master promissory note in favor of NMAC. Under this agreement, NMAC requires all Dealers to maintain insurance coverage for each vehicle for which it provides floorplan financing, with NMAC designated as loss payee. Additionally, NMAC requires delivery of evidence that the dealership is at or above NMAC capitalization guidelines for working capital and net cash prior to initially funding any vehicles under a floorplanning arrangement. NMAC monitors each dealership’s ongoing compliance with NMAC capitalization guidelines for working capital and net cash, and may either terminate new fundings or otherwise modify the terms under which new fundings will be made for a dealership that is not in compliance therewith or that does not demonstrate to NMAC’s satisfaction prompt efforts to come back into compliance with such guidelines.
     The size of a credit line initially offered to a Dealer is based upon NMAC’s assessment of the greater of (a) an amount sufficient to finance a 60-day supply of vehicles at the Dealer’s average New Vehicle sales volume or (b) the distributor’s minimum New Vehicle floorplan requirement (which is generally based on expected annual sales). In the case of a prospective Dealer the initial credit line is based on the distributor’s minimum New Vehicle floorplan requirement (which is generally based on expected annual sales). The amount of a Dealer’s credit line for New Vehicles is adjusted periodically by NMAC. Each adjustment is based upon the Dealer’s average New Vehicle sales during the prior twelve months and, typically, is an adjustment to an amount sufficient to finance a 60-day supply of vehicles at such average sales volume. The amount of a Dealer’s credit line for Pre-Owned Vehicles is also adjusted periodically. This adjustment is based upon the Dealer’s combined average Pre-Owned Vehicle and Used Vehicle sales for the prior twelve months and is, typically, in an amount sufficient to finance a 45-day supply of Pre-Owned Vehicles and Used Vehicles at such average sales volume. The credit lines for the Dealers are guidelines, not limits, that Dealers may exceed from time to time. NMAC’s decision to extend loans in excess of a Dealer’s credit line is based upon a number of factors, including the creditworthiness of the Dealer and the types of collateral that secure such Dealer’s payment obligations.
Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security
     The floorplan financing arrangements constituting Dealer credit lines, including the Accounts designated for the Issuing Entity, grant NMAC a security interest in the related vehicles and any applicable additional security. Generally, the security interest in the vehicle terminates, as a matter of law, at the time the vehicle is sold or leased by the Dealer. NMAC represents to the Depositor that this security interest in each financed vehicle is a perfected first-priority security interest. Under certain circumstances, NMAC’s security interests in other collateral securing Receivables and other fundings under its agreements with dealerships are not first-priority security interests (as when certain non-vehicle assets of such dealerships are financed by other lenders or pledged as collateral to other lenders prior to NMAC entering into floorplan financing arrangements with such Dealers). Pursuant to the Receivables Purchase Agreement between the Depositor and NMAC, and subject to the limitations specified in the next paragraph, NMAC assigns to the Depositor its security interests in vehicles and in other collateral securing the Receivables. The Depositor assigns these security interests to the Issuing Entity pursuant to the Transfer and Servicing Agreement.
     In its other lending activities to the same Dealers and under the same sets of lending documents, NMAC may make capital loans, real estate loans or other advances to Dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles and other non-vehicle collateral securing the Receivables, such as parts inventory, equipment, fixtures, service accounts and/or a personal guarantee securing the Receivables. In the Receivables Purchase Agreement, NMAC agrees not to foreclose on any vehicle until the Issuing Entity has been paid in full on the Receivables secured by the Issuing Entity’s security interest in the vehicle. Although the Issuing Entity in each case will have a first-priority perfected security interest in the related vehicles, a default under any such loans made to a Dealer’s parent holding company or other affiliates may result in a default in respect of such Dealer’s Receivables that have been transferred to the Issuing Entity. In addition, in connection with capital loans, real estate loans or other advances made by NMAC to a Dealer or its parent holding companies or other affiliates, NMAC, in its sole discretion, may realize on the non-vehicle related security for its own benefit before the Issuing Entity is permitted to realize on such security. Because the Issuing Entity will have a subordinate position in the non-vehicle related security, there is no assurance that the Issuing Entity will realize proceeds from the liquidation of any non-vehicle collateral.
Billing, Collection Procedures and Payment Terms
     NMAC prepares and distributes each month to each Dealer a statement setting forth billing and related account information. NMAC generates each Dealer’s bills at month end. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed.
     Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance within 10 calendar days of the sale, but not later than two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If not sold or leased within twelve months, advances for New Vehicles are typically due in the twelfth month after the date funded, but, with NMAC’s approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such thirteenth month. If not sold or leased within four months, advances for Pre-Owned Vehicles and Used Vehicles are typically due in the fourth month after the date funded, but, with NMAC approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such fifth month.
     Each Dealer generally has the option, subject to a cash management agreement between NMAC and the Dealer, to make deposits of any amount into the Cash Management Account administered by NMAC. Any deposit by a Dealer into the Cash Management Account reduces by such deposit amount the balance on which interest accrues on a single line of credit of such Dealer (but the reduction of the balance on which interest accrues is limited to 90% of the principal of the Receivables due from such Dealer on such single line of credit) under its Floorplan Financing Agreement. NMAC does not treat any deposit by a Dealer into the Cash Management Account as a payment under a Floorplan Financing Agreement, and no such deposit reduces the principal balance of any line of credit of such Dealer, except with respect to any deposit amount as to which NMAC exercises its right to set-off a Dealer’s principal balance of Receivables in the event of a default by such Dealer under the cash management agreement or Floorplan Financing Agreement, in each case between NMAC and such Dealer, or a termination of such cash management agreement. A Dealer may withdraw amounts on deposit in the Cash Management Account from time to time, subject to certain limitations. In consideration of this service provided by NMAC, the Dealers who participate in the cash management account program may pay a monthly fee and grant to NMAC a security interest in, and a lien on, all funds transferred to NMAC and held by NMAC in the Cash Management Account. The Pool Balance is calculated net of the Cash Management Account Balance, but the principal balances of Receivables of a Dealer who deposits amounts into the Cash Management Account are not reduced (except in the case of a set-off by NMAC).

Accordingly, each such Dealer is obligated to pay to the Issuing Entity the full principal balance of such Receivables (except in the case of a set-off by NMAC).
     For wholesale financing, NMAC generally charges Dealers interest at a floating rate based on the rate designated as the prime rate from time to time by financial institutions selected by NMAC, plus a designated spread currently ranging from plus 1.00% to -1.00%, for all advances with respect to New Vehicles, Pre-Owned Vehicles and Used Vehicles. NMAC does not use risk-based pricing to set the spreads charged to Dealers. The spreads for all Dealers are set at substantially equal spreads based on the amounts loaned by NMAC. In the case of a limited number of Dealers whose other financial dealings are conducted on a LIBOR basis, NMAC has accommodated their requests to set the related floating interest rate based on LIBOR plus 1.75%. The prime rate for such wholesale financing is reset 7 days after change by the financial institutions selected by NMAC and is applied to all balances outstanding during the applicable period. The prime rate for other lending activities is reset on the first day of the month following each such reset of the prime rate.
Relationship with Nissan
     NMAC provides to some new Dealers financial assistance in the form of working capital loans and other loans. In addition, NNA provides floorplan assistance to all Dealers through a number of formal and informal programs. NNA also has a supplemental floorplan assistance program. In this program, NNA reimburses Dealers at the time of retail sale for a specified amount depending upon the vehicle model.
     Under an agreement between NNA and each Dealer, NNA commits to repurchase unsold new vehicles in inventory upon Dealer termination at the vehicles’ wholesale prices less a specified margin. NNA only repurchases current model year vehicles that are new, undamaged and unused. NNA also agrees to repurchase from Dealers, at the time of termination of their sale and servicing agreement, current parts inventory. All of the assistance, however, is provided by NNA for the benefit of its Dealers, and does not relieve the Dealers of any of their obligations to NMAC.
Dealer Monitoring
     In order to verify a Dealer’s collateral and to ensure that the terms of the financing agreement between the Dealer and NMAC are being met by the dealership, standard policy requires each dealership participating in floorplan financing to be ranked on a relative basis by the Commercial Credit Department. The rankings do not measure the risk potential of the NMAC portfolio against the industry. The scoring determines where internal resources should be allocated based on the greatest risk of loss to NMAC. The categories of ranking are “A,” “B” and “C.” Generally, new wholesale dealerships are initially ranked as “B” Dealers. This ranking determines the audit frequency for the dealership, and such information is compiled in an Audit Planning Schedule and updated quarterly.
     For “A” Dealers, those considered to be financially strong relative to other Dealers financed by NMAC and thus presenting the lowest risk of loss by NMAC, vehicle audit frequency will not exceed an average of 90 days (+/-15 days) between audits, with a minimum of two full wholesale audits in any 12 month period (the remaining audits may consist of a Certificate of Origin inspection with a physical inspection of 10% of the outstanding inventory). In addition, “A” Dealers are subject to an extensive due diligence book audit approximately once every five years. Auditors are given greater flexibility for scheduling and audit closure for Dealers ranked in the “A” category.
     For “B” Dealers, those with moderate financial strength relative to other Dealers financed by NMAC and a corresponding moderate risk of loss to NMAC, vehicle audit frequency will not exceed 60 days (+/-15 days) between audits, with a full inspection performed during each audit. In addition, “B” Dealers are subject to an extensive due diligence book audit approximately once every three years. Auditors are given somewhat less flexibility for scheduling and audit closure for Dealers ranked in the “B” category.
     For “C” Dealers, those considered to be financially weak relative to other Dealers financed by NMAC and who pose the greatest risk of loss to NMAC, vehicle audit frequency will not exceed 30 days (+/-15 days) between audits, with a full inspection performed during each audit. Auditors are given the least amount of flexibility for scheduling and audit closure for Dealers ranked in the “C” category. In addition, “C” Dealers are subject to an extensive due diligence book audit approximately once every year. Dealers that fail to meet NMAC’s financial guidelines are classified as “Workout” Dealers and are ranked in the “C” category.

     For all vehicles not inspected during a given audit or not waived by the appropriate authority, the auditor is required to resolve the status of each vehicle. While this monitoring procedure is currently used by NMAC and the Commercial Credit Department, such procedures may change in the future.
Extension of Overline Credit
     The Commercial Credit Department will monitor the level of each Dealer’s wholesale credit line(s) on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a Dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a Dealer’s credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. For certain Dealers, overline credit may be extended in an appropriate amount with respect to such Dealer’s circumstances. If at any time NMAC learns that a Dealer’s balance exceeds its approved credit lines, NMAC will evaluate the Dealer’s financial position and may temporarily increase the Dealer’s credit lines.
Dealer “Status” and NMAC’s Write-Off Policy
     Under some circumstances, NMAC will classify a Dealer “Status.” The circumstances include:
•	failure to remit any principal or interest payment when due,

•	any vehicle is “sold out of trust,” that is, the vehicle is sold and the inventory loan is not repaid as required by the financing agreements,

•	insolvency of the Dealer,

•	any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the financing agreements), and

•	a general deterioration of its financial condition or failure to meet any financial requirements.
     Once a Dealer is designated “Status,” NMAC determines any further extension of credit on a case-by-case basis.
     NMAC attempts to work with Dealers to resolve instances of Dealers designated “Status.” If, however, a Dealer remains designated “Status,” it can result in one of the following:
•	an orderly liquidation in which the Dealer voluntarily liquidates its inventory through normal sales to retail customers,

•	a forced liquidation in which NMAC repossesses the Dealer’s inventory and, in the case of Nissan- and Infiniti-branded Dealers, closes the dealership,

•	a voluntary surrender of the Dealer’s inventory and, in the case of Nissan- and Infiniti-branded Dealers, dealership closure, or

•	a forced sale of the dealership.
     NMAC typically works with Dealers to find third parties to purchase a troubled dealership.
     The proceeds of the sales are used to repay amounts due to NMAC. NMAC’s right to use the proceeds to repay its floorplan loans will be affected by the priority of its interests in the sold collateral as described above under “–Issuing Entity Agreements Regarding Security Interests in Vehicles and Non-Vehicle Related Security.” Once liquidation has begun, NMAC performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible remaining collateral. During the course of a liquidation, NMAC may recognize additional losses or recoveries.

Additional Information
     The accompanying Prospectus Supplement will set forth additional information regarding NMAC’s dealer floorplan financing business.
THE TRUST PORTFOLIO
Receivables in Designated Accounts
     The assets of the Issuing Entity consist primarily of a revolving pool of Receivables transferred to it, from time to time, by the Depositor under the Transfer and Servicing Agreement. The revolving pool of Receivables constituting the Trust Portfolio and assets of the Issuing Entity are those arising from time to time in connection with designated Accounts selected from NMAC’s U.S. portfolio of dealer floorplan accounts. Each designated Account must meet specified eligibility criteria. Only the Receivables relating to designated Eligible Accounts will be sold by NMAC to the Depositor, and then transferred by the Depositor to the Issuing Entity. The designated Accounts themselves are not sold or transferred when their Receivables are sold by NMAC to the Depositor and then transferred by the Depositor to the Issuing Entity. NMAC will continue to own the designated Accounts after their designation and, so long as NMAC is the wholesale financing source, will remain obligated under the terms of the Floorplan Financing Agreement to make all related advances. Afterwards, all new Receivables arising in connection with that designated Account will generally be transferred automatically to the Issuing Entity, unless the Account becomes an Ineligible Account. Accounts may contain special subaccounts for the financing of vehicles other than automobiles and light-duty trucks and for fleet purchases. These special subaccounts are not included when the Account is designated for the Issuing Entity, and any Receivables arising under these special subaccounts will not be transferred to the Issuing Entity.
     At the time a Dealer’s floorplan financing account is designated for the Issuing Entity, the Account must meet specified eligibility criteria in order to be an Eligible Account. The eligibility criteria are set forth under the definition of “Eligible Account” in the “Glossary of Principal Terms.”
     An initial pool of Accounts has been designated for the Issuing Entity. Over time, the composition of this pool may change. The Transfer and Servicing Agreement permits the Depositor to transfer Receivables arising under additional Eligible Accounts. At other times, the Transfer and Servicing Agreement requires the Depositor to transfer Receivables arising under additional Eligible Accounts. See “Description of the Transfer and Servicing Agreement — Additional Designated Accounts” in this Prospectus. The Transfer and Servicing Agreement also permits the Depositor to redesignate Eligible Accounts, the Receivables of which will be removed from the Issuing Entity in limited circumstances and requires the Depositor to redesignate Ineligible Accounts, all or a part of the Receivables of which will be removed from the Issuing Entity. See “Description of the Transfer and Servicing Agreement — Redesignation of Accounts” in this Prospectus. As long as the Issuing Entity has not been terminated, the Accounts giving rise to its Receivables will be those initially designated at the Issuing Entity’s formation plus any Additional Accounts minus any Redesignated Accounts.
DESCRIPTION OF THE NOTES
     The Notes will be issued in series. Each series will represent an obligation only of the Issuing Entity. Each series of Notes will be issued under the Indenture, as supplemented by an Indenture Supplement entered into by the Issuing Entity and the Indenture Trustee. Although the following discussion summarizes the terms generally applicable to the Notes of any series, all references to “Notes,” “Noteholders” and “series” must be read in conjunction with the accompanying Prospectus Supplement relating to a particular series.
General
     Each series of Notes will consist of a class of Notes designated as Class A Notes (or a single class of Notes) and may also consist of a class of Notes designated as Class B Notes and a class of Notes designated as Class C Notes. Each class of Notes may have subclasses. Whenever a “class” of Notes is referred to in this Prospectus or the accompanying Prospectus Supplement, it also includes all subclasses of that Note class, unless the context otherwise requires.
     The Issuing Entity will pay principal of and interest on a class of Notes solely from the collections on Receivables that are available to that class of Notes after giving effect to all allocations and reallocations, receipts from any

Hedge Counterparty, amounts available from any credit enhancement so specified in the accompanying Prospectus Supplement and amounts in any Issuing Entity account relating to that class of Notes. If those sources are not sufficient to pay the Notes of that class, those Noteholders will have no recourse to any other assets of the Issuing Entity or the assets of any other entity for the payment of principal of or interest on those Notes.
     The Depositor initially will own the Depositor Interest. The holders of the Depositor Interest will have the right, subject to limitations, to the collections from the assets in the Trust Portfolio not allocated to the holders of the Notes. The Depositor Interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the Trust Agreement and the Transfer and Servicing Agreement. See “Description of the Transfer and Servicing Agreement - Matters Regarding the Servicer and Depositor” in this Prospectus. At the discretion of the holders of the Depositor Interest, the Depositor Interest may be held either in uncertificated form or in the form of a Depositor Certificate.
     During the Revolving Period, the Invested Amount of a series or class will remain constant except under limited circumstances. See “Sources of Funds to Pay the Notes — Investor Defaulted Amount and Reallocated Principal Collections” in this Prospectus. The Pool Balance, however, will vary each day as new Principal Receivables are created and others are paid, charged off as uncollectible or otherwise adjusted and as the Cash Management Account Balance fluctuates. In addition, the Pool Balance will increase when new Receivables are generated in existing designated Accounts and Receivables arising in connection with Additional Accounts are transferred to the Issuing Entity, and will decrease when the Depositor redesignates an Account, the Receivables of which are removed from the Issuing Entity. The Depositor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the Pool Balance relative to the Invested Amounts of the Notes. When a series or class is amortizing, the Invested Amount of that series or class will decline as Principal Receivables are collected and distributed to the Noteholders or deposited into Accumulation Accounts. The Depositor Amount may also be reduced as the result of new issuances of Notes. See “–New Issuances.”
     If, on any day, the amount of any Receivable is reduced because of a rebate to the Dealer, billing error, returned merchandise or certain other similar noncash items, the Pool Balance will be reduced by the amount of the adjustment. In the event that the Pool Balance is reduced in this way, the Depositor Amount will be correspondingly reduced. Furthermore, if, as of the last day of any Collection Period, any reduction in the Pool Balance causes the Adjusted Pool Balance to fall below the Required Participation Amount as of the last day of such Collection Period, the Depositor will be required to contribute additional Receivables to the Issuing Entity or deposit into the Excess Funding Account funds in an amount equal to such deficiency. As described under “Sources of Funds to Pay the Notes — Application of Collections” in this Prospectus, the Depositor is also required to make a deposit to the Excess Funding Account from amounts otherwise distributable to the Depositor on any day on which the Adjusted Pool Balance is less than the Required Participation Amount. In addition, NMAC is obligated to pay to the Depositor (i) an amount equal to any reduction in a Receivable because of a rebate to the Dealer, billing error, returned merchandise or certain other noncash items and (ii) any amounts received by NMAC from NNA and non-Nissan manufacturers in connection with a Dealer termination and, in each such case, the Depositor is obligated to make a corresponding payment to the Issuing Entity.
     The following terms of the Notes will be set forth in a accompanying Prospectus Supplement:
•	the series designation;

•	the rate per annum at which the Notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

•	the interest and principal Payment Dates, if any, for the Notes;

•	the priority of payments;

•	the amounts allocated to interest and principal payments during any Collection Period or on any Payment Date;

•	the stated principal amount of each Class of Notes and, if there is more than one class of Notes, whether they are Class A Notes, Class B Notes or Class C Notes or a subclass of any of such class;

•	the Invested Amount of each series of Notes;

•	the Overcollateralization Amount, if any, for each series of Notes;

•	the Expected Final Payment Date of the Notes;

•	the Final Maturity Date of the Notes;

•	the times at which the Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

•	any additional events of default or early amortization events for the Notes of that series; and

•	other material terms of the Notes.
     Holders of Notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of Notes. A series or class of Notes may be issued privately, which series or class would therefore not be offered pursuant to this Prospectus or a accompanying Prospectus Supplement.
     The Issuing Entity may, without the consent of any Noteholders, issue additional Notes of an existing series or class of Notes. Any such issuance of additional Notes must satisfy the applicable conditions under “–New Issuances” below.
Note Ratings
     Any rating of the Notes by a Rating Agency will indicate:
•	its view on the likelihood that Noteholders will receive timely payment of interest and ultimate payment of principal; and

•	its evaluation of the Receivables and the availability of any credit enhancement for the Notes.
     Among the things a rating will not indicate are:
•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that an Early Amortization Event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. Noteholders;

•	the marketability of the Notes;

•	the market price of the Notes; or

•	whether the Notes are an appropriate investment for any purchaser.
     A rating will not be a recommendation to buy, sell or hold the Notes. A rating may be lowered or withdrawn at any time by a Rating Agency.
     The Depositor will request a rating of the Notes offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating Agencies other than those requested could assign a rating to the Notes and, if so, that rating could be lower than any rating assigned by a Rating Agency chosen by the Depositor.
Book-Entry Registration
     Each series or class of Notes offered by this Prospectus and the accompanying Prospectus Supplement will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking Luxembourg or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.
     No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below. Unless and until Notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the accompanying Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the Indenture Trustee as Noteholders as the terms will be used in the relevant agreements, and Noteholders will only be able to exercise their collective rights as holders of Notes of the related series class indirectly through DTC, the DTC Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the Notes, including but not limited to remedies set forth in the relevant agreements against the DTC Participant or Indirect Participant parties thereto.
     Under a book-entry format, DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Indirect Participants. Therefore, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the Notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.
     Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.
     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
     Cross-market transfers between Persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.
     Because of time-zone differences, credits and securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with DTC Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
     DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC Participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC in turn, is owned by a number of DTC Participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” "GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and its Participants are on file with the Securities Exchange Commission. More information about DTC can be found at www.dtcc.com.
     Purchases of Notes of one or more series under the DTC system must be made by or through DTC Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the DTC and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the DTC or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
     To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The DTC and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Notes of a series are held in book-entry form, Noteholders will not have access to the list of Noteholders of that series, which might impede the ability of Noteholders to communicate with each other.
     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholders only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of DTC Participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those interests.
     Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a DTC Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Indenture Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
     Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC Participants’

accounts on each Payment Date, upon DTC’s receipt of funds and corresponding detail information from the Indenture Trustee in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Indenture Trustee or any paying agent appointed by the Indenture Trustee, the Depositor or Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), disbursement of such payments to DTC Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of DTC and Indirect Participants.
     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates are required to be printed and delivered.
     Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts of the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents, or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.
     Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue those procedures and those procedures may be discontinued at any time.
     None of the Servicer, the Depositor, the Administrator, the Indenture Trustee or Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding Notes through Clearstream, Euroclear or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons (as defined below), unless:
•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN.
     Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will generally remain in effect until a change in circumstances makes any information on the form incorrect, provided at least one payment is reported at least annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     The term “U.S. Person” means:
•	a citizen or resident of the United States;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or a trust that has validly elected to be treated as a U.S. Person.
     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of Notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the Notes.
Definitive Notes
     The Notes of each series will be issued in fully registered, certificated form to Noteholders or their nominees, rather than to DTC or its nominee, only if:
•	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Depositor, the Administrator or the Indenture Trustee is unable to locate a qualified successor (and if it is the Depositor or the Administrator that has made that determination, the Depositor or the Administrator so notifies the Indenture Trustee in writing);

•	the Depositor or the Administrator or the Indenture Trustee, as applicable, at its option and to the extent permitted by law, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default or a Servicer Default with respect to those Notes, holders representing at least a majority of the outstanding principal amount of the Notes of that class, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes is no longer in the best interests of the holders of that class of Notes.
     Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given series through DTC Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to those Noteholders.
     Payments of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable record date specified for those Notes in the accompanying Prospectus Supplement. Those payments will be made in the manner set forth in the applicable Indenture Supplement. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of that Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders. The Indenture Trustee will provide that notice to the applicable Noteholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.
     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Indenture Trustee, or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

New Issuances
     The Indenture provides that, under any one or more Indenture Supplements, the Issuing Entity may, or the Depositor may cause the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new series of Notes and may define all principal terms of those Notes. Each series issued may have different terms and enhancements than any other series. If the accompanying Prospectus Supplement so provides, and on the specified terms and conditions, additional Notes of any series may be issued. Upon the issuance of an additional series of Notes, the Depositor, the Servicer, the Indenture Trustee and the Issuing Entity are not required and do not intend to obtain the consent of any Noteholder of any other series previously issued by the Issuing Entity. The Issuing Entity may offer any series under a prospectus or other disclosure document, in offerings under this Prospectus or in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.
     Unless otherwise specified in the accompanying Prospectus Supplement, a new issuance may only occur upon the satisfaction of conditions provided in the Indenture. The Issuing Entity may, or the Depositor may cause the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new series of Notes by notifying the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency at least two days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.
     Unless otherwise specified in the accompanying Prospectus Supplement, the Owner Trustee will execute, and the Indenture Trustee will authenticate, the Notes of any series only upon delivery of the following items, or satisfaction of the following conditions, among others:
•	on or before the seventh business day immediately preceding the Series Issuance Date for such series, the Depositor has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) of such issuance and such Series Issuance Date;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee an Indenture Supplement specifying the principal terms of the new series;

•	the Depositor has delivered to the Indenture Trustee the form of any enhancement and an appropriate enhancement agreement for the enhancement executed by the Depositor and the Person providing such enhancement;

•	the Depositor has delivered to the Indenture Trustee a certificate of an authorized officer of the Depositor, dated such Series Issuance Date, to the effect that the Depositor reasonably believes that as of such Series Issuance Date no Event of Default or Early Amortization Event has occurred and is continuing for any series and such issuance will not have a Significant Adverse Effect and will not cause any Event of Default or Early Amortization Event to occur with respect to any outstanding series; and

•	after giving effect to the new issuance, the Adjusted Pool Balance equals or exceeds the Required Participation Amount.
     Further, additional series of Notes and additional Notes of the same series may be issued only if (i) the Depositor has delivered to the Indenture Trustee a Required Federal Income Tax Opinion with respect to such issuance and (ii) the Rating Agency Condition has been satisfied.
Funding Period
     For any series of Notes, the total amount of Principal Receivables in the Issuing Entity allocable to that series may be less than the total initial principal balance of the Notes of that series. If this occurs, that series’ initial amount invested in Principal Receivables will be less than its initial note principal balance. In this case, the accompanying Prospectus Supplement will set forth the terms of a funding period for that series.

     During the Funding Period for any series of Notes, the portion of the series’ amount not invested in Principal Receivables will be maintained in a pre-funding account. On the Series Issuance Date for that series of Notes, this amount will not exceed 50% of the principal balance of that series of Notes. The amount invested in Principal Receivables for that series will increase as new Receivables are transferred to the Issuing Entity or as the amount invested in Principal Receivables of other outstanding series is reduced.
     During the Funding Period, funds on deposit in the pre-funding account will be paid to the Depositor as the amount invested in Principal Receivables increases. If the amount invested in Principal Receivables for that series is not increased so that it equals the principal balance of the Notes of that series by the end of the Funding Period, any amount remaining in the pre-funding account will be repaid to Noteholders. This type of event may also cause repayment of other amounts to Noteholders, as set forth in the accompanying Prospectus Supplement.
     If so specified in the accompanying Prospectus Supplement, funds on deposit in the pre-funding account will be invested by the Indenture Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each Payment Date during the Funding Period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account as Interest Collections to make interest payments on the Notes of the related series in the manner specified in the accompanying Prospectus Supplement.
     The Prospectus Supplement for a series with a Funding Period will set forth:
•	the series’ initial amount invested in Principal Receivables;

•	the series’ full amount invested in Principal Receivables, which is the initial principal balance of the series of Notes;

•	the date on which the series’ amount invested in Principal Receivables is expected to equal the full amount invested in Principal Receivables;

•	the date by which the Funding Period will end, provided that the Funding Period will not exceed one year; and

•	any other events that will occur if the Funding Period ends before the full amount invested in Principal Receivables is funded.
Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount
     Each Note will have a stated principal amount and an outstanding principal amount. Each series of Notes will have an Invested Amount and a Series Nominal Liquidation Amount.
     Stated Principal Amount. The stated principal amount of a Note is the amount that is stated on the face of the Note to be payable to its holders, which will be expressed in U.S. dollars.
     Outstanding Principal Amount. The outstanding principal amount of a Note, other than a discount Note, is the same as the stated principal amount, less principal payments to the Noteholders. For discount Notes, the outstanding principal amount is an amount stated in, or determined by a formula described in, the accompanying Prospectus Supplement.
     Invested Amount. In most circumstances, the Invested Amount of a series of Notes will be equal to the outstanding principal amount of the Notes in that series. However, if unreimbursed charge-offs of Defaulted Receivables allocable to any series and Reallocated Principal Collections for such series exceed the Overcollateralization Amount for such series as described below under “–Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Nominal Liquidation Amount — Series Nominal Liquidation Amount,” there will be a reduction in the Invested Amount of that series of Notes. Unless that deficiency is reimbursed from Interest Collections or otherwise, the outstanding principal amount of such Notes will not be paid in full. In addition, the Invested Amount of a series of Notes may be reduced by amounts deposited in the Accumulation Account with respect to such series.

     The Invested Amount of a series of Notes may not be reduced below zero and may not be increased above the outstanding principal amount of the Notes of such series.
     Series Nominal Liquidation Amount. The Series Nominal Liquidation Amount is used to calculate the amount of collections that will be allocated to any series of Notes and then to determine the portion of those collections available to make payment to the holders of the Notes within that series. The Series Nominal Liquidation Amount is also used to establish the maximum amount that can be repaid on a series of Notes. This means that if the Series Nominal Liquidation Amount of any series of Notes has been reduced by charge-offs of Defaulted Receivables or by Reallocated Principal Collections, the holders of Notes of the series with the reduced Series Nominal Liquidation Amount may receive less than the full stated principal amount of their Notes, because the amount of U.S. dollars allocated to pay them may be less than the outstanding principal amount of the Notes of that series.
     The Series Nominal Liquidation Amount of any series of Notes may be reduced as follows:
•	If there are Defaulted Receivables, the portion of the related Defaulted Amounts allocated to a series of Notes will reduce the Series Nominal Liquidation Amount of that series to the extent the amount so allocated is greater than the Series Investor Available Interest Amounts, Shared Excess Interest Amounts and any funds on deposit in any reserve account. The Issuing Entity will allocate these reductions first to the Overcollateralization Amount. Any remaining reductions will be allocated to the Invested Amount of that series. If the series has subordinated classes of Notes, the reductions in the Series Nominal Liquidation Amount for that series of Notes will be first borne by the subordinated classes of Notes of that series in succession, beginning with the most subordinated class. The effect of this can be seen in the following example. If a series of Notes has three classes, Class A, Class B and Class C, with Class C being the most subordinated, if the Invested Amount of that series has been reduced, there will not be enough dollars to fully repay the outstanding principal amount of all three classes of Notes of that series. Class A will receive Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account until its outstanding principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; Class B will then receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account until its principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; and then Class C will receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts, any funds on deposit in any reserve account and the allocable share of funds in the Excess Funding Account, up to the remaining Invested Amount for that series. The Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•	If Principal Collections are reallocated from an Overcollateralization Amount of a series to the Notes of that series, the Overcollateralization Amount will be reduced by the amount of that reallocation. Unless the related series of Notes has subordinated classes, Principal Collections will only be reallocated to the extent such reallocations do not exceed the Overcollateralization Amount of that series. If the related series of Notes has subordinated classes, and the Overcollateralization Amount of that series has been reduced to zero, then further reallocations of Principal Collections will reduce the Invested Amount of that series, but not below the outstanding principal amount of the most senior class. The other effects of such reductions on series of Notes that have subordinated classes will be as described in the preceding paragraph. The Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•	The Invested Amount portion of the Series Nominal Liquidation Amount of a Note will (i) be reduced by the amount of all payments of and deposits with respect to principal with respect to the Notes of that series and (ii) be increased in connection with issuances of additional Notes of any series as and to the extent described in the accompanying Prospectus Supplement.

•	If the holders of a class or series of Notes direct a sale of Receivables after an Event of Default and acceleration, the Series Nominal Liquidation Amount of that class or series is automatically reduced to zero following such sale and the application of the proceeds thereof, together with any amounts then held in the Collection Account, the Excess Funding Account and any other Issuing Entity Account for such series as are allocated to such series and any amounts available from credit enhancement for such series. See “Sources of Funds to Pay the Notes — Sale of Receivables” in this Prospectus.
     The Series Nominal Liquidation Amount of a series of Notes can be increased as follows:
•	For a class of discount Notes, the Series Nominal Liquidation Amount will increase over time as interest accrues, to the extent that Interest Collections are allocated to that class for that purpose.

•	If the Issuing Entity issues additional Notes of a series, as described in “Description of the Notes — New Issuances” in this Prospectus, the Series Nominal Liquidation Amount of such series will increase proportionally to such additional issuance.

•	If Series Investor Available Interest Amounts, Shared Excess Interest Amounts and any funds on deposit in a reserve account are available, they will be applied to reimburse earlier reductions in the Series Nominal Liquidation Amount from charge-offs of Defaulted Receivables or from reallocations of Principal Collections.
     If the Invested Amount portion of the Series Nominal Liquidation Amount has been reduced and not fully reinstated, then the increase in the Series Nominal Liquidation Amount will be applied first to reinstate the Invested Amount portion thereof until the Invested Amount is fully reinstated and then to reinstate the Overcollateralization Amount.
     Allocations of charge-offs of Defaulted Receivables and reallocations of Principal Collections to Notes reduce the Series Nominal Liquidation Amount of outstanding Notes only, and do not affect Notes that are issued after that time.
Interest Payments
     For each series of Notes and each related class, interest will accrue from the relevant Series Issuance Date on the applicable outstanding principal amount at the applicable interest rate. The interest rate on any Note may be a fixed, floating or any other type of rate as specified in the accompanying Prospectus Supplement. Interest on the Notes, other than zero coupon Notes, will generally be paid, or deposited for later payment, to Noteholders on the Payment Dates specified in the accompanying Prospectus Supplement. In addition, as specified in the accompanying Prospectus Supplement, interest payments or deposits on any Payment Date generally will be funded from:
•	Interest Collections received during the preceding Collection Period or periods;

•	investment earnings, if any, on any funds held in the Issuing Entity’s bank accounts;

•	funds on deposit in any reserve account;

•	any Shared Excess Interest Amounts from other series (which may be limited to series in a sharing group);

•	any receipts from any Hedge Counterparty;

•	any credit enhancement, to the extent described in the accompanying Prospectus Supplement; and

•	other amounts specified in the accompanying Prospectus Supplement.

     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of Notes, that series may have more than one interest funding account. See “Sources of Funds to Pay the Notes — Issuing Entity Accounts” in this Prospectus for a discussion of the accounts of the Issuing Entity.
     Your class of Notes will pay interest on the dates and at the interest rate specified in the accompanying Prospectus Supplement. If your Notes bear interest at a floating or variable rate, the accompanying Prospectus Supplement will describe how that rate is calculated.

     The Receivables generally pay interest at a variable rate based on the prime or LIBOR rate. A series, class or sub-class of Notes may bear interest either at a fixed rate or at a floating rate based on a different index.
     If so specified in the accompanying Prospectus Supplement, the interest rate applicable to your Notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of Interest Collections and other amounts specifically available to fund payments of interest on your Notes.
     If so specified in the accompanying Prospectus Supplement, your series of Notes (or any class of that series) may have the benefit of a Hedge Agreement entered into between the Issuing Entity or Indenture Trustee for the benefit of holders of the specified Notes of such series and a counterparty specified in such Prospectus Supplement that provides limited protection against such risk. The principal terms and provisions of any Hedge Agreement will be specified in such Prospectus Supplement.
Principal Payments
     Generally, each series or class of Notes will begin with a Revolving Period during which no principal payments will be made to the holders of such Notes. Following its Revolving Period, each series or class of Notes is expected to begin to accumulate principal or begin to distribute principal to Noteholders. The accompanying Prospectus Supplement describes the conditions under which an Accumulation Period, Early Amortization Period or other principal payment period will begin for your series or class of Notes.
     Principal payments for any series or class of Notes will be funded from Principal Collections, other Issuing Entity Assets treated as Principal Collections received during the related Collection Period or periods and certain other amounts as specified in the accompanying Prospectus Supplement and allocated to that series or class.
     Principal will accumulate in an Accumulation Account if your series or class of Notes includes an Accumulation Period. As described in the accompanying Prospectus Supplement, during the Accumulation Period, on each Payment Date an amount of principal, up to the amount specified, will be set aside in an Accumulation Account. This accumulated principal is expected to be paid to those Noteholders on the date specified in the accompanying Prospectus Supplement for that series or class, or earlier if an Early Amortization Period begins before your Expected Final Payment Date. If an Early Amortization Period begins, on each Payment Date with respect to such Early Amortization Period, all Series Investor Available Principal Amounts for the related series, plus (on the first Payment Date with respect to such Early Amortization Period) all amounts on deposit in the Accumulation Account (together with other amounts specified in the accompanying Prospectus Supplement), will be paid to the Noteholders of such series as set forth in the accompanying Prospectus Supplement. Although your series may feature an Accumulation Period, your series or class of Notes might not accumulate principal as expected during such period if an Early Amortization Event or Event of Default occurs.
     Funds on deposit in any Accumulation Account for a series or class of Notes may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of Notes at the end of an Accumulation Period, that series or class of Notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.
     If your series or class of Notes includes a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the accompanying Prospectus Supplement. Your series or class of Notes might also begin to pay principal to you without regard to the limits of such increments if an Early Amortization Event occurs.
     If your series has multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that Noteholders of other classes could begin to receive payments of principal before you do. The accompanying Prospectus Supplement specifies the manner, timing and priority of principal payments to Noteholders of each class.
     There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. The day on which the Accumulation Period commences for your series or class of Notes is based upon assumptions about payment rates on the Receivables, as detailed in the accompanying Prospectus Supplement. There can be no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of Receivables.

Collections can vary seasonally and are also affected by general economic conditions. The accompanying Prospectus Supplement provides historical payment rates and other information relating to NMAC’s entire floorplan portfolio. There can be no assurance that future events will be consistent with this historical performance or that the performance of the Receivables in the Trust Portfolio will be similar to the performance of NMAC’s entire floorplan portfolio. The life of your Notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any Early Amortization Event may substantially shorten the average life of your Notes.
Credit Enhancement
     Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the Depositor Interest), subordination of other series or classes of Notes, a cash collateral guaranty or account, a reserve account, cash deposits or any combination of the above. The Prospectus Supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.
     Unless otherwise provided in the accompanying Prospectus Supplement, each series of Notes will have credit enhancement in the form of an Overcollateralization Amount. If a series of Notes has more than one class, then the Subordinated Notes of that series will serve as credit enhancement for the Notes of that series that are more senior. Such a series of Notes may also have an Overcollateralization Amount. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A Notes, Class B Notes and Class C Notes. The Prospectus Supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.
     Principal payments on Class B Notes and Class C Notes of a series are subordinated to payments of principal of Class A Notes of that series. Subordination of Class B Notes and Class C Notes of a series provides credit enhancement for Class A Notes of that series.
     Principal payments on Class C Notes of a series are subordinated to payments of principal of Class A Notes and Class B Notes of that series. Subordination of Class C Notes of a series provides credit enhancement for the Class A Notes and Class B Notes of that series.
     Generally, no principal payments will be made on a subordinated class of Notes until all principal of the classes of Notes of that series that are more senior has been paid in full. However, if so specified in the accompanying Prospectus Supplement, principal may be paid to the holders of subordinated classes while Notes of senior classes of that series are still outstanding under the circumstances specified therein.
Subordination Between Series or Classes
     If so specified in the accompanying Prospectus Supplement, a series or one or more classes of that series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to other series or to the Notes that are more senior within that series. The rights of the holders of these Subordinated Notes to receive distributions of principal and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of Notes of other series that are more senior or Notes within that series that are more senior, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.
     The accompanying Prospectus Supplement will also set forth information concerning:
•	the amount of subordination of a series or a class or classes of Subordinated Notes within a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will change over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those Subordinated Notes will be distributed to holders of Notes of other series that are more senior or Notes of that series that are more senior.

Cash Collateral Guaranty or Account
     If so specified in the accompanying Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement sets forth the circumstances under which payments, if any, are made to beneficiaries of the cash collateral guaranty from the cash collateral account.
Reserve Account
     If so specified in the accompanying Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying Prospectus Supplement, through an initial deposit and/or through periodic deposits of available excess cash from the Issuing Entity Assets. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of the series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying Prospectus Supplement.
SOURCES OF FUNDS TO PAY THE NOTES
General
     The primary source of funds for the payment of principal of and interest on the Notes are the collections made on the Receivables owned by the Issuing Entity. For a description of the Issuing Entity and its assets, see “The Issuing Entity” and “Dealer Floorplan Financing Business” in this Prospectus.
     Allocations of Defaulted Amounts and Interest Collections are made first, pro rata among each series based on the ratio that the Series Nominal Liquidation Amount of each series of Notes bears to the Trust Nominal Liquidation Amount. This ratio, when expressed as a percentage, is the Series Allocation Percentage. Within each series, allocations of Series Allocable Defaulted Amounts and Series Allocable Interest Collections will be made each day to the Noteholders of such series based on the ratio of:
•	the Series Nominal Liquidation Amount of such series to

•	the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance as of the last day of the preceding Collection Period.
     This ratio, when expressed as a percentage, is referred to as the Floating Allocation Percentage. Application of this percentage allocates Series Allocable Interest Collections and Series Allocable Defaulted Amounts to the Noteholders of a series of Notes. Except as described below under “—Application of Collections,” Series Allocable Interest Collections not allocated to the Noteholders are released to the Depositor and are not available for payments on the Notes.
     Principal Collections are allocated among series of Notes similarly to the allocation of Interest Collections on the Receivables (i.e., on the basis of the Series Allocation Percentage). Series Allocable Principal Collections on the Receivables will be further allocated to the holders of the Depositor Interest, on the one hand, and the Noteholders, on the other, as set forth in the accompanying Prospectus Supplement and the related Indenture Supplement. Series that are in the Revolving Period will generally be allocated a portion of the Series Allocable Principal Collections based on the Floating Allocation Percentage. The allocation among Noteholders and the holders of the Depositor Interest for series that are in the Accumulation Period, the Controlled Amortization Period or the Early Amortization Period will be based on the Fixed Allocation Percentage. As with the Floating Allocation Percentage, the Fixed Allocation Percentage for any series on any day equals the ratio of the Series Nominal Liquidation Amount of Notes in such series to the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance as of the last day of the preceding Collection Period; provided, however, that, in contrast to the Floating Allocation

Percentage, the Series Nominal Liquidation Amount used to calculate the Fixed Allocation Percentage will be “fixed” as of the last day of the Revolving Period.
     For a detailed description of the application of collections, the allocation of charge-offs and the application of Depositor Deposit Amounts, see “ — Application of Collections” and “ — Excess Funding Account” below in this Prospectus.
Deposit and Application of Funds
     Series Allocable Interest Collections will be allocated between the Noteholders of each series and the holders of the Depositor Interest as described under “ — General” above. These allocations will be made on each day during a Collection Period. The Series Allocable Interest Collections allocated to the Noteholders of any series, together with any Reallocated Principal Collections for such series and any other amounts specified in the accompanying Prospectus Supplement as available for such purpose, are “Series Investor Available Interest Amounts.”
     Series Allocable Principal Collections will be allocated between the Noteholders of each series and the holders of the Depositor Interest as described under “—General” above. These allocations will be made on each day in a Collection Period. The Series Allocable Principal Collections allocated to the Noteholders of any series (less any Reallocated Principal Collections), together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series during a Collection Period and any other amounts specified in the accompanying Prospectus Supplement, are “Series Investor Available Principal Amounts.” The Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts are collectively referred to as the “Series Investor Available Amounts.”
     If Series Investor Available Amounts available for distribution on any Payment Date are less than the aggregate monthly interest payments or applications, or principal payments or deposits required to be made with respect to any one or more series of Notes, and any other series of Notes has Excess Interest Amounts or Excess Principal Amounts remaining after the application of its allocation in accordance with its Indenture Supplement, then any such excess from other series will be applied to such series of Notes to the extent such series still needs to cover a monthly interest payment or application or a monthly principal payment or deposit, as the case may be, pro rata on the basis of their respective shortfalls, although such application may be limited to series in a Sharing Group as specified in the accompanying Prospectus Supplements. In addition, to the extent excess amounts from other series are not sufficient to cover such shortfalls, funds may be available in a reserve account for such purpose, to the extent set forth in the accompanying Prospectus Supplement.
     In the case of a series of Notes having more than one class, Series Investor Available Principal Amounts and Series Investor Available Interest Amounts allocated to that series will be allocated and applied to each class in the manner and order of priority described in the accompanying Prospectus Supplement.
Paired Series
     If so specified in the accompanying Prospectus Supplement, during the Accumulation Period or the Controlled Amortization Period for any series, the Issuing Entity may issue a second, or paired, series that is effectively supported by the same Principal Receivables that support the initial series. As the Issuing Entity accumulates principal for the benefit of the initial series, the Series Nominal Liquidation Amount of the paired series will increase by the amount of Principal Collections that are being accumulated so that in the aggregate the Series Nominal Liquidation Amount (and Series Allocation Percentage) for the initial series will decline, but the Series Nominal Liquidation Amount for the paired series is correspondingly increased such that the percentage of the aggregate amount of Principal Collections being allocated to the initial and paired series remains constant. To make monthly principal deposits despite a declining Series Nominal Liquidation Amount (and Series Allocation Percentage), the Issuing Entity may maintain an amount of Principal Receivables to support this initial series that exceeds such Series Nominal Liquidation Amount during the Accumulation Period or Controlled Amortization Period. To finance these excess Principal Receivables, the Issuing Entity may issue a paired series. Initially the Issuing Entity would reallocate the Principal Collections for the paired series to make scheduled principal deposits for the initial series. However, if an Early Amortization Event for the paired series occurs before the Issuing Entity pays in full the principal for this series:
•	the Issuing Entity may use Principal Collections allocated to the paired series that it would otherwise have reallocated to the initial series, to repay the principal of the paired series;

•	the Issuing Entity may make principal deposits into the series Accumulation Account that are smaller than scheduled; and

•	the Issuing Entity’s final payment of principal to you may be delayed.
     The Issuing Entity will not seek your review or consent before it issues a paired series. The outstanding principal amount of any paired series may vary over time. The Early Amortization Events for a paired series may vary from the Early Amortization Events for the series with which it is paired. In particular, the Early Amortization Events for a paired series may include events that are unrelated to the status of the Issuing Entity, the Servicer or the Receivables, including events that relate to the continued availability and rating of third-party providers of credit enhancement to the paired series.
Sharing Groups
     If so specified in the accompanying Prospectus Supplements, series may be grouped into Sharing Groups. A Sharing Group may be further separated into an interest sharing group and a principal sharing group. To the extent that available amounts are not needed to make required interest or principal payments or deposits for a series in a Sharing Group, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other series that are included in the Sharing Group.
Issuing Entity Accounts
     The Issuing Entity has established a Collection Account for the purpose of receiving distributions on the Receivables and an Excess Funding Account for the purpose of retaining certain Depositor Deposit Amounts and Depositor Replacement Amounts. If so specified in the accompanying Prospectus Supplement, the Issuing Entity may direct the Indenture Trustee to establish and maintain in the name of the Indenture Trustee supplemental accounts for any series or class of Notes for the benefit of the related Noteholders. Each series that has an Accumulation Period will have an Accumulation Account, which will be established by the Issuing Entity for the purpose of making payments of principal of the Notes and for other purposes as specified in the accompanying Prospectus Supplement.
     The Collection Account, Excess Funding Account and Accumulation Accounts described in this section, are referred to as Issuing Entity accounts. Any Issuing Entity account will be a Qualified Account and amounts deposited to Issuing Entity accounts may only be invested, at the direction of the Servicer, in Eligible Investments.
     The Paying Agent will have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders of any series under the related Indenture Supplement.
Sale of Receivables
     If a series or class of Notes has an Event of Default and is accelerated, the Issuing Entity may sell Receivables, or interests therein, if the conditions described in “Description of the Indenture — Events of Default; Rights Upon Events of Default” in this Prospectus are satisfied.
     Unless otherwise specified in the accompanying Prospectus Supplement, the amount of Receivables sold will be up to the product of the Series Allocation Percentage for such series of Notes and the amount of all Issuing Entity Assets. Following such sale and the application of the proceeds thereof (together with any amounts then held in the Collection Account, the Excess Funding Account and any other Issuing Entity accounts for such series as are allocated to such series and any amounts available from credit enhancement for such series), no more Principal Receivables or Interest Receivables will be allocated to those Notes. Noteholders will receive the net proceeds of such sale up to an amount not to exceed the outstanding principal amount of those Notes, plus accrued and unpaid interest.
     After giving effect to a sale of Receivables for a series or class of Notes, the amount of proceeds allocable to such series or class may be less than the outstanding principal amount of that series. This deficiency can arise because the Series Nominal Liquidation Amount of that series or class was reduced before the sale of Receivables or because the sale price for the Receivables was less than the outstanding principal amount of the series or class of Notes. Unless otherwise specified in the accompanying Prospectus Supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuing Entity; Security for the Notes
     The Series Investor Available Interest Amounts, Series Investor Available Principal Amounts, Shared Excess Interest Amounts (if applicable), Shared Excess Principal Amounts (if any), funds for that series or class on deposit in the applicable Issuing Entity accounts, receipts from any Hedge Counterparty, amounts available from any credit enhancement so specified in the accompanying Prospectus Supplement and proceeds of sales of Receivables for that series or class provide the only source of payment for principal of or interest on that series or class of Notes. Noteholders will have no recourse to any other assets of the Issuing Entity or any other Person for the payment of principal of or interest on the Notes.
     The Notes of all series are secured by a shared security interest in the assets of the Issuing Entity, the Collection Account and the Excess Funding Account, but each series or class of Notes is entitled to the benefits of only that portion of those assets allocable to it under the Indenture and the related Indenture Supplement. Each series or class of Notes is also secured by a security interest in any applicable supplemental account.
Early Amortization Events
     Beginning on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred with respect to any series, the Servicer will no longer pay Principal Collections allocable to the Noteholders’ Interest of the series to the holders of the Depositor Interest, allocate those collections to any other series or retain those collections in the Accumulation Account for the series, but instead will distribute those collections to Noteholders of the series monthly on each Payment Date, and the Controlled Deposit Amount, if any, will no longer apply to distributions of principal of the Notes of the series, in each case except as described below under “—Early Amortization Events” or stated in the accompanying Prospectus Supplement.
     Early Amortization Events generally will be deemed to have occurred without any notice or other action on the part of any other party immediately upon their occurrence. The Early Amortization Period with respect to a series will begin as of the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Noteholders of the related series will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as described below. The failure of the Issuing Entity to pay the outstanding principal amount of the Notes of any series or class by their Expected Final Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to the series or class. All references in this Prospectus to Early Amortization Events include that type of failure.
     Even if an Early Amortization Period begins with respect to a series, that period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the commencement of the Early Amortization Period no longer exists, whether as a result of the distribution of principal to Noteholders of the series, the transfer of additional Receivables to the Issuing Entity, or otherwise, in each case if and to the extent described in the Prospectus Supplement for such series.
     In addition to the consequences of the Early Amortization Events discussed above, unless otherwise specified in the accompanying Prospectus Supplement, if bankruptcy, insolvency or similar proceedings under the bankruptcy code or similar laws occur with respect to the Depositor, on the day of that event the Depositor will immediately cease to transfer Receivables to the Issuing Entity and promptly give notice to the Indenture Trustee, the Servicer and the Owner Trustee and any Series Enhancers of this event. Any Receivables transferred to the Issuing Entity before the event, as well as collections on those Receivables accrued at any time with respect to those Receivables, will continue to be part of the Issuing Entity Assets and will be applied as set forth in the Transfer and Servicing Agreement.
     Unless otherwise specified in the accompanying Prospectus Supplement, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement unless an Early Amortization Event occurs before that date.
Redemption of Notes
     Each class of Notes will be subject to redemption on its Expected Final Payment Date.
     If so specified in the accompanying Prospectus Supplement, the Issuing Entity may, at its option, redeem any Note in whole or in part before its Expected Final Payment Date or the Servicer may purchase the outstanding

Receivables, the effect of which would be the prepayment of the Notes. The accompanying Prospectus Supplement will indicate the circumstances under which any such redemption by the Issuing Entity or purchase by the Servicer may occur, as well as other terms associated with any such redemption.
     If so specified in the accompanying Prospectus Supplement, a Noteholder may, at its option, require the Issuing Entity to redeem the holder’s Notes before the Expected Final Payment Date. The accompanying Prospectus Supplement will indicate at what times a Noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.
     In addition, if an Early Amortization Event occurs in respect of a series, the Issuing Entity will be required to redeem each affected Note of that series to the extent funds are available for that purpose. The Issuing Entity will give notice to holders of the affected Notes before an early redemption date.
     Whenever the Issuing Entity is required to redeem a Note before its Final Maturity Date, it will do so only if and to the extent funds are allocated to that Note. A Noteholder will have no claim against the Issuing Entity if the Issuing Entity fails to make a required redemption of Notes because no funds are available for that purpose. The failure to redeem Notes before the Final Maturity Date under these circumstances will not be an Event of Default.
Final Payment of Principal; Termination
     The Notes of each series will be retired on the day following the date on which the final payment of principal is made to the Noteholders, whether as a result of optional redemption by the Issuing Entity, purchase of Receivables by the Servicer or otherwise. Each Prospectus Supplement will specify the Final Maturity Date for the related series, which will be the latest date on which principal and interest for the series of Notes is due in full. Notes may be subject to prior redemption as provided above, and may or may not ultimately be paid in full on their related Final Maturity Dates depending on the sufficiency of collections and liquidation proceeds therefor. The Issuing Entity’s failure to pay the principal of any series of Notes in full on the related series Final Maturity Date will be an Event of Default under the Indenture. In this event, the Indenture Trustee or the holders of a specified percentage of the Notes of that series will have the rights described below under “Description of the Indenture — Events of Default; Rights upon Event of Default” in this Prospectus.
     Unless the Servicer and the holders of the Depositor Interest instruct the Indenture Trustee otherwise, the Issuing Entity will terminate no later than the Issuing Entity Termination Date. Upon the termination of the Issuing Entity and the surrender of the Depositor Interest, the Indenture Trustee will, following the distributions of all amounts to which the Noteholders and any Series Enhancers are entitled, convey to the holders of the Depositor Interest all right, title and interest of the Issuing Entity in the Receivables and all other Issuing Entity Assets.
Defeasance
     If so specified in the accompanying Prospectus Supplement relating to a series, the Issuing Entity may terminate its substantive obligations in respect of that series by depositing with the Indenture Trustee, under the terms of an irrevocable trust agreement, from amounts representing, or acquired with, collections of Receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of Notes of the Issuing Entity, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be. Before its first exercise of its right to substitute money or Eligible Investments for Receivables, the following conditions must be satisfied:
•	the Issuing Entity will or will cause the Depositor to deliver to the Indenture Trustee a statement from a firm of nationally recognized independent public accountants, who may also render other services to the Issuing Entity or the Depositor, as the case may be, to the effect that the deposit is sufficient to make all the payments specified above;

•	the Issuing Entity will or will cause the Depositor to deliver to the Indenture Trustee an officer’s certificate stating that the Issuing Entity or the Depositor, as applicable, reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an Early Amortization Event with respect to any series;

•	satisfaction of the Rating Agency Condition; and

•	the Issuing Entity will or will cause the Depositor to deliver to the Indenture Trustee an opinion of counsel to the effect that:
(1)	for federal income tax purposes, the deposit and termination of obligations will not cause the Issuing Entity, or any portion of the Issuing Entity, to be treated as an association, or publicly traded partnership, taxable as a corporation; and

(2)	the deposit and termination of obligations will not result in the Issuing Entity being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Reports to Noteholders
     On each Payment Date, Noteholders of each series will receive Payment Date Statements issued by the Issuing Entity and forwarded by the Paying Agent setting forth the information about that series and the Issuing Entity specified in the accompanying Prospectus Supplement. If a series has multiple classes, information will be provided for each class.
     Periodic information to Noteholders generally will include:
•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	Interest Collections and Principal Collections allocated to the series;

•	the Defaulted Amount allocated to the series;

•	reductions of the Invested Amount of the series and any reimbursements of previous reductions of the Invested Amount;

•	the monthly servicing fee for the series (and any portion thereof that has been temporarily or permanently waived by the Servicer);

•	the Pool Balance and the outstanding principal amount of the Notes;

•	the Adjusted Pool Balance of the Notes;

•	the Invested Amount of the series;

•	the amount of net swap payments paid to or received from the swap counterparty, if any, during the related Collection Period;

•	the amount available under any other credit enhancement for the series or for each class of the series;

•	the number and dollar amount of Receivables at the beginning and end of the applicable Collection Period, and updated pool composition information as of the end of the Collection Period;

•	the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred; and

•	any material modifications, extensions, or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time.
     In addition, with respect to a series that includes a Funding Period, as described above under “Description of the Notes — Funding Period” in this Prospectus, periodic information to Noteholders generally will include:
•	the series’ initial amount invested in Principal Receivables, the series’ full amount invested in Principal Receivables and the series’ current amount invested in Principal Receivables; and

•	the amount on deposit in the pre-funding account.
     On or before January 31 of each calendar year, the Paying Agent will also provide to each Person who at any time during the preceding calendar year was a Noteholder of record a statement, prepared by the Servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the Notes were outstanding, together with other information that is customarily provided to holders of debt, to assist Noteholders in preparing their United States tax returns.
     In addition, Noteholders will receive reports with information about the Indenture Trustee. See “Description of the Indenture — Indenture Trustee’s Annual Report” below in this Prospectus.
Application of Collections
     On each day in a Collection Period, the Servicer will calculate the amounts to be allocated in respect of collections on Receivables to the Noteholders of each outstanding series or class or to the holders of the Depositor Interest in accordance with this Prospectus and the accompanying Prospectus Supplements.
     Except in the circumstances described below, the Servicer must deposit into the Collection Account, no later than two business days after processing, a portion of the payments received on the Receivables. The amount of the required deposit will be specified in the Prospectus Supplement for each series and will be a function of, among other things, whether that series is in its Revolving Period. However, so long as NMAC is the Servicer and no Servicer Default has occurred and is continuing, it will be able to make these deposits on a monthly basis if any of the following conditions is met:
•	NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s, “A-1” by Standard & Poor’s and “F1” by Fitch (so long as Moody’s, Standard & Poor’s and Fitch are Rating Agencies);

•	NMAC maintains a letter of credit or other form of enhancement acceptable to the Rating Agencies to support NMAC’s obligation to deposit collections into the Collection Account; or

•	NMAC otherwise satisfies each Rating Agency’s requirements.
     In these circumstances, NMAC may use collections for its own benefit and will not be required to deposit the collections that it receives during any Collection Period until the business day preceding the Payment Date occurring in the following calendar month. On that date, NMAC will deposit into the Collection Account funds equal to the total amount that otherwise have been required to be deposited into the Collection Account during the related Collection Period had NMAC been required to make daily deposits of collections.
     The Servicer must make daily or periodic deposits in the Collection Account only to the extent that the funds are required for deposit or distribution to the Noteholders or other parties pursuant to this Prospectus or the accompanying Prospectus Supplement. If the Collection Account balance ever exceeds the amount required for deposit or distribution, the Servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the Servicer may retain its servicing fee with respect to any series and will not be required to deposit it into the Collection Account. The Servicer may elect to waive its servicing fee with respect to any series, for any Collection Period, as and to the extent provided in the Prospectus Supplement.
     On each day in a Collection Period, the Servicer will distribute directly to the holders of the Depositor Interest the Interest Collections and Principal Collections allocable to the Depositor Interest with respect to each series as specified in the related Indenture Supplement. However, the Servicer will make those distributions only if and to the extent that the Adjusted Pool Balance on such day equals or exceeds the Required Participation Amount as of such date, after giving effect to the allocations, distributions, withdrawals and deposits (if any) to be made on such date. Any amounts not distributed to the holders of the Depositor Interest will be treated as Depositor Deposit Amounts and deposited into the Excess Funding Account or, if so specified in the accompanying Prospectus Supplement, amounts otherwise distributable to the holders of the Depositor Interest may be deposited into other Issuing Entity accounts for the benefit of the applicable series.
     Allocations Among Series of Notes. Under the Indenture, on each day in a Collection Period, the Servicer will allocate to each outstanding series its share of Interest Collections, Principal Collections and Defaulted Amounts based on the Series Allocation Percentage for each series. Allocations will be made with respect to each series of Notes on each day during a Collection Period based on the product of the Series Allocation Percentage for such series on such day and the amount of Interest Collections, Principal Collections and Defaulted Amounts. The Series Allocation Percentage for each series will be calculated on each day in a Collection Period and will be increased or decreased, if necessary, on each day in each Collection Period.
     Allocation between the Noteholders and the Holders of the Depositor Interest. The Servicer will allocate amounts initially allocated to each series between the Noteholders’ Interest and the holders of the Depositor Interest on each day in a Collection Period on the basis of various percentages as described in the accompanying Prospectus Supplement. Which percentage is used depends on whether the collections being allocated are Series Allocable Interest Collections or Series Allocable Principal Collections or other amounts and, in the case of the Series Allocable Principal Collections, whether or not the collections are received in the Revolving Period for a series. The manner in which amounts allocated to the Notes are allocated between the holders of the Depositor Interest and the Noteholders is described under “Sources of Funds to Pay the Notes - General” in this Prospectus.
     Interest Collections. The Servicer will apply the Series Investor Available Interest Amounts for any series as described in the accompanying Prospectus Supplement. The Servicer will determine the amount, if any, of Excess Interest Amounts for any Collection Period on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Interest Amounts as Shared Excess Interest Amounts to cover Interest Shortfalls for other series in the same Sharing Group. To the extent such Interest Shortfalls for such other series exceed such Excess Interest Amounts, Excess Interest Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Interest Shortfalls, unless otherwise provided in the accompanying Prospectus Supplements. To the extent Excess Interest Amounts exceed Interest Shortfalls, the Indenture Trustee will pay the balance to the holders of the Depositor Interest or, if the Adjusted Pool Balance on such day does not equal or exceed the Required Participation Amount as of such day, deposit such amount in the Excess Funding Account.
     Principal Collections. The Servicer will apply Series Investor Available Principal Amounts for any series to make required payments of principal to the Accumulation Account (if applicable) or to the Noteholders of the series or class, in each case if and to the extent described in the accompanying Prospectus Supplement. The Servicer will determine the amount, if any, of Excess Principal Amounts on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Principal Amounts as Shared Excess Principal Amounts to cover any Principal Shortfalls with respect to distributions to Noteholders of any series that are in the same Sharing Group. Excess Principal Amounts will not be used to cover Investor Charge-Offs for any series. To the extent Principal Shortfalls exceed Excess Principal Amounts for any Collection Period, Excess Principal Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Principal Shortfalls, unless otherwise provided in the accompanying Prospectus Supplements. To the extent that Excess Principal Amounts exceed Principal Shortfalls, the Indenture Trustee will pay the balance to the Issuing Entity to be used by the Issuing Entity to acquire Receivables, if available. The Indenture Trustee will pay any remaining Excess Principal Amounts to the holders of the Depositor Interest or, if the Adjusted Pool Balance on such day does not equal or exceed the Required Participation Amount as of such day, deposit such amount in the Excess Funding Account.
Excess Funding Account
     The Indenture Trustee will invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. The investments must mature on the business day preceding the next Payment Date. The Servicer may select an agent for the purpose of designating the investments. On each Payment Date, all investment income earned on amounts in the Excess Funding Account since the preceding Payment Date will be applied as described in this Prospectus and in the accompanying Prospectus Supplement.
     The Indenture Trustee will deposit into the Excess Funding Account all Depositor Replacement Amounts received from the Depositor and all Depositor Deposit Amounts withheld from payments to the Depositor. On each business day on which funds are on deposit in the Excess Funding Account, the Servicer will determine the amount, if any, by which the Adjusted Pool Balance exceeds the Required Participation Amount on such day, and the Indenture Trustee may withdraw such excess amount from the Excess Funding Account and pay such excess amount to the holders of the Depositor Interest.
     The amounts on deposit in the Excess Funding Account shall be allocated among the series based on their respective Series Allocation Percentages. On each Payment Date, the Indenture Trustee will distribute funds in the Excess Funding Account as follows:
•	to the Accumulation Account for any series in its Accumulation Period or Controlled Amortization Period, an amount equal to the excess of (i) the Controlled Deposit Amount for such series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series that are available on such Payment Date to be deposited in the Accumulation Account for such series, (b) Shared Excess Principal Amounts that are available for such series on such Payment Date to be deposited in the Accumulation Account for such series and (c) any other amounts specified in the accompanying Prospectus Supplement that are available for such series on such Payment Date to be deposited in the Accumulation Account for such series (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account);

•	to the Noteholders for any series if an Early Amortization Event has occurred and is continuing with respect to such series, an amount equal to the excess of (i) the Invested Amount of that series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series on such Payment Date, (b) Shared Excess Principal Amounts that are available for such series on such Payment Date and (c) any other amounts specified in the accompanying Prospectus Supplement that are available for such series on such Payment Date (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account); and

•	as otherwise specified in the accompanying Prospectus Supplement for such series, but only after giving effect to the deposit or distribution of Series Investor Principal Amounts and Shared Excess Principal Amounts available for that series (together with any other amounts specified in the accompanying Prospectus Supplement), and then only to the extent of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account.
Distributions
     The Servicer will make payments to Noteholders of a series or a class from the Collection Account and any accounts established for the benefit of the Noteholders as described in the accompanying Prospectus Supplement.
     If on any Payment Date there would not be sufficient funds, after application of funds from the Collection Account and any other account established for the benefit of the Noteholders, to make distributions as described in the accompanying Prospectus Supplement, then, in certain circumstances if so described in the accompanying Prospectus Supplement, payments may be made using amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account that would have been made available for distribution on the succeeding Payment Date, up to the amount necessary to pay such items, and the funds available for the succeeding Payment Date will be adjusted accordingly.
Defaulted Amounts and Reallocated Principal Collections
     Unless otherwise specified in the accompanying Prospectus Supplement, for each series of Notes, on each day in a Collection Period, the Servicer will calculate the Series Investor Defaulted Amount for such day. If so provided in the accompanying Prospectus Supplement, an amount equal to the aggregate of the Series Investor Defaulted Amounts for any Collection Period may be funded from Series Investor Available Interest Amounts and other amounts specified in the accompanying Prospectus Supplement, including credit enhancement, and applied to pay principal to Noteholders or, subject to certain limitations, to the holders of the Depositor Interest, as appropriate.
     For each series of Notes, the related Series Nominal Liquidation Amount will be reduced by the amount of any Investor Charge-Offs for such series. In addition, a Series Nominal Liquidation Amount may decrease by the amount of any Series Investor Available Principal Amounts reallocated to pay interest on Notes and other amounts of such series. Such amounts are referred to herein as “Reallocated Principal Collections.” Reductions in a Series Nominal Liquidation Amount due to Investor Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Payment Date to the extent of Series Investor Available Interest Amounts on deposit in the Collection Account to be applied on such Payment Date, together with Excess Interest Amounts from all other series of Notes available to be applied on such Payment Date and other amounts specified in the accompanying Prospectus Supplement available to be applied on such Payment Date, exceed the interest owed on the Notes, the Series Investor Defaulted Amount and any other fees specified in the Prospectus Supplement that are payable on that date without further reduction of such Series Nominal Liquidation Amount. This reimbursement will result in an increase in the Series Nominal Liquidation Amount with respect to that series.
DESCRIPTION OF THE INDENTURE
     The Issuing Entity is a party to an Indenture, under which the Issuing Entity has issued, and will issue, Notes in one or more series, the terms of which will be specified in an Indenture Supplement to the Indenture. A form of the Indenture has been filed as an exhibit to the registration statement of which this Prospectus forms a part. The Indenture and each related Indenture Supplement will be executed by the Issuing Entity and the Indenture Trustee. The following summarizes the material terms of the Indenture.
Events of Default; Rights Upon Event of Default
     With respect to the Notes of any series, Events of Default will include the items specified in the definition thereof included in the “Glossary of Principal Terms,” as well as any additional items specified in the related Indenture Supplement and accompanying Prospectus Supplement.
     Failure to pay the full principal amount of a Note on its Expected Final Payment Date will not constitute an Event of Default. An Event of Default with respect to one series of Notes will not necessarily be an Event of Default with respect to any other series of Notes.
     If an Event of Default, other than a bankruptcy, insolvency or similar event with respect to the Issuing Entity or the Depositor, should occur and be continuing with respect to the Notes, the Indenture Trustee or the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of the affected series may declare all the Notes of that series to be immediately due and payable. In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of each class of the affected series otherwise elect, the Indenture Trustee will declare all of the Notes immediately due and payable on the Issuing Entity Termination Date. If an event of bankruptcy, insolvency or similar event relating to the Issuing Entity or Depositor should occur and be continuing, the Indenture Trustee will declare all of the Notes immediately due and payable. Upon any such acceleration, the Revolving Period or other period of principal payment or accumulation, other than an Early Amortization Period, for the affected series will terminate and an Early Amortization Period will commence. Any such declaration of acceleration of the Notes may, under limited circumstances, be rescinded by the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of that series or of all series, as applicable.
     Generally, in the case of any Event of Default, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture even if requested or directed by any Noteholder if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the Indenture, the holders of at least a majority of the outstanding principal amount of the Notes of the affected series:
•	will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee; and

•	may, in limited cases, waive any past default with respect to the Notes before the declaration of the acceleration of the Notes, except for a default in the payment of principal or interest or a default relating to a covenant or provision of the Indenture that cannot be modified without the waiver or consent of each affected Noteholder.

     After acceleration of the Notes, Principal Collections and Interest Collections allocated to those Notes will be applied to make monthly principal and interest payments on the Notes until the earlier of the date the Notes are paid in full or the Final Maturity Date of the Notes. Funds in the Collection Account and other Issuing Entity accounts for the accelerated Notes will be applied to pay principal of and interest on those Notes.
     Upon acceleration of the maturity of the Notes of a series following an Event of Default, the Indenture Trustee will have a lien on the Issuing Entity Assets for those Notes for its unpaid fees and expenses that ranks senior to the lien of those Notes on the Issuing Entity Assets.
     In general, the Indenture Trustee will enforce the rights and remedies of the holders of the accelerated Notes. However, Noteholders will have the right to institute any proceeding with respect to the Indenture if the following conditions are met:
(1)	the Noteholders of at least 25% of the outstanding principal amount of the affected series make a written request to the Indenture Trustee to institute a proceeding in its own name as indenture trustee;

(2)	the Noteholders give the Indenture Trustee written notice of a continuing Event of Default;

(3)	the Noteholders offer reasonable indemnification to the Indenture Trustee against the costs, expenses and liabilities of instituting a proceeding;

(4)	the Indenture Trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

(5)	the Indenture Trustee has not received during the 60-day period described in clause (4) above, from the holders of at least a majority of the outstanding principal amount of the Notes of that series a direction inconsistent with the request described in clause (1) above.
     A Noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its Note, and such right may not be impaired without the consent of such Noteholder; provided, however, notwithstanding any other provision in the Indenture to the contrary, the obligation to pay principal of and interest on the Notes or any other amount payable to any Noteholder will be without recourse to NMAC, the Indenture Trustee, the Owner Trustee or their respective affiliates (other than the Issuing Entity). If the Notes of a series have been accelerated following an Event of Default, and the Indenture Trustee has not received any valid directions from the Noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, the Indenture Trustee may elect to continue to hold the portion of the Issuing Entity Assets securing those Notes and apply distributions on such Issuing Entity Assets to make payments on those Notes to the extent funds are available.
     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case any Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee:
•	may institute proceedings in its own name for the collection of all amounts then payable on the affected Notes;

•	may take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Notes;

•	may, at its own election or must at the written direction of the holders of at least a majority of the outstanding principal amount of the accelerated Notes of a series, excluding any Notes held by the Depositor or one of its affiliates, foreclose on the portion of the Issuing Entity Assets securing the accelerated Notes by causing the Issuing Entity to sell assets having an aggregate principal amount equal to the product of the amount of all Issuing Entity Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuing Entity to be taxable as a publicly traded partnership for federal income tax purposes, but only if the Indenture Trustee determines that the proceeds of the sale of such assets will be sufficient to pay the principal of and interest on the accelerated Notes in full; provided that the Indenture Trustee will not cause the Issuing Entity to sell Issuing Entity Assets the proceeds of which would exceed the outstanding principal amount of the Notes of such series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale; or

•	must, at the direction of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each class of the accelerated series, excluding any Notes held by the Depositor or one of its affiliates, foreclose on the portion of the Issuing Entity Assets securing the accelerated Notes by causing the Issuing Entity to sell assets in the Trust Portfolio having an aggregate principal amount equal to the product of the amount of all Issuing Entity Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuing Entity to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds from the sale of such assets to pay the principal of and interest on the accelerated Notes in full; provided that the Indenture Trustee will not cause the Issuing Entity to sell Issuing Entity Assets the proceeds of which would exceed the outstanding principal amount of the Notes of such series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale.
     In addition, unless the holders of at least 66 2/3% of the outstanding principal amount of the accelerated Notes otherwise elect, the Indenture Trustee shall foreclose on the assets of the Issuing Entity on the Issuing Entity Termination Date by causing the Issuing Entity to sell assets having an aggregate principal amount equal to the product of the amount of all Issuing Entity Assets multiplied by the Series Allocation Percentage of the accelerated series of Notes to a third party, who would not cause the Issuing Entity to be taxable as a publicly traded partnership for federal income tax purposes; provided that the Indenture Trustee will not cause the Issuing Entity to sell Issuing Entity Assets the proceeds of which would exceed the outstanding principal amount of such Notes plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale.
     Following the foreclosure and sale of all or a portion of the Issuing Entity Assets for the Notes of a series and the application of the proceeds of that sale to those Notes and the application of the amounts then held in the Collection Account, the Excess Funding Account and any other Issuing Entity accounts for that series and any amounts available from credit enhancement for that series, that series will no longer be entitled to any allocation of collections or other Issuing Entity Assets under the Indenture or the related Indenture Supplement, and those Notes will no longer be outstanding.
     None of the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NML or NNA, nor any holder of an ownership interest in the Issuing Entity, nor any of their owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture. The Notes will represent obligations solely of the Issuing Entity, and the Notes will not be insured or guaranteed by the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NNA, NML or any other Person, except as provided in the accompanying Prospectus Supplements.
Material Covenants
     The Indenture provides that the Issuing Entity may not consolidate with, merge into or sell its assets to, another Person, unless:
•	the Person formed by or surviving the consolidation or merger, or that acquires the Issuing Entity’s assets, is organized under the laws of the United States, any state of the United States or the District of Columbia;

•	the Person expressly assumes, by supplemental indenture, the Issuing Entity’s obligation to make due and punctual payments on the Notes and the performance of every covenant of the Issuing Entity under the Indenture;

•	no Early Amortization Event or Event of Default will have occurred and be continuing immediately after the merger, consolidation or sale;

•	the Rating Agency Condition has been satisfied;

•	the Issuing Entity has received a Required Federal Income Tax Opinion dated the date of such consolidation, merger or transfer and has delivered copies thereof to the Indenture Trustee;

•	any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken; and

•	the Issuing Entity has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the Indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.
     The Issuing Entity will not, among other things:
•	except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the Notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former Noteholders because of the payment of taxes levied or assessed upon the Issuing Entity;

•	voluntarily dissolve or liquidate in whole or in part;

•	permit (1) the validity or effectiveness of the Indenture to be impaired, or permit the lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, except as may be created by the terms of the Indenture; or (3) the lien of the Indenture not to constitute a valid first priority perfected security interest in the assets of the Issuing Entity that secure the Notes; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes and the Indenture.
Modification of the Indenture
     The Issuing Entity and the Indenture Trustee may, without the consent of any Noteholders, enter into one or more supplemental indentures upon satisfaction of the Rating Agency Condition (if such amendment is material), for any of the following purposes:
•	to correct or enhance the description of any property subject to the lien of the Indenture, or to take any action that will enhance the Indenture Trustee’s lien under the Indenture, or to add to the property pledged to secure the Notes;

•	to reflect the agreement of another Person to assume the role of the Issuing Entity;

•	to add to the covenants of the Issuing Entity, for the benefit of the Noteholders, or to surrender any right or power of the Issuing Entity;

•	to transfer or pledge any property to the Indenture Trustee;

•	to appoint a successor to the Indenture Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to allow more than one indenture trustee to act under the Indenture;

•	to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted; or

•	to terminate any credit enhancement in accordance with the related Indenture Supplement.
     The Issuing Entity and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures for any of the following purposes:
•	to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; or

•	to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture;
in each case, upon receipt of a certificate of an authorized officer of the Depositor to the effect that, in the Depositor’s reasonable belief, the action will not have a Significant Adverse Effect.
     Subject to the satisfaction of the conditions described above under “Description of the Notes - New Issuances” in this Prospectus, the Issuing Entity and the Indenture Trustee may also, without the consent of any Noteholders, but upon satisfaction of the Rating Agency Condition, enter into one or more supplemental indentures in order to provide for the issuance of one or more series of Notes under the Indenture.
     The Issuing Entity and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture, upon:
•	(if such amendment is material) satisfaction of the Rating Agency Condition;

•	receipt of a certificate of an authorized officer of the Depositor to the effect that, in the Depositor’s reasonable belief, the action will not have a Significant Adverse Effect; and

•	receipt of a Required Federal Income Tax Opinion regarding the action.
     The Issuing Entity and the Indenture Trustee may also, without the consent of the Noteholders, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuing Entity or any portion of the Issuing Entity to qualify as, and to permit an election to be made for the Issuing Entity to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and to avoid the imposition of state or local income or franchise taxes on the Issuing Entity’s property or its income. The following conditions apply for the amendments described in this paragraph:
•	delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Depositor to the effect that the requirements under the Indenture applicable to the proposed amendments have been met;

•	(if such amendment is material) satisfaction of the Rating Agency Condition; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Indenture.
     The Issuing Entity and the Indenture Trustee will not, without the consent of each Noteholder affected, enter into any supplemental indenture:

•	to change the due date of any installment of principal of or interest on any Note or reduce the principal balance of a Note, the Note interest rate or the redemption price of the Note or change any place of payment where any Note is payable;

•	to impair the right to institute suit for the enforcement of specified payment provisions of the Indenture;

•	to reduce the percentage which constitutes a majority of the outstanding principal amount of the Notes of any series the consent of the holders of which is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the Indenture or of some defaults under the Indenture and their consequences provided in the Indenture;

•	to reduce the percentage of the outstanding principal amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Issuing Entity Assets if the proceeds of the sale would be insufficient to pay the principal balance and interest due on those Notes;

•	to decrease the percentage of the outstanding principal amount of the Notes required to amend the sections of the Indenture that specify the percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or other related agreements;

•	to modify any provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, any other party obligated on the Notes or NMAC or any of their affiliates; or

•	except as otherwise permitted or contemplated in the Indenture, to permit the creation of any lien superior or equal to the lien of the Indenture with respect to any of the collateral for any Notes or terminate the lien of the Indenture on the collateral or deprive any Noteholder of the security provided by the lien of the Indenture.
     The Issuing Entity and the Indenture Trustee may otherwise, with prior notice to each Rating Agency (and satisfaction of the Rating Agency Condition if any addition, change or elimination is material) and with the consent of the holders of at least a majority of the outstanding principal amount of the Notes of each adversely affected series, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture.
Compensation and Indemnity
     The Issuing Entity will or it will cause the Servicer to:
•	pay the Indenture Trustee from time to time reasonable compensation for its services;

•	reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee; and

•	indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the acceptance or administration of the trust under the Indenture and in connection with the Transaction Documents.
     The Indenture Trustee will be indemnified by the Servicer or the Depositor, as applicable, against any loss, liability or expense incurred by it by reason of (1) any acts or omissions of the Servicer or the Depositor, as applicable, in connection with the Transfer and Servicing Agreement, or (2) the acceptance or performance of the trusts and duties contained in the Transfer and Servicing Agreement by the Indenture Trustee, except that the Servicer or the Depositor, as applicable, will not indemnify the Indenture Trustee for:
•	any such loss, liability or expense arising from the willful misconduct, negligence or bad faith of the Indenture Trustee; or

•	any liabilities, costs or expenses of the Issuing Entity with respect to any action taken by the Indenture Trustee at the request of the Noteholders or Series Enhancers for a series to the extent that the Indenture Trustee is fully indemnified by such Noteholders or Series Enhancers with respect to such action.
     Any indemnification of the Indenture Trustee will not be payable from the Issuing Entity Assets.
Annual Compliance Statement
     The Issuing Entity is required to furnish to the Indenture Trustee each year a written statement as to the performance of its obligations under the Indenture.
Indenture Trustee’s Annual Report
     The Indenture Trustee is required to mail to the Noteholders each year a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, the property and funds physically held by the Indenture Trustee and any action it took that materially affects the Notes and that has not been previously reported.
List of Noteholders
     Three or more Noteholders of any series or the Noteholders of at least 10% of the outstanding principal amount of the Notes of any series may obtain access to the list of Noteholders by submitting to the Indenture Trustee a written application and agreeing to indemnify the Indenture Trustee for its costs and expenses.
Satisfaction and Discharge of Indenture
     The Indenture will be discharged with respect to the Notes of any series upon, among other things, the delivery to the Indenture Trustee for cancellation of all the Notes or of such series, with specific limitations, upon irrevocable deposit by the Issuing Entity with the Indenture Trustee of funds sufficient for the payment in full of all such Notes not delivered to the Indenture Trustee for cancellation.
Resignation and Removal of Indenture Trustee
     The Indenture Trustee may resign at any time by giving 30 days written notice to the Issuing Entity, in which event the Administrator will appoint a successor indenture trustee. The holders of at least a majority of all series of Notes outstanding may remove the Indenture Trustee and may appoint a successor indenture trustee. The Servicer must, by giving 30 days written notice, also remove the Indenture Trustee if it ceases to be eligible to continue as an indenture trustee under the Indenture, if the Indenture Trustee is adjudged bankrupt or insolvent, if a receiver of the Indenture Trustee or its property is appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, or if the Indenture Trustee otherwise becomes legally unable to act. The Servicer will then be obligated to appoint a successor indenture trustee. If an Event of Default occurs under the Indenture and the accompanying Prospectus Supplement provides that a given class of Notes of your series is subordinated to one or more other classes of Notes of your series, under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of those classes of Notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the Indenture Trustee that are different from those of Subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts its appointment.
DESCRIPTION OF THE TRUST AGREEMENT
     The following summary describes material terms of the Trust Agreement pursuant to which the Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the registration statement of which this Prospectus forms a part. The Trust Agreement is executed by the Depositor and the Owner Trustee

Authority and Duties of the Owner Trustee
     The Owner Trustee for the Issuing Entity will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Transaction Documents applicable to that series.
     The Owner Trustee will be deemed to have discharged its duties and responsibilities under the Trust Agreement or the other Transaction Documents to the extent the Administrator pursuant to the Administration Agreement has agreed to perform any act or to discharge any duty of the Owner Trustee or the Issuing Entity under the Trust Agreement or the other Transaction Documents, the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement.
     The Owner Trustee will not manage, sell, dispose of or otherwise deal with the Issuing Entity or any part of the related Issuing Entity property except in accordance with (i) the powers granted to and the authority conferred upon that Owner Trustee pursuant to the Trust Agreement, and (ii) any document or instruction delivered to that Owner Trustee pursuant to the Trust Agreement.
Restrictions on Actions by the Owner Trustee
     The Owner Trustee of the Issuing Entity may not:
•	initiate or settle any claim or lawsuit involving the Issuing Entity or the Owner Trustee (except claims or lawsuits brought in connection with the collection of the Trust Assets);

•	file an amendment to the Certificate of Trust for the Issuing Entity (unless such amendment is required to be filed under applicable law);

•	amend the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

•	amend the Indenture by a supplemental indenture where Noteholder consent is not required if such amendment materially adversely affects any Certificateholder;

•	amend the related Administration Agreement if such amendment materially adversely affects the interests of any Certificateholder; or

•	appoint a successor Note Registrar or Indenture Trustee or consent to assignment of their respective obligations under the Indenture, by the Note Registrar, Indenture Trustee or Administrator,
unless the Owner Trustee provides 30 days’ written notice thereof to the Certificateholders.
Restrictions on Certificateholder’s Powers
     The Owner Trustee is not obligated to follow any direction from the Certificateholder, to take or refrain from taking any action if such action or inaction (i) would violate the purposes of the Issuing Entity set forth in the Trust Agreement; (ii) as it relates to the Owner Trustee’s management of the assets of the Issuing Entity, would be contrary to any obligation of the Owner Trustee under any of the Transaction Documents; or (iii) to the actual knowledge of the Owner Trustee, would result in the Issuing Entity becoming an association taxable as a corporate for federal income tax purposes or affect treatment of the Notes as indebtedness for federal or state income tax purposes.
Resignation and Removal of the Owner Trustee
     The Owner Trustee of each Issuing Entity may resign at any time upon written notice to the Servicer, the Depositor and the related Indenture Trustee, whereupon the Servicer will be obligated to appoint a successor Owner Trustee. The Administrator may remove the related Owner Trustee if that Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Servicer will appoint a successor Owner Trustee. The Administrator will be required to deliver notice of such resignation or removal of that Owner Trustee and the appointment of a successor Owner Trustee to each Rating Agency.

     The Owner Trustee of each Issuing Entity and any successor thereto must at all times:
•	be subject to supervision or examination by federal or state authorities; and

•	have a combined capital and surplus of at least $50 million.
Termination
     The Trust Agreement will terminate upon the earlier of (a) the 15 year anniversary of the first Series Issuance Date and (b) the day following the day on which the right of all series of Notes to receive payments from the Trust Assets has terminated. Any money or other property held as part of the Trust Assets following such termination (and following the distribution of all amounts to which the Noteholders and Series Enhancers are entitled) will be distributed to the Certificateholders in accordance with their respective interests in the Depositor Interest.
Liabilities and Indemnification
     The Depositor will indemnify the Owner Trustee for any expenses incurred by the Owner Trustee in the performance of its rights and duties under the Trust Agreement. The Depositor will not be entitled to make any claim upon the related Issuing Entity Assets for the payment of any such liabilities or indemnified expenses. The Depositor will not indemnify the Owner Trustee for expenses resulting from the willful misconduct, bad faith or negligence of that Owner Trustee, or for the inaccuracy of any representation or warranty of the Owner Trustee in the Trust Agreement. The Owner Trustee will not be liable for:
•	any error in judgment of an officer of that Owner Trustee (except with respect to a claim based on the Owner Trustee’s failure to perform it duties under the Trust Agreement or based on the Owner Trustee’s willful misconduct, bad faith or negligence);

•	any action taken or omitted to be taken in accordance with the instructions of any Certificateholder, the Indenture Trustee or the Administrator;

•	principal of and interest on the related series of Notes or amounts distributable on the Certificates; or

•	the default or misconduct of the Administrator, the Servicer, the Depositor or the Indenture Trustee.
     The Owner Trustee will be under no obligation to exercise any of its rights and powers under the Trust Agreement or institute, conduct or defend any litigation under the Trust Agreement or any other Transaction Document, at the request or order of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against costs, expenses and liabilities that may be incurred by the Owner Trustee. In addition, the Owner Trustee will not be responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Issuing Entity’s property or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the execution of and the certificate of authentication of the Certificates, and the Owner Trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder, or any Certificateholder, other than as expressly provided for in the Trust Agreement and the other Transaction Documents for that series.
Amendment
     The Owner Trustee and Depositor may, with the written consent of the Indenture Trustee, but without the consent of the Noteholders, amend the Trust Agreement to cure any ambiguity, to correct or supplement any provision of the Trust Agreement, to add provisions to, change in any manner or eliminate any provisions of, the Trust Agreement, or modify (except as provided below) in any manner the rights of the related Noteholders; provided that such action shall not, (i) as evidenced by an officer’s certificate of the Depositor, adversely affect in any material respect the interests of any Noteholder or Certificateholder; and (ii) as evidenced by an opinion of counsel, cause the Issuing

Entity to be classified as an association taxable as a corporation for federal income tax purposes or affect the treatment of the Notes as indebtedness for federal or state income tax purposes.
     The Owner Trustee and the Depositor may amend the Trust Agreement, with the written consent of the Indenture Trustee and the holders of a majority of the outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of those Noteholders; provided that without the consent of all Noteholders, no amendment will:
(1)	increase or reduce, or accelerate or delay the timing of, collections of payments on Receivables or distributions made for the benefit of Noteholders; or

(2)	reduce the percentage of the outstanding principal balance of the Notes required to consent to any such amendment described in clause (1) above.
     The Trust Agreement requires the Depositor to give written notification of the substance of any amendment or consent to the Indenture Trustee and the relevant rating agencies.
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT
     A form of the Transfer and Servicing Agreement has been filed as an exhibit to the registration statement of which this Prospectus forms a part. In the future, there may be more than one entity that is a depositor of Receivables to the Issuing Entity, in which case each such entity will enter into a separate Transfer and Servicing Agreement with the Issuing Entity and the Servicer that will contain substantially the same provisions as the form of the Transfer and Servicing Agreement filed as an exhibit to the registration statement. The Transfer and Servicing Agreement permits the addition of subsequent depositors. In the Transfer and Servicing Agreement, NMAC agrees to service the Receivables for the Issuing Entity. The following summarizes the material terms of the Transfer and Servicing Agreement.
Transfer of Assets
Transfer of Receivables and Related Security
     Under the Transfer and Servicing Agreement, the Depositor has transferred, or will transfer, to the Issuing Entity on a daily basis all of its rights in:
•	Receivables existing in connection with the designated Accounts as of the related Series Cut-Off Date for the first series issued by the Issuing Entity and Receivables arising in connection with Additional Accounts as of the applicable Additional Cut-Off Date;

•	Receivables arising in connection with the designated Accounts after the first Series Cut-Off Date and the Additional Cut-Off Dates, as applicable;

•	all related security consisting of:
(1)	the first priority security interests granted by the Dealers in the related vehicles;

(2)	the security interest in NMAC’s right to amounts on deposit in any Cash Management Account, and the security interests, which may be subordinate, granted by some of the Dealers in non-vehicle related security, such as parts inventory, equipment, fixtures, service accounts, and, in some cases, realty, and in many cases, related security also consists of personal guarantees that are granted by the Dealers;

(3)	its rights under the related sales and service agreements and under certain intercreditor agreements between NMAC and third-party creditors of Dealers with respect to the designated Accounts;

(4)	its rights under the Floorplan Financing Agreements; and

(5)	all related rights under the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC;
•	the Depositor’s rights relating to the Receivables under the Receivables Purchase Agreement with NMAC; and

•	the proceeds of all of the above.
     In addition to the foregoing, pursuant to the Transfer and Servicing Agreement, the Depositor is obligated to transfer to the Issuing Entity (i) any proceeds from the exercise by NMAC of its right to set-off, pursuant to a cash management agreement, against a Dealer’s principal balance of Receivables, (ii) any other amounts credited to the Cash Management Account that are applied to reduce a Dealer’s principal balance of Receivables, (iii) amounts received by the Depositor from NMAC as a result of reductions in the principal balance of any Receivable due to Dealer rebate, billing errors, returned merchandise and certain other similar noncash items and (iv) all amounts received by the Depositor from NMAC (which result from amounts received by NMAC from NNA and non-Nissan manufacturers) in connection with a Dealer termination.
     NMAC and the Depositor each indicates in its computer records that the Receivables and related security are owned by the Issuing Entity and have been pledged by the Issuing Entity to the Indenture Trustee under the Indenture. The Depositor will provide the Owner Trustee with one or more account schedules showing each designated Account, identified by account number and by outstanding principal amount. At the time that the Depositor designates any Additional Accounts for the Issuing Entity as described below under “ — Additional Designated Accounts” in this Prospectus or redesignates any Accounts as described below under “ — Redesignation of Accounts” in this Prospectus, the Depositor will provide a new account schedule specifying the applicable Additional Accounts or Redesignated Accounts, as the case may be.
     As Servicer, NMAC retains or causes to be retained all records and agreements relating to the Receivables transferred to the Issuing Entity. Except as set forth above, NMAC does not segregate the related records and agreements that it retains from those relating to Accounts that have not been designated for the Issuing Entity. In addition, NMAC does not stamp or mark the Receivables’ documentation to reflect their transfer to the Issuing Entity. NMAC, however, has filed one or more financing statements in accordance with applicable state law to perfect the Depositor’s interest in the Receivables, the related security and their proceeds and the Depositor has filed one or more financing statements in accordance with applicable state law to perfect the Issuing Entity’s interest in the Receivables, the related security, the Receivables Purchase Agreement and their proceeds. In addition, the Issuing Entity has filed one or more financing statements in accordance with applicable state law to perfect the Indenture Trustee’s interest in the Receivables, the related security, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and their proceeds. See “Risk Factors — Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in payment delays or losses on your notes” above in this Prospectus and "Material Legal Aspects of the Receivables” below in this Prospectus. At NMAC’s sole discretion, the security interests transferred to the Issuing Entity in non-vehicle related security may be subordinate to a senior security interest that it or other lenders retain in the security. See "Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this Prospectus. Neither the Owner Trustee nor the Indenture Trustee is required to make periodic examinations of the Receivables transferred to the Issuing Entity or any records relating to them.
Representations and Warranties of the Depositor
Representations as to Depositor and Agreement
     When the Issuing Entity issues a series of Notes, the Depositor makes several representations and warranties to the Issuing Entity in the Transfer and Servicing Agreement. These representations and warranties include, among others, the following:
•	the Depositor is duly formed and in good standing and has the authority to consummate the transactions contemplated in the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party;

•	the Depositor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which the Depositor is a party;

•	all required governmental approvals in connection with the Depositor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance have been obtained;

•	the Transfer and Servicing Agreement and the Receivables Purchase Agreement relating to the issuance constitutes a legal, valid and binding obligation, enforceable against the Depositor, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•	the Transfer and Servicing Agreement constitutes a valid transfer and assignment to the Issuing Entity of all of the Depositor’s rights in the Receivables and the related security, and the Issuing Entity will have a first priority perfected ownership interest in those transferred assets other than as permitted under the Transfer and Servicing Agreement.
     If any representation or warranty described immediately above is breached and, as a result, the interests of Noteholders in the Receivables are materially and adversely affected, then any of the Owner Trustee, the Indenture Trustee or the holders of at least a majority of the principal balance of all of the Issuing Entity’s outstanding series may give notice to the Depositor, and to the Owner Trustee, the Indenture Trustee and the Servicer, if given by the Noteholders, directing the Depositor to accept reassignment of all of the Receivables that it had transferred to the Issuing Entity and to pay to the Collection Account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related Indenture Supplement. However, no reassignment or cash deposit will be required if within 30 days the relevant representation and warranty is then satisfied in all material respects and any material adverse effect resulting from the breach has been cured. The Depositor’s obligations to accept reassignment of all Receivables that it had transferred to the Issuing Entity and to pay the cash deposit are the only remedies for any breach of the representations and warranties described above.
Representations as to Receivables, Related Security and Designated Accounts
     In the Transfer and Servicing Agreement, the Depositor makes several representations and warranties to the Issuing Entity as to the Receivables and the related security and designated Accounts. These representations and warranties include the following:
•	as of the relevant cut-off date, the Depositor is transferring each Receivable and its related security to the Issuing Entity free and clear of any liens (other than permitted liens, such as those of NMAC and third party creditors of Dealers with respect to non-vehicle collateral) and has obtained all governmental consents required to transfer that Receivable and related security;

•	each designated Account is an Eligible Account at the time the Depositor designates that Account for the Issuing Entity and as of each Series Cut-Off Date; and

•	as of the relevant cut-off date, each Receivable being transferred is an Eligible Receivable or an Ineligible Receivable arising in connection with an Eligible Account so long as (i) the Overcollateralization Amount for each series (or any incremental overcollateralization amount specified in the accompanying Prospectus Supplement) is increased as specified in the accompanying Prospectus Supplement, and (ii) after giving effect to such transfer, the Adjusted Pool Balance on such day, equals or exceeds the Required Participation Amount as of such day.
     If any representation or warranty described immediately above is not true and correct when made and such breach has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Depositor will be required to accept reassignment of the relevant Receivables within 30 days after the Depositor or the Servicer discovers the breach or receives written notice of the breach. If the breach relates to the eligibility of a designated Account, the Account will be redesignated and the Depositor will cease to transfer the Receivables arising in connection with those Accounts as of the day that such Accounts are redesignated.

     In accepting reassignment of a Receivable as to which a representation or warranty is not true when made, the Depositor will direct the Servicer to deduct the principal amount thereof from the Pool Balance. If the deduction would cause the Adjusted Pool Balance on such day to fall below the Required Participation Amount as of such day, the Depositor is required to either (i) designate additional Accounts such that the Adjusted Pool Balance exceeds the Required Participation Amount, or (ii) deposit into the Excess Funding Account the Depositor Deposit Amounts representing such shortfall. If the Depositor fails to transfer the Receivables arising in connection with the additional Accounts, or if the related Depositor Deposit Amounts are not deposited, the principal balance of the related Receivables will not be deducted from the Pool Balance for purposes of determining whether the Adjusted Pool Balance is below the Required Participation Amount and collections in respect of such Receivables will continue to be included in Interest Collections and Principal Collections. The reassignment of each Receivable as to which a representation or warranty is not true when made to the Depositor and the deposit of any funds into the Excess Funding Account are the only remedies for any breach of the representations and warranties concerning eligibility of Receivables.
Additional Representations and Warranties
     The accompanying Prospectus Supplement may specify additional representations and warranties made by the Depositor when your Notes are issued. The Indenture Trustee is not required to make periodic examinations of Receivables in the Trust Portfolio or any records relating to them. However, the Servicer will deliver to the Indenture Trustee once each year a certificate of an authorized officer of the Servicer affirming, among other things, that no further action is necessary to maintain the Issuing Entity’s perfected security interest in the Receivables.
Subsequent Depositors
     Under the Transfer and Servicing Agreement, the Depositor may, from time to time, designate one or more of its affiliates as a subsequent depositor under the Transfer and Servicing Agreement. The Transfer and Servicing Agreement permits the designation of these subsequent depositors and the issuance of subsequent Depositor Interests without Noteholder consent so long as:
•	the subsequent depositor enters into a transfer and servicing agreement substantially similar to the Transfer and Servicing Agreement;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee a Required Federal Income Tax Opinion regarding the exchange;

•	such issuance will not result in any Significant Adverse Effect and the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers’ Certificate of the Depositor, dated the date of such surrender and exchange, to the effect that the Depositor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have a Significant Adverse Effect; and

•	the Rating Agency Condition has been satisfied.
Eligible Accounts
     Eligible Account is defined in the “Glossary of Principal Terms.” Under the Transfer and Servicing Agreement, the definition of Eligible Account may be changed by amendment to the agreement without the consent of the Noteholders if the Depositor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer of the Depositor to the effect that, in the reasonable belief of the Depositor, the amendment will not as of its date result in a Significant Adverse Effect, the Rating Agency Condition has been satisfied and the Depositor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion.
Additional Designated Accounts
     As described above under “The Trust Portfolio” in this Prospectus, the Depositor has the right to designate, from time to time, Additional Accounts, which must be Eligible Accounts, to the Issuing Entity. In certain cases, the Depositor is also required to designate Additional Accounts for the Issuing Entity under the circumstances and in the amounts specified in the accompanying Prospectus Supplement. Upon designation of any Additional Accounts, the Depositor will transfer to the Issuing Entity the Receivables arising in connection with such Additional Accounts, whether the Receivables are then existing or subsequently created. If (a) the aggregate number of Additional Accounts designated by the Depositor in any calendar quarter or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts as of the related Additional Cut-Off Dates in such calendar quarter exceeds 10% of the number of all designated Accounts or 10% of the Receivables balance, respectively, as of the first day of such calendar quarter, or (b) the aggregate number of Additional Accounts designated by the Depositor in any calendar year or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts as of the related Additional Cut-Off Dates in such calendar year exceeds 20% of the number of all designated Accounts or 20% of the Receivables balance, respectively, as of the first day of such calendar year, then the Rating Agency Condition must be satisfied with respect to such designations of Additional Accounts.
     Each Additional Account will be selected from Eligible Accounts in NMAC’s portfolio of U.S. wholesale accounts. However, it is possible that any Additional Accounts designated for the Issuing Entity may not be of the same credit quality as those Accounts initially designated for the Issuing Entity. Additional Accounts may have been originated by NMAC using credit criteria different from those applied by NMAC to the initial designated Accounts or may have been acquired by NMAC in the ordinary course of business from an institution with different credit criteria. If any Additional Account has been acquired by NMAC from a third party, the Rating Agency Condition must be satisfied.
     Additional Accounts designated for addition based on any requirement that the Depositor designate additional Accounts must satisfy all conditions specified in the Transfer and Servicing Agreement, including:
•	the Depositor (or the Servicer on its behalf) has delivered to the Owner Trustee and the Indenture Trustee within the prescribed time period a written addition notice specifying the Additional Cut-Off Date for the Additional Accounts and the applicable Addition Date;

•	the Depositor has delivered to the Owner Trustee within the prescribed time period:
(1)	a written assignment of the related Receivables that has been accepted and executed by the Issuing Entity and the Servicer; and

(2)	an account schedule listing the Additional Accounts;
•	the Depositor has delivered to the Servicer all collections relating to the Additional Accounts since the Additional Cut-Off Date;

•	the Depositor has represented and warranted that:
(1)	each Additional Account is an Eligible Account as of the Additional Cut-Off Date;

(2)	no selection procedures reasonably believed by the Depositor to be adverse to the interests of the Noteholders and any Series Enhancers were used in selecting the Additional Accounts;

(3)	the account schedule listing the Additional Accounts is true and correct in all material respects as of the Additional Cut-Off Date;

(4)	as of the date of the addition notice and the Addition Date, none of NMAC, the Depositor or the Servicer is insolvent or will be made insolvent by the transfer; and

(5)	the addition of the related Receivables will not, in the Depositor’s reasonable belief, cause an Early Amortization Event to occur;
•	the Depositor has delivered within the prescribed time period an officer’s certificate of the Depositor confirming that each of the above conditions has been satisfied;

•	the Depositor has delivered not less than annually to the Indenture Trustee and the Owner Trustee or any Series Enhancers an opinion of counsel confirming the validity and perfection of the transfer of any Accounts included as Additional Accounts; and

•	if any additional Accounts have been acquired by NMAC from a third party, the Rating Agency Condition needs to be satisfied with respect to the inclusion of such additional Accounts.
Redesignation of Accounts
Eligible Accounts
     The Transfer and Servicing Agreement permits the Depositor to redesignate Eligible Accounts and, in so doing, to either repurchase the outstanding related Receivables or to simply cease conveying to the Issuing Entity Receivables arising in such Accounts after the related date of removal. The redesignation of Eligible Accounts may occur for various reasons. For example, the Depositor may determine that the Issuing Entity owns more Receivables than the Depositor is obligated to retain in the Issuing Entity and that the Depositor does not desire to obtain additional financing through the Issuing Entity at that time. Any removal of Receivables through the redesignation of Accounts will reduce the Pool Balance, and accordingly, the Depositor Interest. In addition, any Redesignated Accounts may, individually or in the aggregate, be of higher or lower credit quality than the remaining Accounts designated for the Issuing Entity.
     The Depositor’s right to redesignate Eligible Accounts and to remove all the related Receivables from the Issuing Entity is subject to the conditions set forth in the Transfer and Servicing Agreement. These conditions include the following:
•	the Depositor has delivered to the Servicer (if the Servicer is not NMAC) on the Redesignation Date a written notice directing the Servicer to select for redesignation those Eligible Accounts whose Principal Receivables approximately equal the amount specified by the Depositor in such notice for removal from the Issuing Entity on the Redesignation Date;

•	the Depositor (or the Servicer on its behalf) has delivered to the Owner Trustee and the Indenture Trustee within the prescribed time period an account schedule specifying the Redesignated Accounts and the outstanding balance of all receivables therein;

•	the Rating Agency Condition has been satisfied; and

•	the Depositor has represented and warranted that:
(1)	the redesignation will not, in the Depositor’s reasonable belief, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Participation Amount;

(2)	no selection procedures reasonably believed by the Depositor to be materially adverse to the interests of the Noteholders, any Series Enhancers or the holders of the Depositor Interest were used in selecting the Redesignated Accounts; and

(3)	the account schedule listing the Redesignated Accounts is true and correct in all material respects as of the date of its delivery.
     In connection with the redesignation of Eligible Accounts, the Depositor will also covenant in the Transfer and Servicing Agreement that on or promptly following the applicable Redesignation Date:
•	the Depositor (or the Servicer on its behalf) will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancer a written notice specifying the Redesignation Date on which the related Receivables were removed from the Issuing Entity; and

•	the Depositor will deliver an officer’s certificate confirming that each of the above conditions has been satisfied.
     If no Notes are outstanding, or the Accounts to be redesignated have been liquidated and have zero balances, then the foregoing requirements to deliver notices to the Series Enhancers will not apply.
     Beginning on the date of redesignation, the Depositor will cease to transfer to the Issuing Entity any Receivables arising in connection with a Redesignated Account. Unless such removal is accompanied by repurchase of the related outstanding Receivables, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuing Entity relating to such Account until the amount of such Receivables, measured as of the Redesignation Date, has been reduced to zero, and Interest Collections will be allocated to the Issuing Entity on the basis of the ratio of the Principal Receivables owned by the Issuing Entity in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Depositor. After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Depositor a written reassignment of the related Receivables.
Ineligible Accounts
     On the date on which the Servicer’s records indicate that an Account has become an Ineligible Account, the Depositor will redesignate that Account and within the prescribed time period will:
•	deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a notice specifying the Redesignation Date; and

•	deliver to the Owner Trustee and Indenture Trustee an account schedule specifying the Redesignated Accounts, together with an officer’s certificate of the Depositor representing that such schedule is true and complete in all material respects as of the applicable Redesignation Date.
     Beginning on the date of redesignation, the Depositor will cease to transfer to the Issuing Entity any Receivables arising in connection with an ineligible Redesignated Account. Unless replacement Accounts and Receivables are being designated in connection with the removal of such Ineligible Accounts, any such removal will be accompanied by payment of any required Depositor Replacement Amount and may be accompanied by a repurchase of all related Receivables as described above under “—Eligible Accounts.” To the extent the related Receivables are not repurchased in connection with the redesignation of Ineligible Accounts, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuing Entity relating to such Account until the amount of such Receivables, measured as of the Redesignation Date, has been reduced to zero, and Interest Collections will be allocated to the Issuing Entity on the basis of the ratio of the Principal Receivables owned by the Issuing Entity in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Depositor.
     After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Depositor a written reassignment of the related Receivables.
Servicing Compensation and Payment of Expenses
     The Servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the Issuing Entity and the Receivables. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances specified in the accompanying Prospectus Supplement. Each series’ servicing fee is payable periodically from Series Investor Available Interest Amounts and, if available, Shared Excess Interest Amounts and any other amounts available for such purpose pursuant to the accompanying Prospectus Supplement. Neither the Issuing Entity nor any Noteholder will be responsible for any servicing fee allocable to the Depositor Interest. The portion of the compensation and expense reimbursements owed to the Servicer that is allocated to the Depositor Interest will be payable from Interest Collections and Principal Collections allocated to the Depositor Interest as specified in the Trust Agreement. Each series’ servicing fee will be paid to the Servicer only to the extent that funds are available as described in the Prospectus Supplement for that series.
Collection and Other Servicing Procedures
     Under the Transfer and Servicing Agreement, the Servicer will service the Receivables in accordance with customary and usual servicing procedures and guidelines that it uses in servicing dealer floorplan receivables that it services for its own account or for others and in accordance with the Floorplan Financing Agreements, except where the failure to comply will not materially and adversely affect the rights of the Issuing Entity, the Noteholders or any Series Enhancers. Servicing activities performed by the Servicer include, among others, collecting and recording payments, making any required adjustments to the Receivables, monitoring Dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Issuing Entity include, among others, maintaining books and records relating to the Accounts and Receivables and preparing the periodic and annual statements described above under “Sources of Funds to Pay the Notes — Reports to Noteholders” in this Prospectus and causing a firm of independent public accountants to prepare the annual report described below under “—Evidence of Compliance” in this Prospectus. In servicing the Receivables, the Servicer agrees that it may only change the terms relating to the Accounts designated for the Issuing Entity if:
•	in the Servicer’s reasonable judgment, no Early Amortization Event will occur as a result of the change and none of the Noteholders or any Series Enhancer will be adversely affected;

•	the change is made applicable to the comparable segment of the portfolio of dealer floorplan accounts owned or serviced by the Servicer that are the same as, or substantially similar to, the Accounts designated for the Issuing Entity; and

•	in the case of a reduction in the rate of interest charges assessed, the Servicer does not reasonably expect any such reduction to result in the weighted average of the Reference Rates applicable to the Receivables (net of the applicable rate used to calculate the Servicing Fee) for any Collection Period being less than the weighted average of the sum of the Note Interest Rates (in the case of a Series with a fixed Note Interest Rate and a swap agreement, the floating rate payable by the Issuing Entity under the swap agreement) and the applicable rate used to calculate the servicing fee for the related Interest Period (each such term as defined in the related Indenture Supplement); provided, that so long as the Reference Rate is based on the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate will not be deemed to be a reduction in the rate of such interest charges; and provided further, that a reduction in the margin added to such Reference Rate to determine the interest charge would be a reduction in such interest charge.
Servicer Covenants
     In the Transfer and Servicing Agreement, the Servicer agrees that:
•	it will satisfy all of its obligations in connection with the Receivables and Accounts, will maintain in effect all qualifications required to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders, the holders of the Depositor Interest or any Series Enhancers;

•	it will not permit any rescission or cancellation of a Receivable, except as ordered by a court of competent jurisdiction or other government authority;

•	it will not do anything to impair the rights of the Noteholders, the holders of the Depositor Interest or any Series Enhancers in the Receivables;

•	it will not reschedule, revise or defer payments due on any Receivable, except in accordance with its guidelines for servicing dealer floorplan accounts; and

•	except for the liens permitted by the transaction documents, it will not sell, transfer or pledge to any other Person or permit the creation or existence of any lien on the Receivables transferred to the Issuing Entity.
     If the Depositor, the Owner Trustee, Indenture Trustee or the Servicer discovers, or receives written notice, that any of the Servicer’s covenants set forth above has not been complied with in all material respects and such noncompliance has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Servicer will purchase that Receivable or all the Receivables in that Account, as applicable. The purchase will be made at the end of the 30-day cure period, and the Servicer will deposit into the Collection Account an amount equal to the amount of the affected Receivable or Receivables plus accrued and unpaid interest. This purchase by the Servicer constitutes the sole remedy available to the Noteholders in case of a breach by the Servicer of its covenants.
Matters Regarding the Servicer and Depositor
     The Servicer may not resign from its obligations and duties under the Transfer and Servicing Agreement, except:
•	upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action that the Servicer could take to make the performance of its duties permissible under applicable law; or

•	upon assumption of its obligations and duties by a successor in compliance with the requirements relating to the Servicer’s consolidation, merger or sale of its assets to another Person as described below in this section.
     If within 120 days after the determination that the Servicer is no longer permitted to act as servicer and the Indenture Trustee is unable to appoint a successor, the Indenture Trustee will act as servicer. The Indenture Trustee may, however, delegate any of its servicing obligations to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement, or later appoint a successor servicer. If the Indenture Trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables that satisfies the requirements set forth in the Transfer and Servicing Agreement (each, an “Eligible Servicer”) .
     The Servicer may not resign until the Indenture Trustee or another successor has assumed the Servicer’s obligations and duties. The Servicer may, however, delegate certain of its servicing, collection, enforcement and administrative duties with respect to the Receivables and the Accounts to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement. The Servicer will remain liable for the performance of all such delegated duties.
     The Servicer will indemnify the Issuing Entity, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Servicer’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Depositor will also indemnify the Issuing Entity, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Depositor’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Depositor’s indemnification obligation, however, will be subordinated to its other obligations and only paid to the extent funds are available. Neither the Servicer nor the Depositor, however, will indemnify the Issuing Entity, the Owner Trustee or the Indenture Trustee for:
•	any loss arising from the willful misconduct, negligence or bad faith of the Owner Trustee or from the willful misconduct, negligence or bad faith of the Indenture Trustee, as applicable;

•	any costs or liabilities of the Issuing Entity with respect to actions taken by the Owner Trustee or the Indenture Trustee at the request of Noteholders or any Series Enhancers to the extent that the Owner Trustee or the Indenture Trustee has been indemnified by such Noteholders or Series Enhancers; or

•	any United States federal, state or local income or franchise taxes required to be paid by the Issuing Entity or any Noteholder or Series Enhancer in connection with the Transfer and Servicing Agreement or the Indenture.
     Neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, in good faith under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement. In addition, the Transfer and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Transfer and Servicing Agreement and that in its opinion may expose it to any expense or liability.
     The Depositor will be liable for all of its obligations, covenants, representations and warranties under the Transfer and Servicing Agreement. Neither the Depositor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, in good faith under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement.
     The Trust Agreement provides that the Depositor may transfer its interest in all or a portion of the Depositor Interest by exchanging its Depositor Interest for a Supplemental Interest having terms defined in a supplement to the Trust Agreement. Before a Supplemental Interest is issued, the following must occur:
•	the Depositor has given notice of the exchange to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee an executed certificate supplement;

•	the Depositor has delivered to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer to the effect that the Depositor reasonably believes the exchange will not have a Significant Adverse Effect;

•	the Depositor shall have delivered to the Owner Trustee and Indenture Trustee, with a copy to each Rating Agency, a Required Federal Income Tax Opinion;

•	the Adjusted Pool Balance must equal or exceed the Required Participation Amount on and after the date of the exchange; and

•	the satisfaction of any other conditions as may be specified in the accompanying Prospectus Supplement.

     The Depositor or the Servicer may consolidate with, merge into, or sell its assets to, another Person, in accordance with the Transfer and Servicing Agreement, and the surviving Person will be the successor to the Depositor or the Servicer, as the case may be, subject to various conditions, including:
•	execution of an agreement relating to the succession that supplements the Transfer and Servicing Agreement;

•	in the case of a succession relating to the Depositor:
(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement, and (b) a Required Federal Income Tax Opinion;

(2)	satisfaction of the Rating Agency Condition; and

(3)	any other conditions as may be specified in the accompanying Prospectus Supplement; and

•	in the case of a succession relating to the Servicer:
(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement and (b) a certificate of an authorized officer of the successor stating that it is eligible to act as servicer under the Transfer and Servicing Agreement;

(2)	delivery to each Rating Agency of a notice informing such Rating Agency of the succession; and

(3)	any other conditions as may be specified in the accompanying Prospectus Supplement.

Servicer Default
     The Transfer and Servicing Agreement specifies the duties and obligations of the Servicer. A failure by the Servicer to perform its duties or fulfill its obligations can result in a Servicer Default. For any series of Notes, Servicer Defaults will include the items specified in the definition of Servicer Default in the “Glossary of Principal Terms” and any additional items specified in the related Indenture Supplement and accompanying Prospectus Supplement.
     The occurrence of any event comprising a Servicer Default will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the Transfer and Servicing Agreement. The Servicer will be required to provide the Indenture Trustee, the Owner Trustee, the Depositor, any Series Enhancer and each Rating Agency with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.
     If a Servicer Default occurs, for as long as it has not been remedied, the Indenture Trustee or the holders of at least a majority of the outstanding principal amount of all of the Issuing Entity’s outstanding Notes of all series may, by notice to the Servicer and the Owner Trustee, and to the Indenture Trustee if given by the Noteholders, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement and the Indenture Trustee may appoint a new servicer. The Indenture Trustee will as promptly as possible appoint an Eligible Servicer as successor to the Servicer. If no successor has been appointed or has accepted the appointment by the time the Servicer ceases to act as servicer, the Indenture Trustee will automatically become the successor. If the Indenture Trustee is unable to obtain bids from eligible servicers and the Servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default that gave rise to a transfer of servicing, and if the Indenture Trustee is legally unable to act as successor, then the Indenture Trustee will give the Depositor a right of first refusal to purchase the interests of the Noteholders in the Issuing Entity on the Payment Date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related Indenture Supplement.
     The rights and obligations of the Depositor under the Transfer and Servicing Agreement will be unaffected by any change in the servicer. In the event of the bankruptcy of the Servicer, the bankruptcy court may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor servicer.
Evidence of Compliance
     Pursuant to the Transaction Documents, the Servicer is required to furnish to the Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 -

Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) (“Regulation AB”) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
     Pursuant to the Transaction Documents, the Servicer is required to furnish to the Issuing Entity and the Indenture Trustee an annual servicer report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity, and the Servicer’s assessment report will identify any material instance of noncompliance.
     As required by the Transaction Documents, the Servicer will engage a firm of independent certified public accountants to furnish to the Rating Agencies, the Indenture Trustee, the Owner Trustee and each Series Enhancer within 90 days after the end of each fiscal year for the Servicer, a report relating to the servicing of NMAC’s portfolio of dealer floorplan receivables. In each such report, the accounting firm will certify that it has audited the financial statements of the Servicer in accordance with generally accepted auditing standards, and will attest to the servicer’s compliance statement referred to in the preceding paragraph, to the extent required by Regulation AB. These accountants will not be prohibited from rendering other services to the Servicer or the Depositor.
     The Transfer and Servicing Agreement also provides for delivery to the Indenture Trustee, the Owner Trustee and each Rating Agency, substantially simultaneously with the delivery of those accountants’ statement referred to above, a certificate signed by an officer of the Servicer stating that, to the best of such officer’s knowledge, the Servicer has fulfilled its obligations under the Transaction Documents to which it is a party throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any obligation, describing each material default. The Servicer has agreed to give the Indenture Trustee, the Owner Trustee, each Rating Agency and each Series Enhancer notice of specified Servicer Defaults under the Transfer and Servicing Agreement.
     Copies of such statements, certificates and reports may be obtained by the Noteholders by a request in writing addressed to the Indenture Trustee or Owner Trustee at the related corporate trust office. An annual report on Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports described above.
Amendments and Waivers
     The Transfer and Servicing Agreement may be amended by the Depositor, the Servicer and the Owner Trustee, on behalf of the Issuing Entity, without the consent of the Noteholders of any series, on the following conditions:
•	the Depositor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer stating that, in the Depositor’s reasonable belief, the amendment will not have a Significant Adverse Effect;

•	satisfaction of the Rating Agency Condition; and

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion.
     The Transfer and Servicing Agreement may also be amended by the Servicer, the Depositor and the Owner Trustee, on behalf of the Issuing Entity, without the consent of any Noteholders and with prior notice to each Rating Agency, in order to cure any ambiguity, to correct or supplement any provision in the Transfer and Servicing Agreement that may be inconsistent with any other provision in the Transfer and Servicing Agreement or to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement so long as a final copy of such amendment is delivered to each Rating Agency and such amendment will not have a Significant Adverse Effect.
     The Transfer and Servicing Agreement may also be amended by the Servicer and the Owner Trustee at the direction of the Depositor, without the consent of the Noteholders of any series or the Series Enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuing Entity or any portion of the Issuing Entity to:

•	qualify as, and to permit an election to be made for the Issuing Entity to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code; and

•	avoid the imposition of state or local income or franchise taxes on the Issuing Entity’s property or its income.
     The following conditions apply for the amendments described in this paragraph:
•	delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Depositor to the effect that the requirements under the Transfer and Servicing Agreement applicable to the amendment have been met;

•	satisfaction of the Rating Agency Condition;

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Transfer and Servicing Agreement.
     The Transfer and Servicing Agreement may also be amended by the Depositor, the Servicer and the Owner Trustee, on behalf of the Issuing Entity, with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series adversely affected by the amendment and satisfaction of the Rating Agency Condition, provided, that the Depositor has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion. Even with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series adversely affected, no amendment may be made without the consent of each affected Noteholder if it:
•	reduces the amount of, or delays the timing of:
(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;
•	changes the manner of calculating the interests of any Noteholder in the Issuing Entity Assets; or

•	reduces the percentage of the outstanding principal amount of the Notes required to consent to any amendment.
     The holders of more than 66 2/3% of the outstanding principal amount of the Notes of each series, or, if a series has more than one class, 66 2/3% of each class (or, if the default does not relate to all series, 66 2/3% of the outstanding principal amount of each affected series, or, if an affected series has more than one class, 66 2/3% of each class) may waive defaults by the Depositor or Servicer in the performance of their obligations under the Transfer and Servicing Agreement.
DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT
     A form of the Receivables Purchase Agreement between NMAC and the Depositor, pursuant to which NMAC sells Receivables and related security to the Depositor, has been filed as an exhibit to the registration statement of which this Prospectus forms a part. If more than one entity will transfer Receivables to the Issuing Entity, then each such entity will enter into a separate Receivables Purchase Agreement with NMAC containing substantially the same terms as the form of Receivables Purchase Agreement filed as an exhibit to the registration statement. The following summarizes the material terms of the Receivables Purchase Agreement.

Sale of Receivables
     Pursuant to the Receivables Purchase Agreement, NMAC (i) sells to the Depositor all of its right, title and interest in all the Receivables covered under that agreement, together with all related security, including NMAC’s interest in the security interests granted by the Dealers in the related vehicles, the security interest in NMAC’s right to amounts on deposit in the Cash Management Account and any subordinated security interest in other collateral and NMAC’s rights under, as applicable, the sales and service agreement between the related Dealers and NNA, NMAC’s rights under intercreditor agreements with third-party creditors of Dealers with respect to the designated Accounts, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, and the Floorplan Financing Agreement between NMAC and the related Dealers, and proceeds of the foregoing and (ii) is obligated to enforce, on behalf of the Depositor (and its successors and assigns), the Receivables and all rights sold to the Depositor under the foregoing agreements. Under the Transfer and Servicing Agreement, the Depositor, in turn, transfers its right, title and interest in the Receivables Purchase Agreement relating to the Receivables, and all of the property and rights acquired under that agreement, to the Issuing Entity.
     In addition to the foregoing, pursuant to the Receivables Purchase Agreement, NMAC is obligated to transfer to the Depositor (i) any proceeds from the exercise by NMAC of its right to set-off, pursuant to a cash management agreement, against a Dealer’s principal balance of Receivables and (ii) any other amounts credited to the Cash Management Account which are applied to reduce a Dealer’s principal balance of Receivables. NMAC is also obligated to pay to the Depositor (i) an amount equal to any and all reductions to the principal balance of any Receivable resulting from a dealer rebate, billing error, returned merchandise and certain other similar noncash items, such payment to be made on the date such adjustment is made or occurs and (ii) all amounts received by NMAC from NNA and non-Nissan manufacturers in connection with a Dealer termination.
     In connection with the sale of the Receivables to the Depositor, NMAC indicates in its computer files that the Receivables have been sold to the Depositor, and that they have been transferred in turn by the Depositor to the Issuing Entity. NMAC provided the Depositor with a list showing all the Accounts transferred, identifying the account numbers and the balances of the Receivables related to such Accounts as of the Series Cut-Off Date for the first series issued by the Issuing Entity, and at the time NMAC transfers any Additional Accounts to the Depositor, NMAC will provide the Depositor with a new account schedule specifying the Additional Accounts, their account numbers and outstanding principal amounts as of the applicable Additional Cut-off Date. The records and agreements relating to the Accounts and Receivables will not be segregated by NMAC from other documents and agreements relating to other accounts and receivables not relating to the Issuing Entity and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Depositor. However, the computer records of NMAC will be marked to evidence these sales. NMAC has filed UCC financing statements with respect to the Receivables meeting the requirements of applicable state law. See “Risk Factors — Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in payment delays or losses on your notes” and “Material Legal Aspects of the Receivables — Transfer of Receivables” in this Prospectus.
Representations and Warranties
     Under the Receivables Purchase Agreement, NMAC makes the representations and warranties listed below to the Depositor as of the Series Issuance Date for each series of Notes issued by the Issuing Entity:
•	NMAC was duly formed and is in good standing and has the authority to consummate the transactions contemplated in the Receivables Purchase Agreement;

•	NMAC’s execution and delivery of the Receivables Purchase Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which NMAC is a party;

•	all required governmental approvals in connection with NMAC’s execution and delivery of the Receivables Purchase Agreement have been obtained;

•	the Receivables Purchase Agreement constitutes a legal, valid and binding obligation, enforceable against NMAC, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•	the Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to the Depositor of all of NMAC’s rights in the Receivables and the related security and the Depositor will have a first priority perfected ownership interest in those transferred assets, except as permitted under the Receivables Purchase Agreement.
     If, as a result of a breach of a representation or warranty set forth in the preceding paragraph, the Depositor is required to accept reassignment to it of any Receivables under the Transfer and Servicing Agreement, NMAC will be required to repurchase the Receivables in cash from the Depositor on the business day immediately preceding the reassignment date. The purchase price of the Receivables will be paid by NMAC in an amount no less than the reassignment amounts paid by the Depositor as specified under the Transfer and Servicing Agreement.
     In addition, NMAC makes the following representations and warranties to the Depositor as of the Series Issuance Date for each series of Notes issued by the Issuing Entity:
•	at the time of transfer, NMAC is selling each Receivable and its related security to the Depositor free and clear of any liens, except as permitted under the Receivables Purchase Agreement, and has obtained all governmental consents required to sell that Receivable and related security;

•	each designated Account is an Eligible Account at the time NMAC designates that Account under the Receivables Purchase Agreement and as of each Series Cut-Off Date; and

•	at the time of transfer, each Receivable being sold is an Eligible Receivable or, if the accompanying Prospectus Supplement permits, an Ineligible Receivable arising in connection with an Eligible Account.
     If, as a result of a breach of a representation or warranty set forth in the preceding paragraph, the Depositor is required to accept reassignment to it of the affected Receivables pursuant to the applicable Transfer and Servicing Agreement, NMAC will be required to repurchase the Receivables on the business day immediately preceding the reassignment date for cash in an amount no less than the repurchase price for such Receivables as specified under the Transfer and Servicing Agreement.
     NMAC agrees to indemnify the Depositor against any and all losses, damages and expenses (including reasonable attorneys’ fees) incurred by the Depositor if the foregoing representations and warranties are materially false or as a result of NMAC’s actions or omissions in connection with the Receivables Purchase Agreement. NMAC will not indemnify the Depositor for any losses arising from the Depositor’s fraud, gross negligence or willful misconduct.
Certain Covenants
     In the Receivables Purchase Agreement, NMAC covenants to perform its servicing obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures and the Floorplan Financing Agreements governing the Receivables, except to the extent any failure to so comply will not have a material adverse effect on the Depositor, the Issuing Entity, the Noteholders or any Series Enhancers.
     NMAC covenants further that, except for the sale of Receivables under the Receivables Purchase Agreement and the interests created under the Transfer and Servicing Agreement, it will not sell, pledge, assign or transfer any interest in the Receivables to any other Person. NMAC also covenants to defend the right, title and interests of the Depositor, the Issuing Entity and the Indenture Trustee in and to the Receivables and the related security.
     NMAC subordinates its interests in all vehicles that secure Receivables to the interests of the Issuing Entity and the Indenture Trustee therein, and agrees not to foreclose or otherwise realize upon any security interest in a vehicle that it may have in respect of advances or loans made in connection with the designated Accounts other than the related Receivable until the Issuing Entity has fully realized on its security interest in that Receivable. See “Dealer Floorplan Financing Business — Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this Prospectus.

     In addition, NMAC expressly acknowledges and consents to the assignment to the Issuing Entity of the Depositor’s rights relating to the Receivables sold under the Receivables Purchase Agreement.
Amendments
     The Receivables Purchase Agreement may be amended by the Depositor and NMAC without the consent of the Noteholders of any series, as long as such amendment does not adversely affect in any material respect the interests of any Noteholder, which may be evidenced by:
•	satisfaction of the Rating Agency Condition; or

•	the delivery by NMAC to the Owner Trustee and the Indenture Trustee of an opinion of counsel confirming that the amendment will not have an adverse effect in any material respect on the interests of the Noteholders.
     The Receivable Purchase Agreement may also be amended by the Depositor and NMAC with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series materially adversely affected by the amendment and satisfaction of the Rating Agency Condition. Even with the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of all series materially adversely affected, no amendment may be made if it:
•	reduces the amount of, or delays the timing of:
(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;
•	changes the manner of calculating the interests of the Noteholder of any series, without the consent of each affected Noteholder;

•	reduces the percentage of the outstanding principal amount of the Notes required to consent to any amendment, without the consent of each affected Noteholder; or

•	adversely affects the rating of any series or class by each Rating Agency, without the consent of the holders of at least 66 2/3% of the outstanding principal amount of the Notes of each affected series or class.
Termination
     The Receivables Purchase Agreement will terminate immediately after the Issuing Entity terminates. In addition, if NMAC becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, except for a proceeding commenced or consented to by NMAC, if such proceeding is not dismissed within 60 days of its institution, NMAC will immediately cease to sell or transfer Receivables to the Depositor and will promptly give the Depositor, the Owner Trustee and the Indenture Trustee notice of such event.
DESCRIPTION OF THE ADMINISTRATION AGREEMENT
General
     NMAC, in its capacity as administrative agent for the Issuing Entity, has entered into the Administration Agreement with the Issuing Entity, the Indenture Trustee and the Owner Trustee pursuant to which the Administrator will perform, to the extent provided in the Administration Agreement, certain duties required to be performed by the Issuing Entity and the Owner Trustee under the Indenture, any Indenture Supplement, the Transfer and Servicing Agreement, the Note Purchase Agreement, the Trust Agreement and certain other agreements. The Administrator, on behalf of the Issuing Entity, will monitor the performance of the Issuing Entity and shall advise the Owner Trustee when action by the Issuing Entity or the Owner Trustee is necessary to comply with the Issuing Entity’s duties under the Indenture. The Administrator will prepare, or cause to be prepared, for execution by the Issuing Entity, all documents, reports, filings, instruments, certificates and opinions that the Issuing Entity is required to prepare, file or deliver under the Transaction Documents.
     With respect to any matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator will not take any action unless the Administrator has first notified the Owner Trustee of the proposed action within a reasonable amount of time prior to the taking of that action and that the Owner Trustee will not have withheld consent or provided an alternative direction. Non-ministerial matters that may be performed by the Administrator on behalf of the Issuing Entity include:
•	the amendment of or any supplement to the indenture or the amendment, change or modification of the Transaction Documents;

•	the initiation or settlement of any claim or law suit brought by or against the trust other than in connection with the collection of the Receivables; and

•	the appointment of successor note registrars, paying agents and indenture trustees and the consent to the assignment by the note registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture.
     The Administrator is an independent contractor and is not subject to the supervision of the Issuing Entity or the Owner Trustee concerning the manner in which it accomplishes the performance of its obligations under the Administration Agreement.
     As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that will be set forth in the accompanying Prospectus Supplement (the “Administrative Fee”), which fee shall be solely an obligation of, and paid by, the Depositor and not from the proceeds of the Receivables or other Issuing Entity Assets. The Administration Agreement will be governed by the laws of the State of New York.
     The Administrator may resign by providing the Issuing Entity with at least 60 days’ prior written notice. Upon the appointment of a successor servicer pursuant to the Transfer and Servicing Agreement, the Administrator will immediately resign and such successor servicer will automatically become the successor administrator. Upon resignation of the Administrator, the resigning Administrator will continue to perform its duties as administrator until a successor administrator has been appointed by the Issuing Entity and such successor administrator agrees in writing to be bound by the terms of the Administration Agreement in the same manner as the resigning administrator. No resignation or removal of the Administrator will be effective until a successor administrator has been appointed by the Owner Trustee and the satisfaction of the Rating Agency Condition with respect to the proposed appointment.
Amendment
     The Administration Agreement may be amended with the written consent of the Owner Trustee but without the consent of the Noteholders or the Depositor for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the Noteholders or the Depositor; provided, that such amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interest of any Noteholder or the Depositor. The Administration Agreement may also be amended with the written consent of the Owner Trustee, the Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes of the related series and the Depositor for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of Noteholders or the Depositor; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or the

Depositor, or (ii) reduce the percentage of the Noteholders that are required to consent to any such amendment without the consent of the holders of all outstanding Notes of the related series.
DESCRIPTION OF THE HEDGE AGREEMENT
     Unless otherwise provided, as used herein, “Hedge Agreement” means either a Swap Agreement or a Cap Agreement, and “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider. The following summary describes certain terms of a Hedge Agreement that the Issuing Entity or the Indenture Trustee may enter into in order to reduce currency and/or interest rate risks for a specific series or class of Notes. The provisions of any particular Hedge Agreement may differ from those described in this section and will be more fully described in the accompanying Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Hedge Agreement that is entered into by the Issuing Entity or the Indenture Trustee.
Payments Under the Hedge Agreement
     As specified in the accompanying Prospectus Supplement, in connection with a Hedge Agreement, on the Series Issuance Date the Issuing Entity or Indenture Trustee may enter into an International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) (such agreement, the “Master Agreement”) with NMAC or an unaffiliated third party (in the case of an interest rate swap or a currency swap, the “Swap Counterparty” or, in the case of an interest rate cap, the “Cap Provider”), as modified to reflect the transactions described below (the Master Agreement, as so modified with respect to an interest rate swap or a currency swap, the “Swap Agreement” or, as so modified with respect to an interest rate cap, the “Cap Agreement”). Each of the Swap Agreement and the Cap Agreement will incorporate certain relevant standard definitions published by ISDA.
     Swap Agreement. Under a Swap Agreement, the Issuing Entity or Indenture Trustee (from Amounts allocated to the relevant series or class of Notes) will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Payment Date under the Swap Agreement, and the Swap Counterparty will generally pay to the Issuing Entity or Indenture Trustee amounts equal to the interest or principal payable on the relevant Notes. If the Issuing Entity or Indenture Trustee is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Issuing Entity under the Swap Agreement.
     If so specified in the accompanying Prospectus Supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Issuing Entity or Indenture Trustee to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Notes on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified Payment Date, amounts are available and are paid by the Issuing Entity or Indenture Trustee to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Notes on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.
     The Issuing Entity or Indenture Trustee generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, holders of Notes generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.
     Unless the Swap Agreement is terminated early as described under “–Early Termination of Hedge Agreement,” the Swap Agreement will terminate on the earlier of (i) the Final Maturity Date of the related Notes and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.
     Cap Agreement. Under a Cap Agreement, generally, if a specified interest rate related to any Payment Date exceeds the cap rate (the “Cap Rate”) specified in the accompanying Prospectus Supplement, the Cap Provider may be required to pay to the Issuing Entity or Indenture Trustee an amount equal to the product of:
•	the specified interest rate for the related payment date minus the Cap Rate,

•	the notional amount of the cap, which may be equal to the total outstanding principal amount of the relevant Notes on the first day of the accrual period related to such payment date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the Series Issuance Date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the accompanying Prospectus Supplement.
     Unless the Cap Agreement is terminated early as described below under “–Early Termination of Hedge Agreement,” the Cap Agreement will terminate, with respect to the relevant class or classes of Notes, on the earlier of (x) the Expected Final Payment Date of the relevant Notes and (y) the date on which the outstanding principal amount of those Notes has been reduced to zero.
Conditions Precedent
     With respect to a Swap Agreement, the respective obligations of the Swap Counterparty and the Issuing Entity or Indenture Trustee to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Hedge Event of Default or event that with the giving of notice or lapse of time or both would become a Hedge Event of Default will have occurred and be continuing and (ii) no Early Termination Date (as defined in the Hedge Agreement) will have occurred or been effectively designated. With respect to a Cap Agreement, the obligations of the Cap Provider to pay certain amounts due under the Cap Agreement will be subject to the condition precedent that no Early Termination Date will have occurred or been effectively designated.
Defaults Under the Hedge Agreement
     Events of default under the Hedge Agreement (each, a “Swap Event of Default” or a “Cap Event of Default,” as applicable, and collectively, a “Hedge Event of Default”) generally will be limited to: (i) the failure of the Issuing Entity or Indenture Trustee (under the Swap Agreement only) or the Hedge Counterparty to pay any amount when due under the Hedge Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuing Entity (under the Swap Agreement only) or the Hedge Counterparty; and (iii) certain other standard events of default under the Master Agreement including “Breach of Agreement,” “Misrepresentation” (generally not applicable to the Issuing Entity or Indenture Trustee) and “Merger without Assumption,” as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the Master Agreement and such other events of default as may be described in the accompanying Prospectus Supplement.
Termination Events
     Termination events under a Hedge Agreement (each, a “Swap Termination Event” or a “Cap Termination Event,” as applicable, and collectively, a “Hedge Termination Event”) will consist of the following: (i) the Issuing Entity or the Depositor becomes subject to registration as an “investment company” under the Investment Company Act of 1940 (under the Swap Agreement only); and (ii) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Hedge Agreement), “Tax Event” (which generally relates to either party to the Hedge Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Hedge Agreement receiving a payment under the Hedge Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Master Agreement and such other termination events as may be described in the accompanying Prospectus Supplement; provided, however, that the occurrence of a “Tax Event” or a “Tax Event upon Merger” generally will only constitute a Hedge Termination Event if the requisite percentage of Noteholders specified in the accompanying Prospectus Supplement directs the Indenture Trustee to terminate the Hedge Agreement and liquidate the assets of the Trust.
Early Termination of Hedge Agreement
     Upon the occurrence of any Hedge Event of Default under the Hedge Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Hedge Agreement). A Hedge Agreement will terminate on an Early Termination Date. With respect to Hedge Termination Events, an Early Termination Date

may be designated by one or both of the parties (as specified in the Hedge Agreement with respect to each such termination event) and will occur only upon notice and, in certain cases, after the party causing the termination event has used reasonable efforts to transfer its rights and obligations under such Hedge Agreement to a related entity within a limited period after notice has been given of the termination event, all as set forth in the Hedge Agreement. The occurrence of an Early Termination Date under the Hedge Agreement will constitute a “Swap Termination” or a “Cap Termination,” as applicable, and each a “Hedge Termination.”
     Upon any Hedge Termination, the Issuing Entity or Indenture Trustee on behalf of the Noteholders (under a Swap Agreement only, and only from amounts allocable to the related series or class of Notes on the one hand) or the Hedge Counterparty may be liable to make a termination payment to the other party (regardless, if applicable, of which party may have caused such termination). Such termination payment will be calculated on the basis that the Issuing Entity or Indenture Trustee on behalf of the Noteholders is the Affected Party (as defined in the Hedge Agreement), subject to certain exceptions. With respect to a Swap Agreement, the amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first related Payment Date that would have occurred after the Early Termination Date). With respect to a Cap Agreement, the amount of any such termination will be based on the market value of the Cap Agreement computed on the basis of market quotations of the cost of entering into interest rate cap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Cap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as cap payments to the Issuing Entity or Indenture Trustee on behalf of the Noteholders are due and payable on the first related Payment Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.
     The accompanying Prospectus Supplement will specify whether the defaulting party will be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.
     Generally, if a Hedge Termination occurs, the principal of each class of Notes will become immediately payable. In any such event, the ability to pay interest on and/or principal of each class of Notes will depend in part, in the case of a Swap Termination, (a) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Issuing Entity under the Swap Agreement and (b) the amount of the swap termination payment, if any, which may be due to the Issuing Entity from the Swap Counterparty under the Swap Agreement, and in the case of a Cap Termination, the amount of the cap termination payment, if any, which may be due to the Issuing Entity from the Cap Provider under the Cap Agreement. In the case of such termination of the Hedge Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the accompanying Prospectus Supplement. In the case of a Swap Termination, the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Notes. If a Hedge Termination occurs and the related Notes remain outstanding, such Notes will not be protected from the interest rate and currency fluctuations, as applicable, hedged by the Hedge Agreement, and payments to the related Noteholders may be adversely affected.
Taxation
     Generally, neither party to a Hedge Agreement will be obligated under a Hedge Agreement to gross up payments due from them if withholding taxes are imposed on payments made under the Hedge Agreement.
     With respect to a Swap Agreement, if any withholding or similar tax is imposed on payments to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. If the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Issuing Entity under the Swap Agreement will remain the same. With respect to a Cap Agreement, if the Cap Provider is required to withhold amounts from payments by the Cap Provider under the Cap Agreement, the payment obligations will be reduced by such amounts and the payment obligations, if any of the Issuing Entity under the Cap Agreement will remain the same. In any of these events, payments on the related Notes may be subject to reduction in proportion to the amount so deducted or withheld. Further, a specified percentage of the Securityholders may direct the Trustee to terminate the Hedge Agreement and liquidate the assets of the Issuing Entity, as described above under “–Termination Events.”
Assignment
     Except as provided below, neither party to a Hedge Agreement will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests thereunder. The Hedge Counterparty may transfer the Hedge Agreement to another party on ten business days’ prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Hedge Counterparty of such transferee’s obligations in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer, and (iv) the then current ratings of the Notes are not adversely affected as a result of such transfer. In addition, if the debt rating of a Hedge Counterparty is reduced to a level below that specified in the accompanying Prospectus Supplement, the Hedge Counterparty generally may assign the Hedge Agreement to another party (or otherwise obtain a replacement hedge agreement on substantially the same terms as the Hedge Agreement) and thereby be released from its obligations under the Hedge Agreement; provided that (i) the new hedge counterparty by a written instrument accepts all of the obligations of the Hedge Counterparty under the Hedge Agreement to the reasonable satisfaction of the Owner Trustee or Indenture Trustee, as the case may be, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, confirming that as of the date of such transfer the new hedge counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer, and (iv) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by any applicable rating agency to the Notes at the time of such reduction of the rating of the Hedge Counterparty’s long-term debt. Any cost of such transfer or replacement will be borne by the Hedge Counterparty or the new hedge counterparty and not by the Issuing Entity, Owner Trustee or Indenture Trustee; provided, however, that the Hedge Counterparty will not be required to make any payment to the new hedge counterparty to obtain an assignment or replacement swap or cap. The Hedge Counterparty will have no obligation to assign the Hedge Agreement or obtain a replacement hedge agreement in the event of a ratings downgrade and neither the Issuing Entity nor the Indenture Trustee, as the case may be, nor the Noteholders will have any remedy against the Hedge Counterparty if the Hedge Counterparty fails to make such an assignment or obtain a replacement hedge agreement. In the event that the Hedge Counterparty does not elect to assign the Hedge Agreement or obtain a replacement hedge agreement, the Hedge Counterparty may (but will not be obligated to) establish any other arrangement satisfactory to the applicable rating agency, in each case such that the ratings of the Notes by the applicable rating agency will not be downgraded, modified or withdrawn.
Modification and Amendment of the Hedge Agreement
     The Owner Trustee or Indenture Trustee, as the case may be, will be authorized to enter into any amendment of the Hedge Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein that may be inconsistent with any other provision therein or with such agreement or (iii) to add any other provisions with respect to matters or questions arising under the Hedge Agreement; provided, in the case of clause (iii), that such amendment will not adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Owner Trustee or Indenture Trustee, as the case may be, receives confirmation that the Rating Agency Condition is satisfied.
Governing Law
     Each Hedge Agreement will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
Transfer of Receivables
     NMAC has sold, and continues to sell, the Receivables to the Depositor, and the Depositor in turn has transferred, and will continue to transfer, the Receivables to the Issuing Entity. Each of NMAC and the Depositor represents and warrants on each Series Issuance Date that:
•	its transfer to the Depositor or to the Issuing Entity, as the case may be, constitutes a valid transfer and assignment of all of its right, title and interest in the Receivables and related security; and

•	under the UCC (as in effect in each applicable jurisdiction), the transferee has:
(1)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time the Receivables are sold and assigned or transferred or at the date of addition of any Additional Accounts, and

(2)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter, in existence at and after their creation.
     Nonetheless, each such transfer of Receivables could be deemed to create a security interest under the UCC. For a discussion of the Issuing Entity’s rights arising from these representations and warranties not being satisfied, see “Description of the Transfer and Servicing Agreement” above in this Prospectus.
     NMAC and the Depositor represent that the Receivables are “accounts,” “general intangibles” or “instruments” for purposes of the UCC as in effect in each applicable jurisdiction. To the extent the Receivables are deemed to be chattel paper or accounts and the transfer of the Receivables by NMAC to the Depositor or by the Depositor to the Issuing Entity is deemed to be a sale or to create a security interest, then the UCC as in effect in each applicable jurisdiction will apply and the transferee must file appropriate financing statements (or as an alternative in the case of chattel paper, take possession thereof) in order to perfect its interest in the Receivables. Both the Depositor and the Issuing Entity have filed financing statements covering the Receivables under the UCC as in effect in each applicable jurisdiction in order to perfect their respective interests in the Receivables and they will file continuation statements as required to continue the perfection of their interests. However, the Receivables will not be stamped to indicate the interest of the Depositor or the Indenture Trustee.
     Under the UCC and applicable federal law, there are certain limited circumstances in which prior or subsequent transferees of Receivables could have an interest that has priority over the Issuing Entity’s interest in the Receivables. A purchaser of the Receivables who gives new value and takes possession of the instruments that evidence the Receivables (i.e., the chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the Issuing Entity in the Receivables. A tax or other government lien on property of NMAC or the Depositor that arose before the time a Receivable is conveyed to the Issuing Entity may also have priority over the interest of the Issuing Entity in that Receivable. Under the Receivables Purchase Agreement, NMAC represents to the Depositor, and under the Transfer and Servicing Agreement the Depositor warrants to the Issuing Entity, that the Receivables have been transferred free and clear of the lien of any third party. NMAC and the Depositor also covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described above under “Description of the Transfer and Servicing Agreement — Matters Regarding the Servicer and Depositor” in this Prospectus, on the Depositor Interest other than to the Issuing Entity. In addition, so long as NMAC is the Servicer, collections on the Receivables may, under certain circumstances, be commingled with NMAC’s own funds before each Payment Date and, in the event of the bankruptcy of NMAC, the Issuing Entity may not have a perfected security interest in these collections.
Matters Relating to Bankruptcy
     In the Receivables Purchase Agreement, NMAC represents and warrants to the Depositor that its sale of the Receivables to the Depositor is a valid sale. In addition, NMAC and the Depositor agree to treat the transactions described in this Prospectus as a sale of the Receivables to the Depositor. NMAC has taken, and will continue to take, all actions that are required under California law to perfect the Depositor’s ownership interest in the

Receivables. Nonetheless, if NMAC were to become a debtor in a bankruptcy case and a creditor or a trustee-in-bankruptcy were to take the position that the sale of Receivables from NMAC to the Depositor should be recharacterized as a pledge of the Receivables by NMAC to secure a borrowing from the Depositor, then delays in payments of collections on the Receivables to the Depositor could occur. Moreover, if the bankruptcy court were to rule in favor of the trustee, debtor in possession or creditor, reductions in the amount of payments of collections on the Receivables to the Depositor could result.
     In addition, if NMAC were to become a debtor in a bankruptcy case and one of its creditors or the trustee-in-bankruptcy or NMAC itself were to request a court to order that NMAC should be substantively consolidated with the Depositor, delays in payments on the Notes could result. In that situation, if the bankruptcy court were to rule in favor of the creditor, trustee-in-bankruptcy or NMAC, reductions in such payments to the Noteholders could result.
     In the Transfer and Servicing Agreement, the Depositor represents and warrants to the Issuing Entity that the transfer of the Receivables to the Issuing Entity is a valid transfer of the Receivables to the Issuing Entity. The Depositor has taken, and will continue to take, all actions that are required under Delaware law to perfect the Issuing Entity’s interest in the Receivables and the Depositor represents and warrants that the Issuing Entity will at all times have a first priority perfected ownership interest in the Receivables and, with certain exceptions, the proceeds of the Receivables. Nonetheless, a tax or government lien on property of NMAC or the Depositor that arose before the time a Receivable is transferred to the Issuing Entity may have priority over the Issuing Entity’s interest in that Receivable.
     The organization documents under which the Depositor was established provide that it is required to have at least one “independent” director and the affirmative vote of its independent director is required for a voluntary application for relief under the federal bankruptcy code to be filed. Under the Transfer and Servicing Agreement, NMAC, the Owner Trustee, all the holders of the Depositor Interest and any Series Enhancers covenant that at no time will they institute any bankruptcy, reorganization or other proceedings against the Depositor under any federal or state bankruptcy or similar law. In addition, certain other steps have been taken to avoid the Depositor becoming a debtor in a bankruptcy case. Notwithstanding these steps, if the Depositor were to become a debtor in a bankruptcy case and if a trustee-in-bankruptcy for the Depositor or the Depositor as debtor in possession or a creditor of the Depositor were to argue that the transfer of the Receivables by the Depositor to the Issuing Entity should be recharacterized as a pledge of the Receivables, then delays in payments on the Notes could occur. In addition, should the court rule in favor of the bankruptcy trustee, debtor in possession or creditor, reductions in the amount of payments to Noteholders could result.
     If NMAC or the Depositor were to become a debtor in a bankruptcy case, the transfer of new Receivables to the Depositor would be prohibited under the Receivables Purchase Agreement and only collections on Receivables previously sold to the Depositor and transferred to the Issuing Entity would be available to pay interest on and principal of the Notes.
     Under these circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter this allocation method, the rate and amount of payments on the Notes might be adversely affected.
     In addition, if NMAC were to become a debtor in a bankruptcy case, NMAC may not be able to satisfy its obligation to pay over amounts received upon the exercise of its right, under a cash management agreement between NMAC and a Dealer, to set-off against such Dealer’s principal balance of Receivables the amounts on deposit in a Cash Management Account of such Dealer or to pay over other amounts credited to the Cash Management Account which are applied to reduce a Dealer’s principal balance of Receivables.
     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default that, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of a bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the trustee or the Noteholders from appointing a successor servicer.
     Payments made by NMAC or the Depositor to repurchase Receivables pursuant to the Receivables Purchase Agreement and the Transfer and Servicing Agreement, respectively, may be recoverable by NMAC or the Depositor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of NMAC or of the Depositor as a preferential transfer from NMAC or the Depositor if the payments were made within one year before the filing of a bankruptcy case in respect of NMAC or the Depositor and certain other conditions are satisfied. Additionally, if payments are found to have been made for less than fair or reasonably equivalent value and at a time when the Depositor was insolvent, inadequately capitalized, or was rendered insolvent by the transfers, among other things, it is possible that transfers made more than one year before the filing of the bankruptcy petition may be recoverable.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General
     The following is a summary of certain material U.S. federal income tax consequences resulting from the purchase, ownership and disposition of the Notes offered by this Prospectus to “U.S. Holders” and “non-U.S. Holders” (as described below) who have acquired their Notes upon original issuance at their initial offering price. Except where noted, this summary deals only with Notes that are held as capital assets, and does not deal with taxpayers subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax exempt organizations, persons holding Notes as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected the mark-to-market method of accounting for securities, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar or persons who purchased the Notes subsequent to the initial offering at a price different from the initial offering price.
     The discussion below is based upon the provisions of the Internal Revenue Code, its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and judicial decisions, all as currently in effect. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.
     This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or the Noteholders. Persons considering the acquisition of Notes are urged to consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.
     A “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is either a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial owner of a Note that is not a U.S. Holder.
     If an entity treated as a partnership for U.S. tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that holds the Notes should consult their own tax advisors.
Tax Characterization of the Issuing Entity
     In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel to the Issuing Entity, subject to the assumptions and qualifications contained in such opinion, for federal income tax purposes under existing law the Issuing Entity will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion will be based on the assumption that, among other things, the Notes will be issued pursuant to the terms of the Indenture and all other documents relating to the issuance of the Notes and in compliance with such terms.
     However, such counsel’s opinion is not binding on the IRS. For example, the IRS may be able to assert that the Notes constitute equity, rather than indebtedness, for U.S. federal income tax purposes. If the Notes are classified as equity rather than indebtedness for U.S. federal income tax purposes, and if the Notes are deemed to be “publicly traded” as defined under the Internal Revenue Code, the Issuing Entity may be classified as a publicly traded partnership. As a publicly traded partnership, the Issuing Entity may become subject to U.S. federal income tax as a corporation, which may materially adversely affect the Issuing Entity’s ability to make payments on the Notes. Any payments made to Noteholders in such event would be treated, first, as taxable dividend income to the extent of the Issuing Entity’s accumulated and current earnings and profits, next as a return of the Noteholders’ basis in their Notes to the extent thereof, and thereafter as taxable capital gain. Moreover, except to the extent that an applicable treaty provides otherwise, payments to non-U.S. Holders of Notes in such event generally would be subject to U.S. federal tax withholding at a 30% rate.

     Even if the Notes of a particular series or class are properly characterized as debt, the Issuing Entity is also able to issue other series or classes of Notes which may be treated as debt or equity interests in the Issuing Entity. The issuance of such additional Notes requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the Issuing Entity to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. However, any new opinion also is not binding on the IRS, and the Issuing Entity could become taxable as a corporation as a result of the issuance of such additional Notes, thereby also potentially diminishing cash available to make payments on the previously issued Notes.
Tax Characterization and Treatment of the Notes
Treatment of the Notes as Indebtedness
     In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel to the Issuing Entity, subject to the assumptions and qualifications contained in such opinion, for federal income tax purposes under existing law the Notes will be treated as debt. This opinion will be based on the assumption that, among other things, the Notes will be issued pursuant to the terms of the Indenture and all other documents relating to the issuance of the Notes and in compliance with such terms.
     Pursuant to the Indenture and related transaction documents, the Issuing Entity and the Indenture Trustee agree, and the Noteholders and each U.S. Holder and non-U.S. Holder, by acceptance of their Notes, will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes. It is assumed for the remainder of this discussion that the Notes are treated as indebtedness for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders of Notes
     Treatment of Stated Interest. Assuming the Notes are not issued with original issue discount or OID, the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with each Noteholder’s method of tax accounting for U.S. federal income tax purposes. Interest received on a Note may constitute “investment income” for purposes of some provisions in the Internal Revenue Code limiting the deductibility of investment interest expense.
     Original Issue Discount. Except to the extent indicated in the accompanying Prospectus Supplement, no series of Notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the OID is small enough to fall within a statutorily defined de minimis exception. A Note’s “stated redemption price at maturity” is the total of all payments required to be made under the Note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuing Entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the initial price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.
     Although it is not anticipated, except to the extent indicated in the accompanying Prospectus Supplement, that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nonetheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of Notes may not be deemed “qualified stated interest” if (i) reasonable legal remedies do not exist to compel timely payment or (ii) the Notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of Notes has OID.
     If a Note were treated as being issued with OID, a Noteholder would be required to include OID in its income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. In this situation a Noteholder would have to rely on other sources to pay the taxes on its OID income. Even if a Note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

     A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a “Short-Term Note”) will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:
•	an accrual method taxpayer;

•	a bank;

•	a broker or dealer that holds the Note as inventory;

•	a regulated investment company or common trust fund; or

•	the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.
     A holder of a Short-Term Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder’s yield to maturity and daily compounding.
     A holder who purchases a Note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.
     Sale, Exchange and Retirement of Notes. When a U.S. Holder sells, exchanges, retires or otherwise disposes of a Note, capital gain or loss will be recognized by the U.S. Holder equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (not including an amount equal to any accrued but unpaid interest, which will be taxable as such to U.S. Holders if not previously included into income) and the adjusted tax basis of the Note. For this purpose, a defeasance of a Note may be treated as a deemed taxable sale or exchange. A U.S. Holder’s adjusted tax basis for a Note generally will equal the holder’s cost for the Note, increased by any OID and market discount previously included by such holder in income with respect to the Note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such holder with respect to such Note. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses recognized by U.S. Holders is subject to limitations.
     Notes Subject to Contingency. The U.S. federal income tax consequences to an owner or seller of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. The Notes may be subject to rules that differ from the general rules discussed above. The U.S. federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the accompanying Prospectus Supplement.
Tax Consequences to Non-U.S. Holders of Offered Notes
     Payments of Interest. With respect to non-U.S. Holders that are not engaged in a U.S. trade or business, the U.S. federal withholding tax will not apply to any payment of interest on the Notes provided that: (i) the non-U.S. Holder does not actually, or constructively, own 10% or more of the Issuing Entity’s capital and profits within the meaning of section 871(h)(3) of the Internal Revenue Code and applicable Treasury Regulations; (ii) the non-U.S. Holder is not a controlled foreign corporation (within the meaning of section 957(a) of the Internal Revenue Code) that is “related” to the Issuing Entity through stock or interest ownership; (iii) the non-U.S. Holder is not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Internal Revenue Code; and (iv) either (a) the non-U.S. Holder provides his, her or its name and address on a fully completed and executed IRS Form W-8BEN or successor form before the time of a payment on the Notes or (b) the non-U.S. Holder holds the Notes through certain foreign intermediaries and in either case the certification requirements of applicable Treasury Regulations are satisfied. Special certification rules apply to certain non-U.S. Holders that are entities (including entities treated for U.S. federal income tax purposes as pass-through entities) rather than individuals.
     If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, may be subject to U.S. federal income tax on such interest, less any deductions allowed against such income, at rates applicable to U.S. persons. In addition, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, on its net effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on the Notes will be included in earnings and profits.
     Sale, Exchange and Retirement of Offered Notes. Any gain that a non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. federal income or withholding tax if (i) such gain is not effectively connected with a U.S. trade or business of such non-U.S. Holder and (ii), in the case of an individual, such non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are satisfied.
Information Reporting and Backup Withholding
     Where required, the Issuing Entity will report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments.
     A U.S. Holder may be subject to backup withholding tax (at a rate of 28%) with respect to interest payments and gross proceeds from the sale, exchange, retirement or other disposition of Notes unless (1) the U.S. Holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9, and, in either case, the U.S. Holder otherwise complies with the requirements of the backup withholding rules.
     Non-U.S. Holders who have provided the form and certifications mentioned under the heading “Tax Consequences to Non-U.S. Holders of Offered Notes - Payments of Interest,” above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither the Issuing Entity nor its agent has actual knowledge or reason to know that any information in that form or those certifications is unreliable or that the conditions of the exemption are in fact not satisfied. Amounts paid to non-U.S. Holders will, however, be subject to information reporting by the Issuing Entity or its agents.
     Payments of the proceeds from the sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:
•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business; or

•	a foreign partnership with specified connections to the United States.
     Payment of the proceeds from a sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder in question certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.
     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
STATE AND LOCAL TAX CONSEQUENCES
     In addition to the federal income tax considerations described above under “Material United States Federal Income Tax Considerations” in this Prospectus, potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the Notes. The activities of servicing and collecting the Receivables will be undertaken by the Servicer, which is a California corporation. Because of the variation in each state’s tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to Noteholders in all of the state taxing jurisdictions in which they are subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.
ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (each, a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the Issuing Entity for purposes of the Plan Assets Regulation.
     This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities. For additional information regarding the treatment of the Notes under ERISA, see “ERISA Considerations” in the accompanying Prospectus Supplement.

     However, without regard to whether the Notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition, holding and disposition of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Servicer, the back-up servicer, the Sponsor, the Administrator, the Owner Trustee, the Depositor, the Indenture Trustee, any swap counterparty or cap provider or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”
     In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or any other employee benefit plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any similar applicable law.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.
     A Benefit Plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
PLAN OF DISTRIBUTION
     Subject to the terms and conditions set forth in an underwriting agreement to be entered into for each series of Notes, the Issuing Entity will sell the Notes to each of the underwriters named in that underwriting agreement and in the Prospectus Supplement. Each underwriter will severally agree to purchase from the Issuing Entity, the principal amounts of Notes set forth in that underwriting agreement and in the Prospectus Supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of Notes offered by this Prospectus and the accompanying Prospectus Supplement.
     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions of that underwriting agreement, to purchase all the Notes offered by this Prospectus and the accompanying Prospectus Supplement if any of those Notes are purchased. In the event of a default by any underwriter, the underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
     The accompanying Prospectus Supplement will set forth the price at which the related series or classes of Notes being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those Notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the Issuing Entity, the Depositor and NMAC will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended. Any obligation of the Issuing Entity with respect to indemnification under any underwriting agreement shall be subordinated to its obligations to make payments on the Notes of any series issued by it and will only be paid to the extent of available funds.
     The place and time of delivery for any series of Notes with respect to which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.
REPORTS TO NOTEHOLDERS
     The Servicer will prepare monthly and annual reports that will contain information about the Issuing Entity. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, these reports will be sent to Cede which is the nominee of The Depository Trust Company and the registered holder of the Notes. No financial reports will be sent to you. See “Description of the Notes — Book-Entry Registration,” “Sources of Funds to Pay the Notes — Reports to Noteholders” and “Description of the Transfer and Servicing Agreement — Evidence of Compliance” above in this Prospectus.

GLOSSARY OF PRINCIPAL TERMS
     “Account” means, as of any date of determination, each Eligible Account, which shall include each initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.
     “Accumulation Account” means, for each series, a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Noteholders of that series and any Series Enhancer for such series as described in this Prospectus and the accompanying Prospectus Supplement.
     “Accumulation Period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an Expected Final Payment Date. The Accumulation Period for any series or class starts on the date specified in the accompanying Prospectus Supplement and ends on the earlier of:
(1)	the last day of the Collection Period preceding the Payment Date on which the Notes of that series or class are expected to be paid in full; and

(2)	the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class begins.
     “Addition Date” means, for an Additional Account designated for the Issuing Entity, the date on which Receivables arising in connection with that Account are first transferred to the Issuing Entity.
     “Additional Account” means additional Eligible Accounts from time to time designated for the Issuing Entity, the then-existing or subsequently created Receivables of which will be transferred to the Issuing Entity.
     “Additional Cut-Off Date” means, for an Additional Account designated for the Issuing Entity, the date as of which that Account is designated for the Issuing Entity.
     “Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account, determined after giving effect to Principal Receivables transferred to the Issuing Entity on that date.
     “Administration Agreement” means the administration agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and between the Administrator and the Issuing Entity, as the same may be further amended, modified or supplemented from time to time.
     “Administrator” means NMAC (together with its permitted successors and assigns), acting as administrative agent for the Issuing Entity pursuant to the Administration Agreement, or any successor Administrator under that Administration Agreement.
     “Black Book” has the meaning assigned such term in “Dealer Floorplan Financing Business - Creation of Receivables” in this Prospectus.
     “Blue Book” has the meaning assigned such term in “Dealer Floorplan Financing Business - Creation of Receivables” in this Prospectus.
     “Cap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuing Entity or the Indenture Trustee with a Cap Provider as modified to reflect the transactions described in this Prospectus under “Description of the Hedge Agreement” and in the accompanying Prospectus Supplement and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.
     “Cap Provider” means NMAC or an unaffiliated third party specified in the accompanying Prospectus Supplement that enters into a Cap Agreement with the Issuing Entity or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.
     “Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.

     “Cash Management Account Balance” means, at any time, the aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.
     “Cede” means Cede & Co., the nominee of DTC and its successors.
     “Clearstream Banking Luxembourg” means Clearstream Banking, société anonyme and its successors.
     “Clearstream Banking Participants” means organizations participating in Clearstream Banking Luxembourg.
     “Collection Account” means a Qualified Account established by the Issuing Entity, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity and any Series Enhancer as described in this Prospectus.
     “Collection Period” means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.
     “Commercial Credit Department” has the meaning assigned such term in “Dealer Floorplan Financing Business — Creation of Receivables” in this Prospectus.
     “Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. The Controlled Amortization Period for any series or class of Notes starts on the date specified in the accompanying Prospectus Supplement and ends on the earlier of:
(1)	the last day of the Collection Period preceding the Payment Date on which the Notes of that series or class are expected to be paid in full; and

(2)	the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class of Notes begins.
     “Controlled Deposit Amount” means, for any series of Notes, an amount stated in the accompanying Prospectus Supplement.
     “Defaulted Amount” means, for any day in a Collection Period, an amount (never less than zero) equal to:

(1)	the principal amount of Receivables (net of any amounts on deposit in the Cash Management Account with respect to such Receivables) owned by the Issuing Entity that became Defaulted Receivables during the related Collection Period; minus

(2)	the principal amount of the Defaulted Receivables that are to be reassigned to the Depositor during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Depositor); minus

(3)	the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).

     “Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.
     “Definitive Notes” means Notes issued in fully registered, certificated form.
     “Depositaries” means the respective depositaries of Clearstream Banking Luxembourg and Euroclear.
     “Depositor” means Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of NMAC and each additional depositor of Receivables to the Issuing Entity pursuant to any Transfer and Servicing Agreement entered into by the Issuing Entity, Servicer and each depositor of Receivables to the Issuing Entity after the date of the Transfer and Servicing Agreement.
     “Depositor Amount” means, as of any date of determination, the excess of the Pool Balance on that date, over the Trust Nominal Liquidation Amounts.
     “Depositor Certificate” means a certificate evidencing an interest in the Depositor Interest.

     “Depositor Deposit Amounts” means the amounts that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Depositor on any date, in each case in an amount equal to the amount by which the Adjusted Pool Balance would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuing Entity on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.
     “Depositor Interest” means, an interest that represents the right to receive all cash flows from the Issuing Entity Assets not required to make payments on the Notes or to Series Enhancers or not otherwise allocated to the Noteholders.
     “Depositor Replacement Amount” means the amount that the Depositor is required to deposit into the Excess Funding Account in connection with the redesignation of Ineligible Accounts and the removal of any Receivables therein and the failure to redesignate sufficient replacement Accounts and deliver additional Receivables, which amount equals (i) the excess, if any, between the Principal Receivables of such Ineligible Account over the Principal Receivables of any related replacement Account as measured on the date of such transfer or (ii) if no such replacement Account is designated, an amount equal to the Principal Receivables of such Ineligible Account.
     “Determination Date” means, for any Payment Date, the day that is two business days before that Payment Date and is the date on which payments to the Noteholders are determined.
     “DTC” means the Depository Trust Company and its successors.
     “DTC Participants” means participating members of DTC.
     “Early Amortization Event” for any series means any of the events defined as such in the accompanying Prospectus Supplement, as well as each of the following events:
(1)	the failure of the Depositor to transfer to the Issuing Entity Receivables arising in connection with additional designated Accounts within ten business days of when required under the Transfer and Servicing Agreement;

(2)	the occurrence of events of bankruptcy, insolvency or receivership relating to the Issuing Entity, the Depositor, NNA, NML or NMAC; and

(3)	the Issuing Entity or the Depositor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.
     “Early Amortization Period” means the period during which principal is paid in varying amounts each month based primarily on the amount of Principal Receivables collected and allocable to Noteholders following an Early Amortization Event. The Early Amortization Period for a series or class begins on the day on which an Early Amortization Event occurs and ends on the earliest of:
(1)	the last day of the Collection Period preceding the Payment Date on which the Invested Amount of the Notes of that series or class will be paid in full;

(2)	if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which, under the limited circumstances described in “Sources of Funds to Pay the Notes — Early Amortization Events” in this Prospectus, the Revolving Period recommences; and

(3)	the Issuing Entity Termination Date.
     “Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:
(1)	is in existence and maintained and serviced by NMAC;

(2)	is in favor of a Dealer approved or branded by NNA or other manufacturer to sell New Vehicles;

(3)	has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

(4)	is covered by insurance in the manner required by the Floorplan Financing Guidelines;

(5)	is in favor of a Dealer whose principal showroom is located in the geographical regions specified in the applicable sales and service agreement;

(6)	is in favor of a Dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

(7)	is in favor of a Dealer that has not been classified by the Servicer as in “Status” (or other comparable classification) for any reason within the previous two years under the Floorplan Financing Agreement or under any other lender floorplan program; and

(8)	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.
     “Eligible Institution” means:

(1)	(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the Federal Deposit Insurance Corporation and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Depositor to rate a series or class of Notes; or

(2)	any other institution acceptable to each Rating Agency designated by the Depositor to rate a series or class of Notes.
     “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:
(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuing Entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such depository institution or trust company’s short-term debt is rated by Fitch, the highest rating category of Fitch;

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuing Entity’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, the highest rating category of Fitch;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such deposits are rated by Fitch, the highest rating category of Fitch;

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such funds are rated by Fitch, the highest rating category of Fitch, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s, and to the extent the related series is rated by Fitch and such commercial paper is rated by Fitch, a credit rating satisfactory to Fitch; or

(8)	any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.
     “Eligible Receivable” means a Receivable that:
(1)	was originated by NMAC or acquired by NMAC from one of its affiliates in the ordinary course of business (and if acquired by NMAC from a third party, the Rating Agency Condition has been satisfied);

(2)	is secured by a perfected first priority interest in the related floorplan financed vehicle;

(3)	is the subject of a valid transfer and assignment from the Depositor to the Issuing Entity of all the Depositor’s rights and interest in the Receivable, including:
(a)	the first priority security interest granted by the Dealers in the related vehicles and the subordinated security interest granted by the Dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the Dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, the Floorplan Financing Agreements between NMAC and the Dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related Dealer; and

(c)	all related proceeds;
(4)	is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

(5)	as to which NNA, NMAC and the Depositor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:
(a)	the creation of the Receivable, the transfer of the Receivables to the Depositor and then to the Issuing Entity, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any related repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;
(6)	as to which the Issuing Entity will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7)	if it relates to a New Vehicle, is covered by a repurchase agreement or other similar agreement from the related vehicle manufacturers;

(8)	will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9)	is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

(10)	as to which NNA, NMAC and the Depositor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

(11)	as to which none of NNA, NMAC or the Depositor, as applicable, has taken or failed to take any action which would impair the rights of the Issuing Entity or the Noteholders in the Receivable;

(12)	when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the Receivables balance as of the date of transfer (after giving effect thereto);

(13)	if generated from a Dealer rated “C” according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among Dealers rated “C” according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such Dealers exceeding 40% of the Receivables balance as of the date of transfer (after giving effect thereto); and

(14)	constitutes either an “account” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Euroclear” means the Euroclear System.
     “Euroclear Participants” means participants of the Euroclear System.
     “Event of Default” for any series of Notes, means any of the following as well as any other Events of Default described in the related Indenture Supplement and Prospectus Supplement:
(1)	the Issuing Entity fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

(2)	the Issuing Entity fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

(3)	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuing Entity or Depositor; or

(4)	the Issuing Entity fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 45 days after notice to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal amount of the affected series.
     “Excess Funding Account” means a Qualified Account established by the Issuing Entity and maintained in the name of the Indenture Trustee by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuing Entity and any Series Enhancer for such series as described in this Prospectus.
     “Excess Interest Amounts” with respect to any series and any Collection Period, means the amount, if any, of Series Investor Available Interest Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the accompanying Prospectus Supplement.
     “Excess Principal Amounts” means, with respect to any series and any Collection Period, the amount, if any, of Series Investor Available Principal Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the accompanying Prospectus Supplement.
     “Expected Final Payment Date” means, for any series, the date specified in the accompanying Prospectus Supplement.
     “Final Maturity Date” means, for any series, the date specified in the accompanying Prospectus Supplement.
     “Fitch” means Fitch Ratings and its successors.
     “Fixed Allocation Percentage” means, with respect to any series and any day in a Collection Period during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series Nominal Liquidation Amount of such series as of the close of business on the last day of the Revolving Period and the denominator of which is the product of (a) the Series Allocation Percentage on such day in the Collection Period and (b) the Pool Balance on the last day of the preceding Collection Period.
     “Floating Allocation Percentage” means, with respect to any series and any day in a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount on such day and the denominator of which is the product of (a) the Series Allocation Percentage on such day and (b) the Pool Balance on the last day of the preceding Collection Period. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period or any amortization period with respect to a series, the Series Nominal Liquidation Amount of such series shall be as of the last day of the preceding Collection Period.
     “Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a distributor, pursuant to which (a) NMAC agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.
     “Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Account maintained by NMAC on behalf of Dealers.
     “Foreign Person” means any holder of a Note who, as to the United States, is a nonresident alien individual or a foreign corporation.
     “Funding Period” means, for any series, the period, not exceeding one year, from the related Series Issuance Date to the earlier of:
(1)	the date on which the series’ amount invested in Principal Receivables equals the principal balance of the Notes of that series; and

(2)	the date specified in the accompanying Prospectus Supplement.
     “Hedge Agreement” means either a Swap Agreement or a Cap Agreement.

     “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider.
     “Hedge Event of Default” means (i) the failure of the Issuing Entity or the Indenture Trustee (under a Swap Agreement only) or the Hedge Counterparty to pay any amount when due under the Hedge Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuing Entity (under a Swap Agreement only) or the Hedge Counterparty; (iii) certain other standard events of default under the Master Agreement including “Breach of Agreement,” “Misrepresentation” (generally not applicable to the Issuing Entity or Indenture Trustee) and “Merger without Assumption,” as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the Master Agreement; and (iv) any other item specified in the related Hedge Agreement and Prospectus Supplement.
     “Hedge Termination Event” means (i) the Issuing Entity or Depositor becomes subject to registration as an “investment company” under the Investment Company Act of 1940 (under a Swap Agreement only); (ii) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Hedge Agreement), “Tax Event” (which generally relates to either party to the Hedge Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Hedge Agreement receiving a payment under the Hedge Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Master Agreement; provided, however, that the occurrence of a “Tax Event” or “Tax Event Upon Merger” generally will only constitute a Hedge Termination Event if the requisite percentage of Noteholders specified in the accompanying Prospectus Supplement directs the Indenture Trustee to terminate the Hedge Agreement and liquidate assets of the Issuing Entity.
     “IFS” means Infiniti Financial Services and its successors.
     “Indenture” means the indenture, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and between the Issuing Entity and the Indenture Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Indenture Supplement” means a supplement to the Indenture entered into by the Issuing Entity and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.
     “Indenture Trustee” means [The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association)], in its capacity as indenture trustee under the Indenture, together with its successors and assigns in such capacity.
     “Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a motor vehicle Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account.”
     “Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable.”
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     “Interest Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:
(1)	all collections of Interest Receivables owned by the Issuing Entity;

(2)	the interest portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer; and

(3)	all amounts received, including any insurance proceeds, by the Depositor or the Servicer with respect to Defaulted Receivables (including all recoveries).
     “Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date for any Series, from and including a Series Issuance Date to but excluding the first Payment Date.

     “Interest Receivable” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of interest.
     “Interest Shortfalls” means with respect to any series and Payment Date, the excess, if any, of (a) the full amount required to be paid by Series Investor Available Interest Amounts for such series pursuant to the accompanying Prospectus Supplement on such Payment Date over (b) the Series Investor Available Interest Amounts for such series for such Payment Date.
     “Invested Amount” means, for any series as of any day in a Collection Period, an amount equal to:
(1)	the initial Invested Amount of the Notes of that series; plus

(2)	any increase in the principal balance of the Notes of that series as and to the extent provided in the Prospectus Supplement; minus

(3)	the amount of principal previously paid to the Noteholders of that series; minus

(4)	amounts on deposit in the Accumulation Account; minus

(5)	the cumulative amount of unreimbursed Investor Charge-Offs for that series as of the Payment Date on or preceding such day, but after the Overcollateralization Amount for that series has been reduced to zero.
     If so specified in the Prospectus Supplement relating to any series of Notes, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account and any other amounts specified in the Prospectus Supplement.
     “Investor Charge-Offs” means, for any series, the excess of the Series Investor Defaulted Amount for that series over the amount available to reimburse such Series Investor Defaulted Amount as specified in the related Indenture Supplement.
     “IRS” means Internal Revenue Service and its successors.
     “Issuing Entity” means Nissan Master Owner Trust Receivables, a Delaware statutory trust and its successors.
     “Issuing Entity Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.
     “Issuing Entity Termination Date” means the date on which the Issuing Entity will terminate as specified in the Trust Agreement.
     “Master Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border).
     “Moody’s” means Moody’s Investors Service and its successors.
     “NADA” has the meaning assigned such term in “Dealer Floorplan Financing Business — Creation of Receivables” in this Prospectus.
     “New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable repurchase agreement or new non-Nissan vehicles purchased from other manufacturers, funded under Nissan financing arrangements and satisfying substantially the same criteria.
     “NMAC” means Nissan Motor Acceptance Corporation and its successors.
     “NML” means Nissan Motor Co., Ltd. and its successors.
     “NNA” means Nissan North America, Inc. and its successors.

     “Note Interest Rate” means, as of any date of determination and with respect to any series or class, the interest rate as of such date specified therefor in the related Indenture Supplement.
     “Noteholders” means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuing Entity.
     “Noteholders’ Interest” means, for any series of Notes, the undivided beneficial interests in certain assets of the Issuing Entity allocated to the Noteholders of such series as described in this Prospectus and the accompanying Prospectus Supplement.
     “Notes” means the notes of any series or class issued by the Issuing Entity as described in this Prospectus and a accompanying Prospectus Supplement.
     “Overcollateralization Amount” has, for any series, the meaning specified in the accompanying Prospectus Supplement. In general, the Overcollateralization Amount with respect to any series of Notes is the amount of overcollateralization for that series of Notes.
     “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement, together with its successors and assigns in such capacity.
     “Paying Agent” means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee or Trustee to act in that capacity for the related series.
     “Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day) or such other date as specified in the accompanying Prospectus Supplement, commencing on the date specified in the accompanying Prospectus Supplement.
     “Payment Date Statement” means, with respect to any Series, a report prepared by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Payment Date that will contain the information about such series specified in the related Indenture Supplement.
     “Person” means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.
     “Pool Balance” means, on any day, the total principal balance of the Issuing Entity’s Principal Receivables on that date, net of the Cash Management Account Balance on such day.
     “Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, IFS or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which have not been titled (including demonstration vehicles), or model years within five years of such current model year.
     “Principal Collections” means, with respect to any day in a Collection Period, the sum of the following amounts:
(1)	all collections of Principal Receivables owned by the Issuing Entity (excluding, in all cases, all amounts recovered on Defaulted Receivables);

(2)	any cash proceeds transferred by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the exercise by NMAC of its right to set-off against a Dealer’s principal balance of Receivables under the cash management agreement, between NMAC and such Dealer;

(3)	all other amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity arising in connection with the application of amounts credited to the Cash Management Account to reduce a Dealer’s principal balance of Receivables;

(4)	the principal portion of the reassignment amount or purchase price of Receivables reassigned to the Depositor or purchased by the Servicer;

(5)	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity resulting from reductions in the principal amount of Receivables due to dealer rebates, billing errors, returned merchandise and certain other similar non-cash items and repurchase obligations; and

(6)	all amounts paid by NMAC to the Depositor and by the Depositor to the Issuing Entity in connection with Dealer terminations.
     “Principal Receivables” means, in connection with an Account designated for the Issuing Entity, all amounts billed and payable by the related Dealer under the Receivables in that Account pursuant to the related Floorplan Financing Agreement with NMAC in respect of principal. Principal Receivables shall be reduced by, among other things, rebates to dealers, billing errors, returned merchandise and certain other similar non-cash items.
     “Principal Shortfalls” means any principal distributions to Noteholders of any series of Notes which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the series as specified in the related Indenture Supplement and Prospectus Supplement.
     “Qualified Account” means either a segregated trust account established and maintained with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.
     “Rating Agency” means any rating agency named in the accompanying Prospectus Supplement as having rated any Notes at the request of the Depositor.
     “Rating Agency Condition” means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.
     “Reallocated Principal Collections” means, for any series, any Series Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Notes of such series.
     “Receivable” means a payment obligation owed by a Dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and which may be secured by a security interest in NMAC’s rights to amounts (if any) on deposit in any Cash Management Account and a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts or real estate of such Dealer. In some cases, the Dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.
     “Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and between NMAC and the Depositor, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which NMAC sells Receivables to the Depositor, and each additional receivable purchase agreement entered into between NMAC and any other Person that will transfer Receivables to the Issuing Entity after the date of the Receivables Purchase Agreement.
     “Redesignated Account” means an Account as to which the related Receivables will cease to be conveyed to the Issuing Entity and/or the Receivables previously generated have been reconveyed by the Issuing Entity pursuant to the Transfer and Servicing Agreement either because such Account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).
     “Redesignation Date” means, with respect to any Redesignated Account, the date on which such Account is no longer designated for the Issuing Entity and all the related Receivables thereafter generated (and, if repurchased by the Depositor, all previously generated and conveyed Receivables) will be removed from the Issuing Entity as specified in the notice of redesignation relating thereto delivered by the Depositor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.
     “Reference Rate” means, with respect to any Receivable, the per annum rate of interest designated from time to time by NMAC pursuant to the related Floorplan Financing Agreement.
     “Required Federal Income Tax Opinion” means, with respect to the Issuing Entity as to any action, an opinion of counsel to the effect that, for federal income tax purposes:
(1)	the action will not adversely affect the tax characterization as debt of the Notes of any outstanding series or class issued by the Issuing Entity that were characterized as debt at the time of their issuance;

(2)	the action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation; and

(3)	the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuing Entity.
     “Required Overcollateralization Amount” has, for any series, the meaning specified in the accompanying Prospectus Supplement. In general the Required Overcollateralization Amount with respect to any series is the same as the Overcollateralization Amount without giving effect to any reductions thereto as specified in the accompanying Prospectus Supplement.
     “Required Participation Amount” means, as of any date of determination, the sum of
(1)	the sum of the respective products for all series issued by the Issuing Entity of (a) the required participation percentages for each outstanding series as specified in the accompanying Prospectus Supplement and (b) their initial (or, in the case of any series of Notes issued as variable funding notes, their maximum) Invested Amounts; plus

(2)	if applicable, the sum of the Required Overcollateralization Amounts for each series issued by the Issuing Entity as specified in the accompanying Prospectus Supplement.
     “Revolving Period” means, for any series, a period during which the Issuing Entity will not pay or accumulate principal for payment to the Noteholders of that series. The Revolving Period for a series or class begins on the Series Issuance Date for that series or class, as specified in the accompanying Prospectus Supplement, and ends, unless it recommences under the circumstances specified in the accompanying Prospectus Supplement, on the day immediately preceding the date on which an Early Amortization Period or other period specified in the accompanying Prospectus Supplement for that series begins.
     “Securities Intermediary” means any Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.
     “Series Allocable Defaulted Amounts” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Defaulted Amounts processed on such day.
     “Series Allocable Interest Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Interest Collections processed on such day.
     “Series Allocable Principal Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Principal Collections processed on such day.

     “Series Allocation Percentage” means, with respect to a series of Notes, on any day, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of the series as of such day and the denominator of which is the Trust Nominal Liquidation Amount as of such day. Notwithstanding the foregoing, on any day in a Collection Period in which there is an Early Amortization Event, or during the Accumulation Period or any amortization period with respect to a series, the Series Nominal Liquidation Amount and the Trust Nominal Liquidation Amount with respect to such series shall be as of the last day of the preceding Collection Period.
     “Series Cut-Off Date” means, for any series, the date specified as such in the accompanying Prospectus Supplement.
     “Series Enhancer” means any provider of enhancement and/or any issuing entity or provider of any third-party credit enhancement.
     “Series Investor Available Amounts” means the Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts, collectively.
     “Series Investor Available Interest Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Interest Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Principal Amounts used to pay interest to the Noteholders of such series as specified under “Sources of Funds to Pay the Notes — Deposit and Application of Funds” and any other amounts specified as available for such purpose in the accompanying Prospectus Supplement.
     “Series Investor Available Principal Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Principal Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series, but excluding any Reallocated Principal Collections for such series as specified under “Sources of Funds to Pay the Notes - Deposit and Application of Funds” and any other amounts as specified in the accompanying Prospectus Supplement.
     “Series Investor Defaulted Amount” means, with respect to any series of Notes for any Collection Period, the sum of, for each day during such Collection Period, the portion of the Series Allocable Defaulted Amount allocated to the Noteholders of such series on such day, which, unless otherwise specified, will equal the product of the Floating Allocation Percentage specified in the related Indenture Supplement and Prospectus Supplement and the related Series Allocable Defaulted Amount.
     “Series Issuance Date” means the date of issuance for a series of Notes, as specified in the accompanying Prospectus Supplement.
     “Series Nominal Liquidation Amount” means, with respect to any series of Notes on any day in a Collection Period, an amount equal to the sum of (i) the Invested Amount of that series of Notes on such day and (ii) the Overcollateralization Amount of that series of Notes as of the Payment Date preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.
     “Servicer” means NMAC (together with its permitted successors and assigns), in its capacity as servicer under the Transfer and Servicing Agreement.
     “Servicer Default” for any series means any of the following items and any other event specified in the related Indenture Supplement and Prospectus Supplement:
(1)	failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Indenture Trustee to do so, on the required date under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement or within the applicable grace period not exceeding five business days;

(2)	failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal amount of all of the Issuing Entity’s outstanding series or, where the Servicer’s failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

(3)	any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal amount of all of the Issuing Entity’s outstanding series or, where the Servicer’s inaccuracy does not relate to all series, 10% or more of the outstanding principal amount of the series affected; or

(4)	the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Servicer;
provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to under the second or third clause above for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer.
     “Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, interest amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.
     “Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, the principal amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.
     “Sharing Group” means one or more series of Notes from which, or to which, Excess Interest Amounts or Excess Principal Amounts may be allocated to cover shortfalls in payments or deposits of the other series in such group.
     “Significant Adverse Effect” means any action that:
(1)	causes an Early Amortization Event or an Event of Default to occur; or

(2)	materially and adversely effects the amount or timing of payments to be made to the Noteholders of any series or class.
     “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors.
     “Status” means a classification or comparable classification that NMAC may assign to a Dealer by reason of (a) the Dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement, (b) the sale of a vehicle after which the inventory loan is not repaid as required by the Floorplan Financing Agreement, (c) insolvency of the Dealer, (d) any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the Floorplan Financing Agreement) or (e) a general deterioration of the Dealer’s financial condition or failure on the part of the Dealer to meet any financial requirements.
     “Subordinated Notes” means a series of Notes or one or more classes of a series of Notes payments to which will be subordinated as described in the Prospectus Supplement to the extent necessary to fund payments with respect to other series of Notes or to the senior classes of Notes within that series.
     “Supplemental Interest” means a certificated or uncertificated interest in the Depositor Interest.

     “Swap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuing Entity or the Indenture Trustee with a Swap Counterparty as modified to reflect the transactions described in this Prospectus under “Description of the Hedge Agreement” and in the accompanying Prospectus Supplement and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.
     “Swap Counterparty” means NMAC or an unaffiliated third party, if any specified in the accompanying Prospectus Supplement, that enters into a Swap Agreement with the Issuing Entity or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.
     “Transaction Documents” means with respect to any Series, the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection therewith.
     “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of July 24, 2003, as amended and restated as of October 15, 2003, entered into by and among the Depositor, the Servicer and the Owner Trustee on behalf of the Issuing Entity, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which the Depositor transfers Receivables to the Issuing Entity, and each additional transfer and servicing agreement entered into by the Issuing Entity, Servicer and each depositor of Receivables to the Issuing Entity after the date of the Transfer and Servicing Agreement.
     “Trust Agreement” means the trust agreement, dated as of May 13, 2003, between the Depositor and the Owner Trustee, pursuant to which the Issuing Entity was formed, as amended and restated by the Trust Agreement, dated July 24, 2003, between the Depositor and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time.
     “Trust Nominal Liquidation Amount” means, with respect to any day, the sum of the Series Nominal Liquidation Amount for all outstanding series of Notes.
     “Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuing Entity at such time, consisting of Receivables arising in connection with Accounts designated for the Issuing Entity from NMAC’s United States wholesale portfolio.
     “Used Vehicles” means previously owned vehicles of any make or model, which are current model year vehicles with more than 200 miles, or model years within five years of such current model year.

INDEX OF TERMS

Account	1
Accumulation Account	1
Accumulation Period	1
Addition Date	1
Additional Account	1
Additional Cut-Off Date	1
Adjusted Pool Balance	1
Administration Agreement	1
Administrative Fee	84
Administrator	1
Beneficial Owner	38
Benefit Plan	96
Black Book	1
Blue Book	1
Breach of Agreement	87
Cap Agreement	1
Cap Event of Default	87
Cap Provider	2
Cap Termination	87
Cash Management Account	2
Cash Management Account Balance	2
Cede	2
Clearstream Banking Luxembourg	2
Clearstream Banking Participants	37,39,2
Collection Account	2
Collection Period	2
Commercial Credit Department	2
Controlled Amortization Period	2
Controlled Deposit Amount	2
Cooperative	39
Defaulted Amount	2
Defaulted Receivable	3
Definitive Notes	3
Depositaries	37,3
Depositor	3
Depositor Amount	3
Depositor Certificate	3
Depositor Deposit Amounts	3
Depositor Interest	3
Depositor Replacement Amount	3
Determination Date	3
DTC	3
DTC Participants	3
Early Amortization Event	3
Early Amortization Period	4
Eligible Account	4
Eligible Institution	4
Eligible Investments	5
Eligible Receivable	5
ERISA	96,7
Euroclear	39,7
Euroclear Operator	36,39
Euroclear Participants	37,39,7
Event of Default	7

Excess Funding Account	7
Excess Interest Amounts	7
Excess Principal Amounts	7
Expected Final Payment Date	7
Final Maturity Date	7
Fitch	7
Fixed Allocation Percentage	7
Floating Allocation Percentage	8
Floorplan Financing Agreement	8
Floorplan Financing Guidelines	8
Foreign Person	8
Funding Period	8
Hedge Agreement	8
Hedge Counterparty	8
Hedge Event of Default	87,8
Hedge Termination	87
Hedge Termination Event	8
IFS	9
Indenture	9
Indenture Supplement	9
Indenture Trustee	9
Indirect Participants	38
Ineligible Account	9
Ineligible Receivable	9
Interest Collections	9
Interest Period	9
Interest Receivable	9
Interest Shortfalls	9
Internal Revenue Code	9
Invested Amount	9
Investor Charge-Offs	10
IRS	10
Issuing Entity	10
Issuing Entity Assets	10
Issuing Entity Termination Date	10
Master Agreement	10
Merger without Assumption	87
Misrepresentation	87
Moody’s	10
NADA	10
New Vehicles	10
NMAC	10
NML	10
NNA	10
non-U.S. Holder	92
Note Interest Rate	10
Noteholders	11
Noteholders’ Interest	11
Notes	11
Overcollateralization Amount	11
Owner Trustee	11
Paying Agent	11
Payment Date	11
Payment Date Statement	11
Person	11
Plan Assets Regulation	96

Pool Balance	11
Pre-Owned Vehicles	11
Principal Collections	11
Principal Receivables	12
Principal Shortfalls	12
PTCE	97
Qualified Account	12
Rating Agency	12
Rating Agency Condition	12
Reallocated Principal Collections	12
Receivable	12
Receivables Purchase Agreement	12
Redesignated Account	12
Redesignation Date	13
Reference Rate	13
Required Federal Income Tax Opinion	13
Required Overcollateralization Amount	13
Required Participation Amount	13
Revolving Period	13
Securities Intermediary	13
Series Allocable Defaulted Amounts	14
Series Allocable Interest Collections	14
Series Allocable Principal Collections	14
Series Allocation Percentage	14
Series Cut-Off Date	14
Series Enhancer	14
Series Investor Available Amounts	14
Series Investor Available Interest Amounts	14
Series Investor Available Principal Amounts	14
Series Investor Defaulted Amount	14
Series Issuance Date	14
Series Nominal Liquidation Amount	14
Servicer	15
Servicer Default	15
Shared Excess Interest Amounts	15
Shared Excess Principal Amounts	15
Sharing Group	15
Short-Term Note	94
Significant Adverse Effect	15
Standard & Poor’s	16
Status	16
Subordinated Notes	16
Supplemental Interest	16
Swap Agreement	16
Swap Counterparty	16
Swap Event of Default	87
Swap Termination	87
Tax Event	87
Tax Event upon Merger	87
Terms and Conditions	39
TIN	41
Transaction Documents	16
Transfer and Servicing Agreement	16
Trust Agreement	16
Trust Nominal Liquidation Amount	16
Trust Portfolio	16
U.S. Holder	92
U.S. Person	41
Used Vehicles	17

$[     ]
(NISSAN LOGO)
NISSAN MASTER OWNER
TRUST RECEIVABLES
$[ ] Series 200[ ]-[ ] Notes
Nissan Master Owner Trust Receivables,
Issuing Entity
Nissan Wholesale Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Sponsor and Servicer

PROSPECTUS SUPPLEMENT

Underwriters
[     ]
[     ]
     Dealer Prospectus Delivery Obligation. For ninety days following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     Expenses in connection with the offering of the notes being registered hereby are estimated as follows:

Securities and Exchange Commission Registration Fee	$91,200.00	*
Blue Sky Fees and Expenses	$22,500.00	**
Printing Fees and Expenses	$105,000.00	**
Trustees’ Fees and Expenses	$75,000.00	**
Legal Fees and Expense	$300,000.00	**
Accounting Fees and Expenses	$22,500.00	**
Rating Agencies’ Fees	$975,000.00	**
Miscellaneous	$30,000.00	**

Total	$1,621,200.00	**

*	Actual

**	Estimated

Item 15. Indemnification of Directors and Officers
     Set forth below are certain provisions of law and of the Certificate of Incorporation of Nissan Wholesale Receivables Corporation II. The general effect of such provisions is to provide indemnification to officers and directors of Nissan Wholesale Receivables Corporation II for actions taken in good faith.
     Section 145 of the General Corporation Law of Delaware provides as follows:
     145. Indemnification of Officers, Directors, Employees and Agents; Insurance
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorney’s fees).

     Article Eight of the Amended and Restated Certificate of Incorporation of Nissan Wholesale Receivables Corporation II provides as follows:
     “Section 8.01. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
(i)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	under Section 174 of the Delaware General Corporation Law; or

(iv)	for any transaction from which the director derived an improper personal benefit.
     (b) If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     (c) Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal or modification.
     (d) If the Corporation has outstanding any securities rated by any NRSRO, the Corporation’s obligation to pay any amount as indemnification or as an advancement of expenses (other than amounts received from insurance policies) shall be fully subordinated to payment of amounts then due on the rated securities and, in any case, (x) nonrecourse to any of the Corporation’s assets pledged to secure the rated securities, and (y) shall not constitute a claim against the Corporation to the extent funds are insufficient to pay such amounts.”
Item 16. Exhibits and Financial Statement Schedules
Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1
Amended and Restated Trust Agreement between Nissan Wholesale Receivables Corporation II (“NWRC II”), as Depositor and Wilmington Trust Company, as Owner Trustee dated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.2
Indenture between Nissan Master Owner Trust Receivables and [The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association)], as indenture trustee (the “Indenture Trustee”), dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.3	Form of Indenture Supplement (including forms of the Notes) between Nissan Master Owner Trust Receivables and the Indenture Trustee*

4.4
Annex of Definitions dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.5
Transfer and Servicing Agreement among Nissan Master Owner Trust Receivables, NWRC II, as Seller, Nissan Motor Acceptance Corporation (“NMAC”), as Servicer and the Indenture Trustee (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

Exhibit No.	Description

4.6
Receivables Purchase Agreement between NMAC, as Seller and NWRC II, as Purchaser, dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.7
Administration Agreement among Nissan Master Owner Trust Receivables, the Administrator, Indenture Trustee, and Wilmington Trust Company, as Owner Trustee, dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.8	Form of Interest Rate [Cap][Swap] Agreement between Nissan Master Owner Trust Receivables and [ ], as Swap Counterparty*

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to United States federal income tax matters*

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)*

24.1	Power of Attorney**

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***

99.1
Trust Agreement of Nissan Master Owner Trust Receivables, dated as of July 24, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

*	Filed herewith.

**	Previously filed on the signature page of the registrant’s registration statement on Form S-3, filed with the SEC on December 22, 2006.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

     (b) Financial Statement Schedules:
     Not applicable.
Item 17. Undertakings
     (a) As to Rule 415: The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 C.F.R. 229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the registrant is relying on Rule 430B:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
     (d) As to Rule 430A: The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) As to qualifications of trust indentures under the Trust Indenture Act of 1939 for delayed offerings: The undersigned registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
     (f) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (g) As to Regulation AB: The undersigned registrant hereby undertakes:
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 C.F.R. 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant Nissan Wholesale Receivables Corporation II certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on April 24, 2007.

NISSAN WHOLESALE RECEIVABLES CORPORATION II, a Delaware Corporation

By:	*/s/ STEVEN R. LAMBERT
Name:	Steven R. Lambert
Title:	President (Principal Executive Officer)
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

*/s/ STEVEN R. LAMBERT Steven R. Lambert	President (Principal Executive Officer) and Director	April 24, 2007

*/s/ RAKESH KOCHHAR Rakesh Kochhar	Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director	April 24, 2007

*/s/ ALAN R. HUNN Alan R. Hunn	Director	April 24, 2007

*/s/ H. EDWARD MATVELD H. Edward Matveld	Director	April 24, 2007

*/s/ CHERYL A. LAWRENCE Cheryl A. Lawrence	Director	April 24, 2007
The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the signatories indicated above with an asterisk next to their signature, pursuant to the Power of Attorney signed by such persons, dated December 22, 2006.

By:	/s/ SEAN D. CALEY Sean D. Caley
Attorney-in-Fact

1

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

4.1
Amended and Restated Trust Agreement between Nissan Wholesale Receivables Corporation II (“NWRC II”), as Depositor and Wilmington Trust Company, as Owner Trustee dated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.2
Indenture between Nissan Master Owner Trust Receivables and [The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association)], as indenture trustee (the “Indenture Trustee”), dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.3	Form of Indenture Supplement (including forms of the Notes) between Nissan Master Owner Trust Receivables and the Indenture Trustee*

4.4
Annex of Definitions dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.5
Transfer and Servicing Agreement among Nissan Master Owner Trust Receivables, NWRC II, as Seller, Nissan Motor Acceptance Corporation (“NMAC”), as Servicer and the Indenture Trustee (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.6
Receivables Purchase Agreement between NMAC, as Seller and NWRC II, as Purchaser, dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.7
Administration Agreement among Nissan Master Owner Trust Receivables, the Administrator, Indenture Trustee, and Wilmington Trust Company, as Owner Trustee, dated as of July 24, 2003, as amended and restated as of October 15, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

4.8	Form of Interest Rate [Cap][Swap] Agreement between Nissan Master Owner Trust Receivables and [ ], as Swap Counterparty*

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality*

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to United States federal income tax matters*

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)*

24.1	Power of Attorney**

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1***

99.1
Trust Agreement of Nissan Master Owner Trust Receivables, dated as of July 24, 2003 (incorporated by reference to Registrant’s Form 8-K, Registration File Numbers 333-105666 and 333-105666-01, filed on October 28, 2003)

*	Filed herewith.

**	Previously filed on the signature page of the registrant’s registration statement on Form S-3, filed with the SEC on December 22, 2006.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.